As filed with the Securities and Exchange Commission on October 9, 2007
Registration No. 333-144613

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3 to
FORM S-4
Registration Statement under the Securities Act of 1933
STERICYCLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	4953	36-3640402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
28161 North Keith Drive, Lake Forest, Illinois 60045
(847) 367-5910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark C. Miller
President and Chief Executive Officer
Stericycle, Inc.
28161 North Keith Drive, Lake Forest, Illinois 60045
(847) 367-5910
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Michael Bonn Craig P. Colmar Johnson and Colmar 300 South Wacker Drive, Suite 1000 Chicago, Illinois 60606 (312) 922-1980	Steven R. Block Christopher M. McNeill Block & Garden, LLP 12750 Merit Drive Park Central VII, Suite 770 Dallas Texas 75251 (214) 866-0990
          Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after this registration statement becomes effective and after the effective time of the merger of TMW Acquisition Corporation, a wholly-owned subsidiary of the registrant, with and into MedSolutions, Inc., pursuant to the Agreement and Plan of Merger dated July 6, 2007 entered into by the registrant, TMW Acquisition Corporation and MedSolutions, Inc.
          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Stericycle, Inc. may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and Stericycle, Inc. is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
(Subject to completion, dated October 9, 2007)
Preliminary Prospectus
Stericycle, Inc.
$40,742,903
4.5% Promissory Notes Due 2014 and
3.5% Promissory Notes (Letter of Credit Supported) Due 2014
[MedSolutions letterhead]
October 10, 2007
Dear MedSolutions, Inc. Shareholder:
     The Board of Directors of MedSolutions, Inc. (“MedSolutions”) has unanimously approved a merger agreement with Stericycle, Inc. (“Stericycle”). If MedSolutions shareholders approve and adopt the merger agreement and the merger is subsequently completed, MedSolutions will merge with a subsidiary of Stericycle and shareholders of MedSolutions will receive (i) $0.50 in cash and (ii) a promissory note in the principal amount of $1.50 for each share of MedSolutions common stock owned.
     You will be asked to vote on the merger proposal at a special meeting of MedSolutions shareholders to be held on November 7, 2007, at 10:00 a.m., Dallas, Texas time, at MedSolutions’ corporate headquarters located at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251. Only holders of record of MedSolutions common stock at the close of business on October 8, 2007, the record date for the special meeting, are entitled to vote at the special meeting.
     After careful consideration, MedSolutions’ Board of Directors has unanimously determined that the merger is advisable and in the best interests of MedSolutions and its shareholders and unanimously recommends that MedSolutions shareholders vote FOR approval and adoption of the merger agreement.
     Your vote is very important. Because approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of MedSolutions common stock entitled to vote at the special meeting, a failure to vote will have the same effect as a vote against approval and adoption of the merger agreement.
     Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card in the enclosed envelope as soon as possible so that your shares are represented at the meeting. This action will not limit your right to vote in person if you wish to attend the special meeting and vote in person.
     This document is a prospectus related to the issuance of the Stericycle promissory notes in connection with the merger and a proxy statement for MedSolutions to use in soliciting proxies for its special meeting of shareholders. Attached to this letter is an important document containing answers to frequently asked questions and a summary description of the merger, followed by more detailed information about MedSolutions, Stericycle, the proposed merger and the merger agreement. We urge you to read this document carefully and in its entirety. In particular, you should consider the matters discussed under “Risk Factors” beginning on page 16 of this proxy statement/prospectus.
     MedSolutions’ Board of Directors very much appreciates and looks forward to your support.
Sincerely,
Matthew H. Fleeger
President and Chief Executive Officer
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
     This proxy statement/prospectus is dated October 10, 2007 and is first being mailed to shareholders of MedSolutions on or about October 10, 2007.

REFERENCES TO ADDITIONAL INFORMATION
     As used in this proxy statement/prospectus, “Stericycle” refers to Stericycle, Inc. and its consolidated subsidiaries and “MedSolutions” refers to MedSolutions, Inc. and its consolidated subsidiaries, in each case, except where the context otherwise requires or as otherwise indicated. This proxy statement/prospectus incorporates important business and financial information about Stericycle from documents that Stericycle has filed with the Securities and Exchange Commission. Two of these documents have been delivered with this proxy statement/prospectus, but the others have not. For a listing of all documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 215 of this proxy statement/prospectus.
     Stericycle will provide you with copies of the documents incorporated by reference, without charge, if you request copies in writing or by telephone from:
Stericycle, Inc.
28161 North Keith Drive
Lake Forest, Illinois 60045
Attention: Investor Relations
(847) 367-5910
     You may also request copies by email to investor@stericycle.com.
     In order for you to receive timely delivery of the documents in advance of the MedSolutions special meeting, Stericycle should receive your request no later than October 31, 2007.
     Delivered with this proxy statement/prospectus are (i) Stericycle’s annual report on Form 10-K for the year ended December 31, 2006 and (ii) its quarterly report on Form 10-Q for the quarter ended June 30, 2007, each as filed with the Securities and Exchange Commission. For convenience, Stericycle’s Form 10-K is referred to in this proxy statement/prospectus as Stericycle’s “2006 Form 10-K” and its Form 10-Q is referred to as its “2007 Second Quarter Form 10-Q.”
     Stericycle has supplied all information contained in this proxy statement/prospectus relating to Stericycle, and MedSolutions has supplied all information contained in this proxy statement/prospectus relating to MedSolutions. Stericycle and MedSolutions have both contributed to information relating to the merger.

MedSolutions, Inc.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 7, 2007
TO THE SHAREHOLDERS OF MEDSOLUTIONS, INC.:
     You are cordially invited to attend the special meeting of shareholders of MedSolutions, Inc., a Texas corporation (“MedSolutions”), to be held on November 7, 2007, at 10:00 a.m., Dallas, Texas time, at MedSolutions’ corporate headquarters located at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251. As described in this proxy statement/prospectus, the special meeting will be held for the following purposes:
     1. to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of July 6, 2007, by and among Stericycle, Inc., TMW Acquisition Corporation and MedSolutions, Inc.;
     2. to consider and vote upon a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the approval and adoption of the merger agreement; and
     3. to consider and transact any other business as may properly be brought before the special meeting or any adjournments or postponements thereof.
     THE BOARD OF DIRECTORS OF MEDSOLUTIONS HAS CAREFULLY CONSIDERED THE TERMS OF THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE MERGER IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF MEDSOLUTIONS AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.
     The Board of Directors of MedSolutions has fixed the close of business on October 8, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the MedSolutions special meeting or any reconvened meeting following an adjournment or postponement thereof. Only shareholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting. A complete list of such shareholders will be available for examination at the MedSolutions special meeting and at MedSolutions’ offices at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251, during ordinary business hours, after October 8, 2007, for the examination by any such shareholder for any purpose germane to the special meeting.
     It is important that your stock be represented at the special meeting regardless of the number of shares you hold. Please promptly mark, date, sign and return the enclosed proxy in the accompanying envelope, whether or not you intend to be present at the special meeting. See “Information About the Special Meeting and Voting” beginning on page 32. Your proxy is revocable at any time prior to its use at the special meeting.
     Please do not send your MedSolutions common stock certificates with the enclosed proxy. If the merger is completed, the payment agent will send you instructions regarding the surrender of your stock certificates.
By order of the Board of Directors,
Beverly Fleeger
Corporate Secretary
October 10, 2007

i

(con’d)

ii

(con’d)

Page
Security Ownership of Certain MedSolutions Beneficial Owners and Management	110
MedSolutions’ Historical Consolidated Financial Statements and Supplementary Data	112
Legal Matters	214
Experts	214
Shareholder Proposals	214
Where You Can Find More Information	215
Opinion of Johnson & Colmar
Consent of Ernst & Young, LLP
Consent of Marcum & Kliegman, LLP
Consent of Van Amburgh Valuation Associates, Inc.
ANNEXES

Annex A	Agreement and Plan of Merger dated as of July 6, 2007, by and among Stericycle, Inc., TMW Acquisition Corporation, and MedSolutions, Inc.

Annex B	First Amendment to Agreement and Plan of Merger dated as of September 28, 2007, by and among Stericycle, Inc., TMW Acquisition Corporation and MedSolutions, Inc.

Annex C	Opinion of Van Amburgh Valuation Associates, Inc., dated June 30, 2007

Annex D	Appraisal and Dissenters’ Rights under the Texas Business Corporation Act

Annex E	Indenture dated as of July 12, 2007 between Stericycle, Inc. and LaSalle Bank National Association as trustee in respect of Stericycle’s 4.5% Promissory Notes due 2014

Annex F	Indenture dated as of July 12, 2007 between Stericycle, Inc. and LaSalle Bank National Association as trustee in respect of Stericycle’s 3.5% Promissory Notes (Letter of Credit Supported) due 2014
     No person is authorized to give any information or to make any representation with respect to the matters described in this proxy statement/prospectus other than those contained herein or in the documents incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by Stericycle or MedSolutions. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this proxy statement/prospectus or a solicitation of a proxy in any jurisdiction where, or to any person whom, it is unlawful to make such an offer or solicitation. Neither the delivery hereof nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Stericycle or MedSolutions since the date hereof or that the information contained or incorporated by reference into this proxy statement/prospectus is correct as of any time subsequent to the date hereof.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
     The following questions and answers briefly address some commonly asked questions about the special meeting and the merger. They may not include all the information that is important to you. We urge you to read carefully this entire proxy statement/prospectus, including the annexes and the other documents we refer to in this proxy statement/prospectus.
Frequently Used Terms
     We have generally avoided the use of technical defined terms in this proxy statement/prospectus, but a few frequently used terms may be helpful for you to have in mind at the outset. We refer to:
•	Stericycle, Inc., a Delaware corporation, as “Stericycle”;

•	MedSolutions, Inc., a Texas corporation, as “MedSolutions”;

•	TMW Acquisition Corporation, a newly-formed Texas corporation and a wholly-owned subsidiary of Stericycle, as “Merger Sub”;

•	the merger of MedSolutions with Merger Sub and the conversion of shares of MedSolutions common stock into the right to receive cash and promissory notes as the “merger”;

•	the promissory notes to be issued by Stericycle to holders of MedSolutions common stock in connection with the merger as the “promissory notes”;

•	the Agreement and Plan of Merger dated as of July 6, 2007 by and among Stericycle, Merger Sub and MedSolutions, as amended by a First Amendment to Agreement and Plan of Merger dated as of September 28, 2007, as the “merger agreement”; and

•	the Texas Business Corporation Act as the “TBCA.”
     In addition, we have already noted that Stericycle’s Form 10-K for the year ended December 31, 2006 is referred to in this proxy statement/prospectus as Stericycle’s “2006 Form 10-K” and its Form 10-Q for the quarter ended March 31, 2007 is referred to as its “2007 Second Quarter Form 10-Q.”
About the Merger

Q1:	What am I voting on?

A1:	Stericycle is proposing to acquire MedSolutions. You are being asked to vote to approve and adopt the merger agreement. In the merger, MedSolutions will merge with Merger Sub. MedSolutions would be the surviving corporation in the merger and would become a wholly-owned subsidiary of Stericycle.

MedSolutions is also seeking your approval of a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement and any other matters that may come before the special meeting.

Q2:	What will I receive in exchange for my MedSolutions shares?

A2:	Upon completion of the merger, you will receive a combination of $0.50 in cash, without interest, and a promissory note in the principal amount of $1.50 for each share of MedSolutions common stock that you own. We refer to the aggregate amount of the cash consideration and note consideration to be received by MedSolutions shareholders pursuant to the merger as the “merger consideration.” The aggregate merger consideration is subject to adjustment after the closing of the merger in certain events. See “The Merger Agreement — Adjustments to Merger Consideration” beginning on page 59 of this proxy statement/prospectus. At the closing of the merger, $125,000 of the aggregate cash consideration will be placed into an escrow account for use by MedSolutions’ shareholder representative for the costs and expenses of fulfilling its duties under the merger agreement. See “The Merger Agreement — Shareholder Representative” beginning on page 62 of this proxy statement/prospectus.

The promissory notes will be payable in seven installments of interest only due on each of the first seven anniversaries of the date on which the merger closes and one installment of principal due on the seventh anniversary of such closing date, and will bear interest, at the election of each holder of shares of MedSolutions common stock, at the annual rate of either 3.5% (if such shareholder elects to have such promissory note supported by a master letter of credit) or 4.5% (if such shareholder does not elect such support). See “Description of Promissory Notes” beginning on page 71 of this proxy statement/prospectus for a full description of the promissory notes. The promissory notes will be subject to offset or reduction in principal amount pursuant to the merger consideration principal adjustment, litigation payment principal reduction and indemnification provisions of the merger agreement or in the event that the expenses of the payment agent and the indenture trustee exceed $80,000. See “The Merger Agreement — Payment Procedures,” “The Merger Agreement — Representations and Warranties and Indemnification,” and “The Merger Agreement — Adjustments to Merger Consideration” beginning on pages 56, 57 and 59 of this proxy statement/prospectus, respectively.

Q3:	Do I have the option to receive all cash consideration or all note consideration for my MedSolutions shares?

A3:	No. All MedSolutions shareholders will receive the fixed combination of the cash consideration and the note consideration for each share of MedSolutions common stock that they own.

Q4:	What are the tax consequences of the merger to me?

A4:	For a discussion of certain material United States federal income tax consequences of the merger, see “Material United States Federal Income Tax Consequences” beginning on page 51 of this proxy statement/prospectus.

Tax matters are very complicated and the consequences of the merger to any particular MedSolutions shareholder will depend on that shareholder’s particular facts and circumstances. You are urged to consult your own tax advisor to determine your own tax consequences from the merger.

Q5:	What is the required vote to approve and adopt the merger agreement?

A5:	Holders representing a majority of the outstanding shares of MedSolutions common stock entitled to vote at the special meeting must vote to approve and adopt the merger agreement to complete the merger. No vote of Stericycle stockholders is required in connection with the merger.

Q6:	What happens if I do not vote?

A6:	Because the required vote of MedSolutions shareholders is based upon the number of outstanding shares of MedSolutions common stock entitled to vote rather than upon the number of shares actually voted, abstentions from voting and “broker non-votes” will have the same effect as a vote

AGAINST approval and adoption of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote FOR approval and adoption of the merger agreement and FOR approval of any proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement.

Q7:	How does the MedSolutions Board of Directors recommend I vote?

A7:	The Board of Directors of MedSolutions unanimously recommends that MedSolutions’ shareholders vote FOR approval and adoption of the merger agreement. The MedSolutions Board of Directors believes the merger is advisable and in the best interests of MedSolutions and its shareholders.

Q8:	Do I have dissenters’ or appraisal rights with respect to the merger?

A8:	Yes. Under Texas law, you have the right to dissent from the merger and, in lieu of receiving the merger consideration, obtain payment in cash of the fair value of your shares of MedSolutions common stock as determined by a Texas state court. To exercise appraisal rights, you must strictly follow the procedures prescribed by Article 5.12 of the TBCA. See “The Merger — Appraisal and Dissenters’ Rights” beginning on page 45 of this proxy statement/prospectus. In addition, the full text of the applicable provisions of Texas law dealing with dissenters’ rights is included as Annex D to this proxy statement/prospectus.

Q9:	Are there risks associated with the merger that I should consider in deciding how to vote?

A9:	Yes. There are risks associated with all business combinations, including the merger of our two companies. There are a number of risks that are discussed in this document and in other documents incorporated by reference into this document. Please read with particular care the more detailed description of the risks associated with the merger discussed under “Risk Factors” beginning on page 16 of this proxy statement/prospectus.

Q10:	When do you expect the merger to be completed?

A10:	We are working on completing the merger as quickly as possible. To complete the merger, we must obtain the approval of the MedSolutions shareholders and satisfy or waive all other closing conditions under the merger agreement, which we currently expect should occur in the fourth quarter of 2007. However, we cannot assure you when or if the merger will occur. See “The Merger Agreement — Conditions Precedent” beginning on page 66 of this proxy statement/prospectus. If the merger occurs, we will promptly make a public announcement of this fact.

Q11:	What will happen to my MedSolutions shares after completion of the merger?

A11:	Upon completion of the merger, your shares of MedSolutions common stock will be canceled and will represent only the right to receive your portion of the merger consideration (or the fair value of your MedSolutions common stock if you seek appraisal rights).

Q12:	Who will represent the interests of MedSolutions shareholders under the merger agreement after the effective time of the merger?

A12:	Pursuant to the merger agreement, at the effective time of the merger Matthew H. Fleeger, MedSolutions’ President and Chief Executive Officer, and Winship B. Moody, Sr., MedSolutions’ Chairman of the Board, will be appointed as the joint agents and attorneys-in-fact, for the holders of shares of MedSolutions common stock who have duly surrendered or may duly surrender their stock certificates to the payment agent, to give and receive notices and communications and to take any and all action on behalf of such holders pursuant to the merger agreement and in connection with the promissory notes, including without limitation asserting, prosecuting, or settling any claim against the surviving corporation or Stericycle or defending or settling any claim asserted by the surviving corporation or Stericycle. In this capacity, Mr. Fleeger and Mr. Moody are collectively referred to as the “shareholder representative” in this proxy statement/prospectus. By voting to approve and adopt the merger agreement each holder of MedSolutions common stock agrees that the shareholder representative will not be liable to such holder or any other person for any action taken, or declined to be taken, in good faith and in the exercise of reasonable judgment.

At the closing of the merger, Stericycle will place $125,000 of the aggregate cash merger consideration into an escrow account with Park Cities Bank, Dallas, Texas, which amount will be made available for use by the shareholder representative for the costs and expenses incurred by the shareholder representative in fulfilling its duties under the merger agreement. Such costs and expenses will include $5,000 per year compensation paid to each of Messrs. Fleeger and Moody for their service as shareholder representative. The $125,000 will be deducted on a pro rata basis from the cash consideration distributable to the holders of shares of MedSolutions common stock and holders of options to purchase shares of MedSolutions common stock in connection with the merger. Any funds remaining in such escrow account on the date of the last payment payable under the promissory notes will be remitted to the surviving corporation to the merger to be applied towards the $250,000 payment due with respect to the litigation settlement described in “The Merger Agreement — Litigation Adjustment” on page 61 of this proxy statement/prospectus.

See “The Merger Agreement — Shareholder Representative” beginning on page 62 of this proxy statement/prospectus.

About the Special Meeting

Q13:	When and where is the MedSolutions special shareholder meeting?

A13:	The MedSolutions special shareholder meeting will take place on November 7, 2007, at 10:00 a.m., Dallas, Texas time, at MedSolutions’ corporate headquarters located at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.

Q14:	What will happen at the special meeting?

A14:	At the MedSolutions special meeting, MedSolutions shareholders will vote on a proposal to adopt the merger agreement and on a proposal to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal. We cannot complete the merger unless, among other things, MedSolutions’ shareholders vote to adopt the merger agreement.

Q15:	Who is entitled to vote at the special meeting?

A15:	Only holders of record of MedSolutions common stock at the close of business on October 8, 2007, which is the date MedSolutions’ Board of Directors has fixed as the record date for the special meeting, are entitled to receive notice of and vote at the special meeting.

Q16:	What is a quorum?

A16:	A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the MedSolutions special meeting is one-third of the issued and outstanding shares of MedSolutions common stock as of the record date, present in person or represented by proxy and entitled to vote at the special meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a particular matter. Proxies that are marked “abstain” or for which votes have otherwise been withheld and proxies relating to “street name” shares that are returned to MedSolutions but not voted will be treated as shares present for purposes of determining the presence of a quorum on all matters.

Q17:	How many shares can vote?

A17:	On the record date, MedSolutions had outstanding 26,458,446 shares of common stock, which constitute MedSolutions’ only outstanding voting securities. Each MedSolutions shareholder is entitled to one vote on each proposal for each share of MedSolutions common stock held as of the record date.

Q18:	What vote is required?

A18:	The affirmative vote of the holders of a majority of the outstanding shares of MedSolutions common stock entitled to vote at the MedSolutions special meeting is required to adopt the merger agreement. The approval of a proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies, if there are not sufficient votes at the time of the special meeting to approve the merger agreement, requires the vote of a majority of shares present in person or by proxy at the special meeting and actually voted at that special meeting.

If a quorum is not present at the MedSolutions special meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting may adjourn the meeting.

In conjunction with the execution of the merger agreement, 50 MedSolutions shareholders entered into a voting agreement with Stericycle and Merger Sub which obligates them to vote their shares of common stock “FOR” the merger agreement. As of the record date, the shareholders subject to the voting agreement with Stericycle and Merger Sub were entitled to vote an aggregate of 15,102,594 shares of MedSolutions, which represented approximately 57.1% of the MedSolutions common stock outstanding and entitled to vote as of the record date. Accordingly, the shareholders party to the abovementioned voting agreement may approve the merger on their own vote irrespective of how any other shareholders may vote.

Even if there are sufficient votes to approve the merger at the special meeting, we cannot assure you that the merger will be completed, because the completion of the merger is subject to the satisfaction or waiver of other conditions discussed in this proxy statement/prospectus.

Q19:	What do I need to do now?

A19:	After carefully reading and considering the information contained and referred to in this proxy statement/prospectus, including its annexes, please authorize your shares of MedSolutions common stock to be voted by returning your completed, dated and signed proxy card in the enclosed return envelope as soon as possible. To be sure that your vote is counted, please submit your proxy as instructed on your proxy card even if you plan to attend the special meeting in person. DO NOT enclose or return your stock certificate(s) with your proxy card. If you hold shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee will provide a voting instruction card for use in directing your broker, bank or other nominee how to vote those shares.

Q20:	May I vote in person?

A20:	Yes. You may attend the special meeting of MedSolutions’ shareholders and vote your shares in person rather than by signing and returning your proxy card. If you wish to vote in person and your shares are held by a broker, bank or other nominee, you need to obtain a proxy from the broker, bank or nominee authorizing you to vote your shares held in the broker’s, bank’s or nominee’s name.

Q21:	If my shares are held in “street name,” will my broker, bank or other nominee vote my shares for me?

A21:	Yes, but your broker, bank or other nominee may vote your shares of MedSolutions common stock only if you instruct your broker, bank or other nominee how to vote. If you do not provide your broker, bank or other nominee with instructions on how to vote your “street name” shares, your broker, bank or other nominee will not be permitted to vote them on the merger agreement. You should follow the directions your broker, bank or other nominee provides to ensure your shares are voted at the special meeting.

Q22:	May I change my vote?

A22:	Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares of MedSolutions common stock are registered in your own name, you can do this in one of three ways:

•	First, you can deliver to MedSolutions, prior to the special meeting, a written notice stating that you want to revoke your proxy. The notice should be sent to the attention of Ms. Beverly Fleeger, Corporate Secretary, MedSolutions, Inc., 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251, to arrive by the close of business on November 6, 2007.

•	Second, prior to the special meeting, you can complete and deliver a new proxy card. The proxy card should be sent to Ms. Beverly Fleeger, Corporate Secretary, MedSolutions, Inc., 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251 to arrive by the close of business on November 6, 2007. The latest dated and signed proxy actually received by this addressee before the special meeting will be counted, and any earlier proxies will be considered revoked.

•	Third, you can attend the MedSolutions special meeting and vote in person. Any earlier proxy will thereby be revoked automatically. Simply attending the special meeting, however, will not revoke your proxy, as you must vote at the special meeting to revoke a prior proxy.

If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change or revoke your vote.

If you are a street-name shareholder and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

Q23:	How will the proxies vote on any other business brought up at the special meetings?

A23:	By submitting your proxy, you authorize the persons named on the proxy card to use their judgment to determine how to vote on any other matter properly brought before the special meeting. The proxies will vote your shares in accordance with your instructions. If you sign, date and return your proxy without giving specific voting instructions, the proxies will vote your shares “FOR” approval and adoption of the merger agreement and FOR approval of any proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement. If you do not return your proxy, or if your shares are held in street name and you do not instruct your bank, broker or nominee on how to vote, your shares will not be voted at the special meeting.

The Board of Directors of MedSolutions does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business properly comes before the meeting, it is the intention of the persons named on the proxy cards to vote as proxies in accordance with their best judgment.

Q24:	What is a broker non-vote?

A24:	A “broker non-vote” occurs when a bank, broker or other nominee submits a proxy that indicates that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on these proposals and does not have discretionary authority to vote in the absence of instructions.

Q25:	Will broker non-votes or abstentions affect the results?

A25:	If you are a MedSolutions shareholder, broker non-votes and abstentions will have the same effect as a vote against the proposal to adopt the merger agreement, but will have no effect on the outcome of the proposal relating to adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies. If your shares are held in street name, we urge you to instruct your bank, broker or nominee on how to vote your shares.

Q26:	What happens if I choose not to submit a proxy or to vote?

A26:	If a MedSolutions shareholder does not submit a proxy or vote at the MedSolutions special meeting, it will have the same effect as a vote against the proposal to adopt the merger agreement, but will have no effect on the outcome of a proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies.

Q27:	Why is it important for me to vote?

A27:	We cannot complete the merger without holders of a majority of the outstanding shares of MedSolutions common stock entitled to vote voting in favor of the approval and adoption of the merger agreement.

Q28:	What happens if I sell my shares of MedSolutions common stock before the special meeting?

A28:	The record date for the special meeting is October 8, 2007, which is earlier than the date of the special meeting. If you hold your shares of MedSolutions common stock on the record date you will retain your right to vote at the special meeting. If you transfer your shares of MedSolutions common stock after the record date but prior to the date on which the merger is completed, you will lose the right to receive the merger consideration for shares of MedSolutions common stock. The right to receive the merger consideration will pass to the person who owns your shares of MedSolutions common stock when the merger is completed.

General

Q29:	Should I send in my MedSolutions stock certificates now?

A29:	No. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. After the merger is completed, you will receive written instructions informing you how to send in your stock certificates to receive the merger consideration.

Q30:	What does it mean if I get more than one proxy card?

A30:	Your shares are probably registered in more than one account. You should vote each proxy card you receive.

Q31:	Where can I find more information about the special meeting, the merger, MedSolutions or Stericycle?

A31:	You can find more information about MedSolutions or Stericycle in each of the companies’ respective filings with the Securities and Exchange Commission and, with respect to Stericycle, with the Nasdaq National Market. Information about Stericycle is also available on its website, www.stericycle.com, where many of its filings with the Securities and Exchange Commission can be viewed and downloaded. If you have any questions about the special meeting, the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact MedSolutions at the address or phone number below. If your broker holds your shares, you can also call your broker for additional information.

MedSolutions, Inc.
12750 Merit Drive
Park Central VII, Suite 770
Dallas, Texas 75251
Attn: Ms. Beverly Fleeger
(972) 931-2374

SUMMARY
     This summary highlights selected information from this proxy statement/prospectus, including material terms of the merger, and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including its Annexes, and the documents to which we refer you. See “Where You Can Find More Information” beginning on page 215 of this proxy statement/prospectus.
The Companies (page 76 for Stericycle and page 78 for MedSolutions)
Stericycle, Inc.
28161 North Keith Drive
Lake Forest, Illinois 60045
(847) 367-5910
     Stericycle, Inc., headquartered in Lake Forest, Illinois, is in the business of managing regulated medical waste and providing an array of related services. Stericycle operates in the United States, Canada, Mexico, the United Kingdom, Ireland and Argentina.
MedSolutions, Inc.
12750 Merit Drive
Park Central VII, Suite 770
Dallas, Texas 75251
(972) 931-2374
     MedSolutions, Inc., headquartered in Dallas, Texas, is a diversified holding company that provides complete and effective regulated medical waste management outsource solutions, concentrating in the southern and northeastern portions of the United States.
The Merger (page 36)
     General
     On July 6, 2007, the companies agreed to the merger between MedSolutions and Merger Sub under the terms of the merger agreement described in this proxy statement/prospectus and attached as Annex A as amended by an amendment on September 28, 2007 attached to this proxy statement/prospectus as Annex B. As amended, the merger agreement is the legal document that governs the merger, and we urge you to read that agreement.
     At the effective time of the merger, Merger Sub will merge with and into MedSolutions. MedSolutions will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Stericycle. The separate corporate existence of Merger Sub will cease at the effective time of the merger.
     Exchange of MedSolutions Shares (page 55)
     At the effective time of the merger, each outstanding share of MedSolutions common stock (other than any shares owned directly or indirectly by MedSolutions, Stericycle, or Merger Sub and those shares held by dissenting shareholders) will be converted into the right to receive a combination of $0.50 in cash and a promissory note in the principal amount of $1.50. The promissory notes will be payable with interest only for six years, with a final payment of all principal and accrued and unpaid interest thereon due on the seventh anniversary of the issuance of the promissory notes. The promissory notes will bear interest at the election of each MedSolutions shareholder at the rate per annum of 3.5% or 4.5%. The promissory notes bearing interest at 3.5% will be letter of credit supported and the promissory notes bearing interest at 4.5% will be unsecured. Otherwise, the promissory notes are identical. Pursuant to the merger agreement, Stericycle will pay $13,580,968 in cash and $40,742,903 in principal amount of either 3.5% or 4.5% promissory notes, or an aggregate of $54,323,871 to be paid to the MedSolutions shareholders and optionholders in consideration of the merger. As already noted, we refer to the aggregate amount of the cash consideration and the note consideration to be received by MedSolutions shareholders pursuant to the merger as the merger consideration. The merger consideration is subject to a downward adjustment by adjusting the aggregate amount that may ultimately be paid under the promissory notes. The aggregate principal amount of the promissory notes ultimately to be paid by Stericycle is subject to offset or reduction pursuant to the merger consideration principal adjustment (see discussion beginning on page 59 of this proxy statement/prospectus), litigation payment principal reduction (see discussion beginning on page 61 of this proxy statement/prospectus) and indemnification provisions (see discussion beginning on page 57 of this proxy statement/prospectus) of the merger agreement or in the event that the expenses of the payment agent and the indenture trustee exceed $80,000. Management of MedSolutions does not believe that there will be any meaningful adjustment to the merger consideration.
     Treatment of MedSolutions Stock Options (page 55)
     All MedSolutions stock options have vested. At the effective time of the merger, the MedSolutions stock options will be canceled and converted to a right to receive the merger consideration for each deemed outstanding MedSolutions option share. The number of deemed outstanding MedSolutions option shares attributable to each MedSolutions stock option will be equal to the net number of shares of MedSolutions common stock (rounded down to the next whole share) that would have been issued upon a cashless exercise of that MedSolutions stock option immediately before the effective time of the merger. That net number of shares will be computed by deducting from the shares of MedSolutions common stock that would be issued to the option holder a number of deemed surrendered shares of MedSolutions common stock which is equal to the fair value of (i) the exercise price of a MedSolutions stock option to be paid by the option holder and (ii) all amounts required to be withheld and paid by MedSolutions for federal taxes and other payroll withholding obligations as a result of such exercise (using an assumed tax rate of 35%). The fair value of each deemed surrendered share of MedSolutions common stock, for purposes of determining the net number of shares, will be equal to $2.00.
Material United States Federal Income Tax Consequences of the Merger to MedSolutions Shareholders (page 51)
     For a discussion of the United States federal income tax consequences of the merger, see “Material United States Federal Income Tax Consequences” beginning on page 51 of this proxy statement prospectus). Note in particular that the merger is structured as a taxable transaction for United States federal income tax purposes and may result in a taxable transaction under applicable state, local and other income tax laws. Assuming the Medsolutions shares have been held as a capital asset, the gain or loss recognized by a Medsolutions shareholder exchanging Medsolutions shares for merger consideration would generally be treated as capital gain or loss, subject to the limitations and further discussion set forth in “Material United States Federal Income Tax Consequences.” As further discussed therein, installment sale treatment may be available. Backup withholding may apply in the event requisite documentation of identity (on a substitute Form W9) is not provided.
     Tax matters can be complicated and the tax consequences of the merger to MedSolutions shareholders will depend on each shareholder's particular tax situation. You should consult your tax advisors to understand fully the tax consequences of the merger to you. Statements in this proxy statement/prospectus of the tax consequences or tax risks of the merger to U.S. holders of MedSolutions common stock are not intended nor written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on such person. Such statements were prepared to support the marketing of the transaction(s) or matter(s) addressed by such written discussion, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
MedSolutions’ Board of Directors’ Recommendation to Shareholders (page 35)
     The MedSolutions Board of Directors has unanimously determined that the merger is advisable and in your best interests and unanimously recommends that you vote FOR the approval and adoption of the merger agreement and any adjournment or postponement of the special meeting. The merger has many advantages for MedSolutions shareholders and no significant disadvantages. By allowing MedSolutions shareholders to liquidate their investment in MedSolutions, management of MedSolutions believes they will have better investment opportunities than retaining their interests in MedSolutions. To be sure, MedSolutions shareholders can find much less risky investments with equal or better profit potential than if MedSolutions remained an independent company and its shareholders maintained their ownership in MedSolutions. The only disadvantage of the merger is that MedSolutions shareholders may find it difficult to invest in another company in MedSolutions’ industry other than Stericycle.
Opinion of MedSolutions’ Valuation Advisor (page 41)
     In connection with the proposed merger, MedSolutions’ valuation advisor, Van Amburgh Valuation Associates, Inc. (“Van Amburgh”), delivered to MedSolutions’ Board of Directors a written opinion, dated June 30, 2007, as to the fairness, from a financial point of view, to the holders of MedSolutions common stock of the merger consideration. Van Amburgh’s opinion concluded that the merger is fair, from a financial point of view, to MedSolutions’ shareholders. The full text of Van Amburgh’s written opinion is attached to this proxy statement/prospectus as Annex C. We encourage you to read that opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Van Amburgh in rendering its opinion. Van Amburgh’s opinion was provided to MedSolutions’ Board of Directors in connection with its evaluation of the merger and does not constitute a recommendation to any shareholder as to how he, she or it should vote on the merger or any matter relevant to the merger agreement.

Stericycle’s Reasons for the Merger (page 11)
     Stericycle anticipates that the acquisition of MedSolutions will increase Stericycle’s revenues and improve its operating profits through the integration of MedSolutions’ operations with those of Stericycle. The addition of MedSolutions’ customers will improve route densities, and the addition of MedSolutions’ facilities will shorten travel distances, thereby reducing overall transportation costs. Stericycle also anticipates a reduction in overhead costs as a result of the integration.
     These anticipated benefits depend on several factors and on other uncertainties. See “Risk Factors” beginning on page 16.
Board of Directors and Executive Officers of Stericycle and the Surviving Corporation Following the Merger (page 57)
     Stericycle’s directors and executive officers will not change by reason of the merger. The officers and directors of Merger Sub immediately prior to the effective time will become the directors and officers of the surviving corporation following the merger.
Interests of Certain MedSolutions Officers and Directors in the Merger (page 49)
     When you consider the MedSolutions Board of Director’s recommendation that MedSolutions shareholders vote in favor of the merger agreement and any adjournment or postponement of the special meeting, you should be aware that some MedSolutions officers and directors may have interests in the merger that may be different from, or in addition to, the interests of other MedSolutions shareholders generally. For instance, several of MedSolutions’ directors have made loans to MedSolutions which will be repaid in full as a result of the merger. Mr. Fleeger, MedSolutions’ President and Chief Executive Officer and a director, will be retained for six months as a consultant to Stericycle at the same rate of pay as his current employment agreement with MedSolutions. Finally, the directors and executive officers of MedSolutions are required to execute a noncompetition agreement with Stericycle. The MedSolutions Board of Directors was aware of these interests and considered them, among other matters, in unanimously approving and adopting the merger agreement and unanimously recommending that MedSolutions shareholders vote to approve and adopt the merger agreement. In addition, two non-officer directors who were disinterested directors, namely Mr. David Mack and Mr. Steven Block, voted to approve the merger. At the close of business on the record date for the MedSolutions special meeting, directors and executive officers of MedSolutions and their affiliates beneficially owned approximately 13.6% of the shares of MedSolutions common stock outstanding on that date.

Conditions to Completion of the Merger (page 66)
     Completion of the merger depends on a number of conditions being satisfied or waived. These conditions include the following:
•	adoption of the merger agreement by the holders of at least a majority of the outstanding MedSolutions shares entitled to vote at the MedSolutions special meeting;

•	continued effectiveness of the registration statement of which this proxy statement/prospectus is a part, the absence of a stop order by the Securities and Exchange Commission suspending the effectiveness of the registration statement and the absence of any continuing action, suit, proceeding or investigation by the SEC to suspend such effectiveness;

•	absence of any temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental authority making the merger illegal or otherwise prohibiting the consummation of the merger;

•	absence of MedSolutions shareholders exercising their appraisal and dissenters rights with respect to greater than 7.5% of the outstanding shares of MedSolutions common stock immediately prior to the effective time of the merger;

•	entry by Stericycle into consulting agreements and/or noncompetition agreements with certain of the officers, directors, employees and shareholders of MedSolutions;

•	accuracy as of the closing of the merger of the representations and warranties made by each of MedSolutions, Stericycle and Merger Sub to the extent specified in the merger agreement; and

•	MedSolutions’, Stericycle’s and Merger Sub’s performance in all material respects of their respective obligations, agreements and conditions under the merger agreement.
Termination of the Merger Agreement (page 67)
     Before the effective time of the merger, the merger agreement may be terminated:

•	by mutual written consent of Stericycle, Merger Sub and MedSolutions;

•	by either Stericycle or MedSolutions, if:
•	adoption of the merger agreement and approval of the merger by the MedSolutions shareholders is not obtained;

•	the parties fail to consummate the merger on or before November 30, 2007, unless the failure is the result of a breach of the merger agreement by the party seeking the termination; or

•	any governmental authority has issued a final and nonappealable order, decree or ruling or has taken any other final and nonappealable action that restrains, enjoins or otherwise prohibits the merger, unless the party seeking the termination has not used its reasonable best efforts to oppose such order or decision or to have such order or decision vacated or made inapplicable to the merger;
•	by Stericycle, if:
•	MedSolutions materially breaches any of its representations, warranties, covenants or agreements set forth in the merger agreement, and MedSolutions has not cured such breach within 15 business days of receiving written notice from Stericycle of such breach;

•	one or more of Stericycle’s conditions precedent to closing the merger are not satisfied or capable of being satisfied on or before November 30, 2007 as a result of MedSolutions’ failure to comply with its obligations under the merger agreement;

•	MedSolutions’ Board of Directors withdraws or materially and adversely to Stericycle modifies its approval of the merger agreement and the merger, other than (i) as a result of a material breach by Stericycle or Merger Sub of a representation, warranty or covenant under the merger agreement which remains uncured for a period of two business days after receipt of notice from MedSolutions of such breach, or (ii) as a result of the failure of any of MedSolutions’ conditions precedent to closing the merger not being met; or

•	MedSolutions enters into a definitive agreement (other than the merger agreement) to implement:
•	an investment in MedSolutions representing (on a post-investment basis) more than 25% of MedSolutions’ capital stock or a purchase from MedSolutions of more than 25% of the shares of its capital stock or any debt securities convertible into or exchangeable for more than 25% of the shares of its capital stock;

•	a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving all of MedSolutions’ equity interests or all shares of the MedSolutions common stock;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of MedSolutions’ assets in a single transaction or a series of related transactions;

•	a tender offer or exchange offer for 25% or more of the outstanding shares of MedSolutions’ capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection with such a tender offer or exchange offer; or

•	any public announcement of a proposal, plan or intention to do so, or any agreement to engage in, any of the matters described immediately above;

•	adoption of the merger agreement and approval of the merger by the MedSolutions shareholders is not obtained by reason of the violation of the voting agreement by one or more of MedSolutions’ shareholders who are party to the voting agreement;
•	by MedSolutions, if:
•	either Stericycle or Merger Sub materially breaches any of its representations, warranties, covenants or agreements set forth in the merger agreement, and Stericycle or Merger Sub, as the case may be, has not cured such breach within 15 business days of receiving written notice from MedSolutions of such breach;

•	one or more of MedSolutions’ conditions precedent to closing the merger are not satisfied or capable of being satisfied on or before November 30, 2007 as a result of either Stericycle’s or Merger Sub’s failure to comply with its obligations under the merger agreement; or

•	MedSolutions enters into a definitive agreement providing for the implementation of a superior proposal, which is defined as the acquisition by a third party of more than 50% of the voting power of MedSolutions’ equity securities or more than 50% of MedSolutions’ assets, pursuant to a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale of assets or otherwise, if MedSolutions’ Board of Directors has determined in its good faith judgment, after consultation with MedSolutions’ valuation advisor and after considering the likelihood and timing of the consummation of such third party transaction and any amendments or modifications to the merger agreement that Stericycle has offered or proposed within five days of learning of such proposed transaction, that such transaction is more favorable from a financial point of view to MedSolutions’ shareholders than the merger with Stericycle.
     If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party unless that party is in breach. However, certain provisions of the merger agreement, including, among others, those provisions relating to expenses and termination fees, will continue in effect notwithstanding termination of the merger agreement.
Fees and Expenses (page 69)
     MedSolutions must pay to Stericycle a termination fee of $2,500,000 in the following circumstances:
•	if MedSolutions terminates the merger agreement because MedSolutions enters into a definitive agreement providing for the implementation of a superior proposal, which is defined as the acquisition by a third party of more than 50% of the voting power of MedSolutions’ equity securities or more than 50% of MedSolutions’ assets, pursuant to a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale of assets or otherwise, if MedSolutions’ Board of Directors has determined in its good faith judgment, after consultation with MedSolutions’ valuation advisor and after considering the likelihood and timing of the consummation of such third party transaction and any amendments or modifications to the merger agreement that Stericycle has offered or proposed within five days of learning of such proposed transaction, that such transaction is more favorable from a financial point of view to MedSolutions’ shareholders than the merger with Stericycle; or

•	if Stericycle terminates the merger agreement because:
•	MedSolutions’ Board of Directors withdraws or materially and adversely to Stericycle modifies its approval of the merger agreement and the merger, other than (i) as a result of a material breach by Stericycle or Merger Sub of a representation, warranty or covenant under the merger agreement which remains uncured for a period of two business days after receipt of notice from MedSolutions of such breach, or (ii) as a result of the failure of any of MedSolutions’ conditions precedent to closing the merger not being met;

•	MedSolutions enters into a definitive agreement (other than the merger agreement) to implement:
•	an investment in MedSolutions representing (on a post-investment basis) more than 25% of MedSolutions’ capital stock or a purchase from MedSolutions of more than 25% of the shares of its capital stock or any debt securities convertible into or exchangeable for more than 25% of the shares of its capital stock;

•	a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving all of MedSolutions’ equity interests or all shares of the MedSolutions common stock;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of MedSolutions’ assets in a single transaction or a series of related transactions;

•	a tender offer or exchange offer for 25% or more of the outstanding shares of MedSolutions’ capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection with such a tender offer or exchange offer; or

•	any public announcement of a proposal, plan or intention to do so, or any agreement to engage in, any of the matters described immediately above; or
•	adoption of the merger agreement and approval of the merger by the MedSolutions shareholders is not obtained by reason of the violation of the voting agreement by one or more of MedSolutions’ shareholders who are party to the voting agreement.
In general, each of Stericycle, Merger Sub and MedSolutions will bear its own expenses in connection with the merger agreement and the related transactions. If the merger is consummated, the surviving corporation to the merger will pay MedSolutions’ transaction expenses up to $100,000. If the merger is not consummated, all expenses incurred in connection with the merger agreement and the related transactions will be paid by the party incurring them. If the merger is consummated, Stericycle will pay the fees and expenses of the payment agent selected to distribute the merger consideration and the fees and expenses of the indenture trustee in respect of the promissory notes, up to $80,000 in the aggregate. Any reasonable fees and expenses of the payment agent and indenture trustee in excess of $80,000 in the aggregate will be paid by Stericycle and reimbursed by reducing the principal amount of the promissory notes by the amount of such expenses.
No Solicitation by MedSolutions (page 64)
The merger agreement restricts the ability of MedSolutions to solicit or engage in discussions or negotiations with a third party regarding a proposal to merge with or acquire a significant interest in MedSolutions. However, if MedSolutions receives an acquisition proposal from a third party that is more favorable to MedSolutions shareholders than the terms of the merger agreement and MedSolutions complies with specified procedures contained in the merger agreement, MedSolutions may furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions.
Accounting Treatment (page 45)
Stericycle will account for the merger using the purchase method of accounting.

RISK FACTORS
     In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26, you should carefully read and consider the following risk factors in evaluating the proposals to be voted on at the special meeting of MedSolutions shareholders and in determining whether to vote for approval and adoption of the merger agreement. Please also refer to the additional risk factors identified in the periodic reports and other documents incorporated by reference into this proxy statement/prospectus and see “Where You Can Find More Information” beginning on page 215.
Risks Relating to the Merger
The merger is subject to certain conditions to closing that, if not satisfied or waived, will result in the merger not being completed.
     The merger is subject to customary conditions to closing, as set forth in the merger agreement. The conditions to the merger include, among others, the receipt of the required approval of MedSolutions’ shareholders. If any of the conditions to the merger are not satisfied or, if waiver is permissible, not waived, the merger will not be completed. In addition, under circumstances specified in the merger agreement, Stericycle or MedSolutions may terminate the merger agreement. As a result, we cannot assure you that we will complete the merger. See “The Merger Agreement — Conditions Precedent” beginning on page 66 for a discussion of the conditions to the completion of the merger.
Certain directors and executive officers of MedSolutions have interests and arrangements that are different from, or in addition to, those of MedSolutions’ shareholders and that may influence or have influenced their decision to support or approve the merger.
     When considering the recommendation of MedSolutions’ Board of Directors with respect to the merger, holders of MedSolutions common stock should be aware that certain of MedSolutions’ directors and executive officers have interests in the merger that are different from, or in addition to, their interests as MedSolutions shareholders and the interests of MedSolutions shareholders generally. These interests include, among other things, the following:
•	One or more officers of MedSolutions will enter into consulting agreements with Stericycle upon effectiveness of the merger;

•	pursuant to the merger agreement, all employment agreements entered into between MedSolutions and its officers will be terminated at or prior to closing, and such officers will be paid all severance benefits payable in connection with such terminations;

•	the merger agreement provides for the cashless exercise of all MedSolutions stock options held by directors and officers as of the effective time of the merger;

•	all debt owed by MedSolutions to its officers and directors will be paid in full within 30 days of the effective time of the merger; and

•	certain officers and directors of MedSolutions will be indemnified by Stericycle as of the effective time of the merger and released from their personal guarantees of MedSolutions debt no later than 30 days after the effective time.

     As a result, these directors and executive officers may be more likely to support and to vote to approve the merger than if they did not have these interests. Holders of MedSolutions common stock should consider whether these interests may have influenced these directors and officers to support or recommend approval of the merger. As of the close of business on the record date for the MedSolutions special meeting, these directors and executive officers and their affiliates beneficially owned approximately 13.6% of the shares of MedSolutions common stock outstanding on that date. These and additional interests of certain directors and executive officers of MedSolutions are more fully described in the sections entitled “Interests of MedSolutions Directors and Executive Officers in the Merger” beginning on page 49 of this proxy statement/prospectus.
We may face difficulties in achieving the expected benefits of the merger.
     Stericycle and MedSolutions currently operate as separate companies. Stericycle’s management has no experience running the combined business, and Stericycle may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the merger. In addition, the costs Stericycle incurs in implementing synergies, including its ability to amend, renegotiate or terminate prior contractual commitments of MedSolutions, may be greater than expected. Stericycle also may suffer a loss of customers or suppliers, a loss of revenues, or an increase in operating or other costs or other difficulties relating to the merger.
MedSolutions will be subject to business uncertainties and contractual restrictions while the merger is pending.
     Uncertainty about the effect of the merger on employees, suppliers, partners, regulators and customers may have an adverse effect on MedSolutions and potentially on Stericycle. These uncertainties may impair MedSolutions’ ability to attract, retain and motivate key personnel until the merger is consummated, and could cause suppliers, customers and others that deal with MedSolutions to defer purchases or other decisions concerning MedSolutions, or to seek to change existing business relationships with MedSolutions. Employee retention may be particularly challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with Stericycle. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Stericycle, Stericycle’s business following the merger could be harmed. In addition, the merger agreement restricts MedSolutions from making certain acquisitions and taking other specified actions until the merger occurs. These restrictions may prevent MedSolutions from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement — Covenants and Agreements” beginning on page 63 for a description of the restrictive covenants applicable to MedSolutions.
The merger agreement limits MedSolutions’ ability to pursue alternatives to the merger.
     The merger agreement contains provisions that could adversely impact competing proposals to acquire MedSolutions. These provisions include the prohibition on MedSolutions generally from soliciting any acquisition proposal or offer for a competing transaction and the requirement that MedSolutions pay to Stericycle $2.5 million if the merger agreement is terminated in specified circumstances in connection with an alternative transaction. In addition, even if the Board of Directors of MedSolutions determines that a competing proposal to acquire MedSolutions is superior, MedSolutions may not exercise its right to terminate the merger agreement unless it notifies Stericycle of its intention to do so and gives Stericycle at least five days to propose revisions to the terms of the merger agreement or to make another proposal in response to the competing proposal. See “The Merger Agreement — Covenants and Agreements” beginning on page 63 and “The Merger Agreement — Termination” beginning on page 67.

     Stericycle required MedSolutions to agree to these provisions as a condition to Stericycle’s willingness to enter into the merger agreement. These provisions, however, might discourage a third party that might have an interest in acquiring all or a significant part of MedSolutions from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher value than the current proposed merger consideration. Furthermore, the termination fee may result in a potential competing acquirer proposing to pay a lower per share price to acquire MedSolutions than it might otherwise have proposed to pay.
Failure to complete the merger could negatively impact the stock value and the future business and financial results of MedSolutions.
     Although MedSolutions has agreed that its Board of Directors will, subject to fiduciary exceptions, recommend that its shareholders approve and adopt the merger agreement, there is no assurance that the merger agreement and the merger will be approved, and there is no assurance that the other conditions to the completion of the merger will be satisfied. If the merger is not completed, MedSolutions will be subject to several risks, including the following:
•	MedSolutions may be required to pay Stericycle $2.5 million if the merger agreement is terminated under certain circumstances and MedSolutions enters into or completes an alternative transaction;

•	Certain costs relating to the merger (such as legal, accounting and valuation advisory fees) are payable by MedSolutions whether or not the merger is completed;

•	There may be substantial disruption to the business of MedSolutions and a distraction of its management and employees from day-to-day operations, because matters related to the merger may require substantial commitments of time and resources, which could otherwise have been devoted to other opportunities that could have been beneficial to MedSolutions;

•	MedSolutions’ business could be adversely affected if it is unable to retain key employees or attract qualified replacements; and

•	MedSolutions would continue to face the risks that it currently faces, as described below in the section entitled “Information About MedSolutions” beginning on page 78 of this proxy statement/prospectus.
     In addition, MedSolutions would not realize any of the expected benefits of having completed the merger. If the merger is not completed, these risks may materialize and materially adversely affect MedSolutions’ business, financial results, financial condition and stock value.
The opinion obtained by MedSolutions from its valuation advisor does not reflect changes in circumstances between signing the merger agreement and the completion of the merger.
     Van Amburgh, MedSolutions’ valuation advisor, delivered a “fairness opinion” to the MedSolutions Board of Directors. The opinion states that, as of June 30, 2007, the consideration to be received by MedSolutions shareholders pursuant to the merger agreement was fair from a financial point of view to MedSolutions shareholders. The opinion does not reflect changes that may have occurred after March 31, 2007, including changes to the operations and prospects of MedSolutions and Stericycle, changes in general market and economic conditions, or other factors; however, the opinion did take into account the potentially adverse effect of the verdict rendered against EMSI as described in the section entitled “The Merger Agreement—Adjustments to Merger Consideration—Litigation Adjustment” on page 61 of this proxy statement/prospectus. Any such changes, or other factors on which the opinion is based, may significantly alter the value of MedSolutions or Stericycle by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. For a description of the opinion that MedSolutions received from its valuation advisor, see “The Merger — Opinion of MedSolutions’ Valuation Advisor” beginning on page 41. For a description of the other factors considered by MedSolutions’ Board of Directors in determining to approve the merger, see “The Merger — MedSolutions’ Reasons for the Merger” beginning on page 39 and “The Merger — Recommendation of the MedSolutions Board of Directors” beginning on page 40.
Risks Relating to the Promissory Notes
The promissory notes are not secured obligations of Stericycle. The 3.5% notes are supported by a letter of credit, however.
     The promissory notes are not secured by any assets of Stericycle and thus are general unsecured obligations. They do not have priority over any of Stericycle’s other indebtedness, and in the event of any bankruptcy proceedings, holders of the promissory notes would be in the same position as all of Stericycle’s other unsecured creditors. As of June 30, 2007, Stericycle’s long-term indebtedness, net of the current portion, was $508.7 million. None of Stericycle’s debt is senior to the promissory notes.
     Stericycle’s obligations under the 3.5% notes are supported by a letter of credit to the indenture trustee. In the event of any default by Stericycle in payment of the 3.5% notes, the indenture trustee, either on the trustee’s own initiative or at the direction of the shareholder representative, may declare all of the indebtedness represented by the 3.5% notes to be due and draw on the letter of credit for full payment of the amount owed. Accordingly, payment of the 3.5% notes is not ultimately dependent on Stericycle’s ability to make the payments due on the promissory notes.
Stericycle may not be able to generate sufficient cash to make the payments due on the promissory notes and its other indebtedness.
     Stericycle’s ability to make the payments due on the promissory notes depends on its financial and operating performance, which is subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond Stericycle’s control. Stericycle cannot assure you that its cash flows from operations and other sources of liquidity will be sufficient to permit it to make the payments due on the promissory notes and the payments due on its other indebtedness.
Stericycle may incur substantial additional debt, which could increase its difficulty in making the payments due on the promissory notes.
     The promissory notes and the indentures under which they will be issued do not contain any restrictions preventing Stericycle from incurring additional debt. To the extent that Stericycle does so, Stericycle may find it more difficult, and may be unable, to make the payments due on the promissory notes and the payments due on its other indebtedness.
You may find it difficult to sell your promissory notes, on favorable terms or at all.
     There will be no public market for the promissory notes, and thus you may be unable to sell your promissory notes.
     If you are able to sell your promissory notes in a privately negotiated transaction, the purchaser may be expected to require a discount from the face amount of the promissory notes. This discount is likely to be very substantial because of:
•	the interest rate on the promissory notes, which may be less than prevailing market rates;

•	the maturity date of the promissory notes, which is not for seven years after the closing of the merger;

•	the potential reduction in the principal of the promissory notes, in one case retroactive to the date of issuance, by reason of a merger consideration principal reduction or litigation payment principal reduction; or

•	the potential reduction in the interest payments on the promissory notes (and possibly even the principal of the promissory notes), by reason of an indemnification claim payment reduction.
See “Merger Agreement—Adjustments to Merger Consideration” beginning on page 59 of this proxy statement/prospectus.
Payments under the promissory notes are subject to reduction
     Payments under the promissory notes are subject to reduction by reason of an indemnification claim payment reduction. This reduction is in the nature of a dollar-for-dollar offset. See “The Merger Agreement—Representations and Warranties and Indemnification” on page 57 of this proxy statement/prospectus.
The principal amount of the promissory notes is subject to reduction
     The principal amount of the promissory notes is subject to reduction, retroactive to the date of issuance of the promissory notes, by reason of a merger consideration principal reduction. The principal amount of the promissory notes is also subject to reduction, effective as of the date of payment, by reason of a litigation payment principal reduction and by an expense payment principal reduction.
     Closing Balance Sheet Adjustment. The aggregate principal amount of the promissory notes will be reduced on a dollar-for-dollar basis to the extent that MedSolutions’ adjusted liabilities exceed its adjusted current assets as of the closing date of the merger by more than $4,340,000. For example, if MedSolutions’ adjusted liabilities exceed its adjusted current assets by $4,500,000 as of the closing date, $160,000 would be offset from the aggregate principal amount of the promissory notes. To the extent that the difference between MedSolutions’ adjusted liabilities and its adjusted current assets is determined to be less than $4,340,000 as of the closing date, the amount by which such difference is less than $4,340,000 will either be used to reduce any offset on account of the revenue adjustment described below or deposited with the payment agent within three days of the date of such determination for distribution to the MedSolutions’ shareholders as additional cash merger consideration.
      Revenue Adjustment. The aggregate principal amount of the promissory notes will be reduced to the extent that MedSolutions’ measured revenues, which include the annualized gross revenues received by the surviving corporation during the first three full calendar months after the closing from certain of MedSolutions’ existing customers, are less than $16,000,000. To the extent that such measured revenues are less than $16,000,000, the aggregate principal amount of the notes will be reduced (subject to any credit on account of the closing balance sheet adjustment described above) by an amount equal to the product of (i) the difference between $16,000,000 and the amount of measured revenues multiplied by (ii) 3.375. For example, if the measured revenues are $15,900,000, $337,500 would be offset from the aggregate principal amount of the promissory notes. The merger agreement stipulates that MedSolutions has already achieved $15,655,352 in annualized gross revenues for purposes of the revenue adjustment. Accordingly, the maximum amount by which the aggregate principal amount of the promissory notes could be reduced on account of the revenue adjustment is $1,163,187.
      Litigation Payment and Expense Payment Adjustments. The aggregate principal amount of the promissory notes will be reduced effective as of the date on which the final payments of principal and interests are due to MedSolutions’ shareholders (the seventh anniversary of the date of the merger) by an amount equal to the difference between $250,000 and the amount remaining in the shareholder representative escrow account on such date. The aggregate principal amount of the promissory notes will also be reduced in the event that the expenses of the payment agent and the indenture trustee exceed $80,000.
     See “The Merger Agreement—Adjustments to Merger Consideration,” “The Merger Agreement — Payment Procedures,” “— Adjustments to Merger Consideration—Application of Closing Balance Sheet and Revenue Adjustments” and “ — Litigation Adjustment” on pages 59, 56, 60 and 61 of this proxy statement/prospectus.

Risks Relating to MedSolutions in the Event the Merger Does Not Occur
MedSolutions has historically had a history of losses.
     MedSolutions’ expenses have historically exceeded its revenues and MedSolutions has had losses in all previous fiscal years of operation except for 2005. MedSolutions has been a developing company concentrating on the development of its products and business plan. In the event that the merger does not occur, MedSolutions’ management believes that MedSolutions can be profitable and that its business plan will be successful; however, there is no assurance that MedSolutions will be successful in implementing its business plan or that it will be profitable now or in the future.
Future governmental actions, including the issuance of new regulations, could significantly affect MedSolutions’ business.
     Governmental authorities may take future actions that could pose obstacles in the waste disposal industry and require methods or technology different from the methods currently developed or utilized by MedSolutions. MedSolutions is not able to predict the outcome of any such actions, controls, regulations or laws on its operations and any significant reduction in revenues due to such changes could result in operating income becoming insufficient to cover operating expenses.
MedSolutions faces significant competition in its industry.
     The medical/special waste disposal, document destruction, reusable sharps management and OSHA compliance services industries are extremely competitive. MedSolutions competes with a number of competitors offering similar technologies or services for the treatment of medical waste as well as those using similar or dissimilar technologies or products. Some of these competitors have significantly greater financial, advertising and marketing resources than MedSolutions.
The development of new technologies may make MedSolutions’ current waste treatment technologies obsolescent.
     Development of new, improved waste destruction devices or methods may make MedSolutions’ devices and/or methods obsolete, less competitive or require substantial capital outlays by MedSolutions to purchase or license such new technologies, if available.
MedSolutions’ business is subject to significant uninsured business and environmental risks.
     MedSolutions’ business plan is to engage in business opportunities that involve the handling of infectious medical and related waste. As insurance is available and within the financial means of MedSolutions, MedSolutions intends to insure itself from risks related to its business. However, if insurance is not available, is available and beyond the financial means of MedSolutions, or insurance is purchased but loss limits are not adequate to cover all liabilities, then MedSolutions would not be financially capable of paying a substantial judgment or claim against MedSolutions, thereby placing MedSolutions in a financially adverse position or forcing its closure.
MedSolutions’ business is dependent upon the effectiveness of governmental permits.
     MedSolutions is subject to extensive and frequently changing federal, state and local laws and regulations. This statutory and regulatory framework imposes compliance burdens and risks on MedSolutions, including requirements to obtain and maintain government permits. These permits grant MedSolutions the authority, among other things, to construct and operate treatment and transfer facilities, transport medical waste within and between relevant jurisdictions, and to handle particular regulated substances. MedSolutions’ permits must be periodically renewed and are subject to modification or revocation by the regulatory authorities. The loss of any of these permits could have a material adverse effect on MedSolutions’ operations.
If MedSolutions continues to generate negative operating cash flows and is unable to secure adequate funding sources, it may be unable to meet its long-term liquidity needs in the future.
     MedSolutions’ working capital deficit at June 30, 2007 was $1,527,059, and MedSolutions did not generate positive operating cash flows during the six months ended June 30, 2007. While MedSolutions anticipates that its operating cash flow will increase over the next 12 months, such additional operating cash flow may not be sufficient, by itself, to meet MedSolutions’ long-term liquidity needs. MedSolutions has historically funded its long-term liquidity needs through the sale of equity securities and by obtaining loans from shareholders as well as traditional bank financing. In March 2007, MedSolutions obtained a $1,500,000 working capital line of credit that it expects will satisfy its short-term liquidity needs. However, in the event that MedSolutions continues to generate negative operating cash flows in the future and is unable to secure adequate additional debt or equity financing, MedSolutions may be unable to meet its long-term debt and other obligations in the future.

Risks Relating to Stericycle
Stericycle is subject to extensive governmental regulation, which is frequently difficult, expensive and time-consuming to comply with.
     The regulated waste management industry is subject to extensive federal, state and local laws and regulations relating to the collection, transportation, packaging, labeling, handling, documentation, reporting, treatment and disposal of regulated waste. Stericycle’s business requires it to obtain many permits, authorizations, approvals, certificates or other types of governmental permission from every jurisdiction where it operates. Stericycle believes that it currently complies in all material respects with all applicable permitting requirements. State and local regulations change often, however, and new regulations are frequently adopted. Changes in the regulations could require Stericycle to obtain new permits or to change the way in which it operates under existing permits. Stericycle might be unable to obtain the new permits that it requires, and the cost of compliance with new or changed regulations could be significant.
     Many of the permits that Stericycle requires, especially those to build and operate processing plants and transfer facilities, are difficult and time-consuming to obtain. They may also contain conditions or restrictions that limit Stericycle’s ability to operate efficiently, and they may not be issued as quickly as Stericycle needs them (or at all). If Stericycle cannot obtain the permits that it needs when it needs them, or if they contain unfavorable conditions, it could substantially impair Stericycle’s operations and reduce its revenues.
The handling and treatment of regulated waste carries with it the risk of personal injury to employees and others.
     Stericycle’s business requires it to handle materials that may be infectious or hazardous to life and property. While Stericycle tries to handle such materials with care and in accordance with accepted and safe methods, the possibility of accidents, leaks, spills, and acts of God always exists. Examples of possible exposure to such materials include:
•	truck accidents;

•	damaged or leaking containers;

•	improper storage of regulated waste by customers;

•	improper placement by customers of materials into the waste stream that Stericycle is not authorized or able to process, such as certain body parts and tissues; or

•	malfunctioning treatment plant equipment.
     Human beings, animals or property could be injured, sickened or damaged by exposure to regulated waste. This in turn could result in lawsuits in which Stericycle is found liable for such injuries, and substantial damages could be awarded against Stericycle.
     While Stericycle carries liability insurance intended to cover these contingencies, particular instances may occur that are not insured against or that are inadequately insured against. An uninsured or underinsured loss could be substantial and could impair Stericycle’s profitability and reduce Stericycle’s liquidity.

The handling of regulated waste exposes Stericycle to the risk of environmental liabilities, which may not be covered by insurance.
     As a company engaged in regulated waste management, Stericycle faces risks of liability for environmental contamination. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and similar state laws impose strict liability on current or former owners and operators of facilities that release hazardous substances into the environment as well as on the businesses that generate those substances and the businesses that transport them to the facilities. Responsible parties may be liable for substantial investigation and clean-up costs even if they operated their businesses properly and complied with applicable federal and state laws and regulations. Liability under CERCLA may be joint and several, which means that if Stericycle were found to be a business with responsibility for a particular CERCLA site, Stericycle could be required to pay the entire cost of the investigation and clean-up even though Stericycle was not the party responsible for the release of the hazardous substance and even though other companies might also be liable.
     Stericycle’s pollution liability insurance excludes liabilities under CERCLA. Thus, if Stericycle were to incur liability under CERCLA and if it could not identify other parties responsible under the law whom it is able to compel to contribute to its expenses, the cost to Stericycle could be substantial and could impair its profitability and reduce its liquidity. Stericycle’s customer service agreements make clear that the customer is responsible for making sure that only appropriate materials are disposed of. However, if there were a claim against Stericycle that a customer might be legally liable for, Stericycle might not be successful in recovering our damages from the customer.
The level of governmental enforcement of environmental regulations has an uncertain effect on Stericycle’s business and could reduce the demand for its services.
     Stericycle believes that the government’s strict enforcement of laws and regulations relating to regulated waste collection and treatment has been good for its business. These laws and regulations increase the demand for Stericycle’s services. A relaxation of standards or other changes in governmental regulation of regulated waste could increase the number of competitors or reduce the need for Stericycle’s services.
If Stericycle is unable to acquire other regulated waste businesses, its revenue and profit growth may be slowed.
     Historically Stericycle’s growth strategy has been based in substantial part on its ability to acquire other regulated waste businesses. Stericycle does not know whether in the future it will be able to:
•	identify suitable businesses to buy;

•	complete the purchase of those businesses on terms acceptable to Stericycle;

•	improve the operations of the businesses that Stericycle does buy and successfully integrate their operations into Stericycle’s; or

•	avoid or overcome any concerns expressed by regulators.
     Stericycle competes with other potential buyers for the acquisition of other regulated waste companies. This competition may result in fewer opportunities to purchase companies that are for sale. It may also result in higher purchase prices for the businesses that Stericycle wants to purchase.
     Stericycle also does not know whether its growth strategy will continue to be effective. Stericycle’s business is significantly larger than before, and new acquisitions may not have the desired benefits that it has obtained in the past.

The implementation of Stericycle’s acquisition strategy could be affected in certain instances by the concerns of state regulators, which could result in Stericycle’s not being able to realize the full synergies or profitability of particular acquisitions.
     Stericycle may become subject to inquiries and investigations by state antitrust regulators from time to time in the course of completing acquisitions of other regulated waste businesses. In order to obtain regulatory clearance for a particular acquisition, Stericycle could be required to modify certain operating practices of the acquired business or to divest itself of one or more assets of the acquired business. Changes in the terms of Stericycle’s acquisitions required by regulators or agreed to by Stericycle in order to settle regulatory investigations could impede its acquisition strategy or reduce the anticipated synergies or profitability of its acquisitions. The likelihood and outcome of inquiries and investigations from state regulators in the course of completing acquisitions cannot be predicted.
Aggressive pricing by existing competitors and the entrance of new competitors could drive down Stericycle’s profits and slow its growth.
     The regulated waste industry is very competitive because of low barriers to entry, among other reasons. This competition has required Stericycle in the past to reduce its prices, especially to large account customers, and may require it to reduce its prices in the future. Substantial price reductions could significantly reduce its earnings.
     Stericycle faces direct competition from a large number of small, local competitors. Because it requires very little money or technical know-how to compete with Stericycle in the collection and transportation of regulated waste, there are many regional and local companies in the industry. Stericycle faces competition from these businesses, and competition from them is likely to exist in the new locations to which it may expand in the future. In addition, large national companies with substantial resources may decide to enter the regulated waste industry. For example, Waste Management, Inc., a major solid waste treatment company, announced in February 2005 that it intended to begin offering regulated waste management services to hospitals and possibly other large quantity generators of regulated waste.
     Stericycle’s competitors could take actions that would hurt its growth strategy, including the support of regulations that could delay or prevent it from obtaining or keeping permits. They might also give financial support to citizens’ groups that oppose Stericycle’s plans to locate a treatment or transfer facility at a particular location.
Restrictions in Stericycle’s senior unsecured credit facility may limit its ability to pay dividends, incur additional debt, make acquisitions and make other investments.
     Stericycle’s senior unsecured credit facility contains covenants that restrict its ability to make distributions to stockholders or other payments unless it satisfies certain financial tests and complies with various financial ratios.
     It also contains covenants that limit Stericycle’s ability to incur additional indebtedness, acquire other businesses and make capital expenditures, and imposes various other restrictions. These covenants could affect Stericycle’s ability to operate its business and may limit its ability to take advantage of potential business opportunities as they arise.

The loss of Stericycle’s senior executives could affect its ability to manage its business profitably.
     Stericycle depends on a small number of senior executives. Its future success will depend upon, among other things, its ability to keep these executives and to hire other highly qualified employees at all levels. Stericycle competes with other potential employers for employees, and it may not be successful in hiring and keeping the executives and other employees that it needs. Stericycle does not have written employment agreements with any of its executive officers, and officers and other key employees could leave Stericycle with little or no prior notice, either individually or as part of a group. Stericycle’s loss of or inability to hire key employees could impair its ability to manage its business and direct its growth.
Stericycle’s expansion into foreign countries exposes it to unfamiliar regulations and may expose it to new obstacles to growth.
     Stericycle plans to grow both in the United States and in foreign countries. It has established substantial operations in Canada, Mexico, the United Kingdom, Ireland and Argentina. Foreign operations carry special risks. Although Stericycle’s business in foreign countries has not yet been affected, its business in the countries in which it currently operates and those in which it may operate in the future could be limited or disrupted by:
•	government controls;

•	import and export license requirements;

•	political or economic insecurity;

•	trade restrictions;

•	changes in tariffs and taxes;

•	exchange rate fluctuations;

•	Stericycle’s unfamiliarity with local laws, regulations, practices and customs;

•	restrictions on repatriating foreign profits back to the United States; or

•	difficulties in staffing and managing international operations.
     Foreign governments and agencies often establish permit and regulatory standards different from those in the United States. If Stericycle cannot obtain foreign regulatory approvals, or if it cannot obtain them when it expects, its growth and profitability from international operations could be limited. Fluctuations in currency exchange could have similar effects.
Stericycle’s earnings could decline if it writes off intangible assets, such as goodwill.
     As a result of purchase accounting for its various acquisitions, Stericycle’s balance sheet at December 31, 2006 contains goodwill of $814.0 million and other intangible assets, net of accumulated amortization, of $115.9 million (including indefinite lived intangibles of $32.2 million). In accordance with Statement of Financial Accounting Standards No.142 “Goodwill and Other Intangible Assets”, Stericycle evaluates on an ongoing basis, using the fair value of reporting units, whether facts and circumstances indicate any impairment of the value of indefinite-lived intangible assets such as goodwill. As circumstances after an acquisition can change, Stericycle may not realize the value of these intangible assets. If Stericycle were to determine that a significant impairment has occurred, it would be required to incur non-cash write-offs of the impaired portion of goodwill and other unamortized intangible assets, which could have a material adverse effect on its results of operations in the period in which the write-off occurs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This proxy statement/prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally accompanied by words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “could,” “should,” “will,” “project,” “estimate,” “look forward to” and similar expressions which convey uncertainty of future events or outcomes.
     The expectations set forth in this proxy statement/prospectus and the documents incorporated by reference regarding, among other things, accretion, returns on invested capital, achievement of annual savings and synergies, achievement of strong cash flow, sufficiency of cash flow to fund capital expenditures and achievement of debt reduction targets are only the parties’ expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as:
•	the factors described under “Risk Factors” beginning on page 16 of this proxy statement/prospectus;

•	the factors that generally affect Stericycle’s and MedSolutions’ businesses as further outlined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus with respect to MedSolutions and included in Stericycle’s 2006 Form 10-K and 2007 Second Quarter Form 10-Q in respect of Stericycle, including the performance of contracts by suppliers, customers and partners; employee management issues; and complexities of global political and economic developments; and

•	the fact that, following the merger, the actual results of the combined company could differ materially from the expectations set forth in this proxy statement/prospectus and the documents incorporated by reference depending on additional factors such as:
•	the combined company’s cost of capital;

•	the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations;

•	the combined company’s actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures and any currently unforeseen merger or acquisition opportunities that could affect capital needs; and

•	the costs incurred in implementing synergies including, but not limited to, our ability to terminate, amend or renegotiate prior contractual commitments of MedSolutions.
     Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company’s customer market.

STATEMENT REGARDING RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows the ratio of Stericycle’s earnings to fixed charges for the periods shown.

						Six Months Ended
	Year Ended December 31,					June 30,
	2006	2005	2004	2003	2002	2007
Ratio of earnings to fixed charges(1)	6.57	8.40	10.64	8.60	4.33	6.81

(1)	For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest on all indebtedness (including capital leases) and amortization of debt discount and deferred financing fees, (ii) the interest factor attributable to rentals and (iii) interest on liabilities associated with Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes.

SELECTED HISTORICAL FINANCIAL INFORMATION
Selected Stericycle Historical Financial Data
     Stericycle derived the following historical information from its audited consolidated financial statements for the years ended December 31, 2002, 2003, 2004, 2005 and 2006, and from its unaudited condensed consolidated financial statements for the six months ended June 30, 2007 and 2006. The unaudited condensed consolidated financial statements have been prepared by Stericycle on a basis consistent with the audited financial statements and include, in the opinion of Stericycle’s management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information. Operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2007. You should read this information in conjunction with (i) Stericycle’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes included in its 2006 Form 10-K and (ii) Stericycle’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements and accompanying notes included in its 2007 Second Quarter Form 10-Q. Both Stericycle’s 2006 Form 10-K and its 2007 Second Quarter Form 10-Q are incorporated by reference in this proxy statement/prospectus.

						Six Months Ended
	Year Ended December 31,					June 30
	2006(3)	2005	2004	2003	2002	2007	2006
	(In thousands except per share data)					Unaudited
Statements of Income Data(1)
Revenues	$789,637	$609,457	$516,228	$453,225	$401,519	$443,894	$377,673
Income from operations	201,762	166,532	145,655	126,397	100,832	115,447	94,707
Net income	105,270	67,154	78,178	65,781	45,724	61,385	48,693
Net income applicable to common stock	105,270	67,154	78,178	65,781	45,037	61,385	48,693
Diluted net income per share of common stock(2)(5)	1.17	0.74	0.85	0.72	0.51	0.68	0.54
Depreciation and amortization	27,036	21,431	21,803	17,255	14,981	14,846	13,008
Other Data
Cash provided by operating activities	$160,162	$94,327	$114,611	$123,887	$98,731	$70,471	$64,349
Cash used in investing activities	(201,425)	(156,001)	(105,093)	(57,635)	(49,470)	(46,035)	(143,560)
Cash (used in) provided by financing activities	52,547	59,500	(6,941)	(66,820)	(53,705)	(30,799)	77,691

Balance Sheet Data(1)(4)
Cash, cash equivalents and short-term investments	$16,040	$8,545	$7,949	$7,881	$8,887	$2,307	$7,292
Total assets	1,327,906	1,047,660	834,141	707,462	667,095	1,415,180	1,235,405
Long-term debt, net of current maturities	443,115	348,841	190,431	163,016	224,124	508,746	456,825
Convertible redeemable preferred stock	—	—	—	20,944	28,049	—	—
Shareholders’ equity	$625,081	$521,634	$495,372	$407,820	$326,729	$649,274	$574,408

(1)	See Note 4 to Stericycle’s consolidated financial statements included in its 2006 Form 10-K for information concerning Stericycle’s acquisitions during the three years ended December 31, 2006.

(2)	See Note 10 to Stericycle’s consolidated financial statements included in its 2006 Form 10-K for information concerning the computation of net income per common share. In 2006, net income includes costs (net of tax) related to a fixed asset write-down of equipment of $0.2 million, a write-down of an investment in securities of $0.6 million and acquisition-related costs of $2.1 million, partially offset by income recorded from insurance proceeds related to the settlement of the 3CI Complete Compliance Corporation class action litigation (“3CI litigation”) of $0.6 million, which negatively impacted earnings per share (“EPS”) by $0.09 per share. Of the total of $8.8 million of such items, $7.3 million were non-cash items. In 2005, net income includes costs (net of tax) related to the preliminary settlement of the 3CI litigation of $23.4 million, a write-down of a note receivable of $1.5 million, fixed asset impairments of $0.5 million, acquisition-related costs of $0.5 million, settlement of licensing litigation of $1.1 million and items related to debt restructuring of $0.3 million, which negatively impacted EPS by $0.30 per share. Of the total of $27.3 million of such items, $3.4 million were non-cash items. In 2004, net income includes acquisition-related costs of $0.5 million, fixed asset write-offs of $0.7 million and items related to debt restructuring and redemption of senior subordinated debt of $2.8 million, which negatively impacted EPS by $0.05 per share. Of the total of $4.0 million of such items, $1.4 million were non-cash items. In 2003, net income includes acquisition-related costs (net of tax) of $0.4 million and items related to debt restructuring and subordinated debt repurchases of $2.0 million, which negatively impacted EPS by $0.02 per share. Of the total of $2.4 million of such items, $0.5 million were non-cash items. In 2002, net income includes acquisition-related costs (net of tax) of $0.2 million, fixed asset write-offs of $1.8 million and items related to debt restructuring and subordinated debt repurchases of $1.4 million, which negatively impacted EPS by $0.04 per share. Of the total of $3.4 million of such items, $2.0 million were non-cash items.

(3)	On January 1, 2006, Stericycle adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS No. 123R”) using the modified prospective method to account for stock compensation costs. SFAS No. 123R requires the measurement and recognition of compensation expense for all stock-based payment awards made to Stericycle’s employees and directors. During the year ended December 31, 2006, Stericycle recognized stock compensation expense of $6.5 million, net of tax. See Note 11 to Stericycle’s consolidated financial statements included in its 2006 Form 10-K for additional information related to its stock compensation expense.

(4)	Balance sheet data is as of December 31 of the year in question or as of June 30 for the six months ended June 30, 2007 and 2006.

(5)	Per share data adjusted to reflect a 2-for-1 stock split effective May 31, 2007.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION
     The following table sets forth selected historical per share data for Stericycle, selected historical data for MedSolutions, and pro forma combined data giving effect to the merger, as if the merger had taken place on January 1, 2006 and as if the merger had taken place on January 1, 2007.
     The data presented below should be read in conjunction with the historical financial statements and related notes of Stericycle and MedSolutions that have been included in this proxy statement/prospectus or incorporated by reference. The pro forma combined data below is for illustrative purposes only. The pro forma combined per share data may not be indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods indicated, and may not be indicative of future operating results or financial position.

	Six Months Ended June 30, 2007					Year Ended December 31, 2006
	(in thousands except share and per share data)					(in thousands except share and per share data)
	Stericycle historical	MedSolutions historical	Pro Forma Adjustments		Pro Forma(4)	Stericycle historical	MedSolutions historical	Pro Forma Adjustments		Pro Forma
Net Income	$61,385	$191	$0		$61,576	$105,270	$(807)	$36		$104,499	(2)

Weighted Average Number of Common Shares Outstanding: (1)
Basic	87,957,649	24,943,950	(24,943,950	)(5)	87,957,649	88,150,072	22,875,017	(22,875,017	)(5)	88,150,072
Diluted	90,203,819	25,196,904	(25,196,904	)(5)	90,203,819	90,213,080	22,875,017	(22,875,017	)(5)	90,213,080
Earning Per Common Share:
Basic	$0.70	$0.00			$0.70	$1.19	$(0.04)			$1.19

Diluted:	$0.68	$0.00			$0.68	$1.17	$(0.04)			$1.16

Assets	$1,415,180	$10,593	$36,005	(6)	$1,461,796	$1,327,906	$10,837	$36,005	(6)	$1,338,743
Total Debt	522,965	4,221	40,743	(7)	567,947	465,796	4,738	40,743	(7)	470,534
Owner’s Equity — Book Value	649,274	$4,738			654,012	$625,081	3,311			628,392
Book Value Per Common Share	$7.42	$0.18			$7.47	$7.06	$0.14			$7.10

Common Stock cash dividends declared	$—	$—			$—	$—	$—			$—

Preferred Stock cash dividend declared (3)	$—	$—			$—	$—	$35.50	(35.50	)(3)	$—

Dividends declared per share	$—	$—			$—	$—	$0.37			$—

Common Shares outstanding (1)	87,534,190	26,164,715	(26,164,715	)(5)	87,534,190	88,503,930	23,780,785	(23,780,785	)(5)	88,503,930
Preferred Shares outstanding (3)	0	0	0		0	0	96,667	(96,667	)(3)	0

Note (1): Shares adjusted to reflect a Stericycle 2-for-1 stock split effective May 31, 2007.

Note (2): Net income less preferred stock dividends paid of $35,500 as those shares would be canceled.

Note (3): Pro forma assumption that preferred stock would be canceled and no dividends would be declared consistent with Stericycle history.

Note (4): Pro forma calculation includes consideration for MedSolutions in the form of cash and a promissory note of $0.50 and $1.50, respectively, per outstanding share, including in-the-money options and convertible debt.

Note (5): Stericycle share data used.

Note (6): Assets reduced by cash consideration of $(13.6) million and increased by intangible assets received of $49.6 million plus or minus any equally offsetting fair value adjustments made.

Note (7): Debt increased by note consideration of $40.7 million.

COMPARATIVE MARKET VALUE INFORMATION
Stericycle
     As of July 6, 2007, Stericycle had approximately 180 stockholders of record. Its common stock trades on the NASDAQ National Market under the ticker symbol SRCL. The closing price of a share of Stericycle common stock on July 5, 2007, the day prior to the date that the merger agreement was signed, was $44.93.
MedSolutions
     There were approximately 750 holders of MedSolutions common stock on October 8, 2007. There is no established trading market for MedSolutions common stock. In the opinion of MedSolutions, due to the lack of an active market for the MedSolutions common stock, transactions in the MedSolutions common stock of which MedSolutions is aware are not significant enough to produce representative prices.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
     This proxy statement/prospectus is being furnished to MedSolutions shareholders by MedSolutions’ Board of Directors in connection with the solicitation of proxies from the holders of MedSolutions common stock for use at the special meeting of MedSolutions shareholders and any adjournments or postponements of the special meeting. This proxy statement/prospectus also is being furnished to MedSolutions shareholders as a prospectus from Stericycle in connection with its issuance of the promissory notes to MedSolutions shareholders in connection with the merger.
Date, Time and Place
     The special meeting of shareholders of MedSolutions will be held on November 7, 2007 at 10:00 a.m., Dallas, Texas time, at MedSolutions’ corporate headquarters located at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.
Matters to Be Considered
     At the special meeting, MedSolutions shareholders will be asked:
•	to consider and vote upon a proposal to approve and adopt the merger agreement;

•	to consider and vote upon a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the approval and adoption of the merger agreement; and

•	to consider and transact any other business as may properly be brought before the special meeting or any adjournments or postponements thereof.
     At this time, the MedSolutions Board of Directors is unaware of any matters, other than those set forth in the preceding sentence, that may properly come before the special meeting.
Shareholders Entitled to Vote
     The close of business on October 8, 2007 has been fixed by MedSolutions’ board as the record date for the determination of those holders of MedSolutions common stock who are entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements thereof.
     At the close of business on the record date, there were 26,458,446 shares of MedSolutions common stock outstanding and entitled to vote, held by approximately 750 holders of record. A list of the shareholders of record entitled to vote at the special meeting will be available for examination by MedSolutions shareholders for any purpose germane to the meeting. The list will be available at the meeting and for 10 days prior to the meeting during ordinary business hours by contacting MedSolutions’ Corporate Secretary at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.
Quorum and Required Vote
     Each holder of record of shares of MedSolutions common stock as of the record date is entitled to cast one vote per share at the special meeting on each proposal. The presence, in person or by proxy, of the holders of one-third of the issued and outstanding shares of MedSolutions common stock outstanding as of the record date constitutes a quorum for the transaction of business at the special meeting. The affirmative vote of the holders of a majority of the shares of MedSolutions common stock entitled to vote at the special meeting is required to approve and adopt the merger agreement.

     In conjunction with the execution of the merger agreement, 50 MedSolutions shareholders entered into a voting agreement with Stericycle and Merger Sub which obligates them to vote their shares of common stock “FOR” the merger agreement. As of the record date, the shareholders subject to the voting agreement with Stericycle and Merger Sub were entitled to vote an aggregate of 15,102,594 shares of MedSolutions, which represented approximately 57.1% of the MedSolutions common stock outstanding and entitled to vote as of the record date.
     As of the record date for the special meeting, directors and executive officers of MedSolutions and their affiliates beneficially owned an aggregate of 3,718,662 shares of MedSolutions common stock entitled to vote at the special meeting. These shares represent approximately 13.6% of the MedSolutions common stock outstanding and entitled to vote as of the record date. Certain of the directors and executive officers of MedSolutions are party to the voting agreement with Stericycle and Merger Sub pursuant to which they have agreed to vote in favor of the approval and adoption of the merger agreement. Although the remaining directors and executive officers of MedSolutions are not party to any such voting agreements with Stericycle or Merger Sub and do not have any obligations to vote in favor of the approval and adoption of the merger agreement, they have indicated their intention to vote their outstanding shares of MedSolutions common stock in favor of the approval and adoption of the merger agreement.
     As of October 8, 2007, Stericycle and its directors, executive officers and their affiliates did not own any of the outstanding shares of MedSolutions common stock.
How Shares Will Be Voted at the Special Meeting
     All shares of MedSolutions common stock represented by properly executed proxies received before or at the special meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the approval and adoption of the merger agreement and any adjournment or postponement of the special meeting.
     A properly executed proxy marked “Abstain” with respect to any proposal will be counted as present for purposes of determining whether there is a quorum at the special meeting. However, because the approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the special meeting, an abstention will have the same effect as a vote AGAINST approval and adoption of the merger agreement.
     If you hold shares of MedSolutions common stock in “street name” through a bank, broker or other nominee, the bank, broker or nominee may vote your shares only in accordance with your instructions. If you do not give specific instructions to your bank, broker or nominee as to how you want your shares voted, your bank, broker or nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a “broker non-vote.” Broker non-votes will be counted for purposes of determining whether there is a quorum present at the special meeting, but because approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the special meeting, broker non-votes will have the same effect as a vote AGAINST the merger agreement.
     If any other matters are properly brought before the special meeting, the proxies named in the proxy card will have discretion to vote the shares represented by duly executed proxies in their sole discretion.

How To Vote Your Shares
     You may vote in person at the special meeting or by proxy. We recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.
     You may vote by proxy card by completing and mailing the enclosed proxy card. If you properly submit your proxy card in time to vote, one of the individuals named as your proxy will vote your shares of common stock as you have directed. You may vote for or against the proposals submitted at the special meeting or you may abstain from voting.
     If you hold shares of MedSolutions common stock through a broker or other custodian, please follow the voting instructions provided by that firm. If you do not return your proxy card, or if your shares are held in a stock brokerage account or held by a bank, broker or nominee, or, in other words, in “street name” and you do not instruct your bank, broker or nominee on how to vote those shares, those shares will not be voted at the special meeting.
     If you submit your proxy but do not make specific choices, your proxy will be voted FOR each of the proposals presented.
How To Change Your Vote
     If you are a registered shareholder, you may revoke your proxy at any time before the shares are voted at the special meeting by:

•	completing, signing and timely submitting a new proxy to Ms. Beverly Fleeger, Corporate Secretary, at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251 to arrive by the close of business on November 6, 2007; the latest dated and signed proxy actually received by such addressee before the special meeting will be counted, and any earlier proxies will be considered revoked;

•	notifying MedSolutions’ Corporate Secretary, at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251, in writing, by the close of business on November 6, 2007, that you have revoked your earlier proxy; or

•	voting in person at the special meeting.
     Merely attending the special meeting will not revoke any prior votes or proxies; you must vote at the special meeting to revoke a prior proxy.
     If you hold shares of MedSolutions common stock through a broker or other custodian and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.
Solicitation of Proxies
     In addition to solicitation by mail, directors, officers and employees of MedSolutions may solicit proxies for the special meeting from MedSolutions shareholders personally or by telephone, facsimile and other electronic means without compensation other than reimbursement for their actual expenses.
     The expenses incurred in connection with the filing of this document will be paid for by Stericycle. The expenses incurred in connection with the printing and mailing this proxy statement/prospectus will be paid for by MedSolutions. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of

MedSolutions stock held of record by those persons, and MedSolutions will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in so doing.
Recommendation of the MedSolutions Board of Directors
     The MedSolutions Board of Directors has unanimously approved the merger agreement and the transactions it contemplates, including the merger. The MedSolutions Board of Directors determined that the merger is advisable and in the best interests of MedSolutions and its shareholders and unanimously recommends that you vote FOR approval and adoption of the merger agreement. See “The Merger — MedSolutions’ Reasons for the Merger” beginning on page 39 and “The Merger — Recommendation of the MedSolutions Board of Directors” beginning on page 40 for a more detailed discussion of the MedSolutions Board of Directors’ recommendation.
Special Meeting Admission
     If you wish to attend the special meeting in person, you must present either an admission ticket or appropriate proof of ownership of MedSolutions stock, as well as a form of personal identification. If you are a registered shareholder and plan to attend the meeting in person, please mark the attendance box on your proxy card and bring the tear-off admission ticket with you to the meeting. If you are a beneficial owner of MedSolutions common stock that is held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership.
     No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.
     PLEASE DO NOT SEND IN ANY MEDSOLUTIONS STOCK CERTIFICATES WITH YOUR PROXY CARD. After the merger is completed, you will receive written instructions from the payment agent informing you how to surrender your stock certificates to receive the merger consideration.
Adjournment and Postponements
     The special meeting may be adjourned from time to time, to reconvene at the same or some other place, by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting, so long as the new time and place for the special meeting are announced at that time. If the adjournment is for more than 30 days, or if after the adjournment a new record date is determined for the adjourned special meeting, a notice of the adjourned special meeting must be given to each shareholder of record entitled to vote at the special meeting. If a quorum is not present at the MedSolutions special meeting, holders of MedSolutions common stock may be asked to vote on a proposal to adjourn or postpone the MedSolutions special meeting to solicit additional proxies. If a quorum is not present at the MedSolutions special meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy may adjourn the meeting. If a quorum is present at the MedSolutions special meeting but there are not sufficient votes at the time of the special meeting to approve the merger agreement, holders of MedSolutions common stock may also be asked to vote on a proposal to approve the adjournment or postponement of the special meeting to permit further solicitation of proxies.

THE MERGER
General
     MedSolutions’ Board of Directors is using this document to solicit proxies from the holders of MedSolutions common stock for use at the MedSolutions special meeting, at which holders of MedSolutions common stock will be asked to vote upon approval and adoption of the merger agreement. In addition, Stericycle is sending this document to MedSolutions shareholders as a prospectus in connection with its issuance of the promissory notes in exchange for shares of MedSolutions common stock in the merger.
     The respective Boards of Directors of MedSolutions and Stericycle have unanimously approved the merger agreement providing for the merger of Merger Sub into MedSolutions. MedSolutions will be the surviving corporation in the merger, and upon completion of the merger, the separate corporate existence of Merger Sub will terminate. We expect to complete the merger in the fourth quarter of 2007.
     Stericycle intends to finance the cash portion of the merger consideration through cash on hand and borrowings under its revolving credit facility.
Background of the Merger
     During the month of March 2006, Mr. Jim Karls, Stericycle’s Vice President Corporate Mergers & Acquisitions, contacted Mr. Matthew H. Fleeger, MedSolutions’ President and Chief Executive Officer, by telephone to arrange a meeting at the Waste Expo conference to be held in Las Vegas, Nevada in April 2006. Mr. Fleeger agreed to meet with Stericycle’s representatives at such conference.
     On April 6, 2006, Mr. Fleeger met with Mr. Frank J.M. ten Brink, Stericycle’s Executive Vice President and Chief Financial Officer, Mr. Karls and two additional Stericycle representatives at the Waste Expo conference in Las Vegas, Nevada to discuss the possibility of a business combination between MedSolutions and Stericycle. Mr. Fleeger informed Stericycle that MedSolutions was not currently for sale but that he would be amenable to further discussions in the future.
     On May 1, 2006, Mr. ten Brink sent a letter to Mr. Fleeger reaffirming Stericycle’s interest in pursuing a potential business combination between MedSolutions and Stericycle. MedSolutions did not respond to Mr. ten Brink at such time because MedSolutions was exploring alternative transactions, including a going-private transaction, the sale of a division or selected assets of MedSolutions, or a purchase or consolidation of other companies in MedSolutions’ industry. In October 2006, the MedSolutions Board of Directors decided to explore all options available to MedSolutions and directed Mr. Fleeger to contact Stericycle.
     Prior to traveling to Chicago, Illinois on other business in October 2006, Mr. Fleeger contacted Mr. ten Brink to arrange a meeting to further discuss the possibility of a business combination between MedSolutions and Stericycle. Mr. Fleeger and Mr. ten Brink agreed to meet at Stericycle’s offices in Lake Forest, Illinois on October 4, 2006. Mr. ten Brink stated that, to formulate a proposal, Stericycle needed to review and evaluate certain non-public MedSolutions operational and financial data, and requested that Mr. Fleeger provide such information at the October 4th meeting. Mr. Fleeger stated that he would provide such information if Stericycle entered into a confidentiality agreement with MedSolutions.
     On October 4, 2006, Mr. ten Brink and Mr. Karls met with Mr. Fleeger and Mr. Alan Larosee, MedSolutions’ Vice President, Operations, at Stericycle’s office in Lake Forest, Illinois. Stericycle and MedSolutions entered into a confidentiality agreement at this meeting, and Mr. Fleeger provided to Mr. ten Brink the information regarding MedSolutions that had been requested. During the meeting, Mr. ten Brink expressed an interest in a business combination between MedSolutions and Stericycle. Mr. ten Brink suggested that Stericycle would be willing to pay a yet-to-be determined premium for the common stock of MedSolutions. Mr. Fleeger responded that he would discuss with the MedSolutions Board of Directors Stericycle’s indication of interest.
     On or about October 19, 2006, the Board of Directors of MedSolutions met by telephonic conference and Mr. Fleeger reported to the directors the discussions with Mr. ten Brink at the October 4, 2006 meeting. Following a discussion of the matter, the MedSolutions Board of Directors authorized MedSolutions to conduct exploratory communications with Stericycle’s management regarding a possible business combination.
     On October 12, 2006, Mr. Fleeger and Mr. J. Steven Evans, MedSolutions’ Vice President Finance, received a letter from Mr. Karls requesting additional information regarding MedSolutions. MedSolutions subsequently provided additional information responsive to Mr. Karl’s request to Stericycle.
     On December 18, 2006, Mr. ten Brink sent proposed terms for a business combination between Stericycle and MedSolutions to Mr. Fleeger by facsimile. The proposed terms provided for a price per share of approximately $1.56, to be paid approximately 50% in cash and 50% in promissory notes.
     On December 19, 2006, a regulary scheduled meeting of the Board of Directors of MedSolutions was held, during which Mr. Fleeger updated the directors on the conversations to date with Stericycle. The directors discussed the Stericycle level of interest and concluded that the tentative indication of value at approximately $1.56 per share of MedSolutions common stock warranted continued dialogue with Stericycle. Upon deliberation, the MedSolutions Board of Directors determined that MedSolutions’ management should continue discussions with Stericycle and that MedSolutions and its advisors should seek an increase in the consideration to be paid by Stericycle. The MedSolutions Board of Directors also authorized MedSolutions’ management to conduct discussions with a third party that had expressed interest in a potential business combination with MedSolutions. On December 23, 2006, Mr. Fleeger communicated to Mr. ten Brink that MedSolutions’ Board of Directors had reviewed Stericycle’s tentative proposal but had not reached a conclusion on it.
     During January 2007, MedSolutions’ management conducted negotiations with a third party that had expressed an interest in either acquiring MedSolutions by way of merger or purchasing substantially all of the assets and assuming certain of the liabilities of MedSolutions. The third party’s management initially proposed to pay approximately $45,000,000 (approximately $1.66 per share of MedSolutions common stock) in either a merger transaction or an asset transaction, approximately 70% of which would be in the form of cash and 30% of which would be in the form of notes payable over five years. However, after failing to obtain the approval of its board of directors for the proposed transaction terms, the third party’s management lowered its proposed purchase price for MedSolutions. After consultation with MedSolutions’ Board of Directors, MedSolutions’ management informed the third party that the newly proposed terms were unacceptable and terminated negotiations with such third party.
     On February 19, 2007, Mr. ten Brink sent revised proposed terms for a business combination between Stericycle and MedSolutions to Mr. Fleeger by email. The proposed terms provided for a price per share of approximately $2.00, to be paid 25% in cash and 75% in promissory notes. Stericycle’s and MedSolutions’ agreement to use promissory notes as part of the merger consideration is a result of Stericycle’s objectives of conserving its cash, avoiding additional borrowings under its revolving credit facility, and paying less than $2.00 per share for MedSolutions common stock on a present value basis using any discount rate greater than 4.5%. After receipt of such proposal, the Board of Directors of MedSolutions met by telephonic conference in order to consider Stericycle’s revised proposal. After deliberation, the MedSolutions Board of Directors directed Mr. Fleeger to continue to negotiate the terms for a proposed business combination with Stericycle.
     Several drafts of the proposed terms for the business combination were negotiated and revised by Stericycle, MedSolutions and their respective legal counsel between February 19 and March 7, 2007. In a telephone conversation regarding such revised drafts, Mr. ten Brink requested that Stericycle and MedSolutions enter into an additional confidentiality agreement permitting Stericycle to conduct additional due diligence, and an exclusivity agreement providing for an exclusivity period of 75 days during which MedSolutions would not seek or consider alternative business combination transactions. Stericycle’s legal counsel provided drafts of the proposed confidentiality agreement and exclusivity agreement to legal counsel for MedSolutions on March 7, 2007. Additional revisions were made by legal counsel for each of Stericycle and MedSolutions to the proposed terms for the business combination, the confidentiality agreement and the exclusivity agreement on March 7 and March 8, 2007.
     On March 7, 2007, the MedSolutions Board of Directors met by telephonic conference to discuss the proposed terms for the business combination, the confidentiality agreement and the exclusivity agreement. After deliberation, the MedSolutions Board of Directors authorized Mr. Fleeger to execute the confidentiality agreement and the exclusivity agreement on behalf of MedSolutions, subject to review of the definitive confidentiality agreement and exclusivity agreement by outside legal counsel to MedSolutions.
     During the week of March 12, 2007, Mr. Karls and a team of Stericycle representatives met with Mr. Fleeger, Mr. Evans, Mr. Larosee and other MedSolutions representatives at MedSolutions’ offices in Dallas, Texas to conduct due diligence on MedSolutions and further discuss the prospect of a merger between the companies. During March and April 2007, Stericycle completed its due diligence of MedSolutions.
     On April 16, 2007, MedSolutions engaged Van Amburgh to render a written opinion to the Board of Directors of MedSolutions regarding the fairness of the merger consideration to be received in connection with the merger by the holders of MedSolutions common stock from a financial point of view.
     On April 4, 2007, Stericycle distributed a draft merger agreement and a draft voting agreement prepared by Johnson and Colmar, Stericycle’s outside legal counsel, to MedSolutions and its outside legal counsel at that time, Fish & Richardson P.C. Over the following three months, the managements of MedSolutions and Stericycle and their respective financial advisors and outside legal counsel engaged in negotiations with respect to the merger agreement. The merger consideration was basically agreed to in the early drafts of the merger agreement. The most contentious points left to be resolved involved set offs to the merger consideration based on Stericycle’s due diligence investigation of MedSolutions and the ability to adjust the merger consideration downward after closing the transaction. As a result of Stericycle’s due diligence regarding trends in MedSolutions’ revenues and earnings, the parties agreed to extend the maturity date of the promissory notes from five years to seven years to avoid any downward adjustment in the original principal amount of the promissory notes. The right to reduce the principal amount of the promissory notes after the merger is consummated was also significantly negotiated. Because a large verdict was rendered against MedSolutions during these negotiations, Stericycle insisted on adjusting the merger consideration to the extent the judgment is not paid-in-full by MedSolutions’ insurance carrier. A cap on the liabilities Stericycle will assume was negotiated and any excess liabilities on MedSolutions’ books at the closing would adjust downward the merger consideration. Adjusting the merger consideration for a breach of MedSolutions’ representations and warranties was not subject to meaningful negotiation, but the length of time those representations and warranties stay in effect was negotiated. Finally, the potential downward adjustment to the merger consideration based on the gross revenues realized from certain customers of MedSolutions for the three months following closing was the subject of a good deal of negotiation in terms of selecting those customers and the measurement period of their revenue recognition.
     MedSolutions’ Board of Directors held a telephonic meeting on July 5, 2007 to review the proposed transaction. MedSolutions’ valuation advisor and Block & Garden, LLP, MedSolutions’ new outside legal counsel, also attended the meeting. At the meeting, MedSolutions’ Board of Directors discussed various aspects of the proposed transaction, including the proposed merger consideration, the terms of the merger agreement, and the written fairness opinion rendered by Van Amburgh that, as of the date of the opinion and based on and subject to the matters described in the opinion, the merger consideration to be received in the merger by the holders of MedSolutions common stock was fair, from a financial point of view, to such holders. MedSolutions’ outside legal counsel presented a summary of the terms of the merger agreement and discussed various legal issues with MedSolutions’ directors, including without limitation their fiduciary duties to MedSolutions’ shareholders. After further discussion on certain aspects of the proposed transaction, MedSolutions’ Board of Directors unanimously approved the merger, the terms of the merger agreement and the transactions contemplated by the merger agreement, and determined to recommend adoption of the merger agreement to the shareholders of MedSolutions.
     The MedSolutions Board of Directors considered appointing a special committee of outside directors to review the proposed merger with Stericycle, but having only five members, one of which is the President and Chief Executive Officer of MedSolutions, one of which is legal counsel to MedSolutions in connection with the merger, and two of which are creditors of MedSolutions, that would leave only one director, who was placed on the MedSolutions Board of Directors as the representative of MedSolutions’ largest shareholder, Tate Investments, LLC. The MedSolutions Board of Directors believed that the indebtedness owing to two directors would not factor into their decision on examining the merger as MedSolutions was in a much improved financial condition at the time of the proposed merger than when the loans were initially made. The MedSolutions Board of Directors also believed that its legal counsel would not be influenced by his relationship with MedSolutions in reviewing the merits of the proposed merger. Accordingly, the MedSolutions Board of Directors believed that the interests of the MedSolutions shareholders would be best served by the group acting in concert as opposed to one individual director making such an important decision.
     The Board of Directors of Stericycle approved the merger agreement in its then current form and the transaction contemplated by the merger agreement by the directors’ unanimous written consent as of June 14, 2007. The directors’ consent authorized Stericycle’s executive officers to enter into a merger agreement in a form and on terms substantially consistent with the form and terms approved by the directors.
     On July 6, 2007, following the approval by the boards of directors of both companies, Stericycle and MedSolutions executed the merger agreement. On July 6, 2007, MedSolutions publicly announced the execution of the merger agreement.
     Prior to the MedSolutions Board of Directors’ approval of entering into the confidentiality agreement and the exclusivity agreement with Stericycle mentioned above, management of MedSolutions actively solicited interest in a business combination or outright sale of MedSolutions with several companies in its industry as well as several private equity firms. At best, only a passing interest was expressed by the industry companies, and the private equity firms indicated that the financial terms of any transaction would be lower than those initially proposed by Stericycle in December 2006.

MedSolutions’ Reasons for the Merger
     The MedSolutions Board of Directors, at a special meeting held on July 5, 2007, unanimously determined that the merger and the merger agreement are advisable, fair to and in the best interests of MedSolutions and its shareholders. The MedSolutions Board of Directors has approved the merger agreement and unanimously recommends MedSolutions shareholders vote “FOR” approval and adoption of the merger agreement and the merger.
     In reaching its decision, the MedSolutions Board of Directors consulted with MedSolutions’ management and its valuation and legal advisors in this transaction. In concluding that the merger is in the best interests of MedSolutions and its shareholders, the MedSolutions Board of Directors considered a variety of factors, including the following:
•	the financial presentation of Van Amburgh, including its opinion dated June 30, 2007, to the MedSolutions Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration, as more fully described below under “— Opinion of MedSolutions’ Valuation Advisor”;

•	the MedSolutions Board of Directors’ familiarity with, and understanding of, MedSolutions’ business, financial condition, results of operations, current business strategy, earnings and prospects, and its understanding of Stericycle’s business, financial condition, results of operations, business strategy and earnings;

•	the possible alternatives to the merger, including:
•	other acquisition or combination possibilities for MedSolutions; and

•	the possibility of continuing to operate as an independent regulated medical waste management company under its current model focused in the southern and northeastern United States;
•	the range of possible benefits to MedSolutions’ shareholders of those alternatives and the timing and likelihood of accomplishing the goal of any of those alternatives, and the Board’s assessment that the merger with Stericycle presents an opportunity superior to those alternatives;

•	the fact that MedSolutions shareholders will receive substantial and adequate total consideration for their shares;

•	the MedSolutions Board of Directors’ understanding, following its review together with MedSolutions’ management and valuation advisors, of overall market conditions, and the Board’s determination that, in light of these factors, the timing of a potential transaction was favorable to MedSolutions and its shareholders; and

•	the consideration by the MedSolutions Board of Directors, with the assistance of its advisors, of the general terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of consummation of the merger, the proposed transaction structure, the termination provisions of the agreement and the MedSolutions Board of Directors’ evaluation of the likely time period necessary to close the transaction.
     The MedSolutions Board of Directors viewed all of the foregoing bullet points as favorably disposed to the merger. The valuation opinion reflected that MedSolutions’ shareholders were receiving fair value for their common stock. Another acquisition or merger party was remote, and continuing to operate independently, with the risks inherent therein, was not nearly attractive as the assuredness of receiving the merger consideration offered in the merger. Finally, the terms and conditions of the merger agreement, including the representations, warranties, covenants and indemnities MedSolutions was required to give, were fair to MedSolutions and did not pose undue risk that the merger consideration would be materially negatively adjusted as a result thereof.
     The MedSolutions Board of Directors also considered potential risks associated with the merger in connection with its evaluation of the proposed transaction, including:
•	the risks of the type and nature described under “Risk Factors” beginning on page 16;

•	the risk, which is common in transactions of this type, that the terms of the merger agreement, including provisions relating to Stericycle’s right to obtain information with respect to any alternative proposals and to a five-day negotiating period after receipt by MedSolutions of a superior proposal and MedSolutions’ payment of a termination fee under specified circumstances, might discourage other parties that could otherwise have an interest in a business combination with, or an acquisition of, MedSolutions from proposing such a transaction;

•	the interests of certain of MedSolutions’ executive officers and directors described under “Interests of MedSolutions Directors and Executive Officers in the Merger” beginning on page 49;

•	the restrictions on the conduct of MedSolutions’ business prior to the consummation of the merger, requiring MedSolutions to conduct its business in the ordinary course consistent with past practices subject to specific limitations, which may delay or prevent MedSolutions from undertaking business opportunities that may arise pending completion of the merger; and

•	the risks and contingencies related to the announcement and pendency of the merger, the possibility that the merger will not be consummated and the potential negative effect of public announcement of the merger on MedSolutions’ business and relations with customers and service providers, and operating results and MedSolutions’ ability to retain key management and personnel.
     The MedSolutions Board of Directors believed that the risk factors mentioned above were either not relevant, such as in the case with respect to the risk factor that MedSolutions may not be permitted to negotiate an alternative proposal to the merger (that prohibition lapsed prior to executing the merger agreement), or were neutral, such as the risk factors requiring MedSolutions to conduct its business in the ordinary course and the potential negative impact of not closing the merger once the proposed transaction was publicly announced.
     The MedSolutions Board of Directors discussed the loss of its shareholders’ ongoing investment in MedSolutions, but concluded that, in light of the risks of continued ownership and the great uncertainty of the value of an investment in MedSolutions, such continued ownership was not in the best interests of MedSolutions’ shareholders at the present time compared to the merger and the merger consideration to be paid to such shareholders, notwithstanding that the merger consideration is subject to downward adjustment. The adjustments, if any, would be losses realized by MedSolutions if it remained independent, other than any adjustments as a result of a breach of a representation and warranty by MedSolutions which the MedSolutions Board of Directors believes to be of very modest risk. For example, a downward adjustment to the merger consideration as a result of increased liabilities, loss of revenues, or payment of a litigation judgment would all equally negatively affect the value of a shareholder’s interest in MedSolutions.
     The MedSolutions Board of Directors did not consider the fact that financial data for the period after March 31, 2007 was not provided to Van Amburgh to be material to its review of the fairness opinion as the financial condition of MedSolutions between March 31, 2007 and June 30, 2007 did not materially change. No significant events affecting MedSolutions’ business or operations occurred between March 31, 2007 and June 30, 2007 other than the verdict rendered against EMSI as described in the section entitled “The Merger Agreement-Adjustments to Merger Consideration-Litigation Adjustment” on page 61 of the proxy statement/prospectus.
     The foregoing discussion of the information and factors discussed by the MedSolutions Board of Directors is not exhaustive but does include material factors considered by the MedSolutions Board of Directors. The MedSolutions Board of Directors did not quantify or assign any relative or specific weight to the various factors that it considered. Rather, the MedSolutions Board of Directors based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the MedSolutions Board of Directors may have given different weight to different factors.
Recommendation of the MedSolutions Board of Directors
     After careful consideration of the matters discussed above, the MedSolutions Board of Directors concluded that the proposed merger is in the best interest of the shareholders of MedSolutions.
     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF MEDSOLUTIONS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AS IN THE BEST INTERESTS OF MEDSOLUTIONS AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT MEDSOLUTIONS SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.
Stericycle’s Reasons for the Merger
     Stericycle anticipates that the acquisition of MedSolutions will increase Stericycle’s revenues and improve its operating margins by increasing route densities and expanding the geographic areas that it is able to serve efficiently. Because Stericycle uses a “hub and spoke” configuration of treatment facilities and transfer stations, the addition of MedSolutions’ customers and facilities will increase the number of customers that can be served by Stericycle’s existing routes or by new routes resulting from a realignment as appropriate of Stericycle’s and MedSolutions’ routes, thereby reducing per-stop collection costs, and the addition of MedSolutions’ facilities will shorten travel distances, thereby reducing overall transportation costs.

Opinion of MedSolutions’ Valuation Advisor
     Van Amburgh has rendered its written opinion, dated June 30, 2007, to the Board of Directors of MedSolutions to the effect that, as of that date and subject to the assumptions, limitations, qualifications and other matters described in its opinion, the merger consideration to be received in connection with the merger by the holders of MedSolutions common stock was fair, from a financial point of view, to such holders.
     The full text of Van Amburgh’s written opinion to MedSolutions’ Board of Directors, which sets forth the procedures followed, the assumptions made, qualifications and limitations on the review undertaken and other matters, is attached to this proxy statement/prospectus as Annex C. The summary of Van Amburgh’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion, which is incorporated by reference into this proxy statement/prospectus. Holders of MedSolutions common stock are encouraged to read the opinion in its entirety.
     The opinion of Van Amburgh does not constitute a recommendation as to how any shareholder should vote on the merger or any matter relevant to the merger agreement.
General
     Van Amburgh was selected by MedSolutions’ Board of Directors based on Van Amburgh’s qualifications, expertise and reputation. Van Amburgh is a nationally recognized valuation firm, and is regularly engaged in the evaluation of capital structures, valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.
     In the past, Van Amburgh and its affiliates have provided financial advisory services to MedSolutions unrelated to the merger for which they have received compensation. MedSolutions retained Van Amburgh in 2006 to provide financial advisory services in connection with its acquisition of SteriLogic Waste Systems, Inc. Van Amburgh or its affiliates may, in the future, provide investment banking and financial advisory services to Stericycle for which they would expect to receive compensation.
     Pursuant to an engagement letter between MedSolutions and Van Amburgh dated April 16, 2007, Van Amburgh was retained to render a written opinion to the Board of Directors of MedSolutions regarding the fairness of the merger consideration to be received, as subject to adjustment as set forth in the merger agreement, in connection with the merger by the holders of MedSolutions common stock from a financial point of view. On June 30, 2007, Van Amburgh rendered its written opinion to the Board of Directors of MedSolutions that, as of that date and subject to the assumptions, limitations, qualifications and other matters described in its opinion, the merger consideration to be received in connection with the merger by the holders of MedSolutions common stock was fair, from a financial point of view, to such holders. Van Amburgh received a fee of $17,500 for rendering such opinion, which was not contingent upon the completion of the merger. MedSolutions and Van Amburgh mutually determined the amount of the fee payable to Van Amburgh for rendering such opinion.
     The opinion of Van Amburgh was one of many factors taken into consideration by MedSolutions’ Board of Directors in making its determination to approve the merger and should not be considered determinative of the views of MedSolutions’ Board of Directors or management with respect to the merger or the merger consideration.

     Van Amburgh did not establish the amount of cash or the principal amount of the promissory note that will be received in exchange for each share of MedSolutions common stock as consideration for the merger. These amounts were determined pursuant to negotiations between MedSolutions and Stericycle and were approved by the Board of Directors of MedSolutions.
Procedures Followed
     In connection with rendering its opinion, Van Amburgh has, among other things:
•	reviewed a draft of the merger agreement and discussed with the officers of MedSolutions the course of other negotiations with Stericycle;

•	reviewed certain financial and other information about MedSolutions that was publicly available and that Van Amburgh deemed relevant;

•	reviewed certain internal financial and operating information, including financial projections relating to MedSolutions that were provided to Van Amburgh by MedSolutions, taking into account (a) the growth prospects of MedSolutions, (b) MedSolutions’ historical and current fiscal year financial performance and track record of meeting its forecasts, and (c) MedSolutions’ forecasts going forward and its ability to meet them;

•	met with MedSolutions’ management regarding the business prospects, financial outlook and operating plans of MedSolutions, and held discussions concerning the impact on MedSolutions and its prospects of the economy and the conditions in MedSolutions’ industry;

•	compared the valuation in the public market of companies Van Amburgh deemed similar to that of MedSolutions in market, services offered, and size;

•	reviewed public information concerning the financial terms of certain recent transactions that Van Amburgh deemed comparable to the merger; and

•	performed a discounted cash flow analysis to analyze the present value of the future cash flow streams that MedSolutions has indicated it expects to generate.
     In addition, Van Amburgh conducted such other studies, analyses and investigations and considered such other financial, economic and market factors and criteria as they considered appropriate in arriving at their opinion. Van Amburgh’s analyses must be considered as a whole. Considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed in the opinion delivered by Van Amburgh.
Assumptions Made and Qualifications and Limitations on Review Undertaken
     In rendering its opinion, Van Amburgh assumed and relied upon the accuracy and completeness of all of the financial information, forecasts and other information provided to or otherwise made available to Van Amburgh by MedSolutions or that was publicly available to Van Amburgh, and did not attempt, or assume any responsibility, to independently verify any of such information. The opinion of Van Amburgh is expressly conditioned upon such information, whether written or oral, being complete and accurate. In addition, in rendering its opinion, Van Amburgh assumed that the forecasts provided by MedSolutions had been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of MedSolutions’ management as to the future financial performances of MedSolutions. The forecasts projected that MedSolutions would have gross revenues of $16,061,448 and net income of $1,096,816 in fiscal year 2007. The forecasts provided by MedSolutions were reviewed by Van Amburgh in comparison to MedSolutions’ historical financial results. Based upon such review, Van Amburgh deemed the forecasts to be reasonable in terms of achievability.

     Van Amburgh assumed that the merger will be consummated in accordance with the merger agreement. In addition, Van Amburgh’s opinion noted that:
•	they have not conducted a physical inspection of MedSolutions’ properties and facilities;

•	they have not made nor obtained any evaluations or appraisals of the assets or liabilities (including without limitation any potential environmental liabilities) of MedSolutions;

•	their opinion is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of the opinion;

•	they assumed that there were no significant events impacting MedSolutions’ historical profitability between March 31, 2007 and June 30, 2007; and

•	their opinion does not address the relative merits of the merger as compared to other transactions or business strategies that might be available to MedSolutions, nor does it address MedSolutions’ underlying business decision to proceed with the merger.
Summary of Financial and Other Analyses
     The following is a summary of the material financial and other analyses presented by Van Amburgh to MedSolutions’ Board of Directors in connection with Van Amburgh’s opinion dated June 30, 2007. The financial and other analyses summarized below include information presented in tabular format. In order to fully understand Van Amburgh’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the financial and other analyses, including the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Van Amburgh’s analyses.
     Overview
     Van Amburgh analyzed the value of MedSolutions in accordance with the following methodologies, each of which is described in more detail below:
•	Discounted Cash Flow Analysis;

•	Guideline Company Analysis; and

•	Adjusted Book Value Analysis.
     These methodologies were used to determine an implied price range per share of MedSolutions common stock, which was then compared to the merger consideration. The following table summarizes the results of the analyses and should be read together with the more detailed descriptions set forth below:

Fair Market Value
Methodology	Estimate Range
Discounted Debt-Free Net Cash Flow (Income) Approach to Value	$37,100,000 to $45,400,000
Guideline Company (Market) Approach to Value	$38,600,000 to $41,700,000
Adjusted Book Value (Cost) Approach to Value	N/A
Total Range	$37,100,000 to $45,400,000

     Discounted Cash Flow Analysis
     Van Amburgh’s first valuation analysis was based upon the Discounted Debt-Free Net Cash Flow (Income) Approach to Value. This approach involved a projection of future revenues and expenses based upon present operations and expectations. The calculated earnings stream was discounted back to present value at discount rates ranging from 14% to 16%, a weighted average cost of capital (discount rate) range believed by Van Amburgh to balance the potential risks with the potential rewards as viewed by an objective investor. Values in a range from $37,100,000 (using a 16% discount rate) to $45,400,000 (using a 14% discount rate) were determined using this approach.
     Guideline Company Analysis
     Van Amburgh’s second analysis was based upon the Guideline Company (Market) Approach to Value. Values determined from recent minority public guideline company trades, private sale transactions, possible transaction indicators, planned trades, and/or trades of equivalent assets were considered under this approach. Fair market value estimates in a range from $38,600,000 to $41,700,000 were determined using this approach.
     The selected companies used by Van Amburgh in the Guideline Company Analysis were:
•	Donno Compant;

•	SteriLogic Waste Systems, Inc.;

•	Miners Group;

•	A&J Cartage, Inc.;

•	Waste Stream Environmental, Inc.;

•	Romic Environmental Technologies Corporation;

•	Bonham Management Group, Inc.;

•	Liberty Disposal, Inc.;

•	Incendere, Inc.;

•	7-7, Inc.;

•	Stericycle, Inc.;

•	American Ecology Corporation;

•	Microtek Medical Holdings, Inc.; and

•	Steris Corporation.
     The comparable guideline companies included in the Guideline Company Analysis were all operating within Standard Industrial Classification (“SIC”) code number 4953, Refuse Systems. The private company sales transactions (10 transactions) were selected from a comparable company search of SIC code number 4953 transactions using the “Pratt’s Stats” computer database of private sales transactions. The only companies excluded were companies that operated landfills, trash hauling operations, container manufacturers, and other sectors that bore no relation to medical waste or hazardous waste processing. The public company guideline transactions consisted of five publicly-traded guideline companies. The selection process involved both an SIC code number 4953 search and text searches (“medical waste,” “hazardous waste,” “refuse systems,” “waste removal,” and “waste disposal”). The SIC code number 4953 and text searches were performed using the “10-K Wizard” database, which accesses the SEC’s EDGAR database. Additional financial information and stock price information was secured from Yahoo Finance. No companies were excluded from Van Amburgh’s public company analysis.
     Adjusted Book Value Analysis
     Van Amburgh’s third analysis was based upon the Adjusted Book Value (Cost) Approach to Value. This analysis required adjusting each asset and each actual and potential liability of MedSolutions to present fair market value in order to establish the present estimated cost of duplicating the assets and liabilities of its business. The value indicated by this analysis often understates the fair market value of the subject company because it does not consider goodwill and other elements of intangible value. Due to the earnings potential of MedSolutions and the presence of significant intangible asset value, the Adjusted Book Value (Cost) Approach to Value was calculated more for informational purposes than for value indication purposes. The book value of MedSolutions’ shareholders’ equity was $4,606,561 as of the date of Van Amburgh’s opinion. Van Amburgh disregarded this valuation method because it did not believe it accurately reflected MedSolutions’ value.
     After these three approaches to value were considered, the applicability and practical application of each were examined by Van Amburgh and other relevant factors were weighted. Based upon Van Amburgh’s personnel’s experience in valuing closely-held companies, the most representative value of 100% of MedSolutions’ common stock, as of the date of their opinion, was in a range from $37,100,000 to $45,400,000. The total amount to be paid by Stericycle to MedSolutions shareholders pursuant to the merger agreement is $54,323,871.
Conclusion
     Van Amburgh determined and issued its written opinion to the Board of Directors of MedSolutions to the effect that as of June 30, 2007, and subject to the assumptions, limitations, qualifications and other matters described in its opinion, the merger consideration to be received in connection with the merger by the holders of MedSolutions common stock was fair, from a financial point of view, to such holders.
Accounting Treatment
     Stericycle will account for the merger using the purchase method of accounting.
Regulatory Matters
     Other than as we describe in this document, the merger does not require the approval of any other U.S. federal or state or foreign agency.
Appraisal and Dissenters’ Rights
     Under the Texas Business Corporation Act (the “TBCA”), you have the right to demand appraisal in connection with the merger and to receive, in lieu of the merger consideration, payment in cash, without interest, for the fair value of your shares of MedSolutions common stock as determined by an appraiser selected in a Texas state court proceeding. Holders of MedSolutions common stock electing to exercise appraisal rights must comply with the provisions of Article 5.12 of the TBCA in order to perfect their rights. MedSolutions will require strict compliance with the statutory procedures.
     The following is intended as a summary of the material provisions of the Texas statutory procedures required to be followed by a MedSolutions shareholder in order to demand and perfect appraisal rights. Shareholders who desire more information than provided in the following summary should review Article 5.12 of the TBCA, the full text of which appears in Annex D to this proxy statement/prospectus.
     This proxy statement/prospectus constitutes MedSolutions’ notice to its shareholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Article 5.12 of the TBCA. If you wish to consider exercising your appraisal rights, you should carefully review the text of Article 5.12 contained in Annex D since failure to timely and properly comply with the requirements of Article 5.12 will result in the loss of your appraisal rights under Texas law.
     If you elect to demand appraisal of your shares of MedSolutions common stock, you must satisfy each of the following conditions:

•	prior to the special meeting you must deliver to MedSolutions a written objection to the merger and your intention to exercise your right to dissent in the event that the merger is effected and setting forth the address at which notice shall be delivered in that event;

•	this written objection must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Article 5.12;

•	you must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. Failing to vote against adoption of the merger agreement will not constitute a waiver of your appraisal rights;

•	you must continuously hold your shares through the effective time of the merger.
     If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the fixed combination of the cash consideration and the note consideration for each share of MedSolutions common stock as provided for in the merger agreement if you are the holder of record at the effective time of the merger, but you will have no appraisal rights with respect to your shares of MedSolutions common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.
     All written objections should be addressed to MedSolutions’ Secretary at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The written objection must reasonably inform MedSolutions of the identity of the shareholder and the intention of the shareholder to demand appraisal of his, her or its shares.
     To be effective, a written objection by a holder of MedSolutions common stock must be made by or on behalf of the shareholder of record. The written objection should set forth, fully and correctly, the shareholder of record’s name as it appears on his or her stock certificate(s) and should specify the holder’s mailing address and the number of shares registered in the holder’s name. The written objection must state that the person intends to exercise his, her or its right to dissent under Texas law in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to MedSolutions. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written objection should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the written objection should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the written objection for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the written objection, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written objection should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the written objection will be presumed to cover all shares held in the name of the record owner.

     If you hold your shares of MedSolutions common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
     Within 10 days after the effective time of the merger, the surviving corporation to the merger must give written notice that the merger has become effective to each MedSolutions shareholder who has properly filed a written objection and who did not vote in favor of the merger agreement. Each shareholder who has properly filed a written objection has 10 days from the delivery or mailing of the notice to make written demand for payment of the fair value for the shareholder’s shares. The written demand must state the number of shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder who fails to make written demand within 10 days of the delivery or mailing of the notice from the surviving corporation that the merger has become effective will not be entitled to any appraisal rights. Any shareholder making a written demand for payment must submit to the surviving corporation for notation any certificated shares held by that shareholder which are subject to the demand within 20 days after making the written demand. The failure by any shareholder making a written demand to submit its certificates may result in the termination of the shareholder’s appraisal rights.
     The surviving corporation has 20 days after its receipt of a demand for payment to provide notice that the surviving corporation (i) accepts the amount claimed in the written demand and agrees to pay the amount claimed within 90 days from effective time of the merger, or (ii) offers to pay its estimated fair value of the shares within 90 days after the effective time.
     If, within 60 days after the effective time of the merger, the surviving corporation and a shareholder who has delivered written demand in accordance with Article 5.12 do not reach agreement as to the fair value of the shares, either the surviving corporation or the shareholder may file a petition in any Texas state court, with a copy served on the surviving corporation in the case of a petition filed by a shareholder, demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition if there are objecting shareholders. Accordingly, it is the obligation of MedSolutions’ shareholders to initiate all necessary action to perfect their appraisal rights in respect of shares of MedSolutions common stock within the time prescribed in Article 5.12. The failure of a shareholder to file such a petition within the period specified could nullify the shareholder’s previously written demand for appraisal.
     If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 10 days after receiving service of a copy of the petition, to provide the office of the clerk of the court in which the petition was filed with a list containing the names and addresses of all shareholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached.
     After notice to dissenting shareholders, the court will conduct a hearing upon the petition, and determine those shareholders who have complied with Article 5.12 and who have become entitled to the appraisal rights provided thereby.
     After determination of the shareholders entitled to appraisal of their shares of MedSolutions common stock, the court will appraise the shares, determining their fair value. When the value is determined, the court will direct the payment of such value to the shareholders entitled to receive the same, immediately to the holders of uncertificated shares and upon surrender by holders of the certificates representing shares.

     Pursuant to Article 5.12, the fair value of your shares is the value of such shares as of the day immediately preceding the date of the special meeting, excluding any appreciation or depreciation in anticipation of the merger. You should be aware that the fair value of your shares as determined under Article 5.12 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.
     Costs of the appraisal proceeding may be imposed upon the surviving corporation and the shareholders participating in the appraisal proceeding by the court as the court deems equitable in the circumstances. Upon the application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any shareholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the shareholder delivers a written withdrawal of such shareholder’s demand for appraisal and an acceptance of the terms of the merger prior to the filing of a petition for appraisal, then the right of that shareholder to appraisal will cease and that shareholder will be entitled to receive the cash and note consideration for shares of his, her or its MedSolutions common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made after the filing of a petition for appraisal may only be made with the written approval of the surviving corporation.
     Failure to comply with all of the procedures set forth in Article 5.12 will result in the loss of a shareholder’s statutory appraisal rights. In view of the complexity of Article 5.12, MedSolutions’ shareholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.
     If the number of shares of dissenting stock exceeds 7.5% of the outstanding shares of MedSolutions common stock outstanding immediately prior to the effective time of the merger, then Stericycle may elect not to consummate the merger.
Deregistration of MedSolutions Common Stock
     If the merger is completed, the shares of MedSolutions common stock will be deregistered under the Securities Exchange Act of 1934.

INTERESTS OF MEDSOLUTIONS DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
     In considering the recommendation of the MedSolutions Board of Directors with respect to the merger, MedSolutions shareholders should be aware that some directors and executive officers of MedSolutions have interests in the merger that are different from, or in addition to, the interests of MedSolutions shareholders generally. The MedSolutions Board of Directors was aware of those interests and took them into account in approving and adopting the merger agreement and recommending that MedSolutions shareholders vote to approve and adopt the merger agreement. Those interests are summarized below.
Stock Options
     All options to purchase MedSolutions common stock granted under MedSolutions’ equity compensation plans that are outstanding immediately prior to the effective time of the merger are fully vested. At the effective time of the merger, each outstanding MedSolutions stock option will be cancelled and converted into the right to receive the cash consideration and the note consideration in respect of the “in-the-money” value of the option. See “The Merger Agreement — Treatment of MedSolutions Options” beginning on page 55.
     The following table shows, as of October 8, 2007, the number of shares of MedSolutions common stock subject to vested and unexercised stock options held by MedSolutions’ named executive officers and directors.

		Value of Stock
	Number of	Options
	Stock	(At $2.00 per share
Name and Principal Position	Options	net of exercise price)
Matthew H. Fleeger, President, Chief Executive Officer & Director	0	$0.00
Winship B. Moody, Sr., Chairman of the Board of Directors	0	$0.00
Ajit S. Brar, Director	93,208	$110,510.00
David L. Mack, Director	62,222	$77,777.50
Steven R. Block, Director	0	$0.00
Lonnie P. Cole, Sr., Senior Vice President—Sales	0	$0.00
J. Steven Evans, Vice President—Finance	145,665	$178,998.25
Alan E. Larosee, Vice President—Operations	221,666	$273,332.50
James M. Treat, Vice President—Business Development	173,333	$216,666.25
Mark M. Altenau, Former Director in 2006	69,833	$77,166.25
Severance Payments
     Pursuant to the merger agreement, all employment agreements entered into between MedSolutions and its employees, including its executive officers, will be terminated at or prior to closing, and such employees will be paid all severance benefits payable in connection with such terminations. The following table sets forth the lump sum cash payments that MedSolutions’ named executive officers will receive if the merger is consummated.

Cash Severance
Executive Officer	Payments
Matthew H. Fleeger	$600,000.00
Lonnie P. Cole, Sr.	$100,000.00
J. Steven Evans	$109,000.00
Alan E. Larosee	$109,537.50
James M. Treat	$111,300.00

Positions of Certain MedSolutions Executive Officers After the Merger
     Stericycle intends to retain, pursuant to a letter agreement to be executed in connection with the closing of the merger, Matthew H. Fleeger, MedSolutions’ President and Chief Executive Officer, or a company affiliated with Mr. Fleeger as a consultant for a period of six months beginning on the closing date of the merger to provide transition management and other services. Mr. Fleeger or his affiliated company will receive aggregate consulting fees of $96,900 for such services as well as health insurance coverage for Mr. Fleeger and his dependents. Subject to landlord approval, Stericycle also intends to sublease MedSolutions’ current corporate office space to Mr. Fleeger beginning on the six-month anniversary of the closing date of the merger, at the rental rates and for the remaining term as specified in MedSolutions’ current office lease.
     Stericycle may also retain additional officers or employees of MedSolutions to provide transitional services on a consulting basis after the closing of the merger.
Ownership of MedSolutions Common Stock
     MedSolutions’ directors and executive officers and their affiliates beneficially owned, as of the record date, approximately 13.6% of the outstanding MedSolutions common stock, including those shares of MedSolutions common stock underlying outstanding stock options and convertible debt.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     The following discussion summarizes certain material U.S. federal income tax consequences of the merger to U.S. holders. This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated under the Internal Revenue Code, court decisions, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to U.S. holders who hold MedSolutions shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as tax exempt organizations, foreign persons or entities, S corporations or other pass-through entities, financial institutions, insurance companies, broker-dealers, holders who hold MedSolutions shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of MedSolutions shares and one or more investments, holders with a “functional currency” (as defined in the Internal Revenue Code) other than the U.S. dollar, persons who exercise appraisal rights, and persons who acquired MedSolutions shares in compensatory transactions. Further, this discussion does not address any aspect of state, local or foreign taxation. No ruling has been or will be obtained from the Internal Revenue Service regarding any matter relating to the merger. No assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax aspects described below. Holders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local and foreign tax laws.
     As used in this summary, a “U.S. holder” includes:
•	an individual U.S. citizen or resident alien;

•	a corporation, partnership or other entity created or organized under U.S. law (federal or state);

•	an estate whose worldwide income is subject to U.S. federal income tax; or

•	a trust if a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
     If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of MedSolutions shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of MedSolutions shares that are partnerships and partners in these partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of MedSolutions shares in the merger.
     THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN LIGHT OF YOUR OWN SITUATION.
     This summary of certain material U.S. federal income tax considerations, and any other discussion in this proxy statement/prospectus of the tax consequences or tax risks of the merger to U.S. holders of MedSolutions common stock (collectively, “written discussion”) is not intended nor written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on such person. The written discussion was prepared to support the marketing of the transaction(s) or matter(s) addressed by such written discussion, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Tax Consequences of the Merger to U.S. Holders of MedSolutions Common Stock
The Merger
     The receipt of the merger consideration in the merger will result in a taxable transaction for United States federal income purposes and also may result in a taxable transaction under applicable state, local and other income tax laws. In general, under Section 1001 of the Internal Revenue Code of 1986, as amended (the “Code”), a holder of MedSolutions common stock will recognize gain or (subject to the limitations under Section 267 of the Code) loss equal to the difference between his or her adjusted tax basis in the MedSolutions common stock surrendered as determined under Section 1011 of the Code and the fair market value of the cash and promissory notes received, if any.
     If a MedSolutions shareholder effectively dissents from the merger and receives cash for his, her or its shares, such cash will be treated as having been received by that shareholder as a distribution in redemption of his, her or its MedSolutions common stock, subject to the provisions and limitations of Section 302 of the Code, which determines whether a distribution in redemption of stock is treated as a payment in exchange for the stock or as a dividend. Where as a result of such distribution, a shareholder owns no MedSolutions common stock, either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her MedSolutions common stock, and not as a dividend.
     Assuming that the shares of MedSolutions common stock have been held as a capital asset, the gain or loss recognized by a MedSolutions shareholder generally will constitute a capital gain or loss, other than, with respect to the exercise of dissenters’ rights, amounts, if any, which are treated as a dividend under Section 302 of the Code (and taxable as such), or which constitute interest or are deemed to constitute interest for federal income tax purposes (which amounts will be taxable as ordinary income). The gain will constitute short-term capital gain or loss subject to ordinary income tax rates if, at the effective time of the merger, the shares of MedSolutions common stock were held for one year or less. If the shares were held for more than one year, the capital gain or loss would be long-term, subject in the case of individual shareholders, estates and certain trusts to tax at a maximum United States federal income tax rate of 15% for 2007.
     With certain exceptions, installment sale treatment under Section 453 of the Code may be available for purposes of reporting gain attributable to the promissory note portion of the merger consideration received pursuant to the Merger. The installment method permits gain (but not loss) from installment sales to be taxed as the shareholder receives installment payments instead of being taxed in full in the year of the merger.
     A shareholder may elect out of installment sale treatment. If a shareholder makes such an election, taxable gain will be recognized to the same extent as if the shareholder’s shares had been exchanged for cash in the amount of the face value of the promissory note.
     The benefits of the installment method of reporting gain on installment sales are limited by a number of statutory rules including the following: (i) the pledge of certain installment obligations is treated as a payment resulting in the recognition of gain; (ii) a disposition of an installment obligation generally triggers the recognition of any deferred gain remaining on the sale; and (iii) the installment method is generally not available in respect of dispositions by dealers. Furthermore, where the installment method does apply, a special interest rule applicable to an installment obligation arising from a disposition of property with a sales price in excess of $150,000 may apply, with the possible effect of diminishing or eliminating the economic benefit of the deferral.

     If the Internal Revenue Service were to successfully assert that the promissory notes do not qualify for installment treatment, then MedSolutions shareholders would not be able to defer the recognition of a portion of their gain during the term of the promissory notes. Taxpayers are urged to consult their own independent tax advisors to consider the possible effects of installment reporting of gain allocated to the promissory note portion of the payments received pursuant to the merger, and the possible effects of electing out of the installment method.
     Because the stated interest rate payable on the promissory notes is less than the relevant applicable federal rate (“AFR”), additional interest under the promissory notes will be imputed by reason of the imputed interest rules of Sections 1274 or 483 of the Code, as applicable. The relevant AFR is calculated by determining the appropriate term of the debt instrument (short-, mid- or long-term) and applying the lowest AFR during the three-month periods ending with the month in which the merger agreement was signed and the month in which the merger occurs. The promissory notes will be considered mid-term debt for these purposes. The lowest AFR for mid-term debt during May, June and July, 2007 was 4.62%.
     The imputed interest rules will have the effect of re-characterizing as interest, for federal income tax purposes, a portion of the principal to be paid on the promissory notes because the relevant AFR exceeds the nominal interest of 4.5% or 3.5% payable on the promissory notes. You are urged to consult your own tax advisor to determine how the imputed interest rules will affect you.
Backup Withholding
     United States federal income tax law requires that a holder of MedSolutions shares provide the payment agent with his or her correct taxpayer identification number, which is, in the case of a U.S. holder who is an individual, a social security number, or, in the alternative, establish a basis for exemption from backup withholding. Exempt holders, including, among others, corporations and some foreign individuals, are not subject to backup withholding and reporting requirements. If the correct taxpayer identification number or an adequate basis for exemption is not provided, a holder will be subject to backup withholding on any reportable payment. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against that U.S. holder’s U.S. federal income tax and may entitle the U.S. holder to a refund, if the required information is furnished to the Internal Revenue Service.
     To prevent backup withholding, each holder of MedSolutions shares must complete the Substitute Form W-9 which will be provided by the payment agent with the transmittal letter and certify under penalties of perjury that:
•	the taxpayer identification number provided is correct or that the holder is awaiting a taxpayer identification number, and

•	the holder is not subject to backup withholding because
•	the holder is exempt from backup withholding,

•	the holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of the failure to report all interest or dividends, or

•	the Internal Revenue Service has notified the holder that he is no longer subject to backup withholding.
     The Substitute Form W-9 must be completed, signed and returned to the payment agent.

THE MERGER AGREEMENT
     The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is attached as Annex A and incorporated by reference into this proxy statement/prospectus.
     The merger agreement contains representations and warranties Stericycle and MedSolutions made to each other. The assertions embodied in MedSolutions’ representations and warranties are qualified by information in confidential disclosure schedule that MedSolutions has provided to Stericycle in connection with signing the merger agreement. The disclosure schedule contain information that modifies, qualifies and creates exceptions to MedSolutions’ representations and warranties set forth in the attached merger agreement. Accordingly, you should keep in mind that MedSolutions’ representations and warranties are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in MedSolutions’ general prior public disclosures, as well as additional information, some of which is non-public. Neither Stericycle nor MedSolutions believe that MedSolutions’ disclosure schedule contains information that the securities laws require them to publicly disclose except as discussed in this proxy statement/prospectus. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and that information may or may not be fully reflected in the companies’ public disclosures.
Structure of the Merger
     Upon the terms and subject to the conditions of the merger agreement, and in accordance with the TBCA, at the effective time of the merger, TMW Acquisition Corporation, a wholly-owned subsidiary of Stericycle, which we refer to as Merger Sub, will be merged with and into MedSolutions. MedSolutions will continue as the surviving corporation and a wholly-owned subsidiary of Stericycle. The separate corporate existence of Merger Sub will cease. The effectiveness of the merger will not affect the separate corporate existence of MedSolutions’ subsidiaries, which will remain subsidiaries of MedSolutions following the merger.
Timing of Closing
     The closing date of the merger will occur as soon as possible following the date on which all conditions to the merger, other than those conditions that by their nature are to be satisfied at the closing, have been satisfied or waived. Stericycle and MedSolutions expect to complete the merger during the fourth quarter of 2007. However, we do not know how long after the MedSolutions special meeting the closing of the merger will take place. Stericycle and MedSolutions hope to have the significant conditions satisfied so that the closing can occur immediately following the special meeting. However, there can be no assurance that such timing will occur or that the merger will be completed during the fourth quarter of 2007 as expected.
     As soon as practicable after the closing of the merger, Merger Sub and MedSolutions will file a certificate of merger with the Secretary of State of the State of Texas. The effective time of the merger will be the time Merger Sub and MedSolutions file the certificate of merger with the Secretary of State of the State of Texas or at a later time as we may agree and specify in the certificate of merger.
Merger Consideration
     At the effective time of the merger, each outstanding share of MedSolutions common stock (other than any shares owned directly or indirectly by MedSolutions, Stericycle or Merger Sub and those shares held by dissenting shareholders) will be converted into the right to receive $0.50 in cash, without interest, and a promissory note in the principal amount of $1.50. We refer to the aggregate amount of the cash consideration and the note consideration to be received by MedSolutions shareholders pursuant to the merger as the merger consideration. The aggregate merger consideration is subject to adjustment after the closing of the merger in certain events. See “The Merger Agreement — Adjustments to Merger Consideration” beginning on page 59 of this proxy statement/prospectus. At the closing of the merger, $125,000 of the aggregate cash consideration will be placed into an escrow account for use by the shareholder representative for the costs and expenses of fulfilling its duties under the merger agreement. See “The Merger Agreement — Shareholder Representative” beginning on page 62 of this proxy statement/prospectus.
     The promissory notes will be payable in seven installments of interest only due on each of the first six anniversaries of the date on which the merger closes and one final installment of principal and interest due on the seventh anniversary of such closing date, and will bear interest, at the election of each holder of shares of MedSolutions common stock, at the annual rate of either 3.5% (if such shareholder elects to have such promissory note supported by a master letter of credit) or 4.5% (if such shareholder does not elect such support). Holders of the promissory notes will not have any voting rights with respect to Stericycle. See “Description of Promissory Notes” beginning on page 71 of this proxy statement/prospectus.
     The promissory notes will be subject to payment offset and reduction and principal reduction pursuant to the merger consideration adjustment, litigation payment adjustment and indemnification provisions of the merger agreement or in the event that the expenses of the payment agent and the indenture trustee exceed $80,000. See “The Merger Agreement — Payment Procedures,” “The Merger Agreement — Representations and Warranties and Indemnification,” and “The Merger Agreement — Adjustments to Merger Consideration — Application of Closing Balance Sheet and Revenue Adjustments” and “ — Litigation Adjustment” beginning on pages 56, 57 and 61 of this proxy statement/prospectus, respectively.
Treatment of MedSolutions Options
     All MedSolutions stock options have vested. At the effective time of the merger, the MedSolutions stock options will be canceled and converted to a right to receive the merger consideration for each deemed outstanding MedSolutions option share. The number of deemed outstanding MedSolutions option shares attributable to each MedSolutions stock option will be equal to the net number of shares of MedSolutions common stock (rounded down to the next whole share) that would have been issued upon a cashless exercise of that MedSolutions stock option immediately before the effective time of the merger. That net number of shares will be computed by deducting from the shares of MedSolutions common stock that would be issued to the option holder a number of deemed surrendered shares of MedSolutions common stock which is equal to the fair value of (i) the exercise price of a MedSolutions stock option to be paid by the option holder and (ii) all amounts required to be withheld and paid by MedSolutions for federal taxes and other payroll withholding obligations as a result of such exercise (using an assumed tax rate of 35%). The fair value of each deemed surrendered share of MedSolutions common stock, for purposes of determining the net number of shares, will be equal to $2.00.
Conversion of Shares
     At the effective time of the merger, each outstanding share of MedSolutions common stock (other than shares held by MedSolutions, Stericycle or Merger Sub and shareholders who properly exercise their dissenters’ rights) will automatically be canceled and retired, will cease to exist and will be converted into the right to receive the merger consideration. Shares of MedSolutions common stock owned by MedSolutions will be canceled in the merger without payment of any merger consideration.
     Prior to the completion of the merger, Stericycle will deposit with the payment agent, for the benefit of the holders of MedSolutions common stock and stock options to purchase MedSolutions common stock, an amount in cash and promissory notes sufficient to effect the conversion of MedSolutions common stock and exercised stock options into the cash and note consideration to be paid in the merger. Stericycle has appointed LaSalle Bank National Association, Chicago, Illinois to act as payment agent for the merger.
Payment Procedures
     As soon as reasonably practicable after the effective time of the merger, the payment agent will send to each holder of MedSolutions common stock a letter of transmittal for use in the payment of the merger consideration and instructions explaining how to surrender MedSolutions shares to the payment agent. Holders of MedSolutions common stock who surrender their certificates to the payment agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration.
     At the effective time of the merger, the stock transfer books of MedSolutions will be closed and no further issuances or transfers of MedSolutions common stock will be made. If, after the effective time, valid MedSolutions stock certificates are presented to the surviving corporation for any reason, they will be cancelled and exchanged as described above to the extent allowed by applicable law.
     The payment agent will deliver to MedSolutions, as the surviving corporation, any promissory notes to be issued in the merger and any funds set aside by Stericycle to pay the cash consideration that are not claimed by former MedSolutions shareholders within six months after the effective time of the merger. Thereafter, the surviving corporation will act as the payment agent and former MedSolutions shareholders may look only to the surviving corporation for payment of their merger consideration, provided that the payment agent will continue to disburse payments due under the promissory notes that have been duly issued to holders of MedSolutions common stock. None of MedSolutions, Stericycle, the surviving corporation, the payment agent or any other person will be liable to any former MedSolutions shareholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
     Stericycle will pay for the expenses of the payment agent and the indenture trustee incurred in connection with the payment of the merger consideration in an aggregate amount up to $80,000. Any reasonable expenses of the payment agent in excess of $80,000 will be paid by Stericycle and reimbursed by reducing the principal amount of the promissory notes by the amount of such expenses on a pro rata basis. Any such principal reduction is referred to in this proxy statement/prospectus as an “expense payment principal reduction.”
     MEDSOLUTIONS STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD. MEDSOLUTIONS STOCK CERTIFICATES SHOULD BE RETURNED WITH THE TRANSMITTAL LETTER AND ACCOMPANYING INSTRUCTIONS WHICH WILL BE PROVIDED TO MEDSOLUTIONS SHAREHOLDERS BY THE PAYMENT AGENT FOLLOWING THE EFFECTIVE TIME OF THE MERGER.

Directors and Officers of the Surviving Corporation After the Merger
     Under the merger agreement, the directors and officers of Merger Sub immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation at and after the effective time of the merger.
Representations and Warranties and Indemnification
     The merger agreement contains customary and substantially reciprocal representations and warranties made by each party to the other. MedSolutions’ representations and warranties to Stericycle and Merger Sub relate to, among other things:
•	corporate organization, qualification and good standing;

•	corporate power and authority to enter into the merger agreement, and due execution, delivery and enforceability of the merger agreement;

•	the ownership of equity interests in other entities, including the ownership of the equity interests of MedSolutions’ subsidiaries;

•	the absence of proxies or voting agreements with respect to the stock of our subsidiaries and the absence of any option, warrant or other commitment obligating MedSolutions or any of its subsidiaries to issue, sell, redeem or repurchase any equity interest in any of our subsidiaries;

•	the participation by MedSolutions and its subsidiaries in joint ventures;

•	absence of a breach of charter documents, bylaws, material agreements, instruments or obligations, or applicable law as a result of the merger;

•	consents, approvals, orders, authorizations, registrations, declarations, filings and permits required to enter into the merger agreement or to complete the transactions contemplated by the merger agreement;

•	timely and accurate filings with the Securities and Exchange Commission in compliance with applicable rules and regulations;

•	financial statements;

•	capital structure;

•	list of MedSolutions’ equipment;

•	MedSolutions’ real property and real property leases;

•	absence of undisclosed liabilities;

•	absence of specified adverse changes or events since January 1, 2007;

•	material contracts;

•	compliance with laws, material agreements and permits;

•	governmental regulation;

•	material litigation, material judgments or injunctions and absence of undisclosed investigations or litigation;

•	absence of certain restrictive agreements or arrangements;

•	tax matters;

•	the amount of MedSolutions’ net operating loss for federal tax purposes as of December 31, 2006;

•	employee benefit plans and labor matters;

•	employee contracts and benefits;

•	insurance matters;

•	intellectual property;

•	title to assets;

•	environmental matters;

•	brokers and finders’ fees;

•	required vote of MedSolutions shareholders to approve the merger;

•	recommendation of MedSolutions’ Board of Directors;

•	absence of preferential purchase or repurchase rights;

•	inapplicability of Texas anti-takeover statute;

•	accuracy of information provided for inclusion in this proxy statement/prospectus.
     The representations and warranties in the merger agreement are subject to materiality and knowledge qualifications in many respects and survive the closing of the merger agreement until the first anniversary of the closing date of the merger, with the exception of MedSolutions’ representations and warranties relating to environmental and tax matters, which will survive the closing and continue until the date that is 90 days after the expiration of the underlying statutes of limitations for such matters.
     Pursuant to the merger agreement, Stericycle may assert an indemnification claim for any loss, damage, cost or expense (including reasonable attorneys’ fees) that is caused by, arises out of or relates to any breach of any representation and warranty by MedSolutions in the merger agreement or in the officer’s certificate to be delivered by MedSolutions to Stericycle at closing. Any such indemnification claim must be asserted prior to the expiration of the representation or warranty in question. Except in certain limited instances, Stericycle may not assert an indemnification claim until the aggregate amount for which indemnification is sought exceeds $100,000, and if such threshold is reached, may then assert its claim only for the portion of the indemnification claim in excess of $100,000. Any subsequent indemnification claims after the $100,000 threshold is met are not subject to any further thresholds.
     Stericycle may assert an indemnification claim by providing written notice to the shareholder representative. If the shareholder representative does not object to an indemnification claim within 30 days of its receipt of such written notice, Stericycle’s indemnification claim will be considered undisputed. If the shareholder representative gives written notice to Stericycle within such 30-day period that the shareholder representative objects to Stericycle’s indemnification claim, Stericycle and the shareholder representative will attempt in good faith to resolve their differences. If Stericycle and the shareholder representative fail to resolve their disagreement within 30 days of the date on which Stericycle receives notice of the shareholder representative’s objection, either party may submit the disputed indemnification claim for binding arbitration before the American Arbitration Association in Chicago, Illinois or Dallas, Texas.
     To the extent that any indemnification claim by Stericycle is undisputed or is resolved in Stericycle’s favor, either by agreement with the shareholder representative or by binding arbitration, the indemnification claim will reduce the aggregate amounts next becoming due under the promissory notes on a pro rata basis. This reduction will be Stericycle’s sole means of satisfying an indemnification claim. Any such reduction is referred to in this proxy statement/prospectus as an “indemnification claim payment reduction.”
Adjustments to Merger Consideration
Closing Balance Sheet Adjustment
     Pursuant to the merger agreement, following the closing of the merger, Stericycle and the shareholder representative will determine MedSolutions’ adjusted liabilities (as defined below) and adjusted current assets (as defined below), in each case as of the date of the closing. If the excess of MedSolutions’ adjusted liabilities over its adjusted current assets as of the closing date (the “liability excess”) is less than $4,340,000 (including no more than $90,000 in capital expenditures since May 31, 2007), the aggregate merger consideration will be increased by an amount equal to the difference between $4,340,000 and the liability excess. If the liability excess as of the closing date is more than $4,340,000, the aggregate merger consideration will be reduced by an amount equal to the difference between the liability excess and $4,340,000. The $4,340,000 threshold referred to in the preceding two sentences will be reduced, however, on a dollar-for-dollar basis to the extent that the sum of the aggregate merger consideration payable with respect to shares of MedSolutions common stock and merger consideration and tax withholdings with respect to the exercise of stock options to purchase MedSolutions common stock in connection with the merger exceeds $54,350,000. Any adjustment will be applied as described under the heading “— Application of Adjustments” below. This adjustment is referred to in this proxy statement/prospectus as the “closing balance sheet adjustment.”
     “Adjusted liabilities” means MedSolutions’ consolidated total liabilities determined in accordance with United States generally accepted accounting principles (“GAAP”), as increased by (except to the extent already accrued) (i) severance payments and other termination liabilities under employment agreements with MedSolutions’ employees or otherwise, (ii) MedSolutions’ unpaid transaction expenses relating to the merger, and as reduced by the first $100,000 of MedSolutions’ unpaid transaction expenses relating to the merger. “Adjusted current assets” means MedSolutions’ total current assets as determined in accordance with GAAP.
     Stericycle will prepare a schedule of adjusted liabilities and adjusted current assets as of the closing date within 75 days after the closing, and will promptly furnish a copy of such schedule to the shareholder representative. If the shareholder representative accepts Stericycle’s schedule, or if the shareholder representative fails to give written notice to Stericycle of any objection within 30 days after receipt of a copy of such schedule, Stericycle’s schedule will become binding. If the shareholder representative gives written notice to Stericycle within such 30-day period that the shareholder representative objects to Stericycle’s schedule of adjusted liabilities and adjusted current assets, Stericycle and the shareholder representative will attempt in good faith to resolve their differences. If Stericycle and the shareholder representative fail to resolve their disagreement within 30 days of the date on which Stericycle receives notice of the shareholder representative’s objection, either party may submit the disputed items to a mutually acceptable accounting firm for a determination of the correct amounts, which determination will be binding on Stericycle and the shareholder representative. If Stericycle and the shareholder representative are unable to agree upon a mutually acceptable accounting firm within 10 days of the date on which both parties become aware of such dispute, Stericycle will select an accounting firm that is not Stericycle’s regular accounting firm, the shareholder representative will select an accounting firm that was not the regular accounting firm of MedSolutions, and the two firms so selected will select a third accounting firm that is not the regular accounting firm of either Stericycle or MedSolutions to resolve the disputed items.

Revenue Adjustment
     Pursuant to the merger agreement, following the closing of the merger Stericycle and the shareholder representative will determine MedSolutions’ measured revenues (as defined below). If the measured revenues are $16,000,000 or more, there will be no adjustment to the aggregate merger consideration. If the measured revenues are less than $16,000,000, the aggregate merger consideration will be reduced by an amount equal to the difference between the product of (i) $16,000,000 less the amount of measured revenues multiplied by (ii) 3.375. Any adjustment will be applied as described under the heading “— Application of Adjustments” below. This adjustment is referred to in this proxy statement/prospectus as the “revenue adjustment.”
     “Measured revenues” means the sum of $15,655,352 plus the aggregate annualized gross revenues (net of returns, rebates and chargebacks) received by MedSolutions from certain scheduled customers during the first three full calendar months after the closing. Such net revenues will be annualized on a customer-by-customer basis as follows: (i) if there are three full calendar months of service to such customer during the measurement period, the net revenues will be annualized by multiplying them by four; (ii) if there are only two full calendar months of service to such customer during the measurement period, the net revenues will be annualized by multiplying them by six; (iii) if there is only one full calendar month of service to such customer during the measurement period, the net revenues will be annualized by multiplying them by 12; and (iv) if there is less than one full calendar month of service, the average weekly net revenues for such month will be annualized by multiplying them by 52.
     Stericycle will prepare a schedule of measured revenues within 45 days after the end of the three full calendar month measurement period described above, and will promptly furnish a copy of such schedule to the shareholder representative. If the shareholder representative accepts Stericycle’s schedule, or if the shareholder representative fails to give written notice to Stericycle of any objection within 30 days after receipt of a copy of such schedule, Stericycle’s schedule will become binding. If the shareholder representative gives written notice to Stericycle within such 30-day period that the shareholder representative objects to Stericycle’s schedule of measured revenues, Stericycle and the shareholder representative will attempt in good faith to resolve their differences. If Stericycle and the shareholder representative fail to resolve their disagreement within 30 days of the date on which Stericycle receives notice of the shareholder representative’s objection, either party may submit the disputed items to a mutually acceptable accounting firm for a determination of the correct amounts, which determination will be binding on Stericycle and the shareholder representative. If Stericycle and the shareholder representative are unable to agree upon a mutually acceptable accounting firm within 10 days of the date on which both parties become aware of such dispute, Stericycle will select an accounting firm that is not Stericycle’s regular accounting firm, the shareholder representative will select an accounting firm that was not the regular accounting firm of MedSolutions, and the two firms so selected will select a third accounting firm that is not the regular accounting firm of either Stericycle or MedSolutions to resolve the disputed items.
Application of Closing Balance Sheet and Revenue Adjustments
     When both the closing balance sheet adjustment and revenue adjustment have been finally determined as described above, the aggregate merger consideration will be adjusted as follows:
•	If there is an increase in the aggregate merger consideration due to the closing balance sheet adjustment and no adjustment pursuant to the revenue adjustment, Stericycle will, within three days of such determination, deposit cash equal to the increase in the aggregate merger consideration with the payment agent for distribution on a pro rata basis to holders of

MedSolutions common stock who have duly surrendered or may duly surrender their stock certificates for payment and holders of MedSolutions options;

•	If there is an increase in the aggregate merger consideration due to the closing balance sheet adjustment and a reduction in the aggregate merger consideration pursuant to the revenue adjustment, the two amounts will be added together to determine the net adjustment to the aggregate merger consideration, and
•	if the net adjustment is an increase in the aggregate merger consideration, Stericycle will, within three days of such determination, deposit cash equal to the increase in the aggregate merger consideration with the payment agent for distribution on a pro rata basis to holders of MedSolutions common stock who have duly surrendered or may duly surrender their stock certificates for payment and holders of MedSolutions option; or

•	if the net adjustment is a reduction in the aggregate merger consideration, the principal amounts of the promissory notes will be reduced, retroactive to the closing date, on a pro rata basis in an aggregate amount equal to the reduction in the aggregate merger consideration; and
•	If there is a reduction in the aggregate merger consideration due to both the closing balance sheet adjustment and the revenue adjustment, the two amounts shall be added together to determine the combined reduction in the aggregate merger consideration, and the principal amounts of the promissory notes will be reduced, retroactive to the closing date, on a pro rata basis in an aggregate amount equal to the reduction in the aggregate merger consideration.
     Any such reduction in the principal amount of the promissory notes is referred to in this proxy statement/prospectus as a “merger consideration principal reduction.”
Litigation Adjustment
     On May 14, 2007, a Texas jury found EnviroClean Management Services, Inc., a Texas corporation and a subsidiary of MedSolutions (“EMSI”), liable in connection for approximately $10.4 million in actual damages and $10 million in punitive damages in connection with a 2004 traffic accident involving one of EMSI’s trucks. On June 15, 2007, a judgment was entered in the amount of $15,005,245. On September 27, 2007, counsel for the parties to the lawsuit and EMSI’s insurance providers entered into a preliminary but binding agreement with respect to the material terms of the settlement of the lawsuit pursuant to Rule 11 of the Texas Rules of Civil Procedure. The material terms of the settlement provide for a cash payment by EMSI’s insurance providers to the plaintiff, and also requires EMSI to deliver an interest-free promissory note in the principal amount of $250,000 (the “settlement note”) to the plaintiff. The settlement note is only payable in the event that the merger closes, and will be due on the date that the principal amount of the promissory notes issuable by Stericycle to MedSolutions’ shareholders becomes payable (i.e., on the seventh anniversary of the effective time of the merger). Any funds as of such date remaining from the $125,000 to be placed in the shareholder representative escrow account will be remitted by the shareholder representative to the surviving corporation, which will apply such funds towards the amount due under the settlement note. The principal amount of the promissory notes will be reduced on a pro rata basis in an aggregate amount equal to the difference between $250,000 (the principal amount of the settlement note) and the amount remitted to the surviving corporation from the shareholder representative escrow account. The preliminary but binding agreement under Rule 11 of the Texas Rules of Civil Procedure contains the essential terms of the settlement that will be supplemented by a more thorough agreement containing appropriate releases and documentation of other terms consistent with such essential terms.

     Any such reduction in the principal amount of the promissory notes is referred to in this proxy statement/prospectus as a “litigation payment principal reduction.”
Shareholder Representative
     Pursuant to the merger agreement, at the effective time of the merger Matthew H. Fleeger and Winship B. Moody, Sr. will be appointed as the joint agents and attorneys-in-fact, for the holders of shares of MedSolutions common stock who have duly surrendered or may duly surrender their stock certificates to the payment agent, to give and receive notices and communications and to take any and all action on behalf of such holders pursuant to the merger agreement and in connection with the promissory notes, including without limitation asserting, prosecuting, or settling any claim against the surviving corporation or Stericycle or defending or settling any claim asserted by the surviving corporation or Stericycle. In this capacity, Mr. Fleeger and Mr. Moody are referred to as the “shareholder representative” in this proxy statement/prospectus. The shareholder representative may be changed from time to time by the consent of holders representing a majority of the shares of MedSolutions common stock immediately prior to the effective time of the merger upon written notice to the surviving corporation and the shareholder representative. Any vacancy in the position of shareholder representative may be filled by the remaining shareholder representative, if any, subject to the rights of holders representing a majority of the shares of MedSolutions common stock immediately prior to the effective time of the merger to replace any shareholder representative so appointed. Any notices or communications to or from the shareholder representative will constitute notice to or from each of the holders of shares of MedSolutions common stock who have duly surrendered or may duly surrender their stock certificates to the payment agent. Any decision, act, consent or instruction of the shareholder representative (acting in such capacity) will constitute a decision of all of the holders of shares of MedSolutions common stock who have duly surrendered or may duly surrender their stock certificates to the payment agent, and will be final, binding and conclusive upon each such holder. The surviving corporation and Stericycle are authorized to rely upon any such decision, act, consent or instruction of the shareholder representative as being the decision, act, consent or instruction of each such holder. No bond is being required of the shareholder representative, and by voting to approve and adopt the merger agreement each holder of MedSolutions common stock agrees that the shareholder representative will not be liable to such holder or any other person for any action taken, or declined to be taken, in good faith and in the exercise of reasonable judgment.
     At closing of the merger, Stericycle will place $125,000 of the aggregate merger consideration into an escrow account with Park Cities Bank, Dallas, Texas, which amount will be made available for use by the shareholder representative for the costs and expenses incurred by the shareholder representative in fulfilling its duties under the merger agreement. Such costs and expenses will include $5,000 per year compensation paid to each of Messrs. Fleeger and Moody for their service as shareholder representative. The $125,000 will be deducted on a pro rata basis from the cash consideration distributable to the holders of shares of MedSolutions common stock in connection with the merger. Any funds remaining in such escrow account on the date of the last payment payable under the promissory notes will be remitted to the surviving corporation to be applied towards the $250,000 payment due with respect to the litigation settlement described in “The Merger Agreement — Litigation Adjustment” on page 61 of this proxy statement/prospectus.
Covenants and Agreements
     Each of Stericycle and MedSolutions has undertaken various covenants in the merger agreement. The following summarizes the more significant of these covenants:
Operating Covenants — MedSolutions
     Prior to the effective time of the merger MedSolutions has agreed that it and its subsidiaries will conduct their operations in the ordinary course consistent with past practices. Prior to the effective time of the merger, unless Stericycle consents otherwise in writing, with certain exceptions, MedSolutions has agreed that neither MedSolutions nor any of its subsidiaries will:
•	sell, lease, transfer or dispose of any of its assets used, held for use or useful in conduct of MedSolutions’ medical waste business except in the ordinary course consistent with past practices;

•	enter into any contract, other than any contracts relating to the merger, relating to MedSolutions’ medical waste business except in the ordinary course consistent with past practices;

•	terminate, accelerate or modify any material contract relating to MedSolutions’ medical waste business to which it is or was a party or by which it is or was bound, or agree to do so, except in the case of contracts that expire in accordance with their terms or that terminate in the ordinary course consistent with past practices;

•	impose or permit any lien (other than liens permitted under the merger agreement) on any of its assets except in the ordinary course consistent with past practices;

•	delay or postpone beyond its normal practice payment of its vendor accounts payable and other liabilities;

•	cancel, compromise, waive or release any claim or right outside of the ordinary course consistent with past practices;

•	experience any damage, destruction or loss to any material portion of its assets used, held for use or useful in conduct of MedSolutions’ medical waste business (whether or not covered by insurance);

•	change the base compensation or other terms of employment of any of its employees except in the ordinary course consistent with past practices;

•	pay a bonus to any employee;

•	adopt a new employee benefit plan, terminate any existing plan or increase the benefits under or otherwise modify any existing plan except as contemplated by the merger agreement;

•	amend its organizational documents;

•	issue, sell, redeem or repurchase, or effect any split, combination or reclassification of, any shares of its capital stock or other securities or retire any indebtedness;

•	grant any stock options;

•	declare or pay any dividends or make any other distributions in respect of its capital stock;

•	make, or guarantee, any loans or advances to another person, other than MedSolutions or one of its subsidiaries, or make any investment or commitment to invest in any person other than MedSolutions or one of its subsidiaries;

•	make any capital expenditures in excess of $25,000 in the aggregate;

•	make any change in its accounting principles or methods; or

•	enter into any contract to do any of the matters described in the preceding clauses.
Acquisition Proposals
     MedSolutions has agreed that, except as specifically permitted in the merger agreement, it will not, and it will not authorize or permit its subsidiaries or its representatives to:
•	solicit, initiate or knowingly encourage the submission of any acquisition proposal (as defined below);

•	participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any acquisition proposal or any inquiries or the making of any proposal that constitutes, or reasonably would be expected to lead to, any acquisition proposal;

•	approve or recommend to MedSolutions’ shareholders any acquisition proposal.
     An “acquisition proposal” is any inquiry, offer or proposal regarding any of the following matters (other than the transactions contemplated by the merger agreement or the merger):
•	an investment in MedSolutions representing (on a post-investment basis) more than 25% of MedSolutions’ capital stock or a purchase from MedSolutions of more than 25% of the shares of its capital stock or any debt securities convertible into or exchangeable for more than 25% of the shares of its capital stock;

•	a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving all of MedSolutions’ equity interests or all shares of the MedSolutions common stock;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of MedSolutions’ assets in a single transaction or a series of related transactions;

•	a tender offer or exchange offer for 25% or more of the outstanding shares of MedSolutions’ capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection with such a tender offer or exchange offer; or

•	any public announcement of a proposal, plan or intention to do so, or any agreement to engage in, any of the matters described immediately above.
     Except as specifically permitted in the merger agreement, MedSolutions has also agreed to, and will cause its affiliates and their respective officers, directors and representatives to, immediately terminate any activities, discussions or negotiations existing as of the date of the merger agreement with any person (other than Stericycle) conducted with respect to any acquisition proposal.
     However, if MedSolutions receives a superior proposal (as defined below), MedSolutions may terminate the merger agreement if:
•	MedSolutions notifies Stericycle of the superior proposal;

•	MedSolutions gives Stericycle at least five days to propose revisions to the terms of the merger agreement or to make another proposal in response to the competing proposal; and

•	MedSolutions pays to Stericycle a termination fee of $2,500,000.
     A “superior proposal” is any proposal by a third party to acquire more than 50% of the voting power of MedSolutions’ equity securities or more than 50% of MedSolutions’ assets, pursuant to a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale of assets or otherwise, if MedSolutions’ Board of Directors determines in its good faith judgment (after consultation with MedSolutions’ valuation advisor and after considering the likelihood and timing of the consummation of such third party transaction and any amendments or modifications to the merger agreement that Stericycle has offered or proposed within five days of learning of such proposed transaction) that such transaction is more favorable from a financial point of view to MedSolutions’ shareholders than the merger with Stericycle.

Additional Agreements
     In addition to those covenants described above, the merger agreement contains additional agreements between Stericycle and MedSolutions relating to, among other things:
•	convening and holding the MedSolutions special meeting;

•	preparing, filing and distributing this proxy statement/prospectus and filing the registration statement of which this proxy statement/prospectus is a part;

•	providing access to information;

•	using their reasonable best efforts to take all actions and to do all things necessary in order to consummate the merger, including the satisfaction of all closing conditions to the merger in such party’s control;

•	providing notices, making filings and obtaining permits or consents required in connection with the merger;

•	providing notice of (i) any representation or warranty in the merger agreement becoming untrue or inaccurate, (ii) the occurrence of any event or development that would cause any representation or warranty to be untrue or inaccurate at the time of the closing of the merger or (iii) the failure to materially comply with or satisfy any covenant, condition or agreement in the merger agreement;

•	making public announcements;

•	payment of fees and expenses in connection with the merger;

•	the termination of all of MedSolutions’ existing employment agreements and accrual of all severance payments and other termination liabilities to its employees at or prior to closing;

•	payment of certain MedSolutions liabilities within 30 days of closing;

•	release of certain officers and directors of MedSolutions from their personal guarantees of MedSolutions debt at the effective time of the merger; and

•	appointment, duties and replacement of MedSolutions’ shareholder representative after the closing.
Conditions Precedent
Conditions to Obligations of Stericycle and Merger Sub
     Unless waived in whole or in part by Stericycle and Merger Sub, the obligations of Stericycle and Merger Sub to effect the merger are subject to the following conditions:
•	accuracy as of the closing of the merger of the representations and warranties made by MedSolutions to the extent specified in the merger agreement;

•	MedSolutions’ performance in all material respects of its covenants and agreements under the merger agreement;

•	holders of shares of MedSolutions common stock representing no more than 7.5% of the outstanding shares of MedSolutions common stock have exercised (and not withdrawn or otherwise forfeited) the rights of a dissenting owner under Section 5.11 of the TBCA with respect to their shares of MedSolutions common stock;

•	the approval of the merger by MedSolutions’ shareholders has been obtained;

•	Stericycle has entered into consulting agreements and noncompetition agreements with certain officer, directors, employees and shareholders of MedSolutions;

•	no temporary restraining order, preliminary or permanent injunction or other order issued by a court or governmental authority has been issued and is in effect making the merger illegal or otherwise prohibiting consummation of the merger; and

•	the registration under the Securities Act of 1933, as amended, of the promissory notes to be issued by Stericycle to holders of MedSolutions common stock in connection with the merger has been declared effective by the SEC.
Conditions to Obligations of MedSolutions
     Unless waived in whole or in part by MedSolutions, the obligations of MedSolutions to effect the merger are subject to the following conditions:
•	accuracy as of the closing of the merger of the representations and warranties made by Stericycle and Merger Sub to the extent specified in the merger agreement;

•	Stericycle’s and Merger Sub’s performance in all material respects of their respective covenants and agreements under the merger agreement;

•	the approval of the merger by MedSolutions’ shareholders has been obtained; and

•	no temporary restraining order, preliminary or permanent injunction or other order issued by a court or governmental authority has been issued and is in effect making the merger illegal or otherwise prohibiting consummation of the merger.
Termination
     Before the effective time of the merger, the merger agreement may be terminated:
•	by mutual written consent of Stericycle, Merger Sub and MedSolutions;

•	by either Stericycle or MedSolutions, if:
•	adoption of the merger agreement and approval of the merger by the MedSolutions shareholders is not obtained;

•	the parties fail to consummate the merger on or before November 30, 2007, unless the failure is the result of a breach of the merger agreement by the party seeking the termination; or

•	any governmental authority has issued a final and nonappealable order, decree or ruling or has taken any other final and nonappealable action that restrains, enjoins or otherwise prohibits the merger, unless the party seeking the termination has not used its reasonable best efforts to oppose such order or decision or to have such order or decision vacated or made inapplicable to the merger;
•	by Stericycle, if:
•	MedSolutions materially breaches any of its representations, warranties, covenants or agreements set forth in the merger agreement, and MedSolutions has not cured such breach within 15 business days of receiving written notice from Stericycle of such breach;

•	one or more of Stericycle’s conditions precedent to closing the merger are not satisfied or capable of being satisfied on or before November 30, 2007 as a result of MedSolutions’ failure to comply with its obligations under the merger agreement;

•	MedSolutions’ Board of Directors withdraws or materially and adversely to Stericycle modifies its approval of the merger agreement and the merger, other than as a result of a material breach by Stericycle or Merger Sub of a representation, warranty or covenant under the merger agreement which remains uncured for a period of two business days after receipt of notice from MedSolutions of such breach, or as a result of the failure of any of MedSolutions’ conditions precedent to closing the merger not being met; or

•	MedSolutions enters into a definitive agreement (other than the merger agreement) to implement:
•	an investment in MedSolutions representing (on a post-investment basis) more than 25% of MedSolutions’ capital stock or a purchase from MedSolutions of more than 25% of the shares of its capital stock or any debt securities convertible into or exchangeable for more than 25% of the shares of its capital stock;

•	a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving all of MedSolutions’ equity interests or all shares of the MedSolutions common stock;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of MedSolutions’ assets in a single transaction or a series of related transactions;

•	a tender offer or exchange offer for 25% or more of the outstanding shares of MedSolutions’ capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection with such a tender offer or exchange offer; or

•	any public announcement of a proposal, plan or intention to do so, or any agreement to engage in, any of the matters described immediately above;
•	adoption of the merger agreement and approval of the merger by the MedSolutions shareholders is not obtained by reason of the violation of the voting agreement by one or more MedSolutions shareholders who are party to the voting agreement.
•	by MedSolutions, if:
•	either Stericycle or Merger Sub materially breaches any of its representations, warranties, covenants or agreements set forth in the merger agreement, and Stericycle or Merger Sub, as the case may be, has not cured such breach within 15 business days of receiving written notice from MedSolutions of such breach;

•	one or more of MedSolutions’ conditions precedent to closing the merger are not satisfied or capable of being satisfied on or before November 30, 2007 as a result of either Stericycle’s or Merger Sub’s failure to comply with its obligations under the merger agreement; or

•	MedSolutions enters into a definitive agreement providing for the implementation of a superior proposal, which is defined as the acquisition by a third party of more than 50% of the voting power of MedSolutions’ equity securities or more than 50% of MedSolutions’ assets, pursuant to a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale of assets or otherwise, if MedSolutions’ Board of Directors has determined in its good faith judgment, after consultation with MedSolutions’ valuation advisor and after considering the likelihood and timing of the consummation of such third party transaction and any amendments or modifications to the merger agreement that Stericycle has offered or proposed within five days of learning of such proposed transaction, that such transaction is more favorable from a financial point of view to MedSolutions’ shareholders than the merger with Stericycle.
     If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party unless that party is in breach. However, certain provisions of the merger agreement, including, among others, those provisions relating to expenses and termination fees, will continue in effect notwithstanding termination of the merger agreement.
Fees and Expenses
     MedSolutions must pay to Stericycle a termination fee of $2,500,000 in the following circumstances:
•	if MedSolutions terminates the merger agreement because MedSolutions enters into a definitive agreement providing for the implementation of a superior proposal, which is defined as the acquisition by a third party of more than 50% of the voting power of MedSolutions’ equity securities or more than 50% of MedSolutions’ assets, pursuant to a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale of assets or otherwise, if MedSolutions’ Board of Directors has determined in its good faith judgment, after consultation with MedSolutions’ valuation advisor and after considering the likelihood and timing of the consummation of such third party transaction and any amendments or modifications to the merger agreement that Stericycle has offered or proposed within five days of learning of such proposed transaction, that such transaction is more favorable from a financial point of view to MedSolutions’ shareholders than the merger with Stericycle; or

•	if Stericycle terminates the merger agreement because:
•	MedSolutions’ Board of Directors withdraws or materially and adversely to Stericycle modifies its approval of the merger agreement and the merger, other than as a result of a material breach by Stericycle or Merger Sub of a representation, warranty or covenant under the merger agreement which remains uncured for a period of two business days after receipt of notice from MedSolutions of such breach, or as a result of the failure of any of MedSolutions’ conditions precedent to closing the merger not being met;

•	MedSolutions enters into a definitive agreement (other than the merger agreement) to implement:
•	an investment in MedSolutions representing (on a post-investment basis) more than 25% of MedSolutions’ capital stock or a purchase from MedSolutions of more than 25% of the shares of its capital stock or any debt securities convertible into or exchangeable for more than 25% of the shares of its capital stock;

•	a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving all of MedSolutions’ equity interests or all shares of the MedSolutions common stock;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of MedSolutions’ assets in a single transaction or a series of related transactions;

•	a tender offer or exchange offer for 25% or more of the outstanding shares of MedSolutions’ capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection with such a tender offer or exchange offer; or

•	any public announcement of a proposal, plan or intention to do so, or any agreement to engage in, any of the matters described immediately above; or
•	adoption of the merger agreement and approval of the merger by the MedSolutions shareholders is not obtained by reason of the violation of the voting agreement by one or more of MedSolutions’ shareholders who are party to the voting agreement.
     In general, each of Stericycle, Merger Sub and MedSolutions will bear its own expenses in connection with the merger agreement and the related transactions. If the merger is consummated, the surviving corporation to the merger will pay MedSolutions’ transaction expenses up to $100,000. If the merger is not consummated, all expenses incurred in connection with the merger agreement and the related transactions will be paid by the party incurring them. If the merger is consummated, Stericycle will pay for the expenses of the payment agent selected to distribute the merger consideration and the indenture trustee for the notes up to $80,000.
Amendment
     Stericycle, Merger Sub and MedSolutions, by action taken or authorized by their respective boards of directors, may amend the merger agreement in writing at any time before the effective time of the merger. However, after the approval of the merger agreement by the MedSolutions shareholders, no amendment may be made that by law would require further approval by the MedSolutions shareholders without such further approval.
Extension; Waiver
     Stericycle, Merger Sub and MedSolutions may at any time before the effective time of the merger and to the extent legally allowed:

•	extend the time for the performance of any of the obligations or the other acts of the other parties;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

DESCRIPTION OF PROMISSORY NOTES
     The following description summarizes the material terms of the promissory notes. The promissory notes consist of 4.5% Promissory Notes Due 2014 (the “4.5% notes”) and 3.5% Promissory Notes (Letter of Credit Supported) Due 2014 (the “3.5% notes”). This summary is subject to, and qualified in its entirety by reference to, the indenture relating to the 4.5% notes (the “4.5% indenture”) and the indenture relating to the 3.5% notes (the “3.5% indenture”) (together, the “indentures”), which Stericycle has entered into with LaSalle Bank National Association, Chicago, Illinois as indenture trustee.
     We urge you read the indentures because the terms and provisions of the promissory notes include the terms and provisions set out in the indentures and the terms and provisions made part of the indentures by reference to the Trust Indenture Act of 1939. The 4.5% indenture is included in this proxy statement/prospectus as Annex E, and the 3.5% indenture is included as Annex F. The form of the 4.5% notes is Exhibit A to the 4.5% indenture; the form of the 3.5% notes is Exhibit A to the 3.5% indenture.
General
     Stericycle will issue promissory notes up to the aggregate principal amount of $40,742,903 in connection with the merger. The promissory notes will be in registered form. The promissory notes will be transferable or exchangeable only upon registration of the transfer or exchange with LaSalle Bank National Association as the registrar as under the indentures.
     Stericycle will issue promissory notes to each shareholder of MedSolutions and each holder of MedSolutions stock options upon the shareholder’s or option holder’s compliance with the requirements of the letter of transmittal in connection with payment of the merger consideration. See “The Merger Agreement—Merger Consideration,” “—Treatment of MedSolutions Options” and “—Payment Procedures” on pages 54, 55 and 56, respectively, of this proxy statement/prospectus.
     The promissory notes will be issued without coupons and will mature on the seventh anniversary of the closing of the merger, which will fall in 2014. The promissory notes will be general obligations of Stericycle. They will not be secured by any of Stericycle’s assets.
     Payment of the 3.5% notes will be supported by a letter of credit issued by Bank of America, N.A., any other lender party to the Stericycle’s current credit agreement, or any other bank or financial institution approved by the shareholder representative, and paid for by Stericycle. Payment of the 4.5% notes will not be supported by a letter of credit.
     When returning their completed letters of transmittal, shareholders of MedSolutions and holders of MedSolutions stock options may elect to receive either 3.5% notes or 4.5% notes or a combination of 3.5% notes and 4.5% notes. Once the promissory notes have been issued, however, holders of promissory notes (“noteholders”) may not exchange 4.5% notes for 3.5% notes or 3.5% notes for 4.5% notes.
     The promissory notes are not subject to any sinking fund provisions.
Interest
     Interest on the unpaid principal balance of the 3.5 % promissory notes will accrue at the rate of 3.5% per annum, and interest on the unpaid principal balance of the 4.5% promissory notes will accrue at the rate of 4.5% per annum.

     Interest will be payable annually in arrears on each anniversary of the closing date of the merger falling in 2008, 2009, 2010, 2011, 2012, 2013 and 2014.
Principal
     The unpaid principal balance of the 3.5% and 4.5% notes will be due and payable on the seventh anniversary of the closing date of the merger, which will fall in 2014.
Method of Payment
     Stericycle will pay interest on the promissory notes to the persons who are registered holders of promissory notes as of the close of business on the record date for the interest payment on or immediately before the interest payment date.
     Holders of promissory notes will be required to surrender their notes to the payment agent to collect principal payments. Stericycle has appointed the indenture trustee as the payment agent.
Letter of Credit
     Payment of the 3.5% notes will be supported by a letter of credit issued to the indenture trustee. The issuer of the initial letter of credit will be Comerica Bank.
     The initial letter of credit will be for a one-year term, subject to being renewed automatically for additional one-year terms unless the issuer gives the indenture trustee, Stericycle and the shareholder representative 30 days’ prior notice of the issuer’s intent not to renew the letter of credit upon the expiry of its current one-year term.
     If the issuer of the current letter of credit gives the indenture trustee, Stericycle and the shareholder representative at least 30 days’ prior notice of the issuer’s intent not to renew the letter of credit upon the expiry of its current one-year term, Stericycle is required by the 3.5% indenture to deliver a new letter of credit to the indenture trustee no later than 15 days prior to the expiry of the current letter of credit.
     Stericycle may at any time substitute a new letter of credit for the current letter of credit. Any new letter of credit is required to be issued by Bank of America, N.A., any other lender party to Stericycle’s credit agreement for its senior unsecured credit facility, or any other bank or financial institution approved by the shareholder representative (whose approval may not be unreasonably withheld), and conform in substance to the current letter of credit that it replaces.
Reduction in Payments
     Payments under the promissory notes are subject to reduction by reason of an indemnification claim payment reduction. This reduction is in the nature of a dollar-for-dollar offset. See “The Merger Agreement—Representations and Warranties and Indemnification” on page 57 of this proxy statement/prospectus.
     In the event of an indemnification claim payment reduction, the payments otherwise next becoming due under all outstanding promissory notes will be reduced on a pro rata basis.

Reduction in Principal
     The principal amount of the promissory notes is subject to reduction, retroactive to the date of issuance of the promissory notes, by reason of a merger consideration principal reduction. The principal amount of the promissory notes is also subject to reduction, effective as of the date of payment, by reason of a litigation payment principal reduction or an expense payment principal reduction. See “The Merger Agreement— Merger Consideration,” “The Merger Agreement — Payment Procedures,” “The Merger Agreement — Adjustments to Merger Consideration—Application of Closing Balance Sheet and Revenue Adjustments” and “ — Litigation Adjustment” on pages 54, 56, 60 and 61 of this proxy statement/prospectus.
     In the event of a merger consideration principal reduction, a litigation payment principal reduction or an expense payment principal reduction, the principal amount of all outstanding promissory notes will be reduced on a pro rata basis.
Prepayment
     Stericycle, at its option, may prepay all or any portion of the principal amount of the promissory notes without penalty at any time prior to the maturity date if it concurrently pays all accrued interest on the principal amount being prepaid. Any prepayment of principal will be made in respect of all outstanding promissory notes on a pro rata basis determined by the promissory notes’ respective principal amounts.
Merger and Sale of Assets
     Each indenture provides that Stericycle may not consolidate or merge with or into or transfer all or substantially all of its assets to a third party unless (i) Stericycle is the resulting or surviving entity, or (ii) if Stericycle is not the resulting or surviving entity, the resulting or surviving entity is a U.S. corporation and assumes all of Stericycle’s obligations under the promissory notes and the indenture and, in either case (i) or (ii), (iii) immediately before and immediately after the transaction there is no default under the indenture.
No Financial Covenants
     The indentures and the promissory notes do not contain any financial covenants by Stericycle. There are no provisions requiring the maintenance of any asset ratio or restricting the incurrence of additional debt or restricting the declaration of dividends.
Events of Default
     Under each indenture, an event of default occurs in respect of the promissory notes issued pursuant to the indenture if:
•	Stericycle fails to pay interest on any promissory note when it becomes due and payable and its failure continues for a period of 10 days;

•	Stericycle fails to pay the principal of any promissory note when it becomes due and payable at maturity;

•	Stericycle fails to comply with any of its other agreements in the promissory notes or the indenture and its failure continues for a period of 30 days after the indenture trustee or the shareholder representative gives Stericycle notice of the default;

•	an event of bankruptcy, insolvency or liquidation specified in the indenture has occurred;

•	in the case of the 3.5% indenture, there is an event of default under the 4.5% indenture, and in the case of the 4.5% indenture, there is an event of default under the 3.5% indenture; or

•	in the case of the 3.5% indenture, Stericycle fails to deliver a new letter of credit when required by the terms of the indenture.
Acceleration of Notes
     Under each indenture, if an event of default occurs, the indenture trustee by notice to Stericycle, or the shareholder representative by notice to Stericycle and the indenture trustee, may declare the principal of and accrued interest on all outstanding promissory notes issued pursuant to the indenture to be due and payable.
     The indenture trustee is required to declare the principal of and accrued interest on all outstanding promissory notes issued pursuant to one indenture to be due and payable if the principal of and accrued interest on all outstanding promissory notes issued pursuant to the other indenture have been declared to be due and payable.
     The shareholder representative may direct (i) the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or (ii) the exercise of any trust or other power conferred on the indenture trustee, including drawing on the letter of credit supporting the 3.5% Notes.
     The shareholder representative by notice to Stericycle and the indenture trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived except the nonpayment of principal or interest that became due solely because of the acceleration.
Modification and Waiver
     Stericycle and the indenture trustee may amend each indenture or the promissory notes issued pursuant to the indenture without the consent of any noteholder in order to:
•	cure any ambiguity, defect or inconsistency;

•	comply with provisions of the indenture relating to the circumstances in which Stericycle is permitted to merge with a third party; or

•	make any change that does not adversely affect the rights of any noteholder.
     Stericycle and the indenture trustee may amend each indenture or the promissory notes issued pursuant to the indenture with the written consent of the shareholder representative. Without the consent of each affected noteholder, however, no amendment may:
•	reduce the interest on or change the time for payment of interest on any promissory note, except in limited circumstances as expressly set forth in the merger agreement (see “The Merger Agreement—Adjustments to Merger Consideration” beginning on page 59 of this proxy statement/prospectus);

•	reduce the principal of or change the fixed maturity of any promissory note, except in limited circumstances as expressly set forth in the merger agreement (see “The Merger Agreement—Adjustments to Merger Consideration” beginning on page 59 of this proxy statement/prospectus);

•	make any promissory note payable in money other than that stated in the promissory note; or

•	make any change in the provisions of the indenture relating to waiver of past defaults, limitations on noteholders’ right to sue, or actions requiring the consent of the noteholders.
Reporting Obligations
     Under each indenture, Stericycle is required to file with the indenture trustee copies of all annual, quarterly and current reports that it required to file with the SEC. Stericycle is also required to file with the indenture trustee an annual compliance certificate signed by its principal executive office, principal financial officer or principal accounting officer certifying to Stericycle’s compliance with the conditions and covenants of the indenture to the signing officer’s knowledge.
Governing Law
     The indentures and the promissory notes will be governed by the laws of the State of Illinois.
Information Concerning the Trustee
     LaSalle Bank National Association is the indenture trustee under the indentures. Its address is 135 South LaSalle Street, Suite 1560, Chicago, Illinois 60603. Stericycle has also appointed the indenture trustee as the initial registrar and payment agent under the indentures.
     Stericycle may maintain banking and other commercial relationships with the indenture trustee and its affiliates in the ordinary course of business. The indenture trustee in its individual or any other capacity may become the owner or pledgee of promissory notes and may otherwise deal with Stericycle or its affiliates with the same rights that it would have had if it were not indenture trustee.
     The indenture trustee may refuse to follow any direction by the shareholder representative that conflicts with law or the indentures, is unduly prejudicial to the rights of noteholders, or would involve the trustee in personal liability or expense for which the trustee has not received a satisfactory indemnity.
     The indenture trustee may refuse to perform any duty or exercise any right or power under the indentures that would require it to expend its own funds or risk any liability if it reasonably believes that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

INFORMATION ABOUT STERICYCLE
General
     Stericycle is in the business of managing regulated waste and providing an array of related services. Stericycle operates in the United States, Canada, Mexico, the United Kingdom, Ireland and Argentina.
     For large-quantity generators of regulated waste such as hospitals and for pharmaceutical companies and distributors, Stericycle offers:
•	its institutional regulated waste management services

•	its Bio Systems® management services to reduce the risk of needle sticks

•	a variety of products and services for infection control

•	its regulated returns management services for expired or recalled healthcare products
     For small-quantity generators of regulated waste such as doctors’ offices and for retail pharmacies, Stericycle offers:
•	its regulated waste management services

•	its Steri-Safe® Occupational Safety and Health Act and Health Insurance Portability and Accountability Act (HIPAA) compliance programs

•	a variety of products and services for infection control

•	its regulated returns management services for expired or recalled healthcare products
     Stericycle operates integrated national regulated waste management networks in the United States, Canada, Mexico, Argentina, the United Kingdom and Ireland. Stericycle’s national networks include a total of 76 processing or combined processing and collection sites and 104 additional transfer, collection or combined transfer and collection sites.
     Stericycle’s regulated waste processing technologies include autoclaving, Stericycle’s proprietary electro-thermal-deactivation system (ETD), chemical treatment and incineration.
     Stericycle serves approximately 351,700 customers worldwide, of which approximately 8,600 are large-quantity generators, such as hospitals, blood banks and pharmaceutical manufacturers, and approximately 343,100 are small-quantity generators, such as outpatient clinics, medical and dental offices, long-term and sub-acute care facilities and retail pharmacies.
     Stericycle benefits from significant customer diversification. No one customer accounts for more than 2% of Stericycle’s total revenues, and its top 10 customers account for approximately 9% of total revenues.
     Additional information about Stericycle is provided in its 2006 Form 10-K, which has been delivered with this proxy statement/prospectus, and in the other documents that Stericycle has filed with the Securities and Exchange Commission and incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 215.

Directors and Executive Officers
     For information about Stericycle’s directors and executive officers, please see Stericycle’s 2006 Form 10-K, which has been delivered with and incorporated by reference in this proxy statement/prospectus, and Stericycle’s proxy statement for its 2007 Annual Meeting of Stockholders, which has been incorporated by reference in this proxy statement/prospectus.
Beneficial Ownership of Stericycle Stock
     For information about beneficial ownership of Stericycle’s common stock, please see Stericycle’s 2006 Form 10-K, which has been delivered with and incorporated by reference in this proxy statement/prospectus, and Stericycle’s proxy statement for its 2007 Annual Meeting of Stockholders, which has been incorporated by reference in this proxy statement/prospectus.

INFORMATION ABOUT MEDSOLUTIONS
Description of MedSolutions’ Business
Company Overview
     MedSolutions, a Texas corporation that was organized on November 11, 1993, is a diversified holding company that provides complete and effective waste management outsource solutions marketed and serviced through four wholly owned subsidiaries and one substantially owned subsidiary. Through EnviroClean Management Services, Inc. (“EMSI”), from which MedSolutions currently derives virtually all of its revenue, MedSolutions is primarily engaged in regulated medical waste (“RMW”) management services, which include collecting, transporting, treating and disposing of regulated medical waste from a variety of healthcare customers. Through SharpsSolutions, Inc. (“SharpsSolutions”), MedSolutions offers a reusable sharps container service program to healthcare facilities that it expects will virtually eliminate the current method of utilizing disposable sharps containers. Through ShredSolutions, Inc., MedSolutions markets a fully integrated, comprehensive service for the collection, transportation and destruction of protected healthcare Information (“PHI”) and other confidential documents, primarily those generated by healthcare providers and regulated under the Health Insurance Portability and Accountability Act (“HIPAA”). Through Positive Impact Waste Servicing, Inc. doing business as EnviroClean On-Site, MedSolutions provides a patented mobile treatment process that uses Cold-Ster®, a proprietary dry chemical product approved by the U.S. Environmental Protection Agency (“EPA”) for the treatment of RMW. Through the acquisition of SteriLogic Waste Systems, Inc., located in Syracuse, New York (“SteriLogic”), MedSolutions operates a regulated medical waste management company that provides collection, transportation and disposal of regulated medical waste services in addition to providing a reusable sharps container program to its customers who are primarily located in the States of New York and Pennsylvania. SteriLogic also designs, manufactures and markets reusable sharps containers to medical waste service providers who provide a reusable sharps container program to their medical waste customers.
     MedSolutions is a fully integrated regulated medical waste management company providing medical waste and PHI collection, transportation, treatment and disposal, sharps container management, and related consulting, training and education services and products. MedSolutions’ three principal groups of customers include (i) outpatient clinics, medical and dental offices, biomedical companies, municipal entities, long-term and sub-acute care facilities and other smaller-quantity generators (“SQG”) of regulated medical waste, (ii) blood banks, surgery centers, dialysis centers and other medium quantity generators (“MQG”) of regulated medical waste and (iii) hospitals, diagnostic facilities and other larger-quantity generators (“LQG”) of regulated medical waste. MedSolutions believes that the services it offers are compelling to its customers because they allow its customers to avoid the significant capital and operating costs that they would have to incur if they were to manage their regulated medical waste, sharps container management, on-site treatment, or PHI destruction internally. Moreover, by outsourcing waste management, sharps container management, on-site treatment, PHI destruction, regulatory compliance and other services to MedSolutions, its customers reduce or eliminate their risk of the large fines associated with regulatory non-compliance.
Business Background
     MedSolutions was originally incorporated as Advanced EnviroTech Systems, Inc. for the purpose of developing, designing and manufacturing a patented solid waste treatment technology, the EnviroClean® Thermal Oxidation System, which may sometimes be referred to in this proxy statement/prospectus as the “EnviroClean® System”, for the destruction of regulated medical and other specialized waste streams generated by the medical, commercial and industrial business communities in an environmentally sound manner. MedSolutions subsequently changed its name to EnviroClean International, Inc. MedSolutions has two issued patents (No. 5,680,820 and No. 5,730,072) and a trademark regarding the EnviroClean® System. Although MedSolutions was established for the purpose of developing, manufacturing and marketing the EnviroClean® System, its success in that regard has been marginal, and MedSolutions has not produced significant revenue or any profit from such activities. Lack of funds for the development, modification and marketing of the EnviroClean® System, coupled with the general lack of acceptance and demand, and the cost of production and operation of the product, contributed to MedSolutions’ disappointing results in prior periods. There are no plans to reactivate the development of the EnviroClean System. In 1999, MedSolutions altered its focus from the development of the EnviroClean® System to the development of its regulated medical waste management service business, changed its corporate name and modified its business model. In addition, MedSolutions subsequently began to focus on the creation and development of subsidiaries to provide its large base of healthcare provider customers with other healthcare related waste management services and regulatory compliance programs. From the point MedSolutions elected to implement these changes in its business strategy, MedSolutions’ business has seen a dramatic turnaround and a much more receptive market.
Industry Overview
     The regulated medical waste industry arose with the Medical Waste Tracking Act of 1988, or MWTA, which Congress enacted in response to media attention after medical waste washed ashore on ocean beaches, particularly in New York and New Jersey. Since the 1980s, government regulation has increasingly required the proper handling and disposal of the medical waste generated by the healthcare industry. Regulated medical waste is generally described as any medical waste that can cause an infectious disease, including single-use disposable items, such as needles, syringes, gloves and other medical supplies; cultures and stocks of infectious agents; and blood and blood products.
     According to publicly available information, the size of the regulated medical waste market in the United States is approximately $3.0 billion and is in excess of $10.0 billion when ancillary services such as PHI destruction, reusable sharps container programs, training, education, product sales and regulatory compliance programs are taken into consideration. Industry growth is driven by a number of factors. These factors include:
     Pressure To Reduce Hospital Costs. The healthcare industry is under pressure to reduce costs and improve efficiency. To accomplish this reduction, outside contractors are being hired to perform some services, including medical waste management, PHI destruction and reusable sharps container programs. MedSolutions believes that its medical waste management services help healthcare providers reduce costs by reducing their medical waste tracking, handling and compliance costs, reducing their potential liability related to employee exposure to blood borne pathogens and other infectious materials, and reducing the amount of money invested in on-site treatment of medical waste and/or PHI destruction.
     Shift to Off-Site Treatment. MedSolutions believes that managed care and other healthcare cost-containment pressures are causing patient care to shift from institutional, higher-cost, acute-care settings to less expensive, smaller, off-site treatment alternatives. Many common diseases and conditions are now being treated in smaller non-institutional settings. MedSolutions believes that these non-institutional, alternate-site, healthcare expenditures will continue to grow as cost-cutting pressures increase. Typically these type of settings generate only small amounts of medical waste; thus, the potential risks of non-compliance with applicable state and federal medical waste regulations is disproportionate to the cost of services MedSolutions can provide.
     Aging of U.S. Population. The relative size of the baby boom generation should continue to result in an increase in the average age of the population, while falling mortality rates ensure that the average person should live longer. As people age, they typically require more medical attention and a wider variety of tests and procedures. In addition, as technology improves more tests and procedures become available. All of these factors lead to increased generation of medical waste.
     Environmental and Safety Regulation. MedSolutions’ industry is subject to extensive regulation beyond the MWTA. For example, the Clean Air Act Amendments of 1990 (the “Clean Air Act”) regulations adopted in 1997 limit the discharge into the atmosphere of pollutants released by medical waste incineration. These regulations have increased the costs of operating medical waste incinerators and have resulted in the closures of several on-site treatment facilities, thereby increasing the demand for off-site treatment services. In addition, the Occupational Safety and Health Administration (“OSHA”) has issued regulations concerning employee exposure to blood borne pathogens and other potentially infectious materials that require, among other things, special procedures for the handling and disposal of medical waste and annual training of all personnel who may be exposed to blood and other bodily fluids. These regulations underlie the expansion of MedSolutions’ service offerings to include OSHA compliance services for healthcare providers.

Services and Operations
     MedSolutions’ services and operations are comprised of the collection, transportation, treatment, and disposal of regulated medical waste, reusable sharps containers and PHI, together with regulatory compliance training and education programs and consulting services. To service its customers, MedSolutions has one collection/treatment facility and two transfer sites in the State of Texas, one collection/treatment/transfer facility in the State of Oklahoma and one transfer site and one collection/treatment facility in the state of Kansas. MedSolutions offers programs to assist its customers in the proper handling, separating, packaging and disposing of medical waste. MedSolutions also advises its healthcare customers in the proper methods of recording and documenting their medical waste management to comply with federal, state and local regulations. In addition, MedSolutions offers consulting services to its healthcare customers for OSHA and HIPAA compliance and to assist them in reducing the amount of medical waste they generate. MedSolutions has approximately 10,000 medical waste disposal agreements with customers for the collection of their regulated medical waste, sharps management, and/or PHI. MedSolutions’ customers include the Texas Health Resources Hospital System, the Greater Ozarka Health Care System, St. Joseph Hospitals, Carter Blood Care, Tenet Healthcare System, Quest Diagnostics, Inc., East Texas Medical Center, St. Luke’s Episcopal Health System, The Methodist Health System, Hospital Corporation of America and many others.
     Collection and Transportation. MedSolutions considers efficiency of collection and transportation to be a critical element of its operations because it represents approximately one-half of MedSolutions’ cost of revenues. MedSolutions has sophisticated routing software to optimize its routes. MedSolutions tries to maximize the number of stops on each route. MedSolutions use a global positioning system (“GPS”) for certain of its collection vehicles to improve efficiency. MedSolutions attempts to correlate the size of its collection vehicles to the amount of medical waste to be collected at a particular stop or on a particular route. MedSolutions collects reusable containers or corrugated boxes of medical waste from its customers at intervals depending upon customer requirements, terms of service and volume of medical waste produced. The containers or boxes are inspected at each customer’s site prior to pickup. The waste is then transported directly to one of MedSolutions’ treatment facilities or to one of its transfer stations where it is combined with other medical waste and transported to a treatment facility. In some select circumstances MedSolutions transports medical waste to other permitted medical waste treatment facilities.
     As part of its collection operations, MedSolutions supplies specially designed containers for use by most of its customers. MedSolutions has reusable plastic containers that are leak and puncture resistant. The plastic containers enable MedSolutions’ customers to reduce costs by reducing the number of times that medical waste is handled, eliminating the cost (and weight) of corrugated boxes and potentially reducing liability resulting from human contact with medical waste. The plastic containers are designed to maximize the loads that will fit within the cargo compartments of MedSolutions’ standard trucks and trailers. If a customer generates a large volume of waste, MedSolutions will place a large temporary storage container or trailer on the customer’s premises. In order to maximize regulatory compliance and minimize potential liability, MedSolutions will not accept medical waste unless it is properly packaged by customers in containers that MedSolutions has either supplied or approved.
     Treatment and Disposal. Upon arrival at a treatment facility, containers or boxes of medical waste are typically scanned to verify that they do not contain any unacceptable substances such as radioactive materials. Any container or box that is discovered to contain unacceptable waste is returned to the customer. After inspection, the waste is treated using one of MedSolutions’ treatment technologies. Upon completion of the particular process, the resulting waste or incinerator ash is transported for disposal in a landfill operated by parties unaffiliated with MedSolutions. After the plastic containers have been emptied, they are washed, sanitized and returned to customers for re-use. MedSolutions also receives medical waste to process from third party transporters which provides another source of revenue.

     Treatment Technologies. MedSolutions currently uses autoclaving, incineration and chemical mobile technologies for treating regulated medical waste.
     Autoclaving. Autoclaving treats medical waste with steam at high temperature and pressure to kill pathogens. Autoclaving alone does not change the appearance of waste, and recognizable medical waste may not be accepted by some landfill operators, but autoclaving may be combined with a shredding or grinding process to render the medical waste unrecognizable.
     Incineration. Incineration burns medical waste at elevated temperatures and reduces it to ash. Incineration reduces the volume of waste, and it is the recommended treatment and disposal option for some types of medical waste such as anatomical waste or residues from chemotherapy procedures. However, air emissions from incinerators can contain certain byproducts, which are subject to federal, state and, in some cases, local regulation. In addition, the ash byproduct of incineration may be regulated in some instances.
     Chemical Mobile Treatment. MedSolutions employs a chemical mobile treatment process which treats medical waste that uses Cold-Ster®, a proprietary dry chemical product approved by the EPA for the treatment of regulated medical waste. The features of this treatment come from an exclusive long-term, proven mobile technology that treats RMW, reduces its volume by 70% and transforms the waste into a shredded material that is unrecognizable, HIPPA-compliant and ready for the general waste stream.
     MedSolutions’ currently treats regulated medical waste using three treatment methods, which are approximately divided in the following percentages:

Autoclaving	75%
Incineration	15%
Chemical Mobile	10%
     MedSolutions varies its treatment of medical waste among available treatment technologies based on the type of waste and capacity and pricing considerations in each service area, in order to minimize operating costs and capital investments.
     Disposal Operations. MedSolutions operates multiple permitted treatment/transfer facilities. MedSolutions’ treatment/transfer facility located in Garland, Texas (a suburb of Dallas) services North Texas, Oklahoma, Arkansas and Louisiana (the “Garland Facility”). Its treatment facility in Emporia, Kansas currently services the Kansas, Oklahoma, Missouri and Northern Arkansas markets. MedSolutions has a transfer facility located in Houston, Texas which services customers located in South Texas and Southern Louisiana with an emphasis on the Greater Houston, Corpus Christi and San Antonio/Austin service areas. MedSolutions also operates transfer sites in Oklahoma City, Oklahoma; and Wichita, Kansas.
     On June 8, 2006, the operating agreement between MedSolutions and the University of Texas Medical Branch (“UTMB”) expired. The operating agreement allowed MedSolutions to manage the UTMB incineration facility and process their waste for a fee as well as provided a facility for MedSolutions to treat waste generated from EMSI South Texas and Louisiana customers in return for a fee paid to UTMB. Currently, MedSolutions is taking waste generated from South Texas and Louisiana customers to other third party facilities in South Texas and Northern Louisiana and to its Garland facility.

     Chemical Mobile Treatment Technology. Positive Impact Waste Servicing, Inc. doing business as EnviroClean On-Site, Inc., which was acquired by MedSolutions from Positive Impact Waste Solutions, LLC in 2005, employs a patented mobile treatment process that uses Cold-Ster, a proprietary dry chemical product approved by the U.S. EPA for the treatment of RMW. EnviroClean On-Site features an exclusive long-term, proven mobile technology that treats RMW, reduces its volume by 70%, and transforms the waste into a shredded material that is unrecognizable, HIPPA-compliant and ready for the general waste stream. The mobile treatment technology affords MedSolutions the opportunity of reduced permitting constraints and allows for the rapid establishment of a customer base and recurring revenue stream in new markets. This approach is superior to the conventional method of permitting a fixed facility to allow for geographical market expansion that requires significant time and capital expenditures prior to the establishment of a revenue stream. In addition, it allows MedSolutions to compete for those LQG customers that prefer on-site treatment for liability reasons.
     Consulting Services. Before medical waste is picked up by its trucks, MedSolutions’ integrated waste management approach attempts to “build in” efficiencies that will yield advantages for its customers. For example, MedSolutions’ consulting services can assist its customers in reducing the volume of medical waste that they generate or assist them with regulatory compliance training. In addition, MedSolutions provides customers with the documentation necessary for compliance with laws, which, if they complete the documentation properly, will reduce interruptions to their businesses to verify compliance.
     Documentation. MedSolutions provides complete documentation to its customers for all medical waste and PHI that MedSolutions collects, including the name of the generator, date of pick-up and date of delivery to a treatment facility. MedSolutions believes that its documentation system meets all applicable federal, state and local regulations regarding the packaging and labeling of medical waste, including regulations issued by the U.S. Department of Transportation (“DOT”), OSHA and state and local authorities. This documentation is sometimes used by MedSolutions’ customers to prove that they are in compliance with these regulations.
     SharpsSolutions, Inc.—Reusable Sharps Container Program. MedSolutions’ reusable sharps container program is perhaps one of the most significant investments and opportunities that MedSolutions is currently undertaking. Sharps management is defined as the management and treatment of sharp-edged medical waste such as syringes, needles, razors, scissors and scalpels that may have come into contact with blood born pathogens, such as HIV or hepatitis. The most common sharps management is where the hospital employees dispose of sharps in various containers that are then collected by other hospital employees and disposed (container and sharps content together) within the hospitals’ waste that is then treated in-house or outsourced to a medical waste service provider such as MedSolutions. The SharpsSolutions Reusable Sharps Container Program is intended to be a fully outsourced service offering where hospital employees do not handle the sharps once they are disposed of at the point of use. This is paramount for hospitals in that hospital personnel are less subject to needle stick injuries.
     Statistically, there are 600,000 to 800,000 needle stick injuries annually, with a third of them occurring during the disposal process. With each needle stick costing between $5,000 and $10,000, these incidents alone are costing the industry over one billion dollars annually. In addition to the cost/liability savings associated with reduced needle stick incidents, the cost of recycling the containers rather than purchasing them is significant, often saving 15 to 20% for the generator. The combined savings between direct costs plus costs associated with reduced needle sticks can reach up to 30% per year.
     Currently, the reusable sharps container recycling market is rapidly developing. It is very popular on the east coast of the United States where approximately 80% of the market utilizes reusable sharps programs. MedSolutions estimates, based on research conducted by industry analysts and its own conservative estimates, that there is a total market opportunity in the markets it services of approximately

$20 million annually. As of December 31, 2006, MedSolutions provides reusable sharps container programs to 14 hospitals in the markets it services.
     ShredSolutions, Inc. – Document Destruction Program. ShredSolutions benefits from HIPPA, a law that became effective in April 2003 which stipulates that healthcare providers guarantee the security and privacy of health information by requiring that every identifiable patient record for individuals be transferred to an electronic medium or destroyed.
     EnviroSafe Complete Compliance Program. The EnviroSafe program is a competitive program to Stericycle’s extremely lucrative SteriSafe program.
Business Strategy
     MedSolutions’ goals are to strengthen its position as a regional provider of integrated services in the regulated medical waste industry and to continuously improve its financial performance. Components of MedSolutions’ strategy to achieve these goals include:
     Improve Margins. MedSolutions continues to actively work to improve its margins by increasing its base of small quantity generators and focusing on its ancillary service strategies, including reusable sharps container programs, PHI destruction and regulatory compliance programs. These services fulfill the needs of MedSolutions’ large, medium and small quantity generators, and MedSolutions believes that with the rapid organic and acquisition growth of its customer base, the opportunity for sales of ancillary services and regulatory compliance products to its customers will continue to grow and the incremental cost of offering these services will continue to decrease, thereby improving margins.
     Expand Range of Services and Products. MedSolutions believes that it has the opportunity to expand its business by increasing the range of products and services that it offers to its existing customers. For example, MedSolutions now offers on-site treatment, reusable sharps container management, PHI destruction and a broad range of OSHA compliance and consulting services to its customers. Because MedSolutions’ drivers call on numerous medical facilities on a routine basis, it is considering offering single-use disposable medical supplies to its customers.
     Seek Strategic and/or Complementary Acquisitions. MedSolutions actively seeks strategic opportunities to acquire businesses that expand its network of treatment centers and increase its customer base. MedSolutions believes that strategic acquisitions can enable it to gain operating efficiencies through increased capacity utilization and increased route density as well as to expand the geographic service areas in which MedSolutions operates.
     Capitalize on Outsourcing Due to Clean Air Regulations. The Clean Air Act regulations have increased both the capital costs required to bring many existing incinerators into compliance and the operating costs of continued compliance. MedSolutions plans to continue to try and capitalize on the anticipated movement by hospitals to outsource medical waste treatment rather than incur the cost of installing the air pollution control systems necessary to comply with these EPA regulations.
     MedSolutions’ business strategy and expansion plans will place significant strain on its management, working capital, financial and management control systems and staff in the event that the merger does not occur. MedSolutions’ failure to properly respond to these needs by failing to maintain or upgrade financial and management control systems, failing to recruit additional staff or failing to respond effectively to difficulties encountered during expansion could adversely affect its business, financial condition and results of operations. Based on its experience in the industry, MedSolutions believes that its management and financial systems and controls are adequate to address current needs. There can be no assurance, however, that MedSolutions’ systems, controls or staff will be adequate to sustain future growth.
Acquisitions and Corporate Background
     BMI Services, Inc (“BMI”). BMI, a regulated medical waste and transportation management company, was acquired by EMSI in April 1996. BMI was based in Houston, Texas and was one of the largest independent transporters of medical waste in Texas. MedSolutions acquired its primary waste transportation business, its transfer station in Tyler, Texas and the UTMB arrangement through the BMI acquisition.
     EnviroClean Management Services, Inc (“EMSI”). MedSolutions formed EMSI in February 1996, as a consolidation vehicle for the merger or acquisition of BMI and other proposed entities. In January 1998, MedSolutions exchanged shares of its common stock to acquire 667,375 shares of EMSI from other shareholders. This transaction gave MedSolutions a controlling interest of approximately 51.3% of EMSI. In December 1998, MedSolutions offered to exchange one share of its common stock for each share of EMSI still outstanding. As a result, MedSolutions acquired shares representing an aggregate of 96.1% of EMSI’s stock. Since then MedSolutions has continued the exchange offer and has acquired additional shares and now owns 100% of EMSI.
     AmeriTech Environmental, Inc. (“ATE”). On November 7, 2003, MedSolutions acquired certain of the assets of ATE, including the assignment by ATE to MedSolutions of all of its regulated medical waste disposal customer contracts (which covered approximately 800 customers). The other assets acquired consisted primarily of equipment associated with ATE’s regulated medical waste disposal business and a parcel of real property permitted as a transfer site located in Houston, Texas. The purchase price for the acquired assets was $650,000 cash, a promissory note in the original principal amount of $750,000 bearing interest at a rate per annum of 7%, interest payable monthly, and all principal and accrued interest due on November 7, 2004, and 705,072 shares of MedSolutions common stock. The cash portion of the purchase price was funded from the proceeds of sales of MedSolutions common stock in private placements and $400,000 which was loaned to MedSolutions by two of its directors in exchange for promissory notes. The purchase price was determined largely based upon the amount of revenues ATE had generated from its regulated medical waste disposal business during the first three quarters of 2003.
     During 2004 and in accordance with the acquisition agreement, MedSolutions calculated a purchase price adjustment with respect to the customer list acquired from ATE. The calculation resulted in a purchase price reduction of $254,433, which lowered the assigned value of the customer list acquired. In addition, MedSolutions further determined there was an impairment of $139,330 in 2004 to the customer list acquired from ATE. Accordingly, MedSolutions recorded a charge of $139,330 during 2004, to reflect the decrease in net carrying value of the customer list. As part of the acquisition, MedSolutions also recorded goodwill of approximately $1,000,000.
     A settlement was reached between ATE and MedSolutions on February 11, 2005 due to numerous disputes and disagreements that arose in relation to ATE’s representations in the asset purchase agreement. The settlement called for the modification of the promissory note to ATE from MedSolutions to reduce the amount owed from $750,000 to $150,000, payable in two installments of $75,000 each beginning at the time that ATE delivered audited financial statements of its books and records for the nine-month period ended September 30, 2003 allowing MedSolutions to comply with its Form 8-K reporting requirements with the SEC. MedSolutions recorded a reduction (included in other income) of debt of approximately $650,000 during the three months ended March 31, 2005 for compensatory damages that resulted from breaches committed by ATE. Since the February 11, 2005 settlement was reached, ATE could not deliver audited financial statements as required; therefore, the settlement agreement was amended so that the remaining balance of $150,000 owed to ATE was converted into 150,000 shares of the MedSolutions common stock and all remaining disputes with ATE were settled.
     Bray Medical Waste Service (“Bray”). On January 1, 2004, MedSolutions acquired the customer contracts and took over the regulated medical waste operations of Bray. The purchase price for the acquired assets was (i) $11,200 cash and (ii) 29,867 shares of MedSolutions common stock valued at $22,400 for a total purchase price of $33,600. The purchase price allocation was $30,000 to customer list and $3,600 to goodwill.
     Med-Con Waste Solutions, Inc. (“Med-Con”). On September 30, 2004, MedSolutions acquired certain assets, including a customer list, of Med-Con in an acquisition accounted for as a purchase for a total purchase price of $1,149,000. The purchase price for the acquired assets was (i) $250,000 cash, (ii) a promissory note in the original principal amount of $500,000 bearing interest at a rate per annum of 7%, payable in 30 equal monthly installments of principal and interest with the first such installment due on January 1, 2005, (iii) a promissory note in the original principal amount of $250,000, with no interest, and with the principal amount and the due date subject to adjustment based upon the delivery by Med-Con to MedSolutions of consents to the assignment of the customer contracts acquired from Med-Con within 75 days of the closing of the transaction, (iv) and 149,000 shares of MedSolutions common stock. The principal amount of the $500,000 promissory note was subject to adjustment depending upon the amount of revenues realized by MedSolutions from the customer contracts acquired from Med-Con for the ensuing 90 days following the closing of the transaction. MedSolutions assigned $497,610, based on an independent appraisal, to the customer list acquired and established a useful life of five years over which to amortize the assigned cost. Amortization expense of the customer list for each year will approximate $99,522.
     During the year ended December 31, 2004 and in accordance with the acquisition agreement, MedSolutions calculated a purchase price adjustment of $153,780, which lowered the assigned value of the assets acquired. This reduction reduced the note payable to Med-Con by $153,780.
     As part of the acquisition, MedSolutions also recorded goodwill of approximately $499,610, net of the purchase price reduction.
     On May 18, 2005, MedSolutions and Med-Con restructured the two notes payable that were in default. The agreement called for the $346,220 note (originally $500,000) plus accrued interest of $10,000 to be paid in 48 equal monthly payments of $8,896, and an increase of the original interest rate from seven percent (7%) to eight (8%). With regard to the second note of $145,000 (originally $250,000), the agreement called for 24 equal monthly installments of $6,691 with the note bearing interest at ten percent (10%). In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the modification to the debt agreement was not determined to be a substantial modification.
     On Call Medical Waste Service (“On Call”). On August 29, 2005, MedSolutions acquired certain assets including customer contracts from On Call for a total purchase price of $1,155,500. The purchase price for the acquired assets was (i) $375,000 cash, (ii) a promissory note in the original principal amount of $250,000 bearing interest at a rate per annum of 8%, payable in 24 equal monthly installments of principal and interest with the first such installment due on December 27, 2005, (iii) a promissory note in the original principal amount of $375,000 with no interest, (iv) 166,667 shares of MedSolutions common stock, and (v) $30,500 of transaction costs incurred by MedSolutions. The cash portion of the purchase price was funded from the proceeds of a sale of MedSolutions common stock in a private placement to, and a loan to MedSolutions pursuant to a promissory note from, one of its shareholders.

     Cooper Biomed, Ltd. (“Cooper”). On September 30, 2005, MedSolutions acquired certain assets, principally customer contracts, from Cooper for a total purchase price of $120,000. The purchase price for the acquired assets was (i) $40,000 cash, (ii) a promissory note in the original principal amount of $40,000 with no interest, (iii) a promissory note in the original principal amount of $25,000, without interest, payable in one installment of principal in the amount of $25,000 due on the 120th day after the closing date of the acquisition subject to adjustment, (iv) 10,000 shares of MedSolutions common stock, and (v) $5,000 of transaction costs incurred by MedSolutions. The purchase price was allocated to customer list ($114,505) and to accounts receivable ($5,495). The cash portion of the purchase price was funded from the proceeds of a sale of MedSolutions common stock in a private placement to, and a loan to MedSolutions pursuant to a promissory note from, one of its shareholders. As provided for in the agreement MedSolutions calculated a $8,500 purchase price adjustment and reduced the principal due under the $25,000 promissory note and the amount assigned to customer list, accordingly.
     Positive Impact Waste Solutions, LLC (“PIWS”). On November 30, 2005, MedSolutions acquired certain assets, including customer contracts for approximately 250 PIWS customers plus six mobile treatment units, and took over the regulated medical waste operations of PIWS for a purchase price of $1,820,000. The purchase price for the acquired assets was (i) $700,000 cash, (ii) a promissory note in the original principal amount of $300,000 bearing no interest and payable in three equal installments of principal in the amount of $100,000 each, with the first such installment due on March 30, 2006, the second such installment due on July 28, 2006, and the third such installment due on November 30, 2006, (iii) a promissory note in the original principal amount of $550,000, bearing interest at the annual rate of 8%, and payable in six equal installments of interest only in the amount of $3,666.66 each due monthly beginning on December 30, 2005, and 54 monthly installments of principal and interest in the amount of $12,161.83 each thereafter; (iv) and 360,000 shares of MedSolutions common stock. The cash portion of the purchase price was funded from the proceeds of a sale of MedSolutions common stock in a private placement to, and a loan to MedSolutions pursuant to a promissory note from, one of its shareholders, and loans from two additional shareholders. The purchase price was determined largely based upon the amount of revenues PIWS has generated from its regulated medical waste disposal business and the value of the equipment acquired. Pursuant to the asset purchase agreement and the transaction documents related thereto, PIWS granted MedSolutions the exclusive right to service customers located within the States of Texas and Kansas with PIWS’ mobile treatment units, and also granted MedSolutions certain rights of first refusal with respect to such exclusive right in additional states.
     Subsequent to MedSolutions’ acquisition of PIWS’ assets, it was determined that PIWS had not complied with certain terms of the asset purchase agreement. On June 30, 2006, a settlement was reached and executed between MedSolutions and PIWS relating to such noncompliance. As a result of this noncompliance and in accordance with the terms of the asset purchase agreement, a reduction of the total purchase price by $169,000 was agreed to by both parties. The purchase price adjustment reduced the amount assigned to customer list by $169,000.
     SteriLogic Waste Systems, Inc. On August 16, 2006, MedSolutions acquired SteriLogic Waste Systems, Inc., a Pennsylvania corporation (“SteriLogic”) located in Syracuse, New York. SteriLogic is a regulated medical waste management company that provides collection, transportation and disposal of regulated medical waste services in addition to providing a reusable sharps container program to its customers who are primarily located in the states of New York and Pennsylvania. SteriLogic also designs, manufactures and markets reusable sharps containers to medical waste service providers who provide a reusable sharps container program to their medical waste customers. The acquisition was effected by the merger of SteriLogic with and into a wholly-owned subsidiary of MedSolutions. At the effective time of the merger, each share of SteriLogic common stock issued and outstanding immediately prior to such time was converted into the right to receive 200 shares of MedSolutions common stock, for an aggregate of 1,000,000 shares. In addition, MedSolutions paid the sole shareholder of SteriLogic (i) $50,000 in readily available funds, and (ii) a convertible promissory note in the principal amount of $250,000 with simple interest at the annual rate of 8% accruing from the effective time and payable in 12 equal installments of interest only in the amount of $1,666.67 each due monthly beginning on the 30th day after the effective time, and 24 equal installments of principal and interest in the amount of $11,306.82 each due monthly thereafter. The unpaid principal and interest under such note was convertible at any time on or prior to August 16, 2007 into shares of the MedSolutions common stock at the conversion price $1.50 per share (subject to certain anti-dilution adjustments). The merger consideration may be adjusted downward depending upon the amount of sales or earnings realized by MedSolutions from the customer contracts acquired through the acquisition of SteriLogic for the twelve months following the closing of the transaction. Any such adjustment to the merger consideration will be deducted 25% from the principal amount of the $250,000 promissory note, and 75% from the shares of MedSolutions common stock issued in connection with the merger at the rate of $1.50 per share; provided, that MedSolutions may not deduct more than 400,000 of such shares with respect to the adjustment. The cash portion of the merger consideration was funded from working capital. The merger consideration was determined largely based upon the amount of revenues SteriLogic had generated from its regulated medical waste disposal business and the value of the net assets acquired.
     On January 15, 2007, MedSolutions and the former owners of SteriLogic agreed by mutual consent to amend the original merger agreement whereby the former owners of SteriLogic agreed to reduce the number of shares of MedSolutions common stock issued by MedSolutions from 1,000,000 to 700,000 shares and to terminate the conversion feature of the $250,000 promissory note issued by MedSolutions as part of the purchase price. As a result of these amendments, MedSolutions recorded a reduction in the purchase price with regard to the SteriLogic acquisition by $264,000 reflecting the return of the 300,000 shares issued by MedSolutions. The corresponding reduction reduced the value assigned to SteriLogic’s customer list by $264,000.
Expansion Plans and Acquisition Targets
     MedSolutions has been issued a treatment permit by the Oklahoma Department of Environmental Quality (“ODEQ”) for its transfer site in Oklahoma City. MedSolutions subleases a facility and has a first right of refusal on a site in Odessa, Texas that has been issued a permit by the Texas Commission on Environmental Quality (the “TCEQ”) for the treatment of medical waste. MedSolutions has also submitted applications to treat regulated medical waste in Kansas City, Kansas and Syracuse, New York. These permits should allow MedSolutions to more effectively service the upper New York, Northern Pennsylvania, Oklahoma, Kansas, Missouri and West Texas markets. MedSolutions has currently ceased discussions with potential acquisition and/or merger candidates pending completion of the merger. However, in the event that the merger does not occur, MedSolutions may renew various discussions with potential acquisition and/or merger candidates to densify and/or expand the markets it services.
     Evaluation and Integration. MedSolutions believes that its management team can evaluate potential acquisition candidates and determine whether a particular medical waste management business can be successfully integrated into MedSolutions’ business. In determining whether to proceed with a business acquisition, MedSolutions will evaluate a number of factors including:
•	the financial impact of the proposed acquisition, including the effect on MedSolutions’ cash flow and earnings per share;

•	the historical and projected financial results of the target company;

•	the purchase price negotiated with the seller and MedSolutions’ expected internal rate of return;

•	the structure of the purchase with regard to offering one or the combination of the following: cash, notes and stock;

•	the composition and size of the target company’s customer base and the opportunity value of integrating MedSolutions’ service, ancillary service and regulatory compliance programs into the target company’s market;

•	the efficiencies that MedSolutions can achieve by integrating the target company with its existing operations;

•	the potential for enhancing or expanding MedSolutions’ geographic service area and allowing MedSolutions to make other acquisitions in the same service area;

•	the experience, reputation and personality of the target company’s management;

•	the target company’s reputation for customer service and relationships with the communities that it serves; and

•	whether the acquisition gives MedSolutions any strategic advantages over its competition.
     Once a business is acquired, MedSolutions will implement programs designed to improve customer service, sales, marketing, routing, equipment utilization, employee productivity, operating efficiencies and cash flow.
Marketing and Sales
     Marketing Strategy. MedSolutions uses both telemarketing and direct sales efforts to obtain new customers. In addition, MedSolutions has a large database of potential new large and small quantity generators, which it believes gives it a competitive advantage in identifying and reaching these higher-margin accounts. MedSolutions’ drivers participate in its marketing and sales efforts by actively soliciting small quantity generators while they service their routes.
     Small Quantity Generators (“SQG”). MedSolutions has targeted SQG’s as a growth area. MedSolutions believes that these customers offer high profit potential compared to other potential customers. Typical small quantity generators are individual or small groups of doctors, dentists and other healthcare providers who are widely dispersed and generate only small amounts of medical waste. These customers are very concerned about having the medical waste picked up and disposed of in compliance with applicable state and federal regulations. MedSolutions believes that these customers view the potential risks of non-compliance with applicable state and federal medical waste regulations as disproportionate to the cost of the services that MedSolutions provides. MedSolutions believes that this factor has been the basis for the significantly higher gross margins that it has achieved with its SQG’s as opposed to its LQG’s. In addition, MedSolutions’ EnviroSafe program offers a total compliance solution that combines medical waste management, OSHA and HIPPA compliance and training in one simple program. EnviroSafe guarantees small account customers who abide by its training, counsel and advice that they will have protection from regulatory compliance issues.
     Medium Quantity Generators (“MQG”). The medium quantity generators segment of MedSolutions’ business currently provides it with the opportunity for substantial growth and better profit margins than LQG’s. These customers are typically blood banks, dialysis centers, surgery centers and other high volume specialty facilities.
     Large Quantity Generators (“LQG”). MedSolutions believes that it has been successful in servicing LQG’s and plans to continue to serve those customers as long as they establish route anchors that open the door for opportunities for MedSolutions’ ancillary services and/or maintain satisfactory levels of profitability. In addition, MedSolutions believes that the implementation of more stringent Clean Air Act and other federal regulations directly and indirectly affecting medical waste will enable it to improve its marketing efforts to large quantity generators because the additional costs that they will incur to comply with these regulations will make the costs of MedSolutions’ services more attractive, particularly relative to their use of their own incinerators. MedSolutions’ marketing and sales efforts to large quantity generators are conducted by full-time account executives whose responsibilities include identifying and attracting new customers and serving MedSolutions’ existing account base of large quantity generators. In addition to securing new contracts, MedSolutions’ marketing and sales personnel provide consulting services to its healthcare customers, assisting them in reducing the amount of medical waste that they generate, training their employees on safety issues and implementing programs to audit, classify and segregate medical waste in a proper manner.
     Contract and Service Agreements. MedSolutions has long-term contracts with substantially all of its customers. MedSolutions negotiates individual service agreements with each large quantity and small quantity generator. Although MedSolutions has a standard form of agreement, particularly for small quantity generators, terms may vary depending upon the customer’s service requirements and the volume of medical waste generated and, in some jurisdictions, requirements imposed by statute or regulation. Service agreements typically include provisions relating to the types of containers, frequency of collection, pricing, treatment and documentation for tracking purposes. Each agreement also specifies the customer’s obligation to pack its medical waste in approved containers. Substantially all of MedSolutions’ agreements with customers contain automatic renewal and price increase provisions.
     Service agreements are generally for a period of one to five years, although customers may terminate on written notice and, in most cases, upon payment of a penalty. MedSolutions may set its prices on the basis of the number of containers that it collects, the weight of the medical waste that it collects and treats, the number of collection stops that it makes on the customer’s route, the number of collection stops that it makes for a particular multi-site customer, and other factors.
     Competition. There are several regulated medical waste management companies operating in MedSolutions’ service areas and the surrounding regions, and the market is highly competitive. MedSolutions’ primary competitor is Stericycle. Stericycle provides a variety of services other than collection, transportation, treatment and disposal. As such, Stericycle has a larger scope of business opportunities and substantially greater financial resources than MedSolutions possesses.
     According to public filings, Stericycle is the largest medical waste management company in the United States. Stericycle initially developed and utilized a proprietary electro-thermal deactivation (“ETD”) process in a national strategy. However, Stericycle, like MedSolutions, primarily utilizes autoclave technologies to process a majority of its waste stream and to a lesser degree incineration technologies.
     In the event that the merger does not occur, based on its experience in the industry, MedSolutions believes that it can successfully compete with Stericycle and other competitors by concentrating its operations in the southern and northeastern portions of the United States. MedSolutions believes that it gains a competitive advantage by offering better customer service than its competitors, attractive ancillary services and regulatory compliance programs and, if necessary, the ability to reduce the price of waste disposal services to customers to an amount below that of MedSolutions’ competitors. MedSolutions believes this can be accomplished as a result of having its facilities in closer geographic proximity to the generators of medical waste, its cost reduction efforts, its ability to offer ancillary services and programs and the expansion of its operations through acquisitions.

     In addition, MedSolutions faces potential competition from businesses that are attempting to commercialize alternate treatment technologies or products designed to reduce or eliminate the generation of medical waste, such as reusable or degradable medical products.
     MedSolutions competes for service agreements primarily on the basis of cost-effectiveness, quality of service and geographic location. MedSolutions also attempts to compete by demonstrating to customers that it can do a better job in reducing their potential liability. MedSolutions’ ability to obtain new service agreements may be limited by the fact that a potential customer’s current vendor may have an excellent service history or a long-term service contract or may offer prices to the potential customer that are lower than MedSolutions’.
Competitive Strengths
     MedSolutions believes that it benefits from the following competitive strengths:
     Broad Range of Services. MedSolutions offers its customers a broad range of services to help them develop internal systems and processes, which allow them to manage their medical waste, sharps containers and PHI destruction efficiently and safely from the point of generation through treatment and disposal. MedSolutions has also developed regulatory compliance programs to help train its customers’ employees on the proper methods of handling medical waste in order to reduce potential employee exposure. Other regulatory compliance programs such as MedSolutions’ EnviroSafe Program include those designed to help clients ensure and maintain compliance with OSHA, HIPAA and other relevant regulations.
     Strong Sales Network and Proprietary Database. MedSolutions uses both telemarketing and direct sales efforts to obtain new customers. In addition, MedSolutions has a large database of potential new small and large quantity generators, which it believes gives it a competitive advantage in identifying and reaching these higher-margin and route anchor accounts.
     Experienced Senior Management Team. MedSolutions’ senior executives collectively have over 50 years of management experience in the waste management and healthcare industries.
Governmental Regulation
     MedSolutions is subject to extensive and frequently changing federal, state and local laws and regulations. This statutory and regulatory framework imposes compliance burdens and risks on MedSolutions, including requirements to obtain and maintain government permits. These permits grant MedSolutions the authority, among other things:
•	to construct and operate treatment and transfer facilities;

•	to transport medical waste within and between relevant jurisdictions; and

•	to handle particular regulated substances.
     MedSolutions’ permits must be periodically renewed and are subject to modification or revocation by the regulatory authorities. MedSolutions is also subject to regulations that govern the definition, generation, segregation, handling, packaging, transportation, treatment, storage and disposal of medical waste. MedSolutions is also subject to extensive regulations designed to minimize employee exposure to medical waste.

     Federal Regulation. There are at least four federal agencies that have authority over medical waste. These agencies are the EPA, OSHA, the DOT and the U.S. Postal Service. These agencies regulate medical waste under a variety of statutes and regulations.
     Medical Waste Tracking Act of 1988. In the late 1980s, the EPA outlined a two-year demonstration program pursuant to MWTA, which was added to the Resource Conservation and Recovery Act of 1976. The MWTA was adopted in response to health and environmental concerns over infectious medical waste after medical waste washed ashore on beaches, particularly in New York and New Jersey, during the summer of 1988. Public safety concerns grew following media reports of careless management of medical waste. The MWTA was intended to be the first step in addressing these problems. The primary objective of the MWTA was to ensure that medical wastes which were generated in a covered state and which posed environmental problems, including an unsightly appearance, were delivered to disposal or treatment facilities with minimum exposure to waste management workers and the public. The MWTA’s tracking requirements included accounting for all waste transported and imposed civil and criminal sanctions for violations.
     In regulations implementing the MWTA, the EPA defined medical waste and established guidelines for its segregation, handling, containment, labeling and transport. The MWTA demonstration program expired in 1991, but the MWTA established a model followed by many states in developing their specific medical waste regulatory frameworks.
     Occupational Safety and Health Act of 1970. The Occupational Safety and Health Act of 1970 authorizes OSHA to issue occupational safety and health standards. OSHA regulations are designed to minimize the exposure of employees to hazardous work environments. Various standards apply to certain aspects of MedSolutions’ operations. These regulations govern, among other things:
•	exposure to blood borne pathogens and other potentially infectious materials;

•	lock out/tag out procedures;

•	medical surveillance requirements;

•	use of respirators and personal protective equipment;

•	emergency planning;

•	hazard communication;

•	noise;

•	ergonomics; and

•	forklift safety.
     MedSolutions’ employees are required by its policy to receive new employee training, annual refresher training and training in their specific tasks. As part of MedSolutions’ medical surveillance program, employees receive pre-employment physicals, including drug testing, annually required medical surveillance and exit physicals. MedSolutions also subscribes to a drug-free workplace policy. In addition, MedSolutions is subject to unannounced OSHA Safety inspections at any time.
     Resource Conservation and Recovery Act of 1976. In 1976, Congress passed the Resource Conservation and Recovery Act of 1976, or RCRA, as a response to growing public concern about problems associated with the handling and disposal of solid and hazardous waste. RCRA required the EPA to promulgate regulations identifying hazardous wastes. RCRA also created standards for the generation, transportation, treatment, storage and disposal of solid and hazardous wastes. These standards included a documentation program for the transportation of hazardous wastes and a permit system for solid and hazardous waste disposal facilities. Medical wastes are currently considered non-hazardous solid wastes under RCRA. However, some substances collected by MedSolutions from some of its customers, including photographic fixer developer solutions, lead foils and dental amalgam, are considered hazardous wastes.
     MedSolutions uses landfills operated by parties unrelated to it for the disposal of incinerator ash, autoclaved and chemically treated waste.
     Waste is not regulated as hazardous under RCRA unless it contains hazardous substances exceeding certain quantities or concentration levels, meets specified descriptions, or exhibits specific hazardous characteristics. Following autoclave treatment, waste is disposed of as non-hazardous waste. After incineration treatment, MedSolutions tests ash from the incineration process to determine whether it must be disposed of as hazardous waste.
     MedSolutions employs quality control measures to check incoming medical waste for specific types of hazardous substances. MedSolutions’ customer agreements also require its customers to exclude different kinds of hazardous substances or radioactive materials from the medical waste they provide MedSolutions.
     DOT Regulations. The DOT has put regulations into effect under the Hazardous Materials Transportation Authorization Act of 1994 which require MedSolutions to package and label medical waste in compliance with designated standards, and which incorporate blood borne pathogens standards issued by OSHA. Under these standards, MedSolutions must, among other things, identify its packaging with a “biohazard” marking on the outer packaging, and MedSolutions’ medical waste container must be sufficiently rigid and strong to prevent tearing or bursting and must be puncture-resistant, leak-resistant, properly sealed and impervious to moisture.
     DOT regulations also require that a transporter be capable of responding on a 24-hour-a-day basis in the event of an accident, spill, or release to the environment of a hazardous material. MedSolutions has entered into an agreement with an organization that provides 24-hour emergency spill response to provide this service.
     MedSolutions’ drivers are trained on topics such as safety, hazardous materials, medical waste, hazardous chemicals and infectious substances. Employees are trained to deal with emergency spills and releases of hazardous materials, and MedSolutions has a written contingency plan for these events. MedSolutions’ vehicles are outfitted with spill control equipment and the drivers are trained in its use.
     Comprehensive Environmental Response, Compensation and Liability Act of 1980. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, established a regulatory and remedial program to provide for the investigation and cleanup of facilities that have released or threaten to release hazardous substances into the environment. CERCLA and state laws similar to it may impose strict, joint and several liability on the current and former owners and operators of facilities from which releases of hazardous substances have occurred and on the generators and transporters of the hazardous substances that come to be located at these facilities. Responsible parties may be liable for substantial site investigation and cleanup costs and natural resource damages, regardless of whether they exercised due care and complied with applicable laws and regulations. If MedSolutions were found to be a responsible party for a particular site, it could be required to pay the entire cost of the site investigation and cleanup, even though other parties also may be liable. This result would be the case if MedSolutions were unable to identify other responsible parties, or if those parties were financially unable to contribute money to the cleanup.

     State and Local Regulation. MedSolutions currently conducts all of its business in Texas, Oklahoma, Louisiana, Arkansas, Kansas, Missouri, New York and Pennsylvania. In the event that the merger does not occur, at some point in the future, MedSolutions may conduct business in other states. Other states have different regulations regarding medical waste, medical waste transport and medical waste incineration. If at any time MedSolutions expands its business into other states, MedSolutions believes, because of the stringent standards applicable in the states MedSolutions currently operates, that the costs of bringing its business into compliance with the regulations of other states will be minimal.
     Regulated Medical Waste. The Texas Department of Health retains authority to define what waste will be regulated and how it may be treated. These rules, which were updated in December 1994, can be found in Title 25 Texas Administrative Code (“TAC”) Sections 1.131-1.137. Under Texas law, the term “special waste from health-care facilities” (“SWFHCRF”) is used to define medical waste regulated by state agencies. Only five categories of waste are regulated:
•	animal waste from animals intentionally exposed to pathogens;

•	bulk human blood and blood products;

•	pathological waste;

•	microbiological waste; and

•	sharps.
     The criteria for selection of these categories were based primarily on environmental concerns rather than occupational concerns. A chain of events is necessary to produce disease from contact with medical waste. The items selected for regulation were deemed to have the highest potential for disease production provided all of the required events took place. Sharps, due to their inherent ability to provide a portal of entry, must be managed properly regardless of their contamination status.
     Transportation of Regulated Medical Waste. Subchapter Y, 30 TAC § 330.1001-1010 defines rules for medical waste management, disposal, transportation, collection and storage. These rules were updated in December 2006. The responsibility for these regulations rests with the Office of Waste Management of the TCEQ. Under Subchapter Y, the TCEQ regulates and registers transporters of medical waste by, among other things, requiring specific documentation of transportation of all medical waste. Currently, MedSolutions is a registered medical waste transporter. The registration is subject to annual renewal, and though MedSolutions believes, based on its experience in the industry, that it is in compliance with all of the statutory guidelines, there is no guarantee that the TCEQ will continually grant renewal registration to MedSolutions. MedSolutions is also registered as a medical waste transporter in the states of Louisiana, Oklahoma, Kansas Missouri, Arkansas, New York and Pennsylvania.
     Treatment of Regulated Medical Waste. Approved methods of treatment of SWFHCRF can be found in Title 25 TAC Section 1.133. There are currently six approved treatment methods:
•	steam disinfection;

•	chlorine disinfection/maceration;

•	chemical disinfection;

•	moist disinfection;

•	thermal inactivation; and

•	incineration.
     MedSolutions employs the steam disinfection (i.e. autoclave), chemical disinfection and incineration methods for the treating of medical waste. MedSolutions has been successful in obtaining permits for its current medical waste transfer, treatment and processing facilities and for its transportation operations. Currently, MedSolutions operates two autoclaves at its Garland facility.
     MedSolutions is responsible for complying with the maintenance obligations pursuant to numerous governmental permits and licenses held by it or under which it conducts its business. MedSolutions is also responsible for complying with permits maintained by others. These permits include:
•	transport permits for solid waste, medical waste and hazardous substances;

•	permits to construct and operate treatment facilities;

•	permits to construct and operate transfer stations;

•	permits governing discharge of sanitary water and registration of equipment under air regulations;

•	approvals for the use of ETD and other technologies to treat medical waste; and

•	various business operator’s licenses.
     MedSolutions believes that it is currently in compliance in all material respects with its permits and applicable laws and regulations. If MedSolutions expands its services to other states, it will have to comply with such state’s specific permitting process to obtain the necessary permits to operate in such state, including, but not limited to obtaining zoning approval and local and state operating authority. Most communities rely on state authorities to provide operating rules and safeguards for their community. Usually the state provides public notice of the project and, if enough public interest is shown, a public hearing may be held. If the applicant is successful in meeting all regulatory requirements, the state may issue a permit to construct the new treatment facility or transfer station. Once the facility is constructed, the state may again issue public notice of its intent to issue an operating permit and may provide an opportunity for public opposition or other action that may impede the applicant’s ability to construct or operate the planned facility. Permitting for transportation operations frequently involves registration of vehicles, inspection of equipment, and background investigations on MedSolutions’ drivers.
Patents and Proprietary Rights
     MedSolutions relies on unpatented and unregistered trade secrets, proprietary know-how and continuing technological innovation. MedSolutions tries to protect this information, in part, by confidentiality agreements with its employees, vendors and consultants. There can be no assurance that these agreements will not be breached, that MedSolutions would have adequate remedies for any breach, or that it trade secrets or know-how will not otherwise become known or independently discovered by other parties.
     MedSolutions’ commercial success may also depend on its not infringing patents issued to other parties. There can be no assurance that patents belonging to other parties will not require MedSolutions to alter its processes, pay licensing fees, or cease using any current or future processes. In addition, there can be no assurance that MedSolutions would be able to license the technology rights that it may require at a reasonable cost or at all. If MedSolutions could not obtain a license to any infringing technology that it currently uses, it could have a material adverse effect on MedSolutions’ business.

Potential Liability and Insurance
     The medical waste industry involves potentially significant risks of statutory, contractual, tort and common law liability claims. Potential liability claims could involve, for example:
•	cleanup costs;

•	personal injury;

•	damage to the environment;

•	employee matters;

•	property damage; or

•	alleged negligence or professional errors or omissions in the planning or performance of work.
     MedSolutions could also be subject to fines or penalties in connection with violations of regulatory requirements.
     MedSolutions carries $10 million of liability insurance (including umbrella coverage), and $5 million of aggregate pollution and legal liability insurance ($1 million per incident), which it considers sufficient to meet regulatory and customer requirements and to protect its employees, assets and operations. MedSolutions’ pollution liability insurance excludes liabilities under CERCLA. There can be no assurance that MedSolutions will not face claims under CERCLA or similar state laws resulting in substantial liability for which it is uninsured and which could have a material adverse effect on MedSolutions’ business.
Employees
     As of June 30, 2007, MedSolutions, primarily through EMSI, had 141 employees. Five of the employees are employed in executive capacities; the remaining employees are in transportation and plant operations, sales positions and administrative and clerical capacities. None of MedSolutions’ employees are subject to collective bargaining agreements.
Description of Property
     MedSolutions leases approximately 6,800 square feet of administrative office space at 12750 Merit Drive-Park Central VII, Suite 770, Dallas, Texas 75251. The lease expires May 31, 2012, and the monthly rent ranges from $8,100 to $10,000 through 2012.
     MedSolutions owns its Garland facility, which consists of real property, building and improvements, furniture and equipment. The Garland facility includes 17,450 square feet of space (2,450 square feet of office space and 15,000 square feet of warehouse space), and is located on approximately three acres of land. The building is approximately 30 years old, and was extensively remodeled in 1996 at a cost of more than $500,000 to upgrade the facility to accommodate the EnviroClean® System and to showcase its operation for sales and marketing purposes. The EnviroClean® System was removed during 2004 in order to use the space in the Garland facility more efficiently for MedSolutions’ autoclave process. Prior to the installation of the autoclave in 2002, the Garland facility was used solely as a transfer station. MedSolutions’ bank debt is secured by a first lien on the Garland facility which is personally guaranteed by MedSolutions’ President/Chief Executive Officer, and two loans from MedSolutions shareholders are secured by second liens on the Garland facility. The net carrying value of the Garland facility is approximately $263,000.

     MedSolutions owns its Houston facility, which consists of real property, building and improvements, furniture and equipment. The Houston facility includes approximately 7,500 square feet of administrative office and warehouse space in Houston, Texas. MedSolutions, through its subsidiary EMSI, purchased the Houston facility on August 3, 2005. The facility was previously being leased and was contiguous to vacant land that was already owned by EMSI and was being used as a transfer station. The total purchase price, including transaction costs, was approximately $350,000 and is financed by a promissory note to a bank in the amount of $325,000, payable in 60 monthly installments of $3,656 based upon a straight line amortization of 240 payments and accrues interest per annum at the prime rate as published in the Wall Street Journal from time to time plus 2%. The promissory note has a maturity date of August 3, 2010 and is secured by a first lien deed of trust on the building and the adjacent land already owned by EMSI. The promissory note is personally guaranteed by MedSolutions’ President/Chief Executive Officer.
     On August 9, 2006, MedSolutions, through its subsidiary EMSI, secured additional financing from a bank to expand its Houston facility. The facility is currently being used as a transfer facility for the South Texas operations. The expansion will allow EMSI to treat medical waste at the facility once the permitting process is completed from the state of Texas. The total costs of expansion will be approximately $275,000 with $200,000 of those funds coming from bank financing and the remainder from working capital. The promissory note to the bank is payable in 60 monthly installments of $822 in principal plus interest accruing at the prime rate as published in the Wall Street Journal from time to time plus 1%, with the balance of the principal and all accrued and unpaid interest due upon maturity of the loan on July 19, 2011. The note is secured by a second lien on the Houston facility and is personally guaranteed by both MedSolutions’ President/Chief Executive Officer and MedSolutions’ Chairman of the Board. As of December 31, 2006, MedSolutions has drawn $55,634 against the promissory note and the funds were used for the commencement phase of expansion. The amount outstanding at December 31, 2006 is $52,347 and the net carrying value of the Houston facility is approximately $370,000.
     In the opinion of MedSolutions’ management, its properties are adequately covered by insurance.
Legal Proceedings
     MedSolutions operates in a highly regulated industry and is exposed to regulatory inquiries or investigations from time to time. Government authorities can initiate investigations for a variety of reasons. MedSolutions has been involved in certain legal and administrative proceedings that have been settled or otherwise resolved on terms acceptable to MedSolutions, without having a material adverse effect on its business.
     On May 14, 2007, a Texas jury found EMSI liable in connection for approximately $10.4 million in actual damages and $10 million in punitive damages in connection with a 2004 traffic accident involving one of EMSI’s trucks. On June 15, 2007, a judgment was entered in the amount of $15,005,245. On September 27, 2007, counsel for the parties to the lawsuit and EMSI’s insurance providers entered into a preliminary but binding agreement with respect to the material terms of the settlement of the lawsuit pursuant to Rule 11 of the Texas Rules of Civil Procedure. The material terms of the settlement provide for a cash payment by EMSI’s insurance providers to the plaintiff, and also requires EMSI to deliver an interest-free promissory note in the principal amount of $250,000 (the “settlement note”) to the plaintiff. The settlement note is only payable in the event that the merger closes, and will be due on the date that the principal amount of the promissory notes issuable by Stericycle to MedSolutions’ shareholders becomes payable (i.e., on the seventh anniversary of the effective time of the merger). Any funds as of such date remaining from the $125,000 to be placed in the shareholder representative escrow account will be remitted by the shareholder representative to the surviving corporation, which will apply such funds towards the amount due under the settlement note. The principal amount of the promissory notes will be reduced on a pro rata basis in an aggregate amount equal to the difference between $250,000 (the principal amount of the settlement note) and the amount remitted to the surviving corporation from the shareholder representative escrow account. The preliminary but binding agreement under Rule 11 of the Texas Rules of Civil Procedure contains the essential terms of the settlement that will be supplemented by a more thorough agreement containing appropriate releases and documentation of other terms consistent with such essential terms.

     MedSolutions is also a party to various legal proceedings arising in the ordinary course of business. However, except as described above, there are no legal proceedings pending or, to MedSolutions’ knowledge, threatened against or that could adversely affect its financial condition or its ability to carry on its business.
Market for Common Equity and Related Shareholder Matters
     There is currently no public trading market for MedSolutions’ common stock.
     At October 8, 2007, the record date for the special meeting, MedSolutions had 26,458,446 shares of common stock outstanding and had approximately 750 shareholders of record.
     MedSolutions has no fixed dividend policy with respect to its common stock. MedSolutions’ Board of Directors is authorized to consider dividend distributions on MedSolutions’ common stock from time to time, upon its assessment of MedSolutions’ operating results, capital requirements and general financial condition and requirements. MedSolutions has not paid a dividend on its common stock since its inception. Pursuant to the Investment Agreement (the “Investment Agreement”) entered into by MedSolutions and Tate Investments, LLC (the “Investor”) on July 15, 2005, MedSolutions is prohibited from paying any dividends or making any distributions in cash or in kind on shares of its common stock until all of the common stock held by the Investor is registered with the SEC. The outstanding principal amount of the convertible debt issued by MedSolutions pursuant to the Investment Agreement was subsequently converted by the Investor into shares of MedSolutions common stock on March 30, 2007, and MedSolutions has no further obligations to the Investor under the promissory note issued in connection with the Investment Agreement.
     MedSolutions’ Series A 10% Convertible Preferred Stock (the “Series A Preferred Stock”) ranked senior to its common stock with respect to the payment of dividends, redemption, and payment and rights upon liquidation, dissolution or winding-up of the affairs of MedSolutions. At October 8, 2007, MedSolutions had zero shares of Series A Preferred Stock outstanding. All of MedSolutions’ previously issued and outstanding shares of Series A Preferred Stock were converted into shares of MedSolutions common stock on a one-for-one basis on or prior to March 31, 2007.
Equity Compensation Plan Information (as of December 31, 2006)

Number of
securities
remaining
available for
	Number of		future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation
	exercise of	exercise price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
	and rights (a)	and rights (b)	column (a)) (c)
Equity compensation plans approved by security holders	1,328,796	$0.80	1,671,204
Equity compensation plans not approved by security holders	—	—	—
Total	1,328,796	$0.80	1,671,204

Management’s Discussion and Analysis or Plan of Operation.
     The following discussion of the financial condition and results of operations of MedSolutions should be read in conjunction with “MedSolutions’ Historical Consolidated Financial Statements and Supplementary Data” and the notes to such financial statements included in this proxy statement/prospectus.
Background
     MedSolutions was incorporated in November 1993. MedSolutions provides regulated medical waste, reusable sharps containers and PHI collection, transportation and treatment services to its customers and related training and education programs and consulting services.
     MedSolutions’ revenues increased to $12,799,132 in 2006 from $9,415,558 in 2005. MedSolutions derives its revenues from services to three principal groups of customers: (i) outpatient clinics, medical and dental offices, biomedical companies, municipal entities, long-term and sub-acute care facilities and other smaller-quantity generators of regulated medical waste (“SQG”), (ii) blood banks, surgery centers, dialysis centers and other medium quantity generators of regulated medical waste (“MQG”) and (iii) hospitals, diagnostic facilities and other larger-quantity generators of regulated medical waste (“LQG”). Substantially all of MedSolutions’ services are provided pursuant to customer contracts specifying either scheduled or on-call regulated medical waste management services, or both. Contracts with small quantity generators generally provide for annual price increases and have an automatic renewal provision unless the customer notifies MedSolutions prior to completion of the contract. Contracts with medium quantity generators and large quantity generators, which may run for more than one year, typically include price escalator provisions, which allow for price increases generally tied to an inflation index or implemented at a fixed percentage. At December 31, 2006, MedSolutions served approximately 10,000 customers.
Critical Accounting Policies and Procedures
     MedSolutions’ discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that MedSolutions make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities (see Note 3 to MedSolutions’ consolidated financial statements for the fiscal year ended December 31, 2006 included within “MedSolutions’ Historical Consolidated Financial Statements and Supplementary Data” and the notes to such financial statements included in this proxy statement/prospectus). MedSolutions believes that of its significant accounting policies (see Note 3 to MedSolutions’ consolidated financial statements for the fiscal year ended December 31, 2006), the following may involve a higher degree of judgment on MedSolutions’ part and complexity of reporting:
     Accounts Receivable. Accounts receivable consist primarily of amounts due to MedSolutions from its normal business activities. MedSolutions maintains an allowance for doubtful accounts which reflects management’s best estimate of probable losses inherent in the account receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. With respect to trade receivables, ongoing credit evaluations of customers’ financial condition are performed and generally, no collateral is required. MedSolutions maintains a reserve for potential credit losses and such losses, in the aggregate, have not exceeded management’s expectations.
     Revenue Recognition and Processing Costs. MedSolutions recognizes revenue for its medical waste services at the time the medical waste is collected from its customers. Revenue is only recognized for arrangements with customers in which (1) there is persuasive evidence of a contract or agreement which sets forth the terms of the arrangement; (2) services have been rendered; (3) MedSolutions’ prices are fixed, determinable and agreed upon; and, (4) collectibility is reasonably assured.
     Goodwill and Intangible Assets. To determine the adequacy of the carrying amounts on an ongoing basis, MedSolutions performs its annual impairment test at the end of the year each December 31, unless triggering events indicate that an event has occurred which would require the test to be performed sooner. MedSolutions monitors the performance of its intangibles by analyzing the expected future cash flows generated from such related intangibles to ensure their continued performance. If necessary, MedSolutions may hire an outside independent consultant to appraise the fair value of such assets.
     Convertible Notes and Convertible Preferred Stock. MedSolutions accounts for conversion options embedded in convertible notes and convertible preferred stock in accordance with Statement of Financial Accounting Standard (“SFAS) No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes and mandatorily redeemable preferred shares, as host instruments, are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61(k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument.
     MedSolutions accounts for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”) and in accordance with the provisions of Emerging Issues Task Force Issue (“EITF”) 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features,” (“EITF 98-5”), EITF 00-27 “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, MedSolutions records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.
Results of Operations — Year 2006 Compared to 2005
     Revenues. MedSolutions’ revenues increased $3,383,574 or 35.9%, to $12,799,132 during the year ended December 31, 2006, from $9,415,558 during the year ended December 31, 2005. The increase in revenue from 2005 was mostly attributable to the three acquisitions in 2005 and the SteriLogic acquisition in 2006 which contributed approximately $2,600,000 of the 2006 revenue increase. Other contributing factors that caused the revenue increase in 2006 were an annual price increase in January 2006 to the majority of MedSolutions’ SQG customers and a fuel surcharge increase in March 2006. All price increases and fee charges are provided for under MedSolutions’ customer contracts. The increases in revenues for the twelve months ended December 31, 2006 were partially offset by a loss of revenue from an LQG customer in MedSolutions’ South Texas market and from the loss of its operating agreement with UTMB as discussed in Note 12 to MedSolutions’ consolidated financial statements for the fiscal year ended December 31, 2006 included within “MedSolutions’ Historical Consolidated Financial

Statements and Supplementary Data” and the notes to such financial statements included in this proxy statement/prospectus.
     Cost of revenues. MedSolutions’ cost of revenues increased $2,244,707 or 39.5%, to $7,925,086 during 2006, from $5,680,379 in 2005. Gross margin for MedSolutions decreased to 38.1% in 2006 from 39.7% in 2005. The increase in cost of revenues was caused by increases in container costs resulting from higher prices for paper products, fuel and other transportation costs relating to additions to MedSolutions’ transportation fleet as its markets and customer base expand. As a result of the PIWS acquisition on November 30, 2005, MedSolutions entered new markets located in West Texas, Kansas and Missouri and incurred costs associated with added personnel, facilities, transportation, and treatment costs in each of those markets. Other costs associated with the increase are attributable to repair and maintenance costs of operating MedSolutions’ mobile treatment units acquired in the PIWS acquisition.
     Selling, general and administrative expenses. MedSolutions’ selling, general and administrative expenses increased $1,380,029, or 56.3%, to $3,829,489 during 2006, from $2,449,460 in 2005. The increase was caused by costs associated with an increased sales force including MedSolutions’ new markets in West Texas, Kansas and Missouri in 2006 as compared to 2005, increases in director compensation, increased administrative personnel and a non-cash charge of $240,000 related to stock compensation granted to executive employees in 2005. Other increases are associated with higher travel costs from MedSolutions’ executive staff seeking acquisition and market opportunities to expand MedSolutions’ business and market share and administrative costs associated with the SteriLogic acquisition.
     Depreciation and amortization. Depreciation and amortization increased by $622,061 or 82.8%, to $1,373,318 during 2006 from $751,257 during 2005. The primary cause for the increase was from depreciation expense resulting from the purchases of fixed assets from the PIWS acquisition and increases in amortization expense from higher carrying values of customer lists purchased from the three acquisitions in 2005 and SteriLogic in 2006.
     Interest expense. MedSolutions’ interest expense increased $108,225 or 28.9%, to $482,485 in 2006 from $374,260 during 2005. Interest expense increased primarily due to the capitalization and amortization of certain debt conversion costs related to the Investment Agreement that was modified during the three months ended June 30, 2006 (see Note 7) and the addition of $500,000 of new debt under the Investment Agreement closed in March 2006. In connection with such transactions related to the debt conversion costs, MedSolutions paid financing fees that were deferred and are being amortized on a straight line method over the remaining life of the convertible debt. The outstanding principal amount of the convertible debt issued by MedSolutions pursuant to the Investment Agreement was subsequently converted by the Investor into shares of MedSolutions common stock on March 30, 2007. Interest expense for the year ended December 31, 2006 was reduced from the conversion of approximately $1.2 million in shareholder loans and advances into MedSolutions’ equity on June 30, 2005.
     Gain on ATE settlement. During the year ended December 31, 2005, MedSolutions recorded a one time gain of $650,468 resulting from a settlement and extinguishment of debt with AmeriTech Environmental, Inc. on February 11, 2005.
     Other Income. Other income of $40,135 was recorded in 2006 due to the extinguishment of convertible debentures discussed in Note 10 to MedSolutions’ consolidated financial statements for the fiscal year ended December 31, 2006 included within “MedSolutions’ Historical Consolidated Financial Statements and Supplementary Data” and the notes to such financial statements included in this proxy statement/prospectus.

     Net income (loss). MedSolutions’ net loss was ($771,111) in 2006 compared to net income of $810,670 in 2005. The net loss in 2006 was due to the factors described above.
Three Months Ended June 30, 2007 Compared to Three Months Ended June 30, 2006
     Revenues. MedSolutions’ revenues increased $811,192, or 26.6% to $3,863,897 during the three months ended June 30, 2007 from $3,052,705 during the three months ended June 30, 2006. The increase in revenue was attributable, in part, to the SteriLogic acquisition completed in August 2006 that increased revenue by approximately $435,000 during the there months ended June 30, 2007 plus additions in revenue of approximately $340,000 in new business from Sharps and EnviroSafe customers and new customers in the Missouri market.
     Cost of Revenues. MedSolutions’ cost of revenues increased $630,655 or 36.1% to $2,379,916 during the three months ended June 30, 2007 from $1,749,261 during the three months ended June 30, 2006. Gross margin for MedSolutions decreased to 38.4% for the three months ended June 30, 2007 from 42.7% for the three months ended June 30, 2006. The increase in cost of revenues was caused by new cost of revenues associated with the SteriLogic acquisition, increases in transportation costs primarily in Kansas and Missouri as MedSolutions expands in those markets, and higher processing costs as MedSolutions uses third party vendors to process its customer waste from South Texas.
     Selling, general and administrative expenses. MedSolutions’ selling, general and administrative expenses decreased $52, to $826,011 during the three months ended June 30, 2007 from $826,063 during the three months ended June 30, 2006. While SteriLogic added approximately $74,000 in new S, G & A expense for 2007, the increase was offset by decreases in sales and marketing expenses due to a reduction in MedSolutions’ sales staff and decreases in costs associated with promotional and advertising expenses.
     Depreciation and Amortization. Depreciation and amortization increased by $45,911 or 14.2% to $368,589 during the three months ended June 30, 2007 from $322,678 during the three months ended June 30, 2006. The primary cause for the increase was from higher depreciation expense resulting from the purchases of fixed assets in 2006 and 2007 related to new equipment purchased to expand and service new Sharps business and assets purchased related to the SteriLogic acquisition.
     Interest expense. MedSolutions’ interest expense increased $21,609 or 15.9% to $157,717 during the three months ended June 30, 2007 from $136,108 during the three months ended June 30, 2006. Interest expense increased in 2007 due to a new working capital loan from Park Cities Bank, additional debt issued by MedSolutions to shareholders for working capital and new equipment financing, and new debt issued to the sellers of SteriLogic for part of the acquisition purchase price.
     Net income. Net income increased $113,069 or 608.1% to $131,664 during the three months ended June 30, 2007 from $18,595 during the three months ended June 30, 2006. MedSolutions’ net income increased in 2007 due to the factors described above.
Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006
     Revenues. MedSolutions’ revenues increased $1,384,768, or 22.2% to $7,626,227 during the six months ended June 30, 2007 from $6,241,459 during the six months ended June 30, 2006. The increase in revenue is attributable in part, to the SteriLogic acquisition completed in August 2006 that increased revenue by approximately $795,000 during the six months ended June 30, 2007 plus additions in revenue of approximately $646,000 in new business from Sharps and EnviroSafe customers and new customers in the Missouri market.
     Cost of Revenues. MedSolutions’ cost of revenues increased $1,066,504 or 30.4% to $4,575,324 during the six months ended June 30, 2007 from $3,508,820 during the six months ended June 30, 2006. Gross margin for MedSolutions decreased to 40.0% for the six months ended June 30, 2007 from 43.8% for the six months ended June 30, 2006. The increase in cost of revenues was caused by new cost of revenues associated with the SteriLogic acquisition, increases in transportation costs primarily in Kansas and Missouri as MedSolutions expands in those markets, and higher processing costs as MedSolutions uses third party vendors to process its customer waste from South Texas and Louisiana.
     Selling, general and administrative expenses. MedSolutions’ selling, general and administrative expenses increased $54,812 or 3.3%, to $1,696,049 during the six months ended June 30, 2007 from $1,641,237 during the six months ended June 30, 2006. While SteriLogic added approximately $167,000 in new S, G & A expense for 2007, the increase was offset by decreases in sales and marketing expenses due to a reduction in MedSolutions’ sales staff and decreases in costs associated with promotional and advertising expenses.
     Depreciation and Amortization. Depreciation and amortization increased by $104,737 or 16.6% to $733,858 during the six months ended June 30, 2007 from $629,121 during the six months ended June 30, 2006. The primary cause for the increase was from higher depreciation expense resulting from the purchases of fixed assets in 2006 and 2007 related to new equipment purchased to expand and service new Sharps business and assets purchased related to the SteriLogic acquisition.
     Interest expense. MedSolutions’ interest expense increased $196,465 or 84.2% to $429,751 during the six months ended June 30, 2007 from $233,286 during the six months ended June 30, 2006. Interest expense increased significantly due to the immediate expense of deferred financing fees related to the Investor notes that were converted into MedSolutions common stock on March 31, 2007. The excess amount of deferred financing fees charged to interest expense during the current period was approximately $104,000. Other increases to interest expense were due to additional debt issued by MedSolutions to shareholders for working capital and new equipment financing plus new debt issued to the sellers of SteriLogic for part of the acquisition purchase price.
     Net income. Net income decreased $37,750 or 16.5% to $191,245 during the six months ended June 30, 2007 from $228,995 during the six months ended June 30, 2006. MedSolutions’ net income decreased in 2007 due to the factors described above.

Liquidity and Capital Resources
     Source of Funds for Operations and Capital Expenditures.
     MedSolutions’ principal source of liquidity is collections on accounts receivable from waste management service revenue, from sales of its common stock and Series A Preferred Stock through private offerings to certain individuals, primarily existing shareholders, and from loans and advances received from certain shareholders. Revenues during 2006 were approximately $280,000 per month higher than in 2005, stemming primarily from the acquisitions in 2005 and 2006 discussed previously. The principal uses of liquidity are payments for labor, fuel, material and expenses, and debt and lease obligations to carry out MedSolutions’ regulated medical waste management services.
     Historically, MedSolutions has met its cash requirements based on a combination of revenues from operations, shareholder loans and advances, and proceeds from the sale of debt and equity securities. Based on the projected operations for 2007, MedSolutions’ management believes cash to be generated from operations and funds raised from other alternative sources if needed, will be sufficient to satisfy MedSolutions’ historical and current cash obligations.
     Discussion of Liquidity — Year 2006 Compared to 2005
     At December 31, 2006, MedSolutions’ working capital deficit was $(1,899,921), compared to a working capital deficit of $(2,397,992) at December 31, 2005.
     Net cash provided (used) in operating activities for the year ended December 31, 2006 was $597,729 during 2006, compared to $(311,414) for 2005. This increase was caused primarily from an increase in accounts payable and accrued liabilities resulting from the accrual of director fees not paid at December 31, 2006; the accrual of year-end payroll costs and taxes paid in January 2007; and the assumption of liabilities from the SteriLogic acquisition.
     Net cash used in investing activities for the year ended December 31, 2006 was $(621,043) compared to ($1,340,713) for the year ended December 31, 2005. The lesser amount in 2006 was caused by the decrease in the cash portion used for an acquisition in 2006 of $24,283 compared to $1,115,000 used in 2005. Also, MedSolutions invested $596,760 in fixed asset additions in 2006 compared to $225,713 in 2005.
     Net cash provided by financing activities was $23,314 during the year ended December 31, 2006, compared to $1,652,127 for the year ended December 31, 2005. Cash proceeds from the sale of MedSolutions common stock and Series A Preferred Stock were $809,000 compared to $1,338,968 in 2005. Proceeds from shareholder loans were $1,150,000 in 2006 compared to $1,375,000 in 2005. Offsetting the proceeds from the sale of MedSolutions stock and new shareholder loans were payments to shareholders and others on existing debt totaling $1,787,054 in 2006 compared to $974,148 in 2005.
June 30, 2007 Compared to December 31, 2006
     At June 30, 2007, MedSolutions’ working capital deficit was $1,527,059 compared to a working capital deficit of $1,899,921 at December 31, 2006, a favorable increase of $372,862 for the six month period ended June 30, 2007. The increase in working capital was caused from increased accounts receivable resulting from higher revenue during the six month period ended June 30, 2007 versus 2006 and from the conversion of the Investor debt into MedSolutions common stock.
     MedSolutions had net income of $197,245 for the six months ended June 30, 2007 and has a working capital deficiency of $1,527,059 at June 30, 2007. MedSolutions also used $266,626 of cash in its operating activities during the six months ended June 30, 2007.
     During the six months ended June 30, 2007, MedSolutions received approximately $1.4 million of proceeds under a working capital credit facility obtained in March 2007 and an additional $175,000 of additional loans from its shareholders obtained in January 2007. MedSolutions used the proceeds it received in these financing transactions to repay certain indebtedness, purchase property and equipment and fund its operating activities. Subsequent to June 30, 2007, the maturity dates of approximately $270,000 of obligations due to certain related parties were extended to December 31, 2007.
     MedSolutions has historically financed its operations by obtaining loans from its shareholders and other external sources. Although MedSolutions believes that the merger with Stericycle is likely to be completed during the quarter ending December 31, 2007, there can be no assurance that the shareholders of MedSolutions will in fact approve the merger or that other conditions that must be satisfied in order to close the merger will actually be met. In the event that the merger is not completed, MedSolutions will be required to obtain additional capital and/or continue its positive earnings trend in order to fund its operations on a stand alone basis. There can be no assurance MedSolutions will be successful in its efforts to raise additional capital and/or continue its positive earnings trend, if necessary, to fund its operations on a stand alone basis. These circumstances could have a material adverse effect on MedSolutions’ ability to sustain its operations in future periods.

June 30, 2007 Compared to June 30, 2006
     Net cash used in operating activities was $266,626 during the six months ended June 30, 2007 as compared to net cash provided of $232,785 during the six months ended June 30, 2006. The decrease in cash provided in operating activities was due to increases in MedSolutions’ net accounts receivable and reducing its accounts payable and accrued liabilities during the period.
     Net cash used in investing activities during the six months ended June 30, 2007, was $270,291 attributable to additions to property and equipment compared to $354,826 during the six months ended June 30, 2006.
     Net cash provided by financing activities was $536,917 during the six months ended June 30, 2007 compared to $233,675 during the six months ended June 30, 2006. Proceeds from advances from the working capital loan totaled $1,439,558 and a new shareholder loan of $175,000 contributed to the cash provided by financing activities during the current period but were offset by payments on existing debt to shareholders and other bank financing of $1,041,124 for the six months ended June 30, 2007. During the six months ended June 30, 2006, MedSolutions raised $709,000 through the sale of its common stock and issued $600,000 in new debt to shareholders, which was offset by $950,938 in payments to shareholders and third parties on existing debt.
     Net cash did not change during the six months ended June 30, 2007 based upon the factors discussed above.
     Other Liquidity Matters
     At June 30, 2007, MedSolutions’ long-term obligations were $4,211,331, including bank debt and equipment financing of $2,275,695 and notes payable to shareholders and seller promissory notes from acquisitions totaling $1,945,636.

     Tate Investments, LLC
     On July 15, 2005, MedSolutions entered into the definitive Investment Agreement with the Investor. Pursuant to the terms of the Investment Agreement, the Investor committed to lend up to $1,000,000 to MedSolutions according to the terms of a 10% Senior Secured Promissory Note (the “Note”) dated as of July 15, 2005. The Note was secured by MedSolutions’ and its subsidiaries’ accounts receivable and by a second-lien deed of trust mortgage on MedSolutions’ Garland facility pursuant to the terms of a General Business Security Agreement and a Deed of Trust, respectively, each dated as of July 15, 2005. All outstanding amounts under the Note bore interest at the rate of 10% per year, unless MedSolutions was in default pursuant to the terms of the Investment Agreement, in which event all outstanding amounts under the Note bore interest at a rate equal to the prime rate as published in the Wall Street Journal from time to time plus 8%. The outstanding principal amount of the Note and any accrued but unpaid interest thereon were convertible at the option of the Investor into shares of MedSolutions common stock at the initial conversion price of $0.65 per share, as subject to certain adjustments from time to time. MedSolutions was permitted to prepay any or all of the outstanding principal amount of the Note and any accrued but unpaid interest thereon on or after January 15, 2007 without the prior consent of the Investor and without any prepayment premium or penalty; provided, however, that MedSolutions first provided the Investor with 30 days’ prior written notice of its intent to prepay any or all of such outstanding principal amount accompanied by either an irrevocable written financing commitment or other evidence of MedSolutions’ ability to make the proposed prepayment. The Investor was permitted to, after receipt of such a prepayment notice, elect to convert any or all of such outstanding principal amount proposed to be prepaid into shares of MedSolutions common stock as discussed above. Also pursuant to the terms of the Investment Agreement, the Investor committed to purchase, and MedSolutions committed to sell, up to $1,000,000 of MedSolutions’ common stock to the Investor at the initial purchase price of $0.65 per share (as subject to certain adjustments from time to time) pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”) dated as of July 15, 2005. The entire outstanding principal amount of the Note was converted into MedSolutions common stock on March 30, 2007.
     Pursuant to the terms of the Investment Agreement, MedSolutions, the Investor and certain shareholders of MedSolutions entered into an Investor’s Rights Agreement (the “Rights Agreement”) pursuant to which MedSolutions has granted certain demand registration rights to the Investor with respect to any shares of MedSolutions common stock obtained pursuant to the Note or the Subscription Agreement. The Rights Agreement grants the Investor one demand registration exercisable after December 31, 2006, and in the event such demand registration is exercised MedSolutions must use its best efforts to register the Investor’s shares of MedSolutions common stock until either the shares are either registered or sold pursuant to SEC Rule 144 or another applicable registration exemption. The Rights Agreement contains no penalty provisions or settlement alternatives that would result in the issuance of additional shares of MedSolutions common stock or a cash payment to the Investor in the event that MedSolutions is unable to register the Investor’s shares. The Rights Agreement also provides unlimited piggyback registration rights to the Investor. The Rights Agreement also grants the Investor the right to designate one nominee for election to MedSolutions’ Board of Directors, or two nominees in the event that Mr. Joseph Tate, the beneficial owner of the Investor, is designated as a nominee by the Investor. On September 15, 2005, MedSolutions’ Board of Directors selected David Mack to fill a vacancy on the Board of Directors based upon the nomination by Mr. Tate. Pursuant to the terms of the Rights Agreement, MedSolutions may not, prior to the registration of the MedSolutions common stock owned by the Investor with the SEC, increase the size of its Board of Directors to more than five members unless the Investor also designates Mr. Joseph Tate as a nominee, in which event the Board of

Directors may have no more than seven members. Certain MedSolutions shareholders who are party to the Rights Agreement have also granted certain rights of co-sale to the Investor and agreed to vote their shares of MedSolutions common stock in favor of the election of the Investor’s nominee(s). The Investor’s right to designate nominees to MedSolutions’ Board of Directors continues until such time as: (i) the Investor effectuates, in one or a series of transactions, a transfer of shares of MedSolutions common stock whereby the number of shares of such common stock owned by the Investor after such transfer is less than 75% of the number of shares of common stock owned by the Investor before the transfer, at which such time the Investor’s right to designate nominees to MedSolutions’ Board of Directors will be reduced to the right to designate one nominee to MedSolutions’ Board of Directors; (ii) the Investor effectuates, in one or a series of transactions, a transfer of shares of MedSolutions common stock whereby the number of shares of such common stock owned by the Investor after the transfer is less than 50% of the number of shares of common stock owned by the Investor prior to the transfer, at which such time the Investor’s right to designate nominees to MedSolutions’ Board of Directors will terminate; or (iii) the MedSolutions common stock owned by the Investor has been registered with the SEC.
     On March 15, 2006, MedSolutions issued another convertible promissory note in the amount of $500,000 to the Investor. The promissory note was payable in 35 monthly installments of interest only with all principal and interest due on March 31, 2009. The note accrued interest at 10% for the first 12 months, 11% for months 13 through 24 and 12% for months 25 through maturity. The effect of the increasing interest rate under EITF 86-15 “Increasing-Rate Debt” was determined to be de minimus. MedSolutions was permitted to prepay a portion or all of the amount outstanding under the terms of the note after March 31, 2007, provided that MedSolutions first notified the Investor of its intent to prepay, after which the Investor was permitted 30 days to convert the note into shares of MedSolutions common stock. The Investor had the right to convert the amount outstanding plus accrued but unpaid interest at the time of conversion. The conversion price for the $500,000 note agreed to was $0.85 per share during the period beginning March 15, 2006 through March 31, 2007, $1.00 per share during the period beginning April 1, 2007 through March 31, 2008, and $1.15 per share during the period April 1, 2008 through maturity. The promissory note was secured by two PIWS mobile units and was cross-collateralized by the Investor’s liens on MedSolutions’ accounts receivable and its Garland facility pursuant to the Investment Agreement. The proceeds from the promissory note were used by MedSolutions to purchase equipment. The entire outstanding principal amount of the promissory note was converted into MedSolutions common stock on March 30, 2007.
     On May 22, 2006, MedSolutions and the Investor agreed to amend the Investment Agreement to lower the conversion price for the $1,000,000 Note to $0.55 per share from $0.65 per share in exchange for the Investor retroactively (as of July 15, 2005, the date the Investment Agreement was executed) eliminating the requirements for MedSolutions to achieve certain earnings targets thereunder. In connection with the conversion price adjustment, MedSolutions was required to record a beneficial conversion charge of $153,846. The beneficial conversion charge represents the incremental fair value of the impact from lowering the conversion rate and was to be amortized over the remaining life of the note. As of December 31, 2006, the remaining amount of the beneficial conversion charge to amortize was $102,564.
     As of December 31, 2006, the total principal amount owed by MedSolutions to the Investor was $1,397,436 (net of discount of $102,564), all of which was subsequently converted by the Investor into shares of MedSolutions common stock on March 30, 2007.
     MedSolutions is obligated under various installment notes payable for the purchase of equipment with an aggregate cost of $864,261. The notes, which bear interest at rates ranging from 8.0% to 16.1%, are due at various dates through 2011 and are payable in monthly installments totaling approximately $30,549 consisting of principal and interest. The equipment acquired collateralizes the notes.

     Extinguishment of Convertible Debentures
     MedSolutions issued an aggregate of $1,100,000 of 15% Convertible Redeemable Subordinated Debentures (the “Series I Debentures”) in 1994 and 1995 with a final maturity date of March 31, 1999, and containing a provision for conversion of the Series I Debentures, at the option of the holders thereof, into shares of MedSolutions common stock. MedSolutions also issued an aggregate of $256,125 of 10% Convertible Redeemable Debentures (“Series II Debentures,” and together with the Series I Debentures, the “Debentures”) in 1998 with a maturity date of November 1, 1999, and containing a provision for conversion of the Series II Debentures, at the option of the holders thereof, into shares of MedSolutions common stock.
     Due to cash constraints, MedSolutions was not able to redeem the Debentures in 1999 pursuant to their respective terms. MedSolutions offered (the “Conversion Offering”) the holders of the Debentures the opportunity to convert their Series I Debentures and Series II Debentures into shares of MedSolutions common stock at a conversion rate of $1.50 and $1.75, respectively.
     Certain holders of Debentures did not respond to the Conversion Offering in 1999, and the offer to convert the Debentures into MedSolutions common stock has since expired and any contractual claims for rights pursuant to the Debentures have been time-barred by the applicable statute of limitations. Accordingly, MedSolutions extinguished the Debentures on November 15, 2006 and any obligation owed under their terms. MedSolutions recorded other income of $40,135 and reversed all accrued interest as a result of extinguishment.
     On January 1, 2007, MedSolutions issued promissory notes to its directors for payment of their 2006 board compensation. Additional promissory notes were issued to the Chairman of the Board and the President/Chief Executive Officer of MedSolutions for payment of compensation for giving their personal guaranties related to certain indebtedness by MedSolutions to various third parties. The total amount of the promissory notes issued is $292,005 and the notes accrue interest at 12% with final payment of all principal and accrued interest due on July 1, 2007.
     On January 2, 2007, MedSolutions issued a promissory note to the Investor, which loaned $175,000 to MedSolutions for equipment expansion purposes. The promissory note bears interest at 12% and is payable in 24 equal monthly installments of principal and interest in the amount of $5,813 each, with the balance of the principal and any accrued and unpaid interest due upon maturity of the note on December 28, 2008.
     On January 31, 2007, MedSolutions renewed and extended for six months a $175,000 promissory note to On Call. The note accrues interest at 12% and is payable in monthly installments of interest only with the principal and any accrued and unpaid interest due upon maturity of the note on July 31, 2007. As consideration for this extension, MedSolutions agreed to enter into an agreement with Medical Waste of North Texas, LLC (“MWNT” an entity owned by the former owner of On Call) for MedSolutions to treat and dispose of regulated medical waste that is brought to MedSolutions’ Garland facility by MWNT, effective September 1, 2007. The initial term of this agreement is for 24 months, and the agreement automatically renews for additional one-year extensions unless either party notifies the other party in writing at least 30 days but not more than 90 days prior to any such renewal date of its desire not to renew the agreement.
     On March 27, 2007, EMSI entered into a $1,500,000 secured, one-year loan and security agreement with Park Cities Bank, Dallas, Texas. The terms of the loan and security agreement provide EMSI with a $1,500,000 revolving line of credit, subject to certain downward adjustments from time to time based upon the value of the collateral securing the line of credit. The performance by EMSI of its obligations under the loan and security agreement is secured by all of EMSI’s personal property, including without limitation its account receivables, and a first-lien mortgage deed of trust on EMSI’s Garland facility, and is unconditionally guaranteed by MedSolutions’ President/Chief Executive Officer and its Chairman of the Board. The proceeds of the borrowings under the loan and security agreement may only be used for general corporate purposes, including without limitation providing working capital to EMSI for the purposes of financing its operations, production and marketing and sales efforts, costs related to the expansion of EMSI’s business operations, and the acquisition of the assets of businesses engaged in businesses the same as, similar to, or complementary to EMSI’s business operations. Borrowings under the loan and security agreement bear interest at the lesser of (1) a fluctuating rate of interest equal to 1.0% in excess of the prime rate as designated in the Money Rates Section of the Wall Street Journal from time to time or (2) the maximum rate permissible by applicable law. Accrued and unpaid interest under the loan and security agreement is payable on the first day of each month commencing on April 1, 2007. In addition, EMSI paid an origination fee to the Park cities Bank in the amount of $15,000. The loan and security agreement contains, among other provisions, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this size, type and purpose. Negative covenants with respect to EMSI include certain restrictions or limitations on, among other provisions, the incurrence of indebtedness; liens; investments, loans and advances; restricted payments, including dividends; consolidations and mergers; sales of assets (subject to customary exceptions for sales of inventory in the ordinary course and sales of equipment in connection with the replacement thereof in the ordinary course); and changes of ownership or control. Affirmative covenants with respect to EMSI include covenants regarding, among other provisions, financial reporting. The loan and security agreement will mature and expire on April 1, 2008, at which time all outstanding amounts under such agreement will be due and payable. The outstanding amounts under the loan and security agreement may be prepaid by EMSI at any time without penalty, and any principal amounts borrowed and repaid thereunder may be reborrowed by EMSI prior to the maturity date so long as the aggregate principal amount outstanding at any time does not exceed the $1,500,000 maximum loan commitment (as subject to downward adjustment based on the value of the collateral as described above). Under certain conditions the loan commitment under the loan and security agreement may be terminated by Park Cities Bank and amounts outstanding under such agreement may be accelerated. Bankruptcy and insolvency events with respect to EMSI or either of the guarantors will result in an automatic termination of lending commitments and acceleration of the indebtedness under such agreement. Subject to notice and cure periods in certain cases, other events of default under the loan and security agreement will result in termination of lending commitments and acceleration of indebtedness under such agreement at the option of Park Cities Bank. Such other events of default include failure to pay any principal and/or interest when due, failure to comply with covenants, breach of representations or warranties in any respect, non-payment or acceleration of other material debt of EMSI or the guarantors, the death of either guarantor of the termination of either of their guaranties, certain judgments against EMSI or a guarantor, a material adverse change in the business or financial condition of EMSI or either guarantor, or if Park Cities Bank in good faith deems itself insecure. In connection with providing his personal guarantee and previous guarantees, MedSolutions paid its Chairman of the Board $15,506 in the form of a promissory note which accrues interest at 12% and matures on July 1, 2007 when all principal and accrued interest is due and payable. Also, MedSolutions accrued $17,506 for the benefit of its President/Chief Executive Officer in payment for his personal guarantee for this loan and other company indebtedness.
     On March 1, 2007, MedSolutions provided written notice to the Investor that MedSolutions intended to prepay in full on April 2, 2007 all outstanding principal and interest owed by MedSolutions to the Investor pursuant to the $1,000,000 Note and the $500,000 note issued by MedSolutions to the Investor, each as described above. MedSolutions intended to use the proceeds of the loan from Park Cities Bank described above to prepay the such notes.

     On March 31, 2007, 96,667 shares of MedSolutions Series A Preferred Stock were converted into 96,667 shares of the MedSolutions common stock in accordance with the certificate of designation for the Series A Preferred Stock. The terms of the certificate of designation required the holders of the Series A Preferred Stock to convert their shares into MedSolutions common stock on a share for share basis on the second anniversary from the date of issuance of the Series A Preferred Stock. All dividends declared with regard to the issuance of the Series A Preferred Stock have been paid. As of March 31, 2007, there were no shares of Series A Preferred Stock outstanding.
Doubtful Accounts Allowance
     At June 30, 2007, MedSolutions had gross receivables from trade accounts of $2,576,723 with an allowance for bad debt of $119,300. At March 31, 2007, MedSolutions had gross receivables from trade accounts of $2,226,682 with an allowance for bad debt of $112,295. At December 31, 2006, gross receivables were $2,022,530 with an allowance for bad debt of $174,989.
     MedSolutions accrued $112,000 of bad debt expense in 2006 to increase its allowance for bad debt related to one specific customer receivable that was deemed uncollectible in the first quarter of 2007. The receivable was approximately $75,000 that was charged to the allowance resulting in the decrease in the allowance account from December 31, 2006 to March 31, 2007 and June 30, 2007.
     MedSolutions performs a bad debt allowance analysis on a quarterly basis based upon its current accounts receivable aging and makes a determination if the allowance for bad debt is adequate for possible future losses. In such analysis, MedSolutions assigns a percentage that is estimated to be lost for each aging bucket within its receivables. After the amounts reflected by such percentages are aggregated and compared to the general ledger balance of MedSolutions’ bad debt allowance, MedSolutions determines if additional reserves are needed to replenish a deficit.
     At March 31, 2007 and June 30, 2007, based upon MedSolutions’ analysis of its bad debt allowance, MedSolutions believes that its allowance is adequate for future bad debt losses.
Material Commitments for Capital Expenditures
     MedSolutions currently has no significant commitments for capital expenditures.
Off-Balance Sheet Arrangements
     During the year ended December 31, 2006, MedSolutions had off balance sheet arrangements related to its lease obligations. MedSolutions is obligated under such lease arrangements for $1,095,753 through 2012. The amount obligated under the lease arrangements is one operating lease totaling $548,229 payable through 2010 to a leasing firm that specializes in heavy transportation equipment financing and has financed the majority of MedSolutions’ transportation equipment. A second obligation is an operating lease with a remaining balance of $547,524 as of December 31, 2006 and is payable through 2012 to MedSolutions’ landlord for its corporate headquarters. Both leases are routine and typical in nature and yet critical to MedSolutions’ operations in that they provide financing that is necessary for us to provide services to its customers and house the corporate functions and operations of MedSolutions. The operating leases are beneficial from a financial perspective in that they do not add to the liabilities of MedSolutions as shown on its balance sheet; however, the costs of such leases are included in MedSolutions’ statement of operations and statement of cash flows for each period reported.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     MedSolutions had no changes in or disagreements with accountants on accounting and financial disclosure during the fiscal years ended December 31, 2005 and 2006.

Security Ownership of Certain MedSolutions Beneficial Owners and Management
     The following table sets forth each certain information concerning the number of shares of MedSolutions common stock owned beneficially as of October 8, 2007, the record date for the special meeting, by: (i) persons known to us to own more than five percent of any class of MedSolutions’ voting securities; (ii) each of MedSolutions’ directors and the executive officers; and (iii) all MedSolutions directors and executive officers as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)		Percent of Class(2)
Matthew H. Fleeger, President, CEO and Director 12750 Merit Drive –Park Central VII, Suite 770 Dallas, Texas 75251	1,170,416	(3)	4.4%
Winship B. Moody, Sr., Chairman of the Board of Directors 12750 Merit Drive –Park Central VII, Suite 770 Dallas, Texas 75251	836,485		3.2%
Ajit S. Brar, Director 12750 Merit Drive –Park Central VII, Suite 770 Dallas, Texas 75251	909,875	(4)	3.4%
David L. Mack, Director 12750 Merit Drive – Park Central VII, Suite 770 Dallas, Texas 75251	62,222	(5)	0.2%
Steven R. Block, Director 12750 Merit Drive – Park Central VII, Suite 770 Dallas, Texas 75251	50,000		0.2%
Lonnie P. Cole, Sr., Senior Vice President, Sales 12750 Merit Drive –Park Central VII, Suite 770 Dallas, Texas 75251	149,000	(6)	0.6%
Steve Evans, Vice President, Finance 12750 Merit Drive –Park Central VII, Suite 770 Dallas, Texas 75251	145,665	(7)	0.5%
Alan Larosee, Vice President, Operations 12750 Merit Drive –Park Central VII, Suite 770 Dallas, Texas 75251	221,666	(8)	0.8%
James M. Treat, Vice President, Business Development 12750 Merit Drive – Park Central VII, Suite 770 Dallas, Texas 75251	173,333	(9)	0.6%
All Directors and Executive Officers as a Group (9 persons)	3,718,662		13.6	%(10)

Tate Investments, LLC 12750 Merit Drive – Park Central VII, Suite 770 Dallas, Texas 75251	3,944,880		14.9%

Mark Altenau, M.D. 12750 Merit Drive – Park Central VII, Suite 770 Dallas, Texas 75251	2,153,292	(11)	8.1%

(1)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise, has or shares voting power and/or investment power as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment control within 60 days. The number of shares shown includes outstanding shares owned as of October 8, 2007, by the person indicated and shares underlying warrants, options and/or convertible debt and accrued interest thereon owned by such person on October 8, 2007, that were exercisable within 60 days of that date.

(2)	Applicable percentage ownership is based on 26,458,446 shares of MedSolutions common stock outstanding on October 8, 2007, and on shares issuable to such holder within 60 days of October 8, 2007.

(3)	Includes 670,790 shares owned by Preston Harris Interests, Inc., a Texas corporation, of which Mr. Fleeger is the president.

(4)	Includes 100,000 shares of MedSolutions common stock underlying convertible debt and accrued interest thereon and options for 93,208 shares of common stock.

(5)	Includes options for 62,222 shares of MedSolutions common stock.

(6)	Includes 149,000 shares owned by Med-Con Waste Solutions, Inc., a Texas corporation, of which Mr. Cole was the President and Chief Executive Officer.

(7)	Includes options for 145,665 shares of MedSolutions common stock.

(8)	Includes options for 221,666 shares of MedSolutions common stock.

(9)	Includes options for 173,333 shares of MedSolutions common stock.

(10)	Applicable percentage ownership is based on 26,458,446 shares of MedSolutions common stock issued and outstanding on October 8, 2007, and on shares issuable to such holders within 60 days of October 8, 2007.

(11)	Includes options for 69,833 shares of MedSolutions common stock, and 725,826 shares of MedSolutions common stock held in his individual retirement account.

MEDSOLUTIONS’ HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND
SUPPLEMENTARY DATA

To the Board of Directors
MedSolutions, Inc.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have audited the accompanying consolidated balance sheets of MedSolutions, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MedSolutions, Inc. as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
MARCUM & KLIEGMAN, LLP
New York, New York
March 10, 2007

MEDSOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS
Current Assets:
Cash	$—	$—
Accounts receivable — trade, net of allowance of $174,989 and $69,240	1,847,541	1,405,603
Prepaid expenses and other current assets	366,141	258,523
Supplies	26,109	14,106

Total Current Assets	2,239,791	1,678,232
Property and equipment — at cost, net of accumulated depreciation of $2,805,851 and $1,836,756	3,586,766	3,150,504
Intangible assets – Customer list, net of accumulated amortization of $1,028,993 and $624,770	1,408,189	1,437,912
Intangible assets — Goodwill	3,403,025	2,597,021
Intangible assets — permits	152,749	65,007
Other assets	46,943	102,126

Total Assets	$10,837,463	$9,030,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Convertible debentures	$—	$40,135
Current maturities of long-term obligations	372,552	145,628
Accounts payable	1,507,220	1,130,155
Accrued liabilities	1,281,443	962,327
Current maturities – notes payable to Tate Investments, LLC	—	250,000
Current maturities – notes payable to Med-Con	127,703	157,861
Current maturities – notes payable to On Call	294,541	495,819
Current maturities – notes payable to Positive Impact	97,705	360,669
Current maturities – notes payable to Abele-Kerr Investments, LLC	38,948	—
Current maturities – notes payable stockholders	419,600	487,891
Current maturities – litigation settlements	—	26,735
Advances from stockholders	—	19,004

Total Current Liabilities	4,139,712	4,076,224

Long-term obligations, less current maturities	1,003,174	806,952
Notes payable – Tate Investments, LLC, less current maturities, net of discount of $102,564 and $0	1,397,436	725,000
Notes payable – Med-Con, less current maturities	147,047	274,749
Notes payable – On Call, less current maturities	—	119,541
Notes payable – Positive Impact, less current maturities	333,796	489,331
Notes payable – Abele-Kerr Investments, LLC, less current maturities	211,052	—
Notes payable – stockholders, less current maturities	294,267	359,131

Total Liabilities	7,526,484	6,850,928

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock (par value $.001) – 100,000,000 shares authorized at December 31, 2006 and December 31,2005,respectively, 96,667 shares issued and outstanding at December 31,2006 and 283,172 shares issued at December 31, 2005 (liquidation preference $145,001 – 2006; $424,758 – 2005)	97	283
Common stock (par value $.001) - 100,000,000 shares authorized at December 31, 2006 and December 31,2005; 23,792,985 shares issued and 23,780,785 outstanding at December 31, 2006 and 22,228,980 shares issued and 22,216,780 outstanding at December 31, 2005	23,793	22,229
Additional paid-in capital	26,558,608	24,657,770
Accumulated deficit	(23,253,519)	(22,482,408)
Treasury stock, at cost - 12,200 shares at December 31, 2006 and December 31, 2005	(18,000)	(18,000)

Total Stockholders’ Equity	3,310,979	2,179,874

Total Liabilities and Stockholders’ Equity	$10,837,463	$9,030,802

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2006	2005
Revenues	$12,799,132	$9,415,558
Cost of revenues *	7,925,086	5,680,379

Gross profit	4,874,046	3,735,179

Operating expenses:
Selling, general and administrative expenses**	3,829,489	2,449,460
Depreciation and amortization	1,373,318	751,257

Total operating expenses	5,202,807	3,200,717

Income (loss) from operations	(328,761)	534,462

Other (income) expenses:
Interest expense	482,485	374,260
ATE settlement	—	(650,468)
Other income	(40,135)	—

	442,350	(276,208)

Net income (loss)	$(771,111)	$810,670

Preferred stock dividend	(35,500)	(40,875)

Net income (loss) applicable to common stockholders	$(806,611)	$769,795

Basic net income (loss) per share attributable to common stockholders	$(0.04)	$0.04

Diluted net income (loss) per share attributable to common stockholders	$(0.04)	$0.04

Weighted average common shares used in basic income (loss) per share	22,875,017	19,857,233

Weighted average common shares and dilutive securities used in diluted income (loss) per share	22,875,017	20,691,501

*	Excludes depreciation of $969,095 and $501,865 for the years ended December 31, 2006 and 2005, respectively.

**	Includes stock compensation charge of $240,000 for the year ended December 31, 2006.
The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	MSI Preferred Stock
	Series A		MSI Common Stock
Year Ended December 31, 2006	Shares	Amount	Shares	Amount
Balance — December 31, 2005	283,172	$283	22,228,980	$22,229
MSI preferred stock converted into common stock	(186,505)	(186)	186,505	186
MSI common stock sold for cash net of transaction costs of $106,132	—	—	429,500	430
MSI common stock returned due to PIWS settlement	—	—	(52,000)	(52)
MSI conversion price adjustment on convertible debt To Tate Investments, LLC	—	—	—	—
MSI common stock issued for acquisition	—	—	1,000,000	1,000
Preferred stock dividend	—	—	—	—

Net loss	—	—	—	—

Balance – December 31, 2006	96,667	$97	23,792,985	$23,793

****************************

	Additional
	Paid-in	Accumulated	Treasury
Year Ended December 31, 2006	Capital	Deficit	Stock	Total
Balance — December 31, 2005	$24,657,770	$(22,482,408)	$(18,000)	$2,179,874
MSI preferred stock converted into common stock	—	—	—	—
MSI common stock sold for cash net of transaction costs of $106,132	702,438	—	—	702,868
MSI common stock returned due to PIWS settlement	(38,948)	—	—	(39,000)
MSI conversion price adjustment on Convertible debt to Tate Investments, LLC	153,848	—	—	153,848
MSI common stock issued for acquisition	879,000	—	—	880,000
MSI stock compensation charge	240,000			240,000
Preferred stock dividend	(35,500)	—	—	(35,500)
Net loss	—	(771,111)	—	(771,111)

Balance – December 31, 2006	$26,558,608	$(23,253,519)	$(18,000)	$3,310,979

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	MSI Preferred Stock
	Series A		MSI Common Stock
Year Ended December 31, 2005	Shares	Amount	Shares	Amount
Balance — December 31, 2004	143,333	$143	18,515,755	$18,516
MSI preferred stock sold for cash	139,839	140	—	—
MSI common stock sold for cash net of transaction costs of $50,443	—	—	1,667,672	1,668
MSI common stock issued for ATE settlement	—	—	60,746	61
MSI common stock returned by directors	—	—	(20,000)	(20)
MSI common stock issued for debt conversions	—	—	1,468,140	1,468
MSI common stock issued for acquisitions	—	—	536,667	536
Preferred stock dividend	—	—	—	—

Net income	—	—	—	—

Balance – December 31, 2005	283,172	$283	22,228,980	$22,229

****************************

	Additional
	Paid-in	Accumulated	Treasury
Year Ended December 31, 2005	Capital	Deficit	Stock	Total
Balance — December 31, 2004	$21,595,239	$(23,293,078)	$(18,000)	$(1,697,180)
MSI preferred stock sold for cash	209,618	—	—	209,758
MSI common stock sold for cash net of transaction costs of $50,443	1,077,099	—	—	1,078,767
MSI common stock issued for ATE settlement	83,006	—	—	83,067
MSI common stock issued for director fees	100,689	—	—	100,689
MSI common stock returned by directors	(2)	—	—	(22)
MSI common stock issued for debt conversions	1,228,532	—	—	1,230,000
MSI common stock issued for acquisitions	404,464	—	—	405,000
Preferred stock dividend	(40,875)	—	—	(40,875)

Net income	—	810,670	—	810,670

Balance – December 31, 2005	$24,657,770	$(22,482,408)	$(18,000)	$2,179,874

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	For the Years Ended
	December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(771,111)	$810,670
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,373,318	751,258
Provision for bad debts	112,000	3,000
Gain on ATE settlement	—	(650,468)
Litigation settlement	—	(53,023)
Stock compensation	240,000	100,667
Amortization of finance fees and debt discount	29,527	—
Cancellation of convertible debentures, advances from stockholders and related accrued interest	(130,135)	—
Changes in assets (increase) decrease:
Accounts receivable	(441,125)	(375,950)
Supplies	12,247	(2,195)
Prepaid expenses and other current assets	95,565	128,244
Other non-current assets	(108,851)	(64,335)
Changes in liabilities increase (decrease)
Accounts payable, accrued liabilities & litigation settlements	186,294	(959,282)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	597,729	(311,414)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(596,760)	(225,713)
Asset acquisition of On Call Medical Waste, Ltd.	—	(375,000)
Asset acquisition of Cooper Biomed, Ltd.	—	(40,000)
Asset acquisition of Positive Impact Waste Solutions	—	(700,000)
Asset acquisition of SteriLogic Waste Systems, Inc.	(24,283)	—

NET CASH USED IN INVESTING ACTIVITIES	(621,043)	(1,340,713)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock	—	209,758
Proceeds from sale of common stock	809,000	1,129,210
Proceeds from note payable – stockholders	1,150,000	1,375,000
Cash paid for transaction costs associated with equity transactions	(106,132)	(50,443)
Dividend on preferred stock	(42,500)	(37,250)
Payments on long-term obligations to stockholders	(1,516,833)	(521,053)
(Repayments to) advances from stockholders	(19,005)	(152,840)
Payments on long-term obligations to others	(251,216)	(300,255)

NET CASH PROVIDED BY FINANCING ACTIVITIES	23,314	1,652,127

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS — BEGINNING	—	—

CASH AND CASH EQUIVALENTS — END	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	For the Years Ended
	December 31,
	2006	2005
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$493,440	$430,803

Income taxes paid	$—	$—

Issuance of notes payable for property & equipment	$570,463	$601,518

Common stock reclaimed in connection to clawback provision regarding the PIWS acquisition	39,000	—

Reduction in notes payable from PIWS purchase price settlement	$130,000	—

Notes payable converted into MSI common stock	$—	$775,843

Accrued salaries and related interest converted into MSI common stock and stock options	$—	$454,157

Insurance premiums financed with debt	$169,363	$163,804

Director fees paid with non plan stock options	$—	$100,667

Net assets acquired and liabilities assumed (See Acquisitions Note 4)

Total purchase price	$1,267,500	$3,150,900
Less: cash consideration paid for acquisition	(24,284)	(1,115,000)
Less: cash acquired	(25,716)	—

Non-cash consideration	$1,217,500	$2,035,900

Short term note	$—	$740,000
Long term note	250,000	800,000
Common stock issued	880,000	405,000
Acquisition costs	87,500	90,900

Allocation of non-cash consideration	$1,217,500	$2,035,900

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 1 DESCRIPTION OF BUSINESS
MedSolutions, Inc. (“MSI” or the “Company”) was incorporated in Texas in 1993, and through its subsidiary, EnviroClean Management Services, Inc. (“EMSI”), principally collects, transports and disposes of regulated medical waste in north Texas, south Texas, Oklahoma, Louisiana and Arkansas. MSI markets, through its wholly-owned subsidiary SharpsSolutions, Inc. (“Sharps”), a reusable sharps container service program to healthcare facilities that we expect will virtually eliminate the current method of utilizing disposable sharps containers. Another subsidiary of MSI, ShredSolutions, Inc. (“Shred”), markets a fully integrated, comprehensive service for the collection, transportation and destruction of Protected Healthcare Information (“PHI”) and other confidential documents, primarily those generated by health care providers and regulated under the Health Insurance Portability and Accountability Act (“HIPAA”). The Company operates another wholly owned subsidiary, Positive Impact Waste Servicing, Inc., which uses mobile treatment equipment to treat and dispose of regulated medical waste on site. Positive Impact Waste Servicing, Inc. was acquired by the Company’s from its asset acquisition from Positive Impact Waste Solutions, Ltd. (“PIWS”) on November 30, 2005. The assets acquired by the Company from PIWS included customer contracts and equipment. The Company operates another wholly owned subsidiary, SteriLogic Waste Systems, Inc. (“SteriLogic”), in Syracuse, New York which services RMW and Sharps customers in the New York and Pennsylvania markets. SteriLogic was acquired by the Company on August 21, 2006 and the stock acquisition included customer contracts, equipment and a rented facility in Syracuse, New York.
Liquidity and Capital Resources
Our principal source of liquidity is collections on accounts receivable from waste management service revenue, from sales of our Common and Preferred Stock through private offerings to certain individuals, primarily existing stockholders, and from loans and advances received from certain stockholders. Revenues during 2006 were approximately $282,000 per month higher, stemming primarily from organic growth and from an acquisition in the second half of 2006. The Company continues to pursue acquisition targets to expand its existing business. The principal uses of liquidity are payments for labor, fuel, material and expenses, and debt and lease obligations to carry out our regulated medical waste management services.
Historically, we have met our cash requirements based on a combination of revenues from operations, stockholder loans and advances, and proceeds from the sale of debt and equity securities. Based on the projected operations for 2007, management believes cash to be generated from operations and funds raised from other alternative sources if needed, will be sufficient to satisfy the Company’s historical and current cash obligations.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, its subsidiaries, EMSI, SharpsSolutions, Inc., ShredSolutions, Inc., Positive Impact Waste Servicing, Inc. doing business as EnviroClean On-Site, Inc., SteriLogic Waste Systems, Inc. and EnviroClean Transport, Inc. All significant inter-company balances and transactions between the Company and its subsidiaries have been eliminated in consolidation.
Cash and Cash Equivalents
For purposes of the consolidated statement of cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents.
Allowance for Doubtful Accounts
The Company’s trade accounts receivable is stated net of an allowance for doubtful accounts of $174,989 and $69,240 at December 31, 2006 and 2005, respectively. Our assumptions in determining the adequacy of the allowance for doubtful accounts include reviewing historical charge-offs over the previous two years, and analyzing current aging reports by performing a specific review of customer balances for possible payment problems. Based on our review, the allowance for doubtful accounts is adjusted accordingly.
Supplies
Supplies are stated at the lower of average cost or fair value and consist primarily of medical waste containers and supplies provided to our medical waste generator customers.
Property and Equipment
Property and equipment are stated at cost less appropriate valuation allowances and accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, generally three to twenty years. Amortization of leasehold improvements is provided on the straight-line method over the lesser of the estimated useful lives of the improvements or the initial term of the lease. Gain or loss is recognized upon sale or other disposition of property and equipment.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Goodwill and Intangible Assets
In accordance with the requirements of Statement of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations”, the Company recognizes certain intangible assets acquired in acquisitions, primarily goodwill and customer lists. To determine the adequacy of the carrying amounts on an ongoing basis, the Company, in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, performs its annual impairment test at the end of the year each December 31, unless triggering events indicate that an event has occurred which would require the test to be performed sooner. The Company monitors the performance of its intangibles by analyzing the expected future cash flows generated from such related intangibles to ensure their continued performance. If necessary, the Company may hire an outside independent consultant to appraise the fair value of such assets.
As of December 31, 2006, goodwill totaled $3,234,025. This amount is a result of seven acquisitions where goodwill was recorded in six of those acquisitions as part of the purchase price. With regard to the AmeriTech Environmental, Inc. (“ATE”) acquisition, closed on November 7, 2003, goodwill was recorded in the amount of $969,387. With regard to the B. Bray Medical Waste Service (“Bray”) acquisition, closed on January 1, 2004, goodwill was recorded in the amount of $3,600. Our third acquisition, Med-Con Waste Solutions, Inc. (“Med-Con”), was closed on September 30, 2004 and goodwill was recorded in the amount of $522,186. Our fourth acquisition, On Call Medical Waste, Ltd. (“On Call”), was closed on August 29, 2005 and goodwill was recorded in the amount of $653,922. Our sixth acquisition, Positive Impact Waste Solutions, Ltd. (“PIWS”) was closed on November 30, 2005 and goodwill was originally recorded in the amount of $447,926. The goodwill assigned to the PIWS acquisition was subsequently increased by $50,000 to $497,925 during the quarter ended September 30, 2006 due to additional estimated acquisition costs. Our seventh acquisition, SteriLogic was closed on August 21, 2006 and $756,004 was assigned to goodwill based upon an independent appraisal of the intangible assets acquired. All of the goodwill associated with these acquisitions is deductible for income tax purposes.
As of December 31, 2006, intangible assets associated with customer lists were $1,408,189 net of accumulated amortization of $1,028,993. All values assigned to customer list were derived by independent appraisals and were assigned lives of 5 years over which to amortize the assigned cost.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The amortization of customer lists for the 5 years ending December 31, 2011 is as follows:

Year Ended December 31,	Amount
2007	$440,125
2008	413,374
2009	302,246
2010	197,244
2011	55,200

$1,408,189

Both the goodwill and customer list values are subject to an annual impairment test.
Amortization expense for the years ended December 31,2006 and 2005, was $404,223 and $249,392 respectively.
As of December 31, 2006, the Company determined there was no impairment of its goodwill or intangible assets.
Convertible Notes and Convertible Preferred
The Company accounts for conversion options embedded in convertible notes and convertible preferred stock in accordance with Statement of Financial Accounting Standard (“SFAS) No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). SFAS 133 generally requires Companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes and mandatorily redeemable preferred shares, as host instruments, are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61 (k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company accounts for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”)and in accordance with the provisions of Emerging Issues Task Force Issue (“EITF”) 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features,” (“EITF 98-5”), EITF 00-27 “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. During 2005, the Company issued $1,000,000 in principal of convertible notes with an embedded conversion option, which was classified as equity. There was no intrinsic value related to the embedded conversion option and accordingly, there was no recorded debt discount.
The Company determined that the conversion option embedded in its Series A Preferred stock is not a free standing derivative in accordance with the implementation guidance provided in paragraph 61 (l) of Appendix A to SFAS 133.
Impairment of Long-Lived Assets
The Company continuously monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets, including intangible assets, may not be recoverable. An impairment loss is recognized when expected cash flows are less than the assets’ carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. At December 31, 2006, there were no indicators of impairment present.
Revenue Recognition and Processing Costs
We recognize revenue for our medical waste services at the time the medical waste is collected from our customers. Revenue is only recognized for arrangements with customers in which (1), there is persuasive evidence of a contract or agreement which sets forth the terms of the arrangement; (2), services have been rendered; (3), our prices are fixed, determinable and agreed upon; and, (4), collectibility is reasonably assured.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Fair Value of Financial Instruments
The recorded carrying values of accounts receivable, accounts payable, and other long-term obligations are considered to approximate the fair values of such financial instruments because of the short maturities.
Provisions for Income Taxes
No provisions have been made for federal or state income taxes since the Company has incurred net operating losses since its inception. The Company is subject to certain local minimum taxes.
Stock-Based Compensation
Effective January 1, 2006, the Company adopted SFAS 123R which replaces SFAS 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure is no longer an alternative to financial statement recognition.
The Company has selected the Black-Scholes method of valuation for share-based compensation and has adopted the modified prospective transition method under SFAS 123R, which requires that compensation cost be recorded, as earned, for all unvested stock options outstanding as of the beginning of the first quarter of adoption of SFAS 123R. As permitted by SFAS 123R, prior periods have not been restated. The charge is generally recognized as compensation cost on a straight-line basis over the remaining service period after the adoption date based on the options’ original estimate of fair values.
Prior to the adoption of SFAS 123R, the Company applied the intrinsic-value-based method of accounting prescribed by APB 25 and related interpretations, to account for its stock options to employees. Under this method, compensation cost was recorded only if the market price of the underlying stock on the date of grant exceeded the exercise price. As permitted by SFAS 123, the Company elected to continue to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS 123. The fair-value-based method used to determine historical pro forma amounts under SFAS 123 was similar in most respects to the method used to determine stock-based compensation expense under SFAS 123R.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Periods Ended December 31, 2005 (in thousands)	2005
Net income (loss) applicable to common stockholders, Prior to stock-based employee compensation	$770
Stock-based employee compensation cost	—

Net income (loss) applicable to common stockholders, as reported	$770
Stock-based employee compensation cost determined under fair value method, net of tax effects	(291)

Pro-forma net income (loss) under fair value method – Basic	$479
Effect of dilutive securities
Preferred Stock	41
Convertible notes payable and advances interest expense	45
Pro-forma net income (loss) under fair value method – Dilutive	$565

Net income (loss) per share applicable to common stockholders – Basic	$0.04
Stock-based employee compensation cost determined under fair value method, net of tax effects	(0.01)
Pro-forma loss per share applicable to common stockholders- Basic	$0.03

Net income (loss) per share applicable to common stockholders- Diluted	$0.04
Stock-based employee compensation cost determined under fair value method, net of tax effects	(0.01)
Pro-forma net income (loss) per share attributable to common stockholder– Diluted	$0.03

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The fair value of each option grant was estimated at the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. During the year ended December 31, 2006 and 2005, the Company granted 478,796 and 674,336 stock options,(fair value $0.00 and $0.51 per share for 2006 and 2005, respectively) respectively to employees under an adopted 2002 Employee Stock Option Plan. The exercise prices of the stock options were $0.75 and $1.00 and vest immediately. The options may be exercised over a period of ten years. The Company recorded a non cash charge of $240,000 during the year ended December 31, 2006 because the options granted in 2005 to executives exceeded the authorized amount of options to grant that was in effect as of December 31, 2005. The authorized amount was increased from 850,000 shares to 3,000,000 shares in October, 2006 by a majority of the Company’s shareholders. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value estimate of its stock options. During the years ended December 31, 2006 and 2005, respectively, the Company granted its directors 0 and 215,431, plan stock options, respectively. The options were granted in lieu of payment of director fees. The total number of stock options outstanding as of December 31, 2006 and 2005, was 1,328,796. In calculating the fair values of the stock options, the following assumptions were used:

	YEAR	YEAR
	2006 GRANTS	2005 GRANTS
Dividend yield	—	—
Weighted average expected life:	5 years	5 years
Weighted average risk-free interest rate	4.75%	4.25%
Expected volatility	101.00%	92.00%
Income (Loss) Per Share of Common Stock
Basic net income (loss) per share of common stock has been computed based on the weighted average number of common shares outstanding during the periods presented.
Diluted net income per share of common stock has been computed based on the weighted average number of common shares outstanding during the periods presented plus any dilutive securities outstanding unless such combination of shares and dilutive securities were determined to be anti-dilutive. The numerator and denominator for basic and diluted earnings per share (“EPS”) consist of the following:

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	2006	2005
Numerator:
Net income (loss)	$(771,111)	$810,670
Convertible preferred stock dividends	(35,500)	(40,875)

Numerator for basic earnings per share – income available to common stockholders	$(806,611)	$769,795

Effect of dilutive securities:
Preferred stock dividends	—	40,875
Convertible notes payable and advances interest expense	—	44,987

	$—	$85,862

Numerator for diluted earnings per share – income available to common stockholders after assumed conversions	$(806,611)	$855,657
Denominator:
Denominator for basic earnings per share – weighted average shares	22,875,017	19,857,233
Effect of dilutive securities:
Convertible accrued salaries	—	35,060
Preferred convertible stock	—	250,528
Convertible debentures and unpaid interest	—	58,334
Note payable to stockholders and accrued interest	—	34,283
Note payable to Tate Investments, LLC	—	407,070
Advances from stockholders	—	48,992

Total potentially dilutive securities	—	834,267

Denominator for diluted earnings per share – adjusted weighted average shares and assumed conversions	22,875,017	20,691,500

Basic earnings per share	$(0.04)	$0.04

Diluted earnings per share	$(0.04)	$0.04

For the year ended December 31, 2005, 850,000 shares attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the exercise prices of the stock options were greater than or equal to the average price of the common shares ($0.75), and therefore their inclusion would have been anti-dilutive. For the year ended December 31, 2006, common stock equivalents totaling 4,216,035 that consisted of options, convertible preferred shares and convertible notes were not included in the calculation of diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise compute.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Advertising Expenses
Advertising costs are charged to expense when incurred. Advertising expense for the years ended December 31, 2006 and 2005 approximated $28,991 and $20,256, respectively.
Environmental Expenditures
Environmental expenditures are capitalized if the costs mitigate or prevent future environmental contamination or if the costs improve existing assets’ environmental safety or efficiency. All other environmental expenditures are expensed. Liabilities for environmental expenditures are accrued when it is probable that such obligations have been incurred and the amounts can be reasonably estimated. Currently, there are no ongoing environmental issues or activities. At December 31, 2006 and 2005, there have been no amounts recorded as capitalized assets related to any environmental costs.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the related periods. Actual results could differ from such estimates.
NOTE 3 RECENTLY ISSUED ACCOUNTING STANDARDS
The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”).
In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard 155 “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which eliminates the exemption from applying SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 3 RECENTLY ISSUED ACCOUNTING STANDARDS (continued)
In March 2006, the FASB issued Statement of Financial Accounting Standard 156 “Accounting for Servicing of Financial Assets” (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.
In July 2006, the FASB released FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise’s fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The adoption of FIN 48 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.
In September 2006, the FASB issued SFAS No. 157, “Accounting for Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, and establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS 157 is effective for financial statements issued by the Company for fiscal years beginning after November 15, 2007. The Company does not expect the new standard to have a material impact on the Company’s financial position, results of operations or cash flows.
In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective for the Company for the year ended December 31, 2006. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 3 RECENTLY ISSUED ACCOUNTING STANDARDS (continued)
In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective for the first fiscal year ending after November 15, 2006. The adoption of SAB 108 is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”. FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, and FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, to include scope exceptions for registration payment arrangements.
FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. The adoption of this pronouncement is not expected to have an impact on the Company’s consolidated financial position, results of operations or cash flows.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The FASB has indicated it believes that SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 3 RECENTLY ISSUED ACCOUNTING STANDARDS (continued)
facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” SFAS 159 is effective for the Company as of the beginning of fiscal year 2009. The Company has not yet determined the impact SFAS 159 may have on its consolidated financial position, results of operations, or cash flows.
NOTE 4 ACQUISITIONS
Med-Con Waste Solutions, Inc. (“Med-Con”)
At December 31, 2006, the Company owed $274,749 in two promissory notes to Med-Con as payment for part of the purchase price for the Company’s acquisition of certain Med-Con assets completed on September 30, 2004. The first promissory note has a balance of $235,749 as of December 31, 2006 and accrues interest at 8%. The Company pays monthly installments of $8,696 including principal and interest and the note matures on May 1, 2009. The second promissory note has a balance of $39,001 as of December 31, 2006 and accrues interest at 10%. The Company pays monthly installments of $6,691 including principal and interest and the note matures on May 1, 2007.
On Call Medical Waste Service (“On Call”)
On August 29, 2005, we acquired certain assets including customer contracts from On Call for a total purchase price of $1,155,500. The purchase price for the acquired assets was (i) $375,000 cash, (ii) a promissory note in the original principal amount of $250,000 bearing interest at a rate per annum of 8%, payable in 24 equal monthly installments of principal and interest with the first such installment due on December 27, 2005, (iii) a promissory note in the original principal amount of $375,000 with no interest, (iv) 166,667 shares of Common Stock, and (v) $30,500 of transaction costs incurred by the Company. The cash portion of the purchase price was funded from the proceeds of a sale of the Company’s Common Stock in a private placement to, and a loan to the Company pursuant to a promissory note from, one of its shareholders.
Positive Impact Waste Solutions, Ltd. (“PIWS”)
On November 30, 2005, the Company acquired certain assets, including customer contracts, and took over the regulated medical waste operations of Positive Impact Waste Solutions, LLC, a Delaware limited liability company (“PIWS”). Subsequent to the Company’s acquisition of PIWS’ assets, it was determined that PIWS had not complied with certain terms of the asset purchase agreement (the “PIWS Agreement”). On June 30, 2006, a settlement was reached and executed between the Company and PIWS relating to such noncompliance. As a result of this noncompliance and in accordance with the terms of the PIWS Agreement, a reduction of the total purchase price by $169,000 was agreed to by both parties. The purchase price adjustment reduced the amount assigned to customer list by $169,000. The goodwill assigned to the PIWS acquisition was subsequently increased by $50,000 to $497,925 during the quarter ended September 30, 2006 due to additional estimated acquisition costs.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 4 ACQUISITIONS (continued)
At December 31, 2006, the Company owed $431,501 in a promissory note to PIWS as payment for part of the purchase price. The promissory note accrues interest at 8% and the Company pays monthly installments of $10,725 including principal and interest. The note matures on November 30, 2010.
Cooper Biomed, Ltd. (“Cooper”)
On September 30, 2005, we acquired certain assets, principally customer contracts, from Cooper. On March 31, 2006, the Company calculated a purchase price reduction of $8,500 in accordance with the asset purchase agreement and reduced the $40,000 promissory note to Cooper accordingly. The promissory note has subsequently been paid and all obligations of the Company to Cooper pursuant to such agreement have been satisfied. The cash portion of the purchase price was funded from the proceeds of a sale of the Company’s Common Stock in a private placement to, and a loan to the Company pursuant to a promissory note from, one of its stockholders. As provided for in the agreement the Company calculated a $8,500 purchase price adjustment and reduced the principal due under the $25,000 promissory note and the amount assigned to customer list, accordingly.
SteriLogic Waste Systems, Inc. (“SteriLogic”)
On August 16, 2006, MedSolutions, Inc., a Texas corporation (the “Company”), acquired SteriLogic Waste Systems, Inc., a Pennsylvania corporation (“SteriLogic”) located in Syracuse, New York. SteriLogic is a regulated medical waste management company that provides collection, transportation and disposal of regulated medical waste services in addition to providing reusable sharps container programs to its customers who are primarily located in the states of New York and Pennsylvania. SteriLogic also designs, manufactures and markets reusable sharps containers to medical waste service providers who provide reusable sharps container programs to their medical waste customers.
The acquisition was effected pursuant to a Merger Agreement and Plan of Reorganization dated as of August 16, 2006, by and between the Company, SteriLogic Acquisition Subsidiary, Inc., a Texas corporation and wholly-owned subsidiary of the Company (“Subsidiary”), and SteriLogic, by the merger (the “Merger”) of SteriLogic with and into Subsidiary, with Subsidiary continuing as the surviving corporation. At the effective time of the Merger, each share of SteriLogic common stock, par value $0.01 per share, issued and outstanding immediately prior to such time was converted into the right to receive 200 shares of the Company’s common stock, par value $0.001 per share (“Merger Shares”), for an aggregate of 1,000,000 Merger Shares.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 4 ACQUISITIONS (continued)
In addition, the Company paid Abele-Kerr Investments, LLC (i) $50,000 in readily available funds, and (ii) a convertible promissory note in the principal amount of $250,000 with simple interest at the annual rate of 8% accruing from the effective time and payable in 12 equal installments of interest only in the amount of $1,666.67 each due monthly beginning on the 30th day after the effective time, and 24 equal installments of principal and interest in the amount of $11,306.82 each due monthly thereafter. The note holder may convert the unpaid principal and interest at any time, but prior to August 16, 2007, into the Company’s common stock at $1.50 per share. The Merger consideration may be adjusted downward depending upon the amount of sales or earnings realized by the Company from the customer contracts acquired through the acquisition of SteriLogic for the 12 months following the closing of the transaction. Any such adjustment to the Merger consideration will be deducted 25% from the principal amount of the $250,000 promissory note, and 75% from the Merger Shares, pro rata against each former holder of SteriLogic common stock that received Merger Shares in proportion to the percentage of the Merger Shares received by each such holder, at the rate of $1.50 per share; provided, that the Company may not deduct more than 400,000 Merger Shares with respect to the adjustment. The cash portion of the Merger consideration was funded from working capital. The Merger consideration was determined largely based upon the amount of revenues SteriLogic has generated from its regulated medical waste disposal business and the value of the net assets acquired.
On January 15, 2007, the former owners of SteriLogic and the Company agreed by mutual consent to amend the original Merger Agreement whereby the former owners of SteriLogic agreed to reduce the number of Merger Shares issued by the Company from 1,000,000 to 700,000 shares and to terminate the conversion feature of the $250,000 promissory note issued by the Company as part of the purchase price. As a result of these amendments, the Company recorded a reduction in the purchase price with regard to the SteriLogic acquisition by $264,000 reflecting the return of the 300,000 shares issued by the Company. The corresponding reduction reduced the value assigned to SteriLogic’s customer list by $264,000.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 4 ACQUISITIONS (continued)
MedSolutions purchased the following assets in the following table in exchange for the amount paid.

Description	Amount
Purchase price:

Cash paid	$50,000
Promissory note	250,000
MSI Common Stock issued, 1,000,000 shares	880,000
Acquisition related costs	87,500

Total purchase price	$1,267,500

Assets acquired and liabilities assumed:

Cash	$25,716
Accounts Receivable, Inventory, and other assets	155,336
Equipment at Fair Value	100,000
Liabilities assumed	(321,557)
Allocation to customer list, to be amortized over 5 years	552,000
Allocation to goodwill	756,005

Total assets acquired	$1,267,500

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 4 ACQUISITIONS (continued)
Pro Forma Results
The following table presents the unaudited pro-forma combined results of operations of the Company for its 2006 results and acquisitions as if they had been combined from the beginning of 2006 and 2005.

	Pro forma Combined	Pro forma Combined
	For the year ended	for the year ended
	December 31, 2006	December 31, 2005
Revenues:
Net Sales	$13,381,088	$12,124,379

Net income (loss)	$(670,674)	$157,744

Basic net income (loss) per common share	$(0.03)	$0.01

Diluted net income (loss) per common share	$(0.03)	$0.01

Weighted average common shares outstanding – basic	23,499,674	21,296,703

Weight average common shares outstanding — diluted	23,499,674	22,130,972

The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisition had been completed as of the beginning of the 2006 and 2005 years, nor are they necessarily indicative of future consolidated results.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 5 PROPERTY AND EQUIPMENT
Property and equipment consisted of the following:

	At December 31,
	2006	2005	Useful Life
Land	$151,180	$151,180	—
Building	1,124,276	1,050,711	20 years
Furniture and equipment	5,117,161	3,785,369	3 to 5 years

	6,392,617	4,987,260
Less: Accumulated depreciation	2,805,851	1,836,756

Property and Equipment, Net	$3,586,766	$3,150,504

Depreciation of property and equipment for the years ended December 31, 2006 and 2005 amounted to $969,095 and $501,685, respectively.
NOTE 6 INCOME TAXES
The current year’s Federal and State income tax provision consists substantially of minimum taxes. The principal reasons for the variation between income taxes at the statutory federal rate and that shown in the statement of operations were as follows:

	Years Ended
	2006	2005
Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal income tax benefit	6.0%	6.0%
Adjustment for change in valuation allowance	(40.0)	(40.0%)

	—	—

Temporary differences between the financial statement and tax basis of assets and liabilities which give rise to a significant portion of deferred tax assets and deferred tax liabilities were as follows:

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 6 INCOME TAXES (continued)

	Year Ended
	2006	2005
Deferred Tax Assets:
Operating loss carryforwards	$8,000,000	$7,500,000
Accounts receivable allowance	70,000	28,000

Total Tax Assets	$8,070,000	$7,528,000

Deferred Tax Liabilities:
Fixed Assets	$286,000	$238,000
Goodwill and intangibles	409,000	213,000

Total Tax Liabilities	695,000	451,000
Less- Valuation Allowance	(7,375,000)	(7,077,000)

Net Deferred Tax Asset	$—	$—

The valuation allowance primarily relates to the Federal and State net operating losses for which utilization in future periods is uncertain. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on the historical taxable income and projections for future taxable income over the periods that the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will not realize all of its tax benefits in the near future and therefore a valuation allowance was established in 2006 in the amount of $7,375,000.
As of December 31, 2006 the Company has approximately $19.9 million of federal and state net operating losses available to offset future taxable income, which if not utilized will expire through 2025. The Company’s ability to utilize its carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code, as amended.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 7 ACCRUED LIABILITIES
Accrued liabilities consist of the following:

	At December 31,
	2006	2005
Salaries and other taxes	$347,545	$244,268
Accrued director fees	269,891	—
Interest	27,408	116,598
Insurance	169,363	254,042
Other accrued liabilities	467,236	347,419

	$1,281,443	$962,327

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 8 LONG-TERM OBLIGATIONS
Long-term obligations are comprised of the following:

	At December 31,
	2006	2005
Bank notes — EMSI facilities	$511,465	$505,216
Installment notes – equipment	864,261	447,364

Total indebtedness to bank and financial institutions	1,375,726	952,580

Less: Current maturities	372,552	145,628

Total Long-Term Obligations	$1,003,174	$806,952

On August 9, 2006, the Company, through its subsidiary EMSI, secured additional financing from a bank to expand its Houston facility. The facility is currently being used as a transfer facility for the South Texas operations. The expansion will allow EMSI to treat medical waste at the facility once the permitting process is completed from the state of Texas. The total costs of expansion will be approximately $275,000 with $200,000 of those funds coming from bank financing and the remainder from working capital. The promissory note to the bank is payable in 60 monthly installments of $822 in principal plus interest accruing at the Prime Rate as published in the Wall Street Journal from time to time plus 1%, with the balance of the principal and all accrued and unpaid interest due upon maturity of the loan on July 19, 2011. The note is secured by a second lien on the Houston facility and is personally guaranteed by both our President/Chief Executive Officer and our Chairman of the Board. As of December 31, 2006, the Company has drawn $55,634 against the promissory note and the funds were used for the commencement phase of expansion. The amount outstanding at December 31, 2006 is $52,347 and the net carrying value of our Houston facility is approximately $370,000.
On August 3, 2005, the Company, through its subsidiary EMSI, borrowed $325,000 from a bank. The note is secured by a first lien on EMSI’s facility in Houston, Texas and accrues interest at a variable rate based on the national prime rate, plus 2.0%, aggregating 10.25% at December 31, 2006. The note is payable in 60 minimum monthly installments of $3,656, including principal and interest, based upon a straight line amortization of 240 payments, and matures on August 3, 2010, with a balloon payment of $243,750. The promissory note is personally guaranteed by our President/Chief Executive Officer. The total amount outstanding at December 31, 2006 is $303,333.
In July 1996, the Company borrowed $367,500 from a bank. The note is secured by a first lien on EMSI’s facility in Garland, Texas, and accrues interest at a variable rate based on the national prime rate, plus 0.5%, aggregating 8.75% at December 31, 2006. The note is payable in minimum monthly installments of principal and interest totaling $3,459 and matures in July 2011. The promissory note is personally guaranteed by our President/Chief Executive Officer. The total amount outstanding at December 31, 2006 is $155,785 and the net carrying value of the Garland facility is approximately $263,000.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
     NOTE 8 LONG-TERM OBLIGATIONS (continued)
     The Company is obligated under various installment notes payable for the purchase of equipment with an aggregate cost of $864,261. The notes, which bear interest at rates ranging from 8.0% to 16.1%, are due at various dates through 2011 and are payable in monthly installments totaling approximately $30,549 consisting of principal and interest. The equipment acquired collateralizes the notes.
Aggregate maturities of long-term indebtedness (including the notes payable — stockholders described in Note 9 below) at December 31, 2006 are as follows:

Year Ended December 31,	Amount
2007	$1,351,050
2008	1,845,110
2009	1,047,873
2010	531,812
2011 and thereafter	64,538

Total Annual Payments	$4,840,383

Less: Debt Discount	102,564

Total (Net of Discount)	$4,737,819

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 9 NOTES PAYABLE – STOCKHOLDERS
On March 15, 2006, the Company issued a convertible promissory note in the amount of $500,000 to Tate Investments LLC (“the Investor”). The promissory note is payable in 35 monthly installments of interest only with all principal and interest due on March 31, 2009. The note accrues interest at 10% for the first 12 months, 11% for months 13 through 24 and 12% for months 25 through maturity. The effect of the increasing interest rate under EITF 86-15 “Increasing-Rate Debt” was determined to be de minimus. The Company may prepay a portion or all of the amount outstanding under the terms of the note after March 31, 2007, provided that the Company notify the Investor of the Company’s intent to prepay after which, the Investor will have 30 days to convert the note into the Company’s Common Stock. The Investor has the right to convert the amount outstanding plus accrued but unpaid interest at the time of conversion. The conversion price agreed to is $0.85 per share during the period beginning March 15, 2006 through March 31, 2007, $1.00 per share during the period beginning April 1, 2007 through March 31, 2008, and $1.15 per share during the period April 1, 2008 through maturity. The promissory note is secured by two PIWS mobile units, with a net carrying value of $271,867 and is cross-collateralized by the Investor’s liens on the Company’s accounts receivable and its Garland facility pursuant to the Investment Agreement dated July 15, 2005, between the Company and the Investor (“Investment Agreement”). The proceeds from the promissory note were used by the Company to purchase equipment.
On May 22, 2006, the Company and the Investor agreed to amend the Investment Agreement to lower the conversion price for the $1,000,000 Promissory Note to $0.55 per share from $0.65 per share in exchange for the Investor retroactively (as of July 15, 2005, the date the Investment Agreement was executed) eliminating the requirements for the Company to achieve certain earnings targets thereunder. In connection with the conversion price adjustment, the Company was required to record a beneficial conversion charge of $153,846. The beneficial conversion charge represents the incremental fair value of the impact from lowering the conversion rate and will be amortized over the remaining life of the note. The note accrues interest at 10% and matures on July 15, 2008 when all outstanding principal and accrued interest is due. As of December 31, 2006, the remaining amount of the beneficial conversion charge to amortize was $102,564.
As of December 31, 2006, the total principal amount owed by the Company to the Investor was $1,397,436, net of discount of $102,564.
On October 3, 2006, the Company issued a convertible promissory note to our Chairman of the Board who loaned $100,000 for the purpose of providing working capital to the Company. The promissory note is payable in interest only monthly installments for three months and afterwards, it begins paying 24 equal monthly installments of principal and interest in the amount of $4,707 each. The note accrues interest at 12% and at the option of the holder, any unpaid principal and accrued interest may be converted into Common Stock at the conversion price of $1.00 per share. The note matures on January 3, 2009 at which time all unpaid principal and accrued interest thereon is due.
On December 28, 2006, the Company issued a promissory note to our Chairman of the Board who loaned $175,000 for the purpose of providing equipment financing to the Company. The promissory note is payable in 24 equal monthly installments of principal and interest in the amount of $5,813 each. The note accrues interest at 12% and matures on December 28, 2008.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 9 NOTES PAYABLE – STOCKHOLDERS (continued)
On October 3, 2006, the Company issued a convertible promissory note to one of our directors/shareholders who loaned $100,000 for the purpose of providing working capital to the Company. The promissory note is payable in interest only monthly installments for 24 months at $1,000 per installment. The note accrues interest at 12% and at the option of the holder, any unpaid principal and accrued interest may be converted into Common Stock at the conversion of $1.00 per share. The note matures on October 3, 2008.
NOTE 10 EXTINGUISHMENT OF CONVERTIBLE DEBENTURES
The Company issued an aggregate of $1,100,000 of 15% Convertible Redeemable Subordinated Debentures (the “Series I Debentures”) in 1994 and 1995 with a final maturity date of March 31, 1999, and containing a provision for conversion of the Series I Debentures, at the option of the holders thereof, into shares of Common Stock. The Company also issued an aggregate of $256,125 of 10% Convertible Redeemable Debentures (“Series II Debentures,” and together with the Series I Debentures, the “Debentures”) in 1998 with a maturity date of November 1, 1999, and containing a provision for conversion of the Series II Debentures, at the option of the holders thereof, into shares of Common Stock.
Due to cash constraints, the Company was not able to redeem the Debentures in 1999 pursuant to their respective terms. The Company offered (the “Conversion Offering”) the holders of the Debentures the opportunity to convert their Series I Debentures and Series II Debentures into shares of Common Stock at a conversion rate of $1.50 and $1.75, respectively.
Certain holders of Debentures did not respond to the Conversion Offering in 1999, and the offer to convert the Debentures into the Company’s Common Stock has since expired and any contractual claims for rights pursuant to the Debentures have been time-barred by the applicable statute of limitations. Accordingly, the Company extinguished the Debentures on November 15, 2006 and any obligation owed under their terms. The Company recorded other income of $40,135 and reversed all accrued interest as a result of extinguishment.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 11 STOCKHOLDERS’ EQUITY
Stock Issuances
During the year ended December 31, 2006, the Company sold 429,500 shares of its Common Stock to new stockholders for a total consideration of $809,000, less $106,132 in transaction costs.
During the year ended December 31, 2006, 186,505 shares of Series A Preferred Stock were converted into 186,505 shares of the Company’s Common Stock in accordance with the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”). The terms of the Certificate of Designation required the holders of the Preferred Stock to convert their shares into the Company’s Common Stock on a share for share basis on the second anniversary from the date of issuance of the Preferred Stock. The remaining shares of 96,667 shares of Preferred Stock sold under the Certificate of Designation will convert into shares of Common Stock during the 3 month period ended March 31, 2007.
The total amount of dividends declared to the holders of Preferred Stock was $35,500 during the year ended December 31, 2006.
Stock Grants and Options
At the annual meeting of stockholders of the Company on December 18, 2002, the stockholders approved the adoption of the MedSolutions, Inc. 2002 Stock Plan. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. Options granted under the plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Board of Directors at the time of grant. On August 17, 2006, the Board of Directors approved an increase in the number of shares available for future grants and awards under the 2002 Stock Plan to 3,000,000 shares from 850,000 shares. The shareholders of the Company approved the amendment to the 2002 Stock Plan at their Annual Shareholder’s Meeting on October 19, 2006.
The option grants have a contractual life up to ten years. Options for 478,796 and 674,336 shares were granted to directors and employees during 2006 and 2005, respectively. During the year ended December 31, 2006 and 2005, respectively, the Company granted its directors 134,223 and 81,208, respectively, stock options in lieu of payment of director fees. As of December 31, 2006, all stock options outstanding are fully vested. The amount of stock options available for future issuance is 1,671,204 shares as of December 31, 2006.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 11 STOCKHOLDERS’ EQUITY (continued)
Stock Grants and Options (continued)
     A summary of activity involving options on the Company’s common stock follows:

		Weighted
		Average	Aggregate
	Number of	Exercise	Intrinsic
	Options	Price	Value
Balance outstanding at December 31, 2004	268,118	$1.00

Granted	674,336	$0.82
Exercised	—	—
Cancelled/Expired	92,454	$1.00

Balance outstanding at December 31, 2005	850,000	$0.82	$0

Granted	478,796	$0.75
Exercised	—	—
Cancelled/Expired	—	—

Balance outstanding at December 31, 2006	1,328,796	$0.80	$106,303

Number of options exercisable at December 31, 2006	1,328,796	$0.80	$106,303

Stock options outstanding at December 31, 2006 for each of the following classes of options, by exercise price, are summarized as follows:

		WEIGHTED-AVERAGE
	NUMBER OF	REMAINING	NUMBER OF OPTIONS
EXERCISE PRICE	OPTIONS	CONTRACTUAL LIFE	CURRENTLY EXERCISABLE

$1.00	80,164	7.00 years	80,164
$1.00	95,500	8.00 years	95,500
$1.00	79,173	8.50 years	79,173
$0.75	289,736	8.51 years	289,736
$0.75	305,427	9.00 years	305,427
$0.75	478,796	9.80 years	478,796

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 12 WASTE MANAGEMENT FACILITY AGREEMENT
On June 8, 2006, the operating agreement between the Company and the University of Texas Medical Branch (“UTMB”) expired. The operating agreement allowed the Company to manage the UTMB incineration facility and process their waste for a fee as well as provided a facility for the Company to treat waste generated from EMSI South Texas and Louisiana customers in return for a fee paid to UTMB. Currently, the Company is taking generated waste from South Texas and Louisiana to other third party facilities in South Texas and Northern Louisiana and to its Garland facility.
NOTE 13 COMMITMENTS AND CONTINGENCIES
Risks and Concentrations
Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and cash equivalents, trade accounts receivable and related party notes.
     The Company carries $10 million of liability insurance (including umbrella coverage), and $5 million of aggregate pollution and legal liability insurance ($1 million per incident), which the Company considers sufficient to meet regulatory and customer requirements and to protect its employees, assets and operations. The Company’s pollution liability insurance excludes liabilities under CERCLA. There can be no assurance that the Company will not face claims under CERCLA or similar state laws resulting in substantial liability for which the Company is uninsured and which could have a material adverse effect on its business.
Lease Obligations
Effective February 10, 2005, the Company extended and renewed its lease at its corporate headquarters in Dallas, Texas. The Company has leases for its corporate office and other facilities for terms which expire through December 2012. Minimum annual rentals under the leases are as follows:

Years Ended
December 31,	Amount
2007	$97,547
2008	99,491
2009	99,491
2010	103,118
2011	104,384
Thereafter	43,493

$547,524

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 13 COMMITMENTS AND CONTINGENCIES (continued)
During the year ended December 31, 2002, the Company entered into an operating lease agreement for the use of new vehicles to use in the transportation segment of its business. The monthly lease payments range from $713 to $1,237 and the lease periods range from 60 to 84 months for the vehicles. In addition, the Company pays a per-mile maintenance fee of $0.065 to $0.070 for the use of the vehicles. The following table shows the future minimum operating lease payments that are due under the contracts:

Years Ended
December 31,	Amount
2007	$213,378
2008	201,458
2009	121,255
2010	12,138
2011 & thereafter	—

$548,229

Rent expense for all operating leases during the years ended December 31, 2006 and 2005 was $924,029 and $729,045, respectively.
Environmental Matters
The Company operates within the medical waste management industry, which is subject to various federal, state and local laws and regulations. Management is not aware of any significant contingent liabilities relative to these activities.
Litigation
The Company operates in a highly regulated industry and are exposed to regulatory inquiries or investigations from time to time. Government authorities can initiate investigations for a variety of reasons. We have been involved in certain legal and administrative proceedings that have been settled or otherwise resolved on terms acceptable to us, without having a material adverse effect on our business.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 13 COMMITMENTS AND CONTINGENCIES (continued)
The Company, EMSI and one of the Company’s employees have been named in a civil action filed in the Dallas County Court, Dallas County, Texas as a result of a traffic accident involving one of EMSI’s trucks. The complaint, Case No. cc-05-04255-E, was filed on April 8, 2005 and is a civil action titled Kathleen Bohne and David Ross, Independent Executor of the Estate of Robert E. Bohne v. MedSolutions, Inc., EnviroClean Management Services, Inc. and Turner Bruce Yarbrough. The complaint seeks damages from the Company for losses suffered by the plaintiffs as a result of an accidental death. The Company denies responsibility for the claims alleged by the plaintiffs and is vigorously defending the action through its insurance carrier. The Company believes that this lawsuit is adequately covered by insurance; however, to the extent that the amount of any award exceeds the Company’s insurance coverage, such excess amounts could have a material impact on the Company’s financial condition or results of operations. The plaintiffs are litigating for damages, which could exceed $4.4 million plus punitive damages. The Company maintains $6 million of insurance coverage to cover potential claims. If the suit is settled for an amount exceeding $6 million the Company will be responsible for this excess.
     We are also a party to various legal proceedings arising in the ordinary course of business. However, except as described above, there are no legal proceedings pending or, to our knowledge, threatened against us that could adversely affect our financial condition or our ability to carry on the business.
Employment Agreements
Matthew H. Fleeger serves as the Company’s President and Chief Executive Officer and entered into a three-year employment agreement dated December 30, 2004 to be effective as of January 1, 2005. Mr. Fleeger is entitled to receive an annual base salary of $200,000, increased 5% annually, and is also entitled to be paid a cash bonus of $25,000 on April 15, 2005. Pursuant to the Executive Target Bonus Program, Mr. Fleeger is also eligible for an annual bonus based on the Company achieving certain goals related to EBITDA. Any such bonus will be paid to Mr. Fleeger in the form of a stock option to purchase a number of shares of Common Stock equal to the amount of such bonus at an exercise price per share of Common Stock equal to the fair market value (as such term is defined in the Company’s 2002 Stock Option Plan or any successor plan thereto) of such Common Stock as of the effective date that such option is granted; provided, however, that in the event that Mr. Fleeger becomes the owner of equity securities of the Company representing more than 10% of the total combined voting power of all classes of equity securities of the Company, the exercise price per share of Common Stock shall be equal to 110% of the fair market value of such Common Stock as of the effective date that such option is granted; provided further, however, that Mr. Fleeger shall have the option, in his sole discretion, to receive up to 50% of the amount of any such bonus in the form of cash in lieu of such stock option.
Mr. Lonnie P. Cole, Sr. serves as a Senior Vice President in charge of our Sales Department. Mr. Cole entered into a three-year employment agreement dated September 30, 2004 to be effective as of October 1, 2004. Mr. Cole is to receive a base salary of $100,000 annually and is eligible for bonus incentives based on the Company achieving certain goals related to revenue growth.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 13 COMMITMENTS AND CONTINGENCIES (continued)
Mr. J. Steven Evans serves as Vice President of Finance in charge of our Finance and Accounting Department. Mr. Evans entered into a three-year employment agreement dated February 1, 2005. Mr. Evans is to receive a base salary of $95,000 annually and is eligible for bonus incentives based on personal performance and the Company achieving certain financial goals.
Mr. Alan Larosee serves as Vice President of Operations. Mr. Larosee entered into a three-year employment agreement dated March 1, 2005. Mr. Larosee is to receive a base salary of $95,000 annually and is eligible for bonus incentives based on personal performance and the Company achieving certain financial goals.
Mr. James M. Treat serves as Vice President of Business Development. Mr. Treat entered into a three-year employment agreement dated December 1, 2005. Mr. Treat is to receive a base salary of $100,000 annually and is eligible for bonus incentives based on personal performance and the Company achieving certain financial goals.
NOTE 14 RELATED PARTY TRANSACTIONS
Related party expenses included in the accompanying consolidated statements of operations are as follows:

	Years Ended December 31,
	2006	2005
Interest expense	$183,082	$139,705

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 15 SUBSEQUENT EVENTS
On January 1, 2007, the Company issued promissory notes to its directors for payment of their 2006 board compensation. Additional promissory notes were issued to the Chairman of the Board and the President/Chief Executive Officer of the Company for payment of compensation for giving their personal guaranties related to certain indebtedness by the Company to various third parties. The total amount of the promissory notes issued is $292,005 and the notes accrue interest at 12% with final payment of all principal and accrued interest due on July 1, 2007.
On January 2, 2007, the Company issued a promissory note to Tate Investments, LLC, which loaned $175,000 to the Company for equipment expansion purposes. The promissory note bears interest at 12% and is payable in 24 equal monthly installments of principal and interest in the amount of $5,813 each, with the balance of the principal and any accrued and unpaid interest due upon maturity of the note on December 28, 2008.
On January 31, 2007, the Company renewed and extended for six months a $175,000 promissory note to On Call Medical Waste Services, Ltd (“On Call”). The note accrues interest at 12% and is payable in monthly installments of interest only with the principal and any accrued and unpaid interest due upon maturity of the note on July 31, 2007. As consideration for this extension, the Company agreed to enter into an agreement with Medical Waste of North Texas, LLC (“MWNT” an entity owned by the former owner of On Call) for the Company to treat and dispose of regulated medical waste that is brought to its Garland Facility by MWNT, effective September 1, 2007. The initial term of this agreement is for 24 months, and the agreement automatically renews for additional one-year extensions unless either party notifies the other party in writing at least 30 days but not more than 90 days prior to any such renewal date of its desire not to renew the agreement.
On March 27, 2007, EMSI entered into a $1,500,000 secured, one-year loan and security agreement (the “Loan Agreement”) with Park Cities Bank, Dallas, Texas (the “Bank”), and Mr. Matthew H. Fleeger and Mr. Winship B. Moody, Sr. (collectively, the “Guarantors”). The terms of the Loan Agreement provide EMSI with a $1,500,000 revolving line of credit, subject to certain downward adjustments from time to time based upon the value of the collateral securing the line of credit. The performance by EMSI of its obligations under the Loan Agreement is secured by all of EMSI’s personal property, including without limitation its account receivables, and a first-lien mortgage deed of trust on EMSI’s facility located in Garland, Texas, and is unconditionally guaranteed by the Guarantors. The proceeds of the borrowings under the Loan Agreement may only be used for general corporate purposes, including without limitation providing working capital to EMSI for the purposes of financing its operations, production and marketing and sales efforts, costs related to the expansion of EMSI’s business operations, and the acquisition of the assets of businesses engaged in businesses the same as, similar to, or complementary to EMSI’s business operations. Borrowings under the Loan Agreement will bear interest at the lesser of (1) a fluctuating rate of interest equal to 1.0% in excess of the prime rate as designated in the Money Rates Section of the Wall Street Journal from time to time or (2) the maximum rate permissible by applicable law. Accrued and unpaid interest under the Loan Agreement is payable on the first day of each month commencing on April 1, 2007. In addition, EMSI paid an

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 15 SUBSEQUENT EVENTS (continued)
origination fee to the Bank in the amount of $15,000. The Loan Agreement contains, among other provisions, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this size, type and purpose. Negative covenants include certain restrictions or limitations on, among other provisions, the incurrence of indebtedness; liens; investments, loans and advances; restricted payments, including dividends; consolidations and mergers; sales of assets (subject to customary exceptions for sales of inventory in the ordinary course and sales of equipment in connection with the replacement thereof in the ordinary course); and changes of ownership or control of EMSI. Affirmative covenants include covenants regarding, among other provisions, financial reporting. The Loan Agreement will mature and expire on April 1, 2008, at which time all outstanding amounts under the Loan Agreement will be due and payable. The outstanding amounts under the Loan Agreement may be prepaid by EMSI at any time without penalty, and any principal amounts borrowed and repaid thereunder may be reborrowed by EMSI prior to the maturity date so long as the aggregate principal amount outstanding at any time does not exceed the $1,500,000 maximum loan commitment (as subject to downward adjustment based on the value of the collateral as described above). Under certain conditions the loan commitment under the Loan Agreement may be terminated by the Bank and amounts outstanding under the Loan Agreement may be accelerated. Bankruptcy and insolvency events with respect to EMSI or either of the Guarantors will result in an automatic termination of lending commitments and acceleration of the indebtedness under the Loan Agreement. Subject to notice and cure periods in certain cases, other events of default under the Loan Agreement will result in termination of lending commitments and acceleration of indebtedness under the Loan Agreement at the option of the Bank.
Such other events of default include failure to pay any principal and/or interest when due, failure to comply with covenants, breach of representations or warranties in any respect, non-payment or acceleration of other material debt of EMSI or the Guarantors, the death of either Guarantor of the termination of either of their guaranties, certain judgments against EMSI or a Guarantor, a material adverse change in the business or financial condition of EMSI or either Guarantor, or if the Bank in good faith deems itself insecure.
On March 1, 2007, the Company provided written notice to the Investor, that the Company intended to prepay in full on April 2, 2007 all outstanding principal and interest owed by the Company to the Investor pursuant to (1) that certain 10% Senior Convertible Note issued by the Company to the Investor on July 15, 2005 in the principal amount of $1,000,000 (the “2005 Note”), and (2) that certain Convertible Secured Promissory Note issued by the Company to the Investor on March 15, 2006 in the principal amount of $500,000 (the “2006 Note,” and together with the 2005 Note, the “Notes”). The 2005 Note was issued by the Company in connection with the Investment Agreement. The Company intended to use the proceeds of the Loan Agreement described above to prepay the Notes.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
NOTE 15 SUBSEQUENT EVENTS (continued)
On March 31, 2007, 96,667 shares of the Company’s Series A 10% Convertible Preferred Stock (the “Series A Preferred Stock”) were converted into 96,667 shares of the Company’s Common Stock in accordance with the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”). The terms of the Certificate of Designation required the holders of the Preferred Stock to convert their shares into the Company’s Common Stock on a share for share basis on the second anniversary from the date of issuance of the Series A Preferred Stock. All dividends declared with regard to the issuance of the Series A Preferred Stock have been paid. As of March 31, 2007, there were no shares of Series A Preferred Stock outstanding.

To the Board of Directors
MedSolutions, Inc.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have audited the accompanying consolidated balance sheets of MedSolutions, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MedSolutions, Inc. as of December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
MARCUM & KLIEGMAN, LLP
New York, New York
March 17, 2006

MEDSOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current Assets:
Cash	$—	$—
Accounts receivable — trade, net of allowance of $69,240 and $88,835	1,405,603	979,080
Prepaid expenses and other current assets	258,523	240,428
Supplies	14,106	11,911

Total Current Assets	1,678,232	1,231,419

Property and equipment — at cost, net of accumulated depreciation of $1,836,756 and $1,335,071	3,150,504	1,636,265
Intangible assets — Customer list, net of accumulated amortization of $624,770 and $235,858	1,437,912	897,980
Intangible assets — Goodwill	2,597,021	1,495,173
Intangible assets — permits	65,007	59,764
Other assets	102,126	43,034

Total Assets	$9,030,802	$5,363,635

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Note payable to bank	$—	$22,493
Convertible debentures	40,135	40,135
Current maturities of long-term obligations	145,628	122,571
Accounts payable	1,130,155	1,592,822
Accrued liabilities	962,327	1,741,064
Note payable — AmeriTech Environmental, Inc.	—	750,000
Current maturities — notes payable to Tate Investments, LLC	250,000	—
Current maturities — notes payable to Med-Con	157,861	467,820
Current maturities — notes payable to On Call	495,819	—
Current maturities — notes payable to Positive Impact	360,669	—
Current maturities — notes payable stockholders	487,891	588,618
Current maturities — litigation settlements	26,735	186,253
Advances from stockholders	19,004	171,845

Total Current Liabilities	4,076,224	5,683,621

Long-term obligations, less current maturities	806,952	399,100
Notes payable — Tate Investments, LLC, less current maturities	725,000	—
Notes payable — Med-Con, less current maturities	274,749	—
Notes payable — On Call, less current maturities	119,541	—
Notes payable — Positive Impact, less current maturities	489,331	—
Notes payable – stockholders, less current maturities	359,131	951,358
Litigation settlements, less current maturities	—	26,736

Total Liabilities	6,850,928	7,060,815

Commitments and Contingencies

Stockholders’ Equity (Deficiency):
Preferred stock (par value $.001) – 100,000,000 shares authorized at December 31, 2005 and December 31,2004,respectively, 283,172 shares issued and outstanding at December 31,2005 and 143,333 shares issued at December 31, 2004 (liquidation preference $424,758 – 2005; $215,000 – 2004)	283	143
Common stock (par value $.001) - 100,000,000 shares authorized at December 31, 2005 and December 31,2004; 21,854,467 shares issued and 21,842,267 outstanding at December 31, 2005 and 18,141,242 shares issued and 18,129,042 outstanding at December 31, 2004	21,854	18,141
Additional paid-in capital	24,658,145	21,595,614
Accumulated deficit	(22,482,408)	(23,293,078)
Treasury stock, at cost - 12,200 shares at December 31, 2005 and December 31, 2004	(18,000)	(18,000)

Total Stockholders’ Equity (Deficiency)	2,179,874	(1,697,180)

Total Liabilities and Stockholders’ Equity (Deficiency)	$9,030,802	$5,363,635

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2005	2004
Revenues	$9,415,558	$7,926,330
Cost of revenues *	5,680,379	5,692,801

Gross profit	3,735,179	2,233,529

Operating expenses:
Selling, general and administrative expenses	2,449,460	2,202,697
Depreciation and amortization	751,257	579,332
Impairment of customer list	—	139,330

Total operating expenses	3,200,717	2,921,359

Income (loss) from operations	534,462	(687,830)

Other (income) expenses:
Interest expense	374,260	317,854
ATE settlement	(650,468)	—
Other income	—	(13,050)

	(276,208)	304,804

Net income (loss)	$810,670	$(992,634)

Preferred stock dividend	(40,875)	(7,000)

Net income (loss) applicable to common stockholders	$769,795	$(999,634)

Basic net income (loss) per share attributable to common stockholders	$0.04	$(0.06)

Diluted net income (loss) per share attributable to common stockholders	$0.04	$(0.06)

Weighted average common shares used in basic income (loss) per share	19,482,720	18,113,411

Weighted average common shares and dilutive securities used in diluted income (loss) per share	20,316,988	18,113,411

*	Excludes depreciation of $501,865 and $392,825 for the years ended December 31, 2005 and 2004, respectively.
The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	MSI Preferred Stock
	Series A		MSI Common Stock
Year Ended December 31, 2005	Shares	Amount	Shares	Amount
Balance — December 31, 2004	143,333	$143	18,141,242	$18,141
MSI preferred stock sold for cash	139,839	140	—	—
MSI common stock sold for cash net of transaction costs of $50,443	—	—	1,667,672	1,668
MSI common stock issued for ATE settlement	—	—	60,746	61
MSI common stock returned by directors	—	—	(20,000)	(20)
MSI common stock issued for debt conversions	—	—	1,468,140	1,468
MSI common stock issued for acquisitions	—	—	536,667	536
Preferred stock dividend	—	—	—	—

Net income	—	—	—	—

Balance – December 31, 2005	283,172	$283	21,854,467	$21,854

****************************

	Additional
	Paid-in	Accumulated	Treasury
Year Ended December 31, 2005	Capital	Deficit	Stock	Total
Balance — December 31, 2004	$21,595,614	$(23,293,078)	$(18,000)	$(1,697,180)
MSI preferred stock sold for cash	209,618	—	—	209,758
MSI common stock sold for cash net of transaction costs of $50,443	1,077,099	—	—	1,078,767
MSI common stock issued for ATE settlement	83,006	—	—	83,067
MSI common stock issued for director fees	100,689	—	—	100,689
MSI common stock returned by directors	(2)	—	—	(22)
MSI common stock issued for debt conversions	1,228,532	—	—	1,230,000
MSI common stock issued for acquisitions	404,464	—	—	405,000
Preferred stock dividend	(40,875)	—	—	(40,875)

Net income	—	810,670	—	810,670

Balance – December 31, 2005	$24,658,145	$(22,482,408)	$(18,000)	$2,179,874

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

			MSI Preferred Stock
	MSI Common Stock		Series A
Year Ended December 31, 2004:	Shares	Amount	Shares	Amount
Balance – December 31, 2003	18,084,703	$18,084	—	$—
MSI common stock sold for cash	100,000	100	—	—
MSI preferred stock sold for cash			143,333	143
MSI common stock issued for bonuses	115,000	115
MSI common stock bonuses cancelled by the Company	—	—	—	—
MSI common stock issued in partial payment for assets of Bray	29,867	30	—	—
MSI common stock issued for consulting services	8,500	9	—	—
MSI common stock issued for director fees	20,000	20	—	—
MSI common stock reversal of shares issued due to clawback provision for AmeriTech acquisition	(365,828)	(366)	—	—
MSI common stock issued in partial payment for assets of Med-Con	149,000	149	—	—

Net loss	—	—	—	—

Balance – December 31, 2004	18,141,242	$18,141	143,333	$143

***********************

	Additional
	Paid-in	Accumulated	Treasury
Year Ended December 31, 2004:	Capital	Deficit	Stock	Total
Balance – December 31, 2003	$21,476,848	$(22,300,444)	$(18,000)	$(823,512)
MSI common stock sold for cash	129,900	—	—	130,000
MSI preferred stock sold for cash	214,857	—	—	215,000
MSI common stock issued for bonuses	(115)	—	—	—
MSI common stock bonuses cancelled by the Company	(144,500)	—	—	(144,500)
MSI common stock issued in partial payment for assets of Bray	22,369	—	—	22,399
MSI common stock issued for consulting services	8,491	—	—	8,500
MSI common stock issued for director fees	(20)	—	—	—
MSI common stock reversal of shares issued due to clawback provision for AmeriTech acquisition	(254,067)	—	—	(254,433)
MSI common stock issued in partial payment for assets of Med-Con	148,851	—	—	149,000
Preferred Stock Dividend	(7,000)	—	—	(7,000)

Net loss	—	(992,634)	—	$(992,634)

Balance – December 31, 2004	$21,595,614	$(23,293,078)	$(18,000)	$(1,697,180)

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	For the Years Ended
	December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$810,670	$(992,634)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	751,258	579,332
Gain on disposal of fixed asset	—	(11,194)
Impairment of customer list	—	139,330
Provision for bad debts	3,000	59,000
Gain on ATE settlement	(650,468)	—
Cancellation of accrued bonuses	—	(144,500)
Litigation settlement	(53,023)	—
Stock issued for other services	—	8,500
Stock options issued for director fees	100,667	—
Changes in assets (increase) decrease:
Accounts receivable	(375,950)	295,685
Supplies	(2,195)	867
Prepaid expenses and other current assets	128,244	309,516
Other non-current assets	(64,335)	(72,151)
Changes in liabilities increase (decrease)
Accounts payable, accrued liabilities & litigation settlements	(959,282)	40,821

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(311,414)	212,572

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(225,713)	(350,104)
Proceeds from disposal of fixed asset	—	10,115
Asset acquisition of Bray Medical Waste Service	—	(11,200)
Asset acquisition of Med-Con Waste Solutions, Inc.	—	(250,000)
Asset acquisition of On Call Medical Waste, Ltd.	(375,000)	—
Asset acquisition of Cooper Biomed, Ltd.	(40,000)	—
Asset acquisition of Positive Impact Waste Solutions	(700,000)	—

NET CASH USED IN INVESTING ACTIVITIES	(1,340,713)	(601,189)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock	209,758	215,000
Proceeds from sale of common stock	1,129,210	130,000
Proceeds from note payable – stockholders	1,375,000	1,150,000
Cash paid for transaction costs associated with equity transactions	(50,443)	—
Dividend on preferred stock	(37,250)	—
Payments on long-term obligations to stockholders	(521,053)	(603,020)
(Repayments to) advances from stockholders	(152,840)	(186,550)
Payments on long-term obligations to others	(300,255)	(316,813)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,652,127	388,617

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS — BEGINNING	—	—

CASH AND CASH EQUIVALENTS — END	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	For the Years Ended
	December 31,
	2005	2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$430,803	$236,384

Income taxes paid	$—	$—

Issuance of notes payable for property & equipment	$601,518	$148,855

Common stock reclaimed in connection to clawback provision regarding AmeriTech acquisition	—	$254,433

Notes payable converted into MSI common stock	$775,843	$—

Accrued salaries and related interest converted into MSI common stock and stock options	$454,157	$—

Insurance premiums financed with debt	$163,804	$125,000

Director fees paid with non plan stock options	$100,667	$85,500

Net assets acquired and liabilities assumed (See Acquisitions Note 4)

Total purchase price	$3,150,900	$1,256,048
Less: cash consideration paid	(1,115,000)	(261,200)

Non-cash consideration	$2,035,900	$994,848

Short term note	$740,000	$750,000
Long term note	800,000	—
Common stock issued	405,000	171,400
Liabilities assumed	—	71,448
Acquisition costs	90,900	2,000

Allocation of non-cash consideration	$2,035,900	$994,848

The accompanying notes are an integral part of these consolidated financial statements.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 1 DESCRIPTION OF BUSINESS
MedSolutions, Inc. (“MSI” or the “Company”) was incorporated in Texas in 1993, and through its subsidiary, EnviroClean Management Services, Inc. (“EMSI”), principally collects, transports and disposes of regulated medical waste in north Texas, south Texas, Oklahoma, Louisiana and Arkansas. MSI markets, through its wholly-owned subsidiary SharpsSolutions, Inc. (“Sharps”), a reusable sharps container service program to healthcare facilities that we expect will virtually eliminate the current method of utilizing disposable sharps containers. Another subsidiary of MSI, ShredSolutions, Inc. (“Shred”), markets a fully integrated, comprehensive service for the collection, transportation and destruction of Protected Healthcare Information (“PHI”) and other confidential documents, primarily those generated by health care providers and regulated under the Health Insurance Portability and Accountability Act (“HIPAA”). The Company operates another wholly owned subsidiary, Positive Impact Waste Servicing, Inc., which uses mobile treatment equipment to treat and dispose of regulated medical waste on site. Positive Impact Waste Servicing, Inc. was acquired by the Company’s from its asset acquisition from Positive Impact Waste Solutions, Ltd. (“PIWS”) on November 30, 2005. The assets acquired by the Company from PIWS included customer contracts and equipment.
Liquidity and Capital Resources
Our principal source of liquidity is collections on accounts receivable from waste management service revenue, from sales of our Common and Preferred Stock through private offerings to certain individuals, primarily existing stockholders, and from loans and advances received from certain stockholders. Revenues during 2005 were approximately $125,000 per month higher, stemming primarily from organic growth and from acquisitions in the second half of 2005. The Company continues to pursue acquisition targets to expand its existing business. The principal uses of liquidity are payments for labor, fuel, material and expenses, and debt and lease obligations to carry out our regulated medical waste management services.
Historically, we have met our cash requirements based on a combination of revenues from operations, stockholder loans and advances, and proceeds from the sale of debt and equity securities. Based on the projected operations for 2006, management believes cash to be generated from operations and funds raised from other alternative sources if needed, will be sufficient to satisfy the Company’s historical and current cash obligations.
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
     The accompanying consolidated financial statements include the accounts of the Company, its subsidiaries, EMSI, SharpsSolutions, Inc., ShredSolutions, Inc., Positive Impact Waste Servicing, Inc. doing business as EnviroClean On-Site, Inc., and EnviroClean Transport, Inc. All significant inter- company balances and transactions between the Company and its subsidiaries have been eliminated in consolidation.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Cash and Cash Equivalents
For purposes of the consolidated statement of cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents.
Allowance for Doubtful Accounts
The Company’s trade accounts receivable is stated net of an allowance for doubtful accounts of $69,240 and $88,835 at December 31, 2005 and 2004, respectively. Our assumptions in determining the adequacy of the allowance for doubtful accounts include reviewing historical charge-offs over the previous two years, and analyzing current aging reports by performing a specific review of customer balances for possible payment problems. Based on our review, the allowance for doubtful accounts is adjusted accordingly.
Supplies
Supplies are stated at the lower of average cost or fair value and consist primarily of medical waste containers and supplies provided to our medical waste generator customers.
Property and Equipment
Property and equipment are stated at cost less appropriate valuation allowances and accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, generally three to twenty years. Amortization of leasehold improvements is provided on the straight-line method over the lesser of the estimated useful lives of the improvements or the initial term of the lease. Gain or loss is recognized upon sale or other disposition of property and equipment.
Goodwill and Intangible Assets
To determine the adequacy of the carrying amounts on an ongoing basis, the Company performs its annual impairment test at the end of the year each December 31, unless triggering events indicate that an event has occurred which would require the test to be performed sooner. The Company monitors the performance of its intangibles by analyzing the expected future cash flows generated from such related intangibles to ensure their continued performance. If necessary, the Company may hire an outside independent consultant to appraise the fair value of such assets.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
As of December 31, 2005, goodwill totaled $2,597,021. This amount is a result of six acquisitions where goodwill was recorded in five of those acquisitions as part of the purchase price. With regard to the AmeriTech Environmental, Inc. (“ATE”) acquisition, purchased on November 7, 2003, goodwill was recorded in the amount of $969,387. With regard to the B. Bray Medical Waste Service (“Bray”) acquisition, purchased on January 1, 2004, goodwill was recorded in the amount of $3,600. Our third acquisition, Med-Con Waste Solutions, Inc. (“Med-Con”), was purchased on September 30, 2004 and goodwill was recorded in the amount of $522,186. Our fourth acquisition, On Call Medical Waste, Ltd. (“On Call”), was purchased on August 29, 2005 and goodwill was recorded in the amount of $653,922. Our sixth acquisition, Positive Impact Waste Solutions, Ltd. (“PIWS”) was purchased on November 30, 2005 and goodwill was recorded in the amount of $447,926. All of the goodwill associated with these acquisitions is deductible for income tax purposes.
As of December 31, 2005, intangible assets were $1,437,912, net of accumulated amortization, of $624,770, and consisted almost entirely of customer lists recorded from the acquisitions mentioned above. All values assigned to customer list were derived by independent appraisals and were assigned lives of 5 years over which to amortize the assigned cost.

Year Ended December 31,	Amount
2006	$370,423
2007	370,423
2008	343,672
2009	232,543
2010	120,851

$1,437,912

Both the goodwill and customer list values are subject to an annual impairment test.
As of December 31, 2005, the Company determined there was no impairment of its goodwill or intangible assets. For the year ended December 31, 2004, the Company recorded an impairment of $139,330 on the ATE customer list.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Convertible Notes and Convertible Preferred
The Company accounts for conversion options embedded in convertible notes and convertible preferred stock in accordance with Statement of Financial Accounting Standard (“SFAS) No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). SFAS 133 generally requires Companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes and mandatorily redeemable preferred shares, as host instruments, are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61 (k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument.
The Company accounts for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”)and in accordance with the provisions of Emerging Issues Task Force Issue (“EITF”) 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features,” (“EITF 98-5”), EITF 00-27 “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. During 2005, the Company issued $1,000,000 in principal of convertible notes with an embedded conversion option, which was classified as equity. There was no intrinsic value related to this debt instrument and accordingly, there was no recorded debt discount.
The Company determined that the conversion option embedded in its Series A Preferred stock is not a free standing derivative in accordance with the implementation guidance provided in paragraph 61 (l) of Appendix A to SFAS 133.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Impairment of Long-Lived Assets
The Company continuously monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets, including intangible assets, may not be recoverable. An impairment loss is recognized when expected cash flows are less than the assets’ carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable.
Revenue Recognition and Processing Costs
We recognize revenue for our medical waste services at the time the medical waste is collected from our customers. Revenue is only recognized for arrangements with customers in which (1), there is persuasive evidence of a contract or agreement which sets forth the terms of the arrangement; (2), services have been rendered; (3), our prices are fixed, determinable and agreed upon; and, (4), collectibility is reasonably assured.
Fair Value of Financial Instruments
The recorded carrying values of accounts receivable, accounts payable, and other long-term obligations are considered to approximate the fair values of such financial instruments because of the short maturities.
Provisions for Income Taxes
No provisions have been made for federal or state income taxes since the Company has incurred net operating losses since its inception. The Company is subject to certain local minimum taxes.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Stock-Based Compensation
As permitted under Statement No. 123, the Company continues to apply the Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” As required under Statement No. 148, the following table presents pro- forma net loss and basic and diluted loss per share as if the fair value-based method had been applied to all awards.
Periods Ended December 31, 2005 and 2004 (in thousands)

	2005	2004
Net income (loss) applicable to common stockholders, Prior to stock-based employee compensation	$770	$(1,000)

Stock-based employee compensation cost	—	—

Net income (loss) applicable to common stockholders, as reported	$770	$(1,000)

Stock-based employee compensation cost determined under fair value method, net of tax effects	(291)	(162)

Pro-forma net income (loss) under fair value method – Basic	$479	$(1,162)

Effect of dilutive securities
Preferred Stock	41	—

Convertible notes payable and advances interest expense	45	—

Pro-forma net income (loss) under fair value method – Dilutive	$565	$(1,162)

Net income (loss) per share applicable to common stockholders – Basic	$0.04	$(0.06)

Stock-based employee compensation cost determined under fair value method, net of tax effects	(0.01)	(0.01)

Pro-forma loss per share applicable to common stockholders – Basic	$0.03	$(0.07)

Net income (loss) per share applicable to common stockholders – Diluted	$0.04	$(0.06)

Stock-based employee compensation cost determined under fair value method, net of tax effects	(0.01)	(0.01)

Pro-forma net income (loss) per share attributable to common stockholder– Diluted	$0.03	$(0.07)

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The fair value of each option grant was estimated at the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. During the year ended December 31, 2005 and 2004, the Company granted 566,673 and 228,118 stock options,(fair value $0.51 and $0.74 per share for 2005 and 2004, respectively) respectively to employees under an adopted 2002 Employee Stock Option Plan. The exercise price of the stock options was $1.00 (which is above the estimated market value of the Company’s common stock) and vest immediately. The options may be exercised over a period of ten years. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value estimate of its stock options. During the years ended December 31, 2005 and 2004, respectively, the Company granted its directors 100,667 and 85,500, non plan stock options, respectively. The options were granted in lieu of payment of director fees. The total number of stock options outstanding as of December 31, 2005 and 2004, was 1,132,740 and 268,118 respectively. In calculating the fair values of the stock options, the following assumptions were used:

	YEAR	YEAR
GRANTS	2005 GRANTS	2004
Dividend yield	—	—
Weighted average expected life:	5 years	5 years
Weighted average risk-free interest rate	4.25%	3.27%
Expected volatility	92.00%	80.39%
Income (Loss) Per Share of Common Stock
Basic net income (loss) per share of common stock has been computed based on the weighted average number of common shares outstanding during the periods presented.
Diluted net income per share of common stock has been computed based on the weighted average number of common shares outstanding during the periods presented plus any dilutive securities outstanding unless such combination of shares and dilutive securities were determined to be anti-dilutive. The numerator and denominator for basic and diluted earnings per share (“EPS”) consist of the following:

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	2005	2004
Numerator:
Net income (loss)	$810,670	$(992,634)
Convertible preferred stock dividends	(40,875)	(7,000)

Numerator for basic earnings per share – income available to common stockholders	$769,795	$(999,634)

Effect of dilutive securities:
Preferred stock dividends	40,875	—
Convertible notes payable and advances interest expense	44,987	—

	$85,862	$—

Numerator for diluted earnings per share – income available to common stockholders after assumed conversions	$855,657	$(999,634)

Denominator:
Denominator for basic earnings per share – weighted average shares	19,482,170	18,113,411

Effect of dilutive securities:
Convertible accrued salaries	35,060	—
Preferred convertible stock	250,528	—
Convertible debentures and unpaid interest	58,334	—
Note payable to stockholders and accrued interest	441,353	—
Advances from stockholders	48,992	—

Total potentially dilutive securities	834,267	—

Denominator for diluted earnings per share – adjusted weighted average shares and assumed conversions	20,316,437	18,113,411

Basic earnings per share	$0.04	$(0.06)

Diluted earnings per share	$0.04	$(0.06)

For the year ended December 31, 2005, 1,132,740 shares attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the exercise prices of the stock options were greater than or equal to the average price of the common shares ($0.75), and therefore their inclusion would have been anti-dilutive. For the year ended December 31, 2004, common stock equivalents totaling 2,206,306 that consisted of options, convertible accrued wages and convertible securities were not included in the calculation of diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.
In connection with the anti-dilution provisions of the Tate Agreement (see note 11) the Company may be required to lower the conversion price to a level that could result in a change in control upon conversion. The anti-dilution provision provides for adjustment to the conversion price of such Tate Agreement whereby the Company is required to achieve certain earnings targets for 2006 and 2007.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Advertising Expenses
Advertising costs are charged to expense when incurred. Advertising expense for the years ended December 31, 2005 and 2004 approximated $20,256 and $79,149, respectively.
Environmental Expenditures
Environmental expenditures are capitalized if the costs mitigate or prevent future environmental contamination or if the costs improve existing assets’ environmental safety or efficiency. All other environmental expenditures are expensed. Liabilities for environmental expenditures are accrued when it is probable that such obligations have been incurred and the amounts can be reasonably estimated. Currently, there are no ongoing environmental issues or activities. At December 31, 2005 and 2004, there have been no amounts recorded as capitalized assets related to any environmental costs.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the related periods. Actual results could differ from such estimates.
NOTE 3 RECENTLY ISSUED ACCOUNTING STANDARDS
The following pronouncement has been issued by the Financial Accounting Standards Board (“FASB”).
In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” Statement 123(R) supersedes Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Statement is effective for small business issuers financial statements for the first annual reporting period beginning after December 15, 2005. Statement 123(R) permits public companies to adopt its requirements using one of two methods:

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 3 RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)
A. “Modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date. B. “Modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate, based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures, either (a) all prior periods presented or (b) prior interim periods of the year of adoption.
The Company will adopt Statement 123(R) beginning January 1, 2006 using the modified prospective method. The impact of this Statement will require the Company to record a charge for the fair value of its stock options over the vesting period in the Consolidated financial statements.
In June 2005, the FASB published Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 establishes new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS 154 completely replaces Accounting Principles Bulletin No. 20 and SFAS 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. The requirements in SFAS 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company will apply these requirements to any accounting changes after the implementation date. The application of this pronouncement is not expected to have an impact on the Company’s Consolidated financial position, results of operations, or cash flows.
The Emerging Issues Task Force (“EITF”) reached a tentative conclusion on EITF No. 05-1, “Accounting for the Conversion of an Instrument That Becomes Convertible upon the Issuer’s Exercise of a Call Option” (“EITF No. 05-1”) that no gain or loss should be recognized upon the conversion of an instrument that becomes convertible as a result of an issuer’s exercise of a call option pursuant to the original terms of the instrument. The consensus for EITF No. 05-1 has not been finalized. The adoption of this pronouncement is not expected to have an impact on our Consolidated financial position, results of operations, or cash flows.
In June 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of `Conventional Convertible Debt Instrument’ in EITF No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-2”), which addresses when a convertible debt instrument should be considered `conventional’ for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 3 RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)
applied the requirements of EITF No. 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.
EITF Issue No. 05-4 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-4”) addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized. The adoption of this pronouncement is not expected to have an impact on our Consolidated financial position, results of operations, or cash flows.
In June 2005, the EITF reached consensus on Issue No. 05-6 (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on our Consolidated financial position, results of operations, or cash flows.
In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8: a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.
In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company is currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 4 ACQUISITIONS
Positive Impact Waste Solutions, Ltd. (“PIWS”)
On November 30, 2005, the Company acquired certain assets, including customer contracts, and took over the regulated medical waste operations of Positive Impact Waste Solutions, LLC, a Delaware limited liability company (“PIWS”), in exchange for a combination of cash, promissory notes and shares of the Company’s common stock, par value $.001 (the “Common Stock”). Pursuant to the definitive asset purchase agreement (the “Agreement”) dated as of November 30, 2005 (“the Closing Date”), by and between the Company and PIWS, the transaction was accomplished by an assignment by PIWS to the Company of all of its regulated medical waste disposal customer contracts, which cover approximately 250 customers. The other assets acquired consisted primarily of six mobile treatment units.
The purchase price for the acquired assets was (i) $700,000 cash, (ii) a promissory note in the original principal amount of $300,000 bearing no interest and payable in three equal installments of principal in the amount of $100,000 each, with the first such installment due on March 30, 2006, the second such installment due on July 28, 2006, and the third such installment due on November 30, 2006, (iii) a promissory note in the original principal amount of $550,000, bearing interest at the annual rate of 8%, and payable in six equal installments of interest only in the amount of $3,666.66 each due monthly beginning on December 30, 2005, and 54 monthly installments of principal and interest in the amount of $12,161.83 each thereafter; (iv) and 360,000 shares of Common Stock. The purchase price for the acquired assets may be adjusted downward (x) depending upon the amount of revenues realized by the Company from the customer contracts acquired from PIWS for the ensuing three months following the closing of the transaction; and (y) if PIWS fails to deliver assignments of its customer contracts acquired by the Company representing at least 90% of the aggregate revenues represented thereby within 90 days of the closing of the transaction (or 180 days of the closing of the transaction if PIWS has delivered at least 75% but less than 90% of such contracts within 90 days of the closing of the transaction). Any such adjustment to the purchase price will be deducted 33% from the principal amount of the $300,000 note, 33% from the principal amount of the $550,000 note, and 34% by redemption and cancellation of the shares of Common Stock issued to PIWS. The cash portion of the purchase price was funded from the proceeds of a sale of the Company’s Common Stock in a private placement to, and a loan to the Company pursuant to a promissory note from, one of its shareholders, and loans from two additional shareholders. The purchase price was determined largely based upon the amount of revenues PIWS has generated from its regulated medical waste disposal business and the value of the equipment acquired. Pursuant to the asset purchase agreement and the transaction documents related thereto, PIWS granted the Company the exclusive right to service customers located within the states of Texas and Kansas with

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 4 ACQUISITIONS (continued)
Positive Impact Waste Solutions, Ltd. (“PIWS”) (continued)
PIWS’ mobile treatment units, and also granted the Company certain rights of first refusal with respect to such exclusive right in additional states.
MedSolutions purchased the following assets shown in the following table in exchange for the amount paid.:

Purchase price:
Cash paid	$700,000
Promissory notes	850,000
Common stock, 360,000 shares	270,000
Acquisition related costs	55,400

Total purchase price	$1,875,400

Assets acquired:
Equipment	$1,148,475
Allocation to customer list, to be amortized over 5 years	279,000
Allocation to goodwill	447,925

Total net assets acquired	$1,875,400

Subsequent to December 31, 2005, it was determined that PIWS had not complied with the terms of Section 5.09 of the Agreement where they were obligated to assign to the Company, within 90 days from the Closing Date, executed contracts for PIWS’ existing customers as of the Closing Date in a form acceptable to the Company. As a result of this non-compliance and in accordance with the terms of the Agreement, the Company may be entitled to a reduction in the total purchase price of the assets acquired based upon a calculation of average monthly revenue represented by the contracts not submitted to the Company for acceptance. The purchase price adjustment, if any, has yet to be determined. Such adjustment would reduce the amount of notes payable and common stock issued to PIWS by the Company as part of the consideration for the purchase price paid to PIWS for assets acquired and a corresponding reduction in the amount assigned first to the customer list and the remaining amount, if any to goodwill.
On Call Medical Waste Service, Ltd. (“On Call”)
On August 29, 2005, we acquired certain assets including customer contracts from On Call for a total purchase price of $1,155,500. The purchase price for the acquired assets was (i) $375,000 cash, (ii) a promissory note in the original principal amount of $250,000 bearing interest at a rate per annum of 8%, payable in 24 equal monthly installments of principal and interest with the first such installment due on December 27, 2005, (iii) a promissory note in the original principal amount of $375,000, with no interest (payable within 90 days from Closing and paid in full on April 10, 2006), with the principal amount subject to adjustment if On Call fails to deliver consents to the assignment of its customer contracts acquired by the Company representing at

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 4 ACQUISITIONS (continued)
least 90% of both the number of such customers and the aggregate revenues represented thereby within 90 days of the closing of the transaction (or 180 days of the closing of the transaction if On Call has delivered at least 75% but less than 90% of such contracts within 90 days of the closing of the transaction), and due on the fifth business day after the earlier to occur of the delivery of 90% of such contracts or an adjustment, (iv) 166,667 shares of Common Stock at $0.75 per share, and (v) $30,500 of transaction costs incurred by the Company. The note was subsequently modified into two notes. The first note of $200,000 is payable on April 10, 2006 and the $175,000 note is payable on January 31, 2007. In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the modification of the debt agreement was not determined to be a substantial modification. The principal amount of the $250,000 promissory note may be decreased depending upon the amount of revenues realized by the Company from the customer contracts acquired from On Call for the ensuing three months following the closing of the transaction. The cash portion of the purchase price was funded from the proceeds of a sale of the Company’s Common Stock in a private placement to, and a loan to the Company pursuant to a promissory note from, one of its shareholders.
MedSolutions purchased the following assets shown in the following table in exchange for the amount paid.

Purchase price:
Cash paid	$375,000
Promissory notes	625,000
Common stock, 166,667 shares	125,000
Acquisition related costs	30,500

Total purchase price	$1,155,500

Assets acquired:
Accounts receivable, net	$48,078
Vehicles	57,500
Allocation to customer list, to be amortized over 5 years	396,000
Allocation to goodwill	653,922

Total net assets acquired	$1,155,500

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 4 ACQUISITIONS (continued)
Cooper Biomed, Ltd. (“Cooper”)
On September 30, 2005, we acquired certain assets, principally customer contracts, from Cooper for a total purchase price of $120,000. The purchase price for the acquired assets was (i) $40,000 cash, (ii) a promissory note in the original principal amount of $40,000 with no interest, with the principal amount subject to adjustment if Cooper fails to deliver consents to the assignment of its customer contracts acquired by the Company representing at least 90% of both the number of such customers and the aggregate revenues represented thereby within 90 days of the closing of the transaction (or 180 days of the closing of the transaction if Cooper has delivered at least 75% but less than 90% of such contracts within 90 days of the closing of the transaction), and due on the fifth business day after the earlier to occur of the delivery of 90% of such contracts or an adjustment, (iii) a promissory note in the original principal amount of $25,000, without interest, payable in one installment of principal in the amount of $25,000 due on the 120th day after the Closing Date and subject to adjustment as described below, (iv) 10,000 shares of Common Stock valued at $1.00 per share, and (v) $5,000 of transaction costs incurred by the Company. The purchase price was allocated to customer list ($114,505) and to accounts receivable ($5,495). The principal amount of the $25,000 promissory note may be decreased depending upon the amount of revenues realized by the Company from the customer contracts acquired from Cooper for the ensuing three months following the closing of the transaction. The Company may be entitled to a reduction in the total purchase price of the assets acquired based upon a calculation of average monthly revenue represented by the contracts not submitted to the Company for acceptance. The purchase price adjustment, if any, has yet to be determined and is expected to be de minimus. The cash portion of the purchase price was funded from the proceeds of a sale of the Company’s Common Stock in a private placement to, and a loan to the Company pursuant to a promissory note from, one of its shareholders.
Med-Con Waste Solutions, Inc. (“Med-Con”)
On September 30, 2004, the Company acquired certain assets, including a customer list, of Med-Con in an acquisition accounted for as a purchase for a total purchase price of $1,222,448. The purchase price for the acquired assets was (i) $250,000 cash, (ii) a promissory note in the original principal amount of $500,000 bearing interest at a rate per annum of 7%, payable in 30 equal monthly installments of principal and interest with the first such installment due on January 1, 2005, (iii) a promissory note in the original principal amount of $250,000, with no interest, and with the principal amount and the due date subject to adjustment based upon the delivery by Med-Con to the Company of consents to the assignment of the customer contracts acquired from Med-Con within 75 days of the closing of the transaction, (iv) and 149,000 shares of Common Stock. The principal amount of the $500,000 promissory note was adjustable depending upon the amount of revenues realized by the Company from the customer contracts acquired from Med-Con for the ensuing 90 days following the closing of the transaction. The Company, based on an independent appraisal, assigned $574,500 (adjusted to $497,610 based on subsequent purchase price adjustment) to the customer list acquired and established a useful life of five years over which to amortize the assigned cost. Amortization expense of the customer list for each year will approximate $99,522.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 4 ACQUISITIONS (continued)
During the quarter ended December 31, 2004 and in accordance with the acquisition agreement, the Company calculated a purchase price adjustment of $153,780, which lowered the assigned value of the assets acquired. This reduction reduced the note payable to Med-Con by $153,780.
As part of the acquisition, the Company also recorded goodwill of approximately $499,610, net of the purchase price reduction.
MedSolutions purchased assets and assumed liabilities shown in the following table in exchange for the amount paid:

Description	Amount
Purchase price:
Cash paid	$250,000
Promissory notes	750,000
Common stock, 149,000 shares	149,000
Liabilities assumed	71,448
Acquisition related costs	2,000

Total purchase price	$1,222,448

Assets acquired:

Equipment	$71,448
Allocation to customer list, to be amortized over five years	574,500
Allocation to goodwill	576,500

Total assets acquired	$1,222,448

On May 18, 2005, the Company and Med-Con restructured the two notes payable that were in default. The agreement calls for the $346,220 note (originally $500,000) plus accrued interest of $10,000 to be paid in 48 equal monthly payments of $8,896, and an increase of the original interest rate from seven percent (7%) to eight (8%). With regard to the second note of $145,000 (originally $250,000), the agreement calls for 24 equal monthly installments of $6,691 with the note accruing interest at ten percent (10%). In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the modification of the debt agreement was not determined to be a substantial modification.
Bray Medical Waste Service
Effective January 1, 2004, the Company acquired the customer contracts and took over the regulated medical waste operations of B. Bray Medical Waste Service, a Texas sole proprietorship. The purchase price for the acquired assets (i $11,200 cash and (ii 29,867 shares of the Company’s Common Stock valued at $22,400 for a total purchase price of $33,600, allocated $30,000 to customer list and $3,600 to goodwill.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 4 ACQUISITIONS (continued)
Pro Forma Results
The following table presents the pro-forma combined results of operations of the Company for its 2005 results and acquisitions as if they had been combined from the beginning of 2005 and 2004.

	Pro forma	Pro forma
	Combined	Combined
	At December	At December
	31, 2005	31, 2004
Revenues:
Net Sales	$11,090,832	$9,059,435

Net income (loss)	$450,092	$(1,295,005)

Basic net income (loss) per common share	$0.02	$(0.07)

Diluted net income (loss) per common share	$0.02	$(0.07)

Weighted average common shares outstanding — basic	19,922,190	18,350,978

Weight average common shares outstanding — diluted	20,756,459	18,350,978

The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisition had been completed as of the beginning of the 2005 and 2004 years, nor are they necessarily indicative of future consolidated results.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 5 PROPERTY AND EQUIPMENT
Property and equipment consisted of the following:

	At December 31,
	2005	2004	Useful Life
Land	$151,180	$58,680	—
Building	1,050,711	777,560	20 years
Furniture and equipment	3,785,369	2,135,096	3 to 5 years

	4,987,260	2,971,336
Less: Accumulated depreciation	1,836,756	1,335,071

Property and Equipment, Net	$3,150,504	$1,636,265

Depreciation of property and equipment for the years ended December 31, 2005 and 2004 amounted to $501,685 and $392,825, respectively.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 6 INCOME TAXES
The current year’s Federal and State income tax provision consists substantially of minimum taxes. The principal reasons for the variation between income taxes at the statutory federal rate and that shown in the statement of operations were as follows:

	Years Ended
	2005	2004
Statutory federal income tax rate	34.0%	(34.0%)
State income taxes, net of federal income tax benefit	6.0%	(6.0%)
Adjustment for change in valuation allowance	(40.0)	40.0%

	—	—

Temporary differences between the financial statement and tax basis of assets and liabilities which give rise to a significant portion of deferred tax assets and deferred tax liabilities were as follows:

	Year Ended
	2005	2004
Deferred Tax Assets:
Operating loss carryforwards	$7,500,000	$7,800,000
Accounts receivable allowance	28,000	36,000

Total Tax Assets	$7,528,000	$7,836,000

Deferred Tax Liabilities:
Fixed Assets	$238,000	$353,000
Goodwill and intangibles	213,000	141,000

Total Tax Liabilities	451,000	494,000
Less- Valuation Allowance	(7,077,000)	(7,342,000)

Net Deferred Tax Asset	$—	$—

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 6 INCOME TAXES (Continued)
The valuation allowance primarily relates to the Federal and State net operating losses for which utilization in future periods is uncertain. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on the historical taxable income and projections for future taxable income over the periods that the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will not realize all of its tax benefits in the near future and therefore a valuation allowance was established in 2005 in the amount of $7,077,000.
As of December 31, 2005 the Company has approximately $18.8 million of federal and state net operating losses available to offset future taxable income, which if not utilized will expire through 2024. The Company’s ability to utilize its carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code, as amended.
NOTE 7 ACCRUED LIABILITIES
Accrued liabilities consist of the following:

	At December 31,
	2005	2004
Salaries	$118,664	$486,373
Payroll and other taxes	125,604	440,207
Royalty obligation	5,000	5,000
Interest	116,598	173,141
Processing expenses	37,588	100,131
Insurance	254,042	206,824
Other accrued liabilities	304,831	329,388

	$962,327	$1,741,064

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 8 LONG-TERM OBLIGATIONS
Long-term obligations are comprised of the following:

	At December 31,
	2005	2004
Bank note — EMSI facilities	$505,216	$213,198
Installment notes — equipment	447,364	308,473

Total indebtedness to bank and financial institutions	952,580	521,671

Less: Current maturities	145,628	122,571

Total Long-Term Obligations	$806,952	$399,100

On August 3, 2005, the Company borrowed $325,000 from a bank. The note is secured by a first lien on EMSI’s facility in Houston, Texas and accrues interest at a variable rate based on the national prime rate, plus 2.0%, aggregating 9.25% at December 31, 2005. The note is payable in 60 minimum monthly installments of $3,656, including principal and interest, based upon a straight line amortization of 240 payments, and matures on August 3, 2010, with a balloon payment of $243,750. The promissory note is personally guaranteed by our President and Chief Executive Officer. The total amount outstanding at December 31, 2005 is $319,583.
In July 1996, the Company borrowed $367,500 from a bank. The note is secured by a first lien on EMSI’s facility in Garland, Texas, and accrues interest at a variable rate based on the national prime rate, plus 2.5%, aggregating 6.75% at December 31, 2005. The note is payable in minimum monthly installments of principal and interest totaling $3,100 and matures in July 2011. The Company’s President and Chief Executive Officer has guaranteed this debt. The total amount outstanding at December 31, 2005 is $185,632.
The Company is obligated under various installment notes payable for the purchase of equipment with an aggregate cost of $594,268. The notes, which bear interest at rates ranging from 7.0% to 16.1%, are due at various dates through September 15, 2010 and are payable in monthly installments totaling approximately $15,580 consisting of principal and interest. The equipment acquired collateralizes the notes.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 8 LONG-TERM OBLIGATIONS (Continued)
Aggregate maturities of long-term indebtedness (including the notes payable — stockholders described in Note 9 below) and the Smart Jobs litigation and the Surety Bond litigation settlements described in Note 13 below subsequent to December 31, 2005 are as follows:

Year Ended December 31,	Amount
2006	$1,971,810
2007	851,080
2008	1,094,919
2009	308,725
2010	451,072
2011 and thereafter	21,700

$4,699,306

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 9 NOTES PAYABLE — STOCKHOLDERS
On June 30, 2005, a stockholder converted $350,000 of convertible debt owed by the Company into Common Stock at $.75 per share. The remaining amount of debt owed to the stockholder totaled $488,149 and was combined into one convertible promissory note with similar terms. The note is payable in 25 monthly installments of $21,711 and accrues interest at 10% per year. In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the modification to the debt agreement was not determined to be a substantial modification. On November 29, 2005, the same stockholder loaned the Company $75,000 to fund part of the purchase price of the PIWS acquisition. The note accrues interest at 10% and is payable in monthly installments of interest only for three months and begins monthly and interest payments of $3,461 for 24 months beginning in March, 2006. At December 31, 2005, the total obligation to the stockholder was $455,058.
On June 30, 2005, another stockholder converted $350,000 of convertible debt owed by the Company into Common Stock at $.75 per share. The remaining amount of debt including accrued interest owed to the stockholder totaled $23,728 and was combined into one promissory note. The note is payable in 12 monthly installments of $2,086 and accrues interest at 10% per year. In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the modification of the debt agreement was not determined to be a substantial modification. On November 29, 2005, the same stockholder loaned the Company $75,000 to fund part of the purchase price of the PIWS acquisition. The note accrues interest at 10% and is payable in monthly installments of interest only for three months and begins monthly and interest payments of $3,461 for 24 months beginning in March, 2006. At December 31, 2005, the total obligation to the second stockholder was $87,159.
At September 30, 2005, the Company issued $65,000 in promissory notes to Cooper Biomed as part of the purchase price with regard to certain assets that were purchased (See Note 4). At December 31, 2005, the amount outstanding to this stockholder was $65,000.
On August 28, 2002, the Company received loans totaling $615,000 from a third stockholder of the Company. The notes payable to the stockholder bear interest at the rate of 10 percent per annum, are payable monthly, and commenced September 28, 2002 for a period of 60 months. The total monthly payment amount is $13,067. The loans are secured by a second lien deed of trust on the Garland, Texas plant. At December 31, 2005, the total obligation to the third stockholder was $239,805.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 10 CONVERTIBLE DEBENTURES
Series I Debentures
In 1994 and 1995, the Company issued a total of $1,100,000 of 15% Convertible Redeemable Subordinated Debentures (“Series I Debentures”) for the primary purpose of funding the initial R&D activities relating to the EnviroClean® System. The terms of the Series I Debentures specified a final maturity date of March 31, 1999, with provisions for conversion of the debentures, at the holder’s option, into the Company’s common stock at varying conversion rates through maturity. The Series I Debentures also allowed the Company to redeem the debentures any time prior to maturity at a price of 105% of the debenture face value. Interest on the Series I Debentures is payable semi-annually on April 1 and October 1 of each year.
Due to cash constraints, the Company was not able to redeem this balance at the stated maturity date of March 31, 1999. In addition, the Company is delinquent in its payment of interest on the outstanding debentures. The Company is still allowing the holders to convert Series I Debentures into MSI common stock at a conversion rate of $1.50 per share. Accrued interest payable on the debentures as of December 31, 2005 and 2004 totaled $42,812 and $38,312, respectively. The principal balance at December 31, 2005 and 2004 was $30,000.
Series II Debentures
In 1998 the Company issued 10% Convertible Redeemable Debentures (“Series II Debentures”) primarily for working capital purposes. The terms of the Series II Debentures specify a maturity date of November l, 1999, and contain a provision for conversion of the debentures, at the holder’s option, into the Company’s common stock at a rate of $3 per share. The Company may also redeem the debentures at a price of 110% of the debenture face value prior to November l, 1999, and at a price of 100% of face value thereafter. Interest on the Series II Debentures is scheduled to be paid semi-annually on May 1 and November 1 of each year.
Due to cash constraints, the Company was not able to redeem this balance at the stated maturity date of November 1, 1999. In addition, the Company is delinquent in its payment of interest on the outstanding debentures. However, the Company is still allowing the holders to convert Series II Debentures into MSI common stock at a conversion rate of $1.75 per share. Accrued interest payable on the debentures as of December 31, 2005 and 2004 totaled $7,003 and $5,989, respectively. The principal balance at December 31, 2005 and 2004 was $10,135.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 11 STOCKHOLDERS’ EQUITY
Stock Issuances
During the year ended December 31, 2005, the Company sold 1,667,672 of Common Stock to one stockholder and to Tate Investments, LLC for net proceeds of $1,078,767, net of $50,443 in transaction costs.
Tate Investments, LLC
On July 15, 2005, the Company entered into a definitive Investment Agreement (the “Investment Agreement”) with Tate Investments, LLC, a Wisconsin limited liability company (the “Investor”).
Promissory Note
Pursuant to the terms of the Investment Agreement, the Investor committed to lend up to $1,000,000 to the Company according to the terms of a 10% Senior Secured Promissory Note (the “Note”) dated as of July 15, 2005. The Note is secured by the Company’s and its subsidiaries’ accounts receivable and by a second-lien deed of trust mortgage on the Company’s Garland, Texas facility pursuant to the terms of a General Business Security Agreement and a Deed of Trust, respectively, each dated as of July 15, 2005. All outstanding amounts under the Note bear interest at the rate of 10% per year, unless the Company is in default pursuant to the terms of the Investment Agreement, in which event all outstanding amounts under the Note will bear interest at a rate equal to the prime rate as published in the Wall Street Journal from time to time plus 8%. Pursuant to the terms of the Note, the Company initially borrowed $300,000 from the Investor (the “Initial Advance”), which is repayable to the Investor in three equal monthly installments of interest only commencing August 14, 2005 and 12 equal monthly installments of principal and interest commencing thereafter. The Company may draw additional advances (“Additional Advances”) against the Note through October 15, 2006 for up to an aggregate outstanding amount of $1,000,000 if it satisfies certain conditions precedent as specified in the Investment Agreement. Additional Advances must be repaid by the Company in 35 monthly payments of interest only with a final installment equal to the then-outstanding aggregate principal amount under the Note and any accrued but unpaid interest thereon due on the third anniversary of the date of the first Additional Advance. Any principal repaid under the Note may not be redrawn, except that the amount of the Initial Advance which if repaid when due will be reinstated and available for draws as Additional Advances under the Note. The Company has drawn $1,000,000 against the Note through December 31, 2005 and has repaid $50,000 of principal plus accrued interest through December 31, 2005 in accordance with the terms of the Note. As of December 31, 2005, $25,000 was available for Additional Advances under the Note.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 11 STOCKHOLDERS’ EQUITY (Continued)
Tate Investments, LLC (continued)
The outstanding principal amount of the Note and any accrued but unpaid interest thereon are convertible at the option of the Investor into shares of Common Stock at the initial conversion price of $0.65 per share. This initial conversion price is subject to certain anti-dilution protections as set forth in the Investment Agreement. In connection with the anti-dilution provisions of the Tate Agreement the Company may be required to lower the conversion price to a level that could result in a change in control upon conversion. The anti-dilution provision provides for adjustment to the conversion price of such Tate Agreement whereby the Company is required to achieve certain earnings targets for 2006 and 2007. As of December 31, 2005 and in accordance with the Investment Agreement, the conversion price was reduced to $0.634 per share.
Pursuant to the terms of the Investment Agreement, the Company has used the proceeds of the Initial Advance to satisfy certain obligations to the IRS and certain trade and vendor payables. The proceeds of any Additional Advances may only be used by the Company to make strategic acquisitions that are approved by the Investor.
The Company may prepay any or all of the outstanding principal amount of the Note and any accrued but unpaid interest thereon on or after January 15, 2007 without the prior consent of the Investor and without any prepayment premium or penalty; provided, however, that the Company must first provide the Investor with 30 days’ prior written notice of its intent to prepay any or all of such outstanding principal amount accompanied by either an irrevocable written financing commitment or other evidence of the Company’s ability to make the proposed prepayment. The Investor may, after receipt of such a prepayment notice, elect to convert any or all of such outstanding principal amount proposed to be prepaid into shares of Common Stock as discussed above. Any notice of prepayment delivered to the Investor by the Company will be irrevocable, and in the event the Company fails to prepay the amount specified in the prepayment notice (or to effectuate any conversion requested by the Investor in connection therewith) within 30 days of the delivery date of such notice, the full outstanding principal amount under the Note, together with any accrued and unpaid interest thereon, will become immediately due and payable.
Subscription Agreement
Also pursuant to the terms of the Investment Agreement, the Investor committed to purchase, and the Company committed to sell, up to $1,000,000 of its Common Stock to the Investor at the initial purchase price of $0.65 per share pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”) dated as of July 15, 2005. This initial purchase price is subject to certain anti-dilution protections as set forth in the Investment Agreement. Pursuant to the terms of the Subscription Agreement, the Company made an initial capital call for the purchase of, and the Investor initially purchased 461,539 shares of Common Stock from the Company at the purchase price of $0.65 per share, for an aggregate purchase price of $300,000 (the “Initial Capital Call”). The Company may make additional capital calls (“Additional Capital Calls”) pursuant to the Subscription Agreement through September 30, 2006 for up to an aggregate purchase price of $1,000,000 if it satisfies certain conditions precedent as specified in the Investment Agreement.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 11 STOCKHOLDERS’ EQUITY (Continued)
Tate Investments, LLC (continued)
As of December 31, 2005, the Company has sold to the Investor 1,538,462 shares of Common Stock for a total consideration of $1,000,000 pursuant to the Subscription Agreement. There are no funds remaining for Additional Capital Calls pursuant to the Subscription Agreement.
Pursuant to the terms of the Investment Agreement, the Company has used the proceeds of the Initial Capital Call to satisfy certain obligations to the IRS and certain trade and vendor payables. The proceeds of the remaining Additional Capital Calls were used by the Company to make three strategic acquisitions during the last five months of 2005 that were approved by the Investor.
Certain Obligations of the Company pursuant to the Investment Agreement
The Investment Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default similar to those contained in a strategic financing round agreement. Negative covenants include certain restrictions or limitations on, among other things, the incurrence of indebtedness; liens; investments, loans and advances; restricted payments, including dividends; consolidations and mergers; and sales of assets. Affirmative covenants include covenants regarding, among other things, financial reporting, minimum earnings and net income requirements, and minimum net worth requirements.
In accordance with the obligations of the Company pursuant to Section 3.2 (i) (ii) (A) of the Investment Agreement, the Company was required to realize $1,983,691 in EBITDA and $820,482 in net income as defined and calculated by the definitions in the Investment Agreement for the twelve month period ended December 31, 2005. In accordance with the Investment Agreement, should the Company fail to meet the required EBITDA or net income as defined, the Company shall issue additional shares based upon an adjustment downward from the original price of $0.65 per share by a percentage equal to the greater of the percentage difference between the required EBITDA and actual EBITDA and required net income and actual net income. The actual EBITDA results for the Company as defined by the Investment Agreement was $1,936,187 and net income was $810,670 for the twelve months ended December 31, 2005. The deficient amount from the actual results of the Company was $47,504 in EBITDA and $9,812 in net income, respectively for the twelve month period ended December 31, 2005. Therefore, the deficiency that provides the greater percentage of a downward adjustment is EBITDA which will require the Company to issue an additional 37,745 shares of Common Stock to the Investor in the second fiscal quarter of 2006 at an adjusted Conversion Price of $0.634 per share. The value of such additional shares issues approximates $24,000.
As of December 31, 2005, the Company was in default with its quarterly minimum net worth requirement as required by Section 8.11 of the Investment Agreement. The Company received a one time waiver of default from the Investor.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 11 STOCKHOLDERS’ EQUITY (Continued)
Tate Investments, LLC (continued)
Investor’s Rights Agreement
Pursuant to the terms of the Investment Agreement, the Company, the Investor and certain shareholders of the Company entered into an Investor’s Rights Agreement (the “Rights Agreement”) pursuant to which the Company has granted certain demand registration rights to the Investor with respect to any shares of Common Stock obtained pursuant to the Note or the Subscription Agreement. The Rights Agreement grants the Investor one demand registration exercisable after December 31, 2006, and in the event such demand registration is exercised the Company must use its best efforts to register the Investor’s shares of Common Stock until either the shares are either registered or sold pursuant to Rule 144 or another applicable registration exemption. The Rights Agreement contains no penalty provisions or settlement alternatives that would result in the issuance of additional shares of Common Stock or a cash payment to the Investor in the event that the Company is unable to register the Investor’s shares. The Rights Agreement also provides unlimited piggyback registration rights to the Investor. The Rights Agreement also grants the Investor the right to designate one nominee for election to the Company’s Board of Directors, or two nominees in the event that Mr. Joseph Tate, the beneficial owner of the Investor, is designated as a nominee by the Investor. On September 15, 2005, the Company’s Board of Directors selected David Mack to fill a vacancy on the Board of Directors based upon the nomination by Mr. Tate. Pursuant to the terms of the Rights Agreement, the Company may not, prior to the registration of the Common Stock owned by the Investor with the Securities and Exchange Commission (the “SEC”), increase the size of its Board of Directors to more than five members unless the Investor also designates Mr. Joseph Tate as a nominee, in which event the Board of Directors may have no more than seven members. Certain shareholders of the Company who are party to the Rights Agreement have also granted certain rights of co-sale to the Investor and agreed to vote their shares of Common Stock in favor of the election of the Investor’s nominee(s).
The Investor’s right to designate nominees to the Company’s Board of Directors continues until such time as: (i) the Investor effectuates, in one or a series of transactions, a transfer of shares of Common Stock whereby the number of shares of Common Stock owned by the Investor after such transfer is less than 75% of the number of shares of Common Stock owned by the Investor before the transfer, at which such time the Investor’s right to designate nominees to the Company’s Board of Directors will be reduced to the right to designate one nominee to the Company’s Board of Directors; (ii) the Investor effectuates, in one or a series of transactions, a transfer of shares of Common Stock whereby the number of shares of Common Stock owned by the Investor after the transfer is less than 50% of the number of shares of Common Stock owned by the Investor prior to the transfer, at which such time the Investor’s right to designate nominees to the Company’s Board of Directors will terminate; or (iii) the Common Stock owned by the Investor has been registered with the SEC.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 11 STOCKHOLDERS’ EQUITY (Continued)
Tate Investments, LLC (continued)
On March 15, 2006, the Company issued a new convertible promissory note in the amount of $500,000 to the Investor. The promissory note is payable in 35 monthly installments of interest only with all principal and interest due on March 31, 2009. The note accrues interest at 10% for the first 12 months, 11% for months 13 through 24 and 12% for months 25 through maturity. The Company may prepay a portion or all of the amount outstanding under the terms of the note after March 31, 2007, provided that the Company notify the Investor of the Company’s intent to prepay after which, the Investor will have 30 days to convert the note into the Company’s Common Stock. The Investor has the right to convert the amount outstanding plus accrued but unpaid interest at the time of conversion. The conversion price agreed to is $0.85 per share during the period beginning March 15, 2006 through March 31st, 2007, $1.00 per share during the period beginning April 1, 2007 through March 31, 2008, and $1.15 per share during the period April 1, 2008 through maturity. The promissory note is secured by two PIWS mobile units and is cross-collateralized by the Investor’s liens on the Company’s accounts receivable and the Garland Facility pursuant to the Investment Agreement (as discussed above). The proceeds from the promissory note were used to purchase equipment for Company expansion purposes.
Other Stockholder’s Equity Transactions
On June 30, 2005, four shareholders of the Company converted a total amount of $1,063,604 in debt, accrued salaries and related accrued interest into 1,418,140 shares of Common Stock. Also, on June 30, 2005, the Company issued 155,195 stock options, exercisable at $0.75 per share, to two shareholders in settlement of $116,396 in accrued salaries and related accrued interest. On December 31, 2005, one of the four shareholders converted another $50,000 in debt into 50,000 shares of Common Stock.
A settlement was reached between ATE and the Company on February 11, 2005 due to numerous disputes and disagreements that arose in relation ATE’s representations in the asset purchase agreement. The settlement called for the modification of the promissory note to ATE from the Company to reduce the amount owed from $750,000 to $150,000, payable in two installments of $75,000 each beginning at the time that ATE delivers audited financial statements of its books and records for the nine-month period ended September 30, 2003 allowing us to comply with our Form 8-K reporting requirements with the United States Securities and Exchange Commission (“SEC”). We recorded a reduction (included in other income) of debt of approximately $650,000 during the three months ended March 31, 2005 for compensatory damages that resulted from breaches committed by ATE. Since the February 11, 2005 settlement was reached, ATE could not deliver audited financial statements as required; therefore, the remaining balance of $150,000 owed to ATE was converted into 150,000 shares of the Company’s Common Stock and all remaining disputes with ATE were settled.
During the year ended December 31, 2004, the Company sold 100,000 shares of Common Stock to two stockholders for a total consideration of $130,000.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 11 STOCKHOLDERS’ EQUITY (Continued)
Preferred Stock
During 2005, the Company issued 139,839 shares of Series A Preferred Stock for net proceeds of $209,758 in connection with a Private Placement Memorandum (“Memorandum”) titled the Acquisition and Expansion Fund II and dated October 1, 2004. The terms of the Memorandum call for the Company to sell to accredited investors Series A 10% Convertible Preferred Stock, par value of $.001 (“Series A Preferred Stock”), and Series B 8% Convertible Preferred Stock, par value of $.001 (“Series B Preferred Stock”). The Series A Preferred Stock is being sold at a minimum of 10,000 shares and a maximum 500,000 shares at a $1.50 per share. After the Company has accepted subscriptions for 500,000 shares of Series A Preferred Stock, up to 600,000 shares of Series B Preferred Stock are being offered at $1.75 per share. Each outstanding share of Preferred Stock will automatically convert on the second anniversary of the issuance of the Preferred Stock into one share of Common Stock, subject to certain anti-dilution protections. The Series A Preferred shares are redeemable at the option of the Company at any time prior to conversion at a price of $1.50 per share plus the amount of accrued and unpaid dividends whether or not declared. In addition, the Series A Preferred shares are convertible at the option of the holder at any time at an initial conversion price of $1.50 per share. The initial conversion price will be adjusted based upon anti-dilution provisions as described in the Certification of Designation. The preferred stock contains no provisions for redemption by the holder except in certain circumstances such as voluntary or involuntary liquidation, dissolution or winding-up of the Company. The preferred stock is considered permanent equity. During 2004, the Company sold 143,333 shares of Series A Preferred Stock for a total consideration of $215,000.
Stock Grants and Options
At the annual meeting of stockholders of the Company on December 18, 2002, the stockholders approved the adoption of the MedSolutions, Inc. 2002 Stock Plan. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. Options granted under the plan may be Incentive Stock Options or Non statutory Stock Options, as determined by the Board of Directors at the time of grant. 850,000 shares of common stock have been reserved for issuance under the plan.
The Company’s Board of Directors has previously approved grants of common stock and options to purchase common stock to key executives and employees, all of which were granted prior to January 1, 1999. The Company has also granted stock and options to a stockholder of the Company in connection with various loans made by the stockholder to the Company, all of which were granted prior to January 1, 1999. The option grants are for periods of two to five years. Certain options may not be exercised for a period of two years after the grant date. Options for 566,673 and 228,118 shares were granted to directors and employees during 2005 and 2004, respectively. During the year ended December 31, 2005 and 2004, respectively, the Company granted its directors 100,667 and 85,500, non plan stock options, respectively. The options were granted in lieu of payment of director fees.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Stock Grants and Options (Continued)
A summary of activity involving options on the Company’s common stock follows:

		Weighted Average
	Number of Options	Exercise Price
Balance outstanding at December 31, 2003	40,000	$1.00

Granted	228,118	$1.00
Exercised	—	—
Cancelled/Expired	—	—

Balance outstanding at December 31, 2004	268,118	$1.00

Granted	957,076	0.92
Exercised	—	—
Cancelled/Expired	92,454	1.00

Balance outstanding at December 31, 2005	1,132,740	$0.94

Number of options exercisable at December 31, 2005	1,132,740	$0.94

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 12 WASTE MANAGEMENT FACILITY AGREEMENT
In April 1996, EMSI acquired certain assets and assumed certain liabilities of BMI Services, Inc. (“BMI”), a medical waste transportation and management company. As part of this acquisition, BMI’s contract to operate the medical waste incineration facility at UTMB in Galveston, Texas, and to provide medical waste incineration services to UTMB, was assigned to EMSI. The original contract was for an initial term of five years that ended in December 2000, but is renewable for a second five-year term (see below). The contract required EMSI to pay UTMB a monthly fixed facility usage fee on one medical waste incinerator; a monthly variable fee based on the volume of medical waste processed at the facility; and utility charges for the facility. EMSI was also responsible for repairs and maintenance costs of the facility up to an annual limit of $90,000. In return, EMSI received medical waste management fees from UTMB based on the quantity of waste processed. Such fees are determined using a progressive rate schedule, which is adjusted annually. The Company renegotiated with UTMB an amendment extending the UTMB contract until June 8, 2006.
During 2004, the Company and the University of Texas Medical Branch (UTMB) amended their operating agreement again for the incineration facility, resulting in UTMB installing at its own expense an autoclave system for waste treatment to be managed by the Company. The amendment requires the Company to pay the following estimated monthly amounts during the contract years:

	Fixed Facility
	Maintenance	Capital	Variable
Contract Years	and Use Fee	Renewal Fee	Usage Fee
			(Based on waste
			incinerated)
2004	$12,500	$30,290	$.005 per lb.
2005	$12,500	$31,366	$.005 per lb.
Thru June 8, 2006	$12,500	$5,000	$.005 per lb.
Further, the Company agreed to pay UTMB $0.035 per pound for all third party waste processed through the autoclave with a guarantee by the Company to pay a monthly minimum amount of no less then $21,000 for such processing. The Company is required to pay $2,700 towards the facility’s utility costs. The contract is cancelable by either party with a one year written notice and payment of the remaining capital renewal fee if cancelled by the Company. The Company operates the incineration facility under the revised agreement one week per month with UTMB paying the utility costs in excess of $2,700. In exchange, certain of the processing fees charged by us to UTMB were modified in the most recent amendment.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 13 COMMITMENTS AND CONTINGENCIES
Risks and Concentrations
MSI and EMSI operate exclusively in one industry. EMSI provides waste management services to medical waste generators in North and South Texas. Until August 29, 2002, EMSI’s operations were highly dependent upon utilization of UTMB’s waste incineration facility. EMSI uses this facility to service UTMB in addition to several other customers in the South Texas area. Prior to August 29, 2002, substantially all of the waste processed by the Company was done at the Galveston facility, except when the facility was not operational, in which case the Company outsourced its medical waste processing through alternate facilities. On August 29, 2002, EMSI commenced using its own autoclave system that was installed in its Garland, Texas facility. Accordingly, in the event that UTMB cancelled the waste management facility agreement with EMSI, EMSI would be able to use its Garland facility as a suitable alternate facility to avoid any significant detrimental impact on the operations of EMSI (see Note 13).
Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and cash equivalents, trade accounts receivable and related party notes.
At December 31, 2005 and 2004, UTMB accounted for approximately 0% and 6%, respectively, of the accounts receivable balance. For the years ended December 31, 2005 and 2004, UTMB accounted for approximately 9% and 14%, respectively, of net revenues in each year.
The Company carries $5 million of liability insurance (including umbrella coverage), and $1 million of aggregate pollution and legal liability insurance ($2 million per incident), which the Company considers sufficient to meet regulatory and customer requirements and to protect its employees, assets and operations. The Company’s pollution liability insurance excludes liabilities under CERCLA. There can be no assurance that the Company will not face claims under CERCLA or similar state laws resulting in substantial liability for which the Company is uninsured and which could have a material adverse effect on its business.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 13 COMMITMENTS AND CONTINGENCIES (Continued)
Lease Obligations
Effective February 10, 2005, the Company extended and renewed its lease at its corporate headquarters in Dallas, Texas. The Company has leases for its corporate office and other facilities for terms which expire through December 2012. Minimum annual rentals under the leases are as follows:

Years Ended
December 31,	Amount
2006	$83,106
2007	86,994
2008	88,938
2009	88,938
2010	92,219
Thereafter	132,192

$572,387

During the year ended December 31, 2003, the Company entered into operating lease agreements for the use of eight new vehicles to expand its fleet to accommodate the new business acquired from AmeriTech Environmental, Inc. The monthly lease payments range from $1,106 to $1,527 and the lease periods range from 60 to 72 months for the vehicles. In addition the Company pays a per-mile maintenance fee of $0.065 to $0.070 for the use of the vehicles.
The following table shows the future minimum operating lease payments that are due under the contracts.

Years Ended
December 31,	Amount
2006	$214,470
2007	213,378
2008	201,458
2009	124,478
2010	12,138

$765,922

Rent expense for all operating leases during the years ended December 31, 2005 and 2004 was $634,951 and $797,731, respectively.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 13 COMMITMENTS AND CONTINGENCIES (Continued)
Environmental Matters
The Company operates within the medical waste management industry, which is subject to various federal, state and local laws and regulations. Management is not aware of any significant contingent liabilities relative to these activities.
Litigation
We operate in a highly regulated industry and are exposed to regulatory inquiries or investigations from time to time. Government authorities can initiate investigations for a variety of reasons. We have been involved in certain legal and administrative proceedings that have been settled or otherwise resolved on terms acceptable to us, without having a material adverse effect on our business.
We are also a party to various legal proceedings arising in the ordinary course of business. However, there are no legal proceedings pending or, to our knowledge, threatened against us that will adversely affect our financial condition or our ability to carry on the business except the following:
The Company was named defendant in a lawsuit filed in Travis County, Texas by the State of Texas. The lawsuit claimed that the Company breached a contract awarded under the Texas Smart Jobs Program by failing to meet the requirements of the contract and sought compensatory damages in the amount of $439,631, plus costs and attorneys’ fees. On March 3, 2003 we reached a settlement with the State of Texas the terms of which will require that we pay the State $240,620 with no interest in 36 equal installments of $6,684 commencing on or about April 30, 2003. The settlement also requires that we retroactively pay $6,110 to those employees or past employees whom we were obligated to pay, but failed to pay in full, pursuant to the Smart Jobs Program. As of December 31, 2005, the remaining liability to the State of Texas was $26,735.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 13 COMMITMENTS AND CONTINGENCIES (Continued)
Employment Agreements
Matthew H. Fleeger serves as the Company’s President and Chief Executive Officer and entered into a three-year employment agreement dated December 30, 2004 to be effective as of January 1, 2005. Mr. Fleeger is entitled to receive an annual base salary of $200,000, increased 5% annually, and is also entitled to be paid a cash bonus of $25,000 on April 15, 2005. Pursuant to the Executive Target Bonus Program, Mr. Fleeger is also eligible for an annual bonus based on the Company achieving certain goals related to EBITDA. Any such bonus will be paid to Mr. Fleeger in the form of a stock option to purchase a number of shares of Common Stock equal to the amount of such bonus at an exercise price per share of Common Stock equal to the fair market value (as such term is defined in the Company’s 2002 Stock Option Plan or any successor plan thereto) of such Common Stock as of the effective date that such option is granted; provided, however, that in the event that Mr. Fleeger becomes the owner of equity securities of the Company representing more than 10% of the total combined voting power of all classes of equity securities of the Company, the exercise price per share of Common Stock shall be equal to 110% of the fair market value of such Common Stock as of the effective date that such option is granted; provided further, however, that Mr. Fleeger shall have the option, in his sole discretion, to receive up to 50% of the amount of any such bonus in the form of cash in lieu of such stock option.
Mr. Lonnie P. Cole, Sr. serves as a Senior Vice President in charge of our Sales Department. Mr. Cole entered into a three-year employment agreement dated September 30, 2004 to be effective as of October 1, 2004. Mr. Cole is to receive a base salary of $100,000 annually and is eligible for bonus incentives based on the Company achieving certain goals related to revenue growth.
Mr. J. Steven Evans serves as Vice President of Finance in charge of our Finance and Accounting Department. Mr. Evans entered into a three-year employment agreement dated February 1, 2005. Mr. Evans is to receive a base salary of $95,000 annually and is eligible for bonus incentives based on personal performance and the Company achieving certain financial goals.
Mr. Alan Larosee serves as Vice President of Operations. Mr. Larosee entered into a three-year employment agreement dated March 1, 2005. Mr. Larosee is to receive a base salary of $95,000 annually and is eligible for bonus incentives based on personal performance and the Company achieving certain financial goals.
Mr. James M. Treat serves as Vice President of Business Development. Mr. Treat entered into a three-year employment agreement dated December 1, 2005. Mr. Treat is to receive a base salary of $100,000 annually and is eligible for bonus incentives based on personal performance and the Company achieving certain financial goals.

MEDSOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 14 RELATED PARTY TRANSACTIONS
Related party expenses included in the accompanying consolidated statements of operations are as follows:

	Years Ended December 31,
	2005	2004
Interest expense	$139,705	$182,498

MEDSOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current Assets:
Cash	$—	$—
Accounts receivable — trade, net of allowance of $119,300 and $174,989	2,457,423	1,847,541
Prepaid expenses and other current assets	136,677	366,141
Supplies	67,448	26,109

Total Current Assets	2,661,548	2,239,791

Property and equipment — at cost, net of accumulated depreciation of $3,348,863 and $2,805,851	3,319,745	3,586,766
Intangible assets — Customer list, net of accumulated amortization of $1,219,839 and $1,028,993	953,343	1,408,189
Intangible assets — Goodwill	3,403,025	3,403,025
Intangible assets — Permits	185,554	152,749
Other assets	69,394	46,943

Total Assets	$10,592,609	$10,837,463

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current maturities of long-term obligations	$1,464,788	$372,552
Accounts payable	1,011,581	1,507,220
Accrued liabilities	621,473	1,281,443
Current maturities – notes payable to Tate Investments, LLC	54,692	—
Current maturities – notes payable to Med-Con	92,310	127,703
Current maturities – notes payable to On Call	230,421	294,541
Current maturities – note payable to Positive Impact	101,679	97,705
Current maturities – note payable to Abele-Kerr Investments, LLC	99,346	38,948
Current maturities – notes payable stockholders	512,317	419,600

Total Current Liabilities	4,188,607	4,139,712

Long-term obligations, less current maturities	810,907	1,003,174
Notes payable – Tate Investments, LLC, less current maturities, net of discount of $0 and $102,564	95,315	1,397,436
Notes payable – Med-Con, less current maturities	99,972	147,047
Note payable – Positive Impact, less current maturities	281,943	333,796
Note payable – Abele-Kerr Investments, LLC, less current maturities	150,654	211,052
Notes payable – stockholders, less current maturities	226,987	294,267

Total Liabilities	5,854,385	7,526,484

Commitments and Contingencies (Note 1)

Stockholders’ Equity:
Preferred stock (par value $.001) – 100,000,000 shares authorized at June 30, 2007 and December 31,2006,respectively, 0 shares issued and outstanding at June 30, 2007 and 96,667 shares issued at December 31, 2006 (liquidation preference $0 – 2007; $145,001 – 2006)	—	97
Common stock (par value $.001) - 100,000,000 shares authorized at June 30, 2007 and December 31,2006; 26,176,915 shares issued and 26,164,715 outstanding at June 30, 2007 and 23,792,985 shares issued and 23,780,785 outstanding at December 31, 2006	26,177	23,793
Additional paid-in capital	27,792,321	26,558,608
Accumulated deficit	(23,062,274)	(23,253,519)
Treasury stock, at cost - 12,200 shares at June 30, 2007 and December 31, 2006	(18,000)	(18,000)

Total Stockholders’ Equity	4,738,224	3,310,979

Total Liabilities and Stockholders’ Equity	$10,592,609	$10,837,463

See Notes to Condensed Consolidated Financial Statements.

MEDSOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Revenues	$3,863,897	$3,052,705	$7,626,227	$6,241,459
Cost of revenues *	2,379,916	1,749,261	4,575,324	3,508,820

Gross profit	1,483,981	1,303,444	3,050,903	2,732,639

Operating expenses:
Selling, general and administrative	826,011	826,063	1,696,049	1,641,237
Depreciation and amortization	368,589	322,678	733,858	629,121

Total operating expenses	1,194,600	1,148,741	2,429,907	2,270,358

Income from operations	289,381	154,703	620,996	462,281

Other expense:
Interest expense	157,717	136,108	429,751	233,286

Net income	131,664	18,595	191,245	228,995

Preferred stock dividend	—	(10,625)	—	(21,250)

Net income available to common stockholders	$131,664	$7,970	$191,245	$207,745

Basic net income per common share	$.00	$.00	$.00	$.01

Diluted net income per common share	$.00	$.00	$.00	$.01

Weighted average number of common shares outstanding used in computation of outstanding basic net income per share	26,164,715	22,142,392	24,943,950	22,034,125

Weighted average number of common shares used in computation of diluted net income common per share	26,417,669	24,813,026	25,196,904	24,464,265

See Notes to Condensed Consolidated Financial Statements

* -	Excludes depreciation of $273,282 and $230,497 for the three months ended June 30, 2007 and 2006, respectively and depreciation of $543,011 and $445,459 for the six months ended June 30, 2007 and 2006, respectively.

MEDSOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(Unaudited)

	MSI Preferred Stock
	Series A		MSI Common Stock
Six Months Ended June 30, 2007: (Unaudited)	Shares	Amount	Shares	Amount
Balance — December 31, 2006	96,667	$97	23,792,985	$23,793
Preferred stock converted into common stock	(96,667)	(97)	96,667	97
Common stock returned due to SteriLogic settlement	—	—	(300,000)	(300)
Convertible debt converted into common stock	—	—	2,406,417	2,406
Shares issued in exchange for shares of a predecessor entity			180,846	181
Net income	—	—	—	—

Balance — June 30, 2007	—	$—	26,176,915	$26,177

****************************

	Additional
Six Months Ended June 30, 2007:	Paid-in	Accumulated	Treasury
(Unaudited)	Capital	Deficit	Stock	Total
Balance — December 31, 2006	$26,558,608	$(23,253,519)	$(18,000)	$3,310,979
Preferred stock converted into common stock	—	—	—	—
Common stock returned due to SteriLogic settlement	(263,700)	—	—	(264,000)
Convertible debt converted into common stock	1,497,594	—	—	1,500,000
Shares issued in exchange for shares of a predecessor entity	(181)	—	—	—

Net income	—	191,245	—	191,245

Balance — June 30, 2007	$27,792,321	$(23,062,274)	$(18,000)	$4,738,224

See Notes to Condensed Consolidated Financial Statements

MEDSOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2007	2006
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$191,245	$228,995
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	733,858	629,121
Provision for bad debts	60,000	6,000
Equity compensation for director fees	—	—
Finance fees paid in common stock	—	—
Amortization of finance fees and debt discount	140,795	30,278
Changes in assets (increase) decrease:
Accounts receivable	(726,359)	(413,726)
Supplies	(41,339)	(6,196)
Prepaid expenses and other current assets	257,137	92,068
Other non-current assets	(60,956)	(39,677)
Changes in liabilities increase (decrease)
Accounts payable and accrued liabilities	(821,007)	(294,078)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(266,626)	232,785

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(270,291)	(354,826)

NET CASH USED IN INVESTING ACTIVITIES	(270,291)	(354,826)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	709,000
Proceeds from note payable — stockholder	175,000	600,000
Cash paid for transaction costs associated with equity transactions	—	(84,132)
Dividend on preferred stock	(3,625)	(21,250)
Finance fees paid for new debt	(32,892)	—
Payments on long-term obligations to stockholders	(501,535)	(423,165)
Payments on advances to stockholders	—	(19,005)
Advances on long-term obligations to others	1,439,558	—
Payments on long-term obligations to others	(539,589)	(527,773)

NET CASH PROVIDED BY FINANCING ACTIVITIES	536,917	233,675

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	111,634

CASH AND CASH EQUIVALENTS — BEGINNING	—	—

CASH AND CASH EQUIVALENTS — END	$—	$111,634

See Notes to Condensed Consolidated Financial Statements

MEDSOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2007	2006
	(Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$260,214	$218,378

Income taxes paid	$—	$—

Issuance of notes payable for property and equipment	$—	$358,693

Common stock reclaimed in connection with clawback provision regarding PIWS acquisition	$—	$39,000

Common stock reclaimed in connection with clawback provision regarding SteriLogic acquisition	$264,000	$—

Reduction in notes payable from PIWS purchase price settlement	$—	$130,000

Notes payable converted into MSI common stock	$1,500,000	$—

See Notes to Condensed Consolidated Financial Statements

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1. Business and Operations
Description of Business
MedSolutions, Inc. (“MSI” or the “Company”) was incorporated in Texas in 1993, and through its wholly-owned subsidiary, EnviroClean Management Services, Inc. (“EMSI”), principally collects, transports and disposes of regulated medical waste in north Texas, south Texas, Oklahoma, Louisiana, Kansas, Arkansas and Missouri. MSI markets, through its wholly-owned subsidiary SharpsSolutions, Inc. (“Sharps”), a reusable sharps container service program to healthcare facilities that we expect will virtually eliminate the current method of utilizing disposable sharps containers. Another subsidiary of MSI, ShredSolutions, Inc. (“Shred”), markets a fully integrated, comprehensive service for the collection, transportation and destruction of Protected Healthcare Information (“PHI”) and other confidential documents, primarily those generated by health care providers and regulated under the Health Insurance Portability and Accountability Act (“HIPAA”). The Company operates another wholly owned subsidiary, Positive Impact Waste Servicing, Inc. (“PIWS”), which uses mobile treatment equipment to treat and dispose of regulated medical waste on site at various healthcare facilities. SteriLogic Waste Systems, Inc. (“SteriLogic”), in Syracuse, New York, another wholly owned subsidiary of MSI, services RMW and Sharps customers in the New York and Pennsylvania markets. SteriLogic also designs, manufactures and markets reusable sharps containers to medical waste service providers who provide a reusable sharps container program to their medical waste customers.
Litigation
On May 14, 2007, a Texas jury found EMSI liable for approximately $9.8 million in actual damages and $10 million in punitive damages in connection with a 2004 traffic accident involving one of EMSI’s trucks. On June 15, 2007, a judgment was entered in the amount of $15,005,245. Approximately $5.4 million of such damages are covered by EMSI’s insurance coverage. The Company intends, through its insurance provider, Zurich American Insurance (“Zurich”), to vigorously appeal the judgment. Zurich has posted a supersedeas bond in the required amount of $11,321,761 to preclude all collection actions pending the appeal.
The appeal process is likely to take considerable time. If the Company is unsuccessful or only partially successful on appeal, to the extent that the amount of any final judgment exceeds EMSI’s insurance coverage, the Company has been advised by its counsel that EMSI has a valid Stowers claim against Zurich that, pursuant to applicable Texas law, should result in Zurich’s being held responsible for the amount of the judgment in excess of the policy limits. If such a claim against Zurich were unsuccessful, any amount of the final judgment to the plaintiffs in excess of EMSI’s insurance coverage could have a material adverse impact on the Company’s financial condition and results of operation. The financial statements do not include any adjustment which may result from this significant uncertainty should the Company not be successful in the appeal process and/or its Stowers claim against Zurich. See note 12 for discussion of preliminary but binding settlement entered into on September 27, 2007.
NOTE 2. Basis of Presentation and Accounting Policies
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. These consolidated financial statements should be read in conjunction with the financial statements and footnotes for the year ended December 31, 2006 included elsewhere in this proxy statement/prospectus.
The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, EMSI, and wholly owned subsidiaries, Shred, Sharps, PIWS, SteriLogic and EnviroClean Transport Services, Inc. All significant intercompany balances and transactions between the Company and its subsidiaries have been eliminated in consolidation.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Goodwill and Intangible Assets
In accordance with the requirements of Statement of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations”, the Company recognizes certain intangible assets acquired in acquisitions, primarily goodwill and customer lists. To determine the adequacy of the carrying amounts on an ongoing basis, the Company, in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, performs its annual impairment test at the end of the year each December 31, unless triggering events indicate that an event has occurred which would require the test to be performed sooner. The Company monitors the performance of its intangibles by analyzing the expected future cash flows generated from such related intangibles to ensure their continued performance. If necessary, the Company may hire an outside independent consultant to appraise the fair value of such assets.
Impairment of Long-Lived Assets
In accordance with SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets, including intangible assets, may not be recoverable. An impairment loss is recognized when expected cash flows are less than the assets’ carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. At June 30, 2007, no impairment exists.
Stock-Based Compensation
Effective January 1, 2006, the Company adopted SFAS 123R which replaces SFAS 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair value. Pro forma disclosure is no longer an alternative to financial statement recognition. The adoption of this standard had no effect on operations for the three and six months ended June 30, 2007 as the Company did not issue any options during the period and all outstanding options previously issued have already vested.
The Company has selected the Black-Scholes method of valuation for share-based compensation and has adopted the modified prospective transition method under SFAS 123R, which requires that compensation cost be recorded, as earned, for all unvested stock options outstanding as of the beginning of the first quarter of adoption of SFAS 123R. As permitted by SFAS 123R, prior periods have not been restated. The charge is generally recognized as non-cash compensation on a straight-line basis over the remaining service period after the adoption date based on the options’ original estimate of fair values.
Prior to the adoption of SFAS 123R, the Company applied the intrinsic-value-based method of accounting prescribed by APB 25 and related interpretations, to account for its stock options to employees. Under this method, compensation cost was recorded only if the market price of the underlying stock on the date of grant exceeded the exercise price. As permitted by SFAS 123, the Company elected to continue to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS 123. The fair-value-based method used to determine historical pro forma amounts under SFAS 123 was similar in most respects to the method used to determine stock-based compensation expense under SFAS 123R.
The fair value of each option grant is estimated at the date of grant using the Black-Scholes option valuation model. During the six months ended June 30, 2007 and 2006, no options were granted. The total number of stock options outstanding as of June 30, 2007 and December 31, 2006, was 1,328,796.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Net Income Per Share of Common Stock
Basic net income per share of common stock has been computed based on the weighted average number of common shares outstanding during the periods presented.
Diluted net income per share of common stock has been computed based on the weighted average number of common shares outstanding during the periods presented plus any dilutive securities outstanding unless such combination of shares and dilutive securities were determined to be anti-dilutive. The numerator and denominator for basic and diluted earnings per share (“EPS”) consist of the following:

	Three Months	Three Months	Six Months	Six Months
	Ended June	Ended June	Ended June	Ended June
	30, 2007	30, 2006	30, 2007	30, 2006
Numerator:
Net income	$131,644	$18,595	$191,245	$228,995
Convertible preferred stock dividends	—	(10,625)	—	(21,250)

Numerator for net income per common share – net income available to common stockholders	131,644	7,970	191,245	207,745

Effect of dilutive securities:
Preferred stock dividends	—	10,625	—	21,250
Interest on convertible notes payable	6,210	38,204	12,719	67,639

	6,210	48,829	12,719	88,889

Numerator for diluted net income per common share – net income available to common stockholders after assumed conversions	$137,854	$56,799	$203,964	$296,634

Denominator:
Denominator for basic earnings per share – weighted average shares	26,164,715	22,142,392	24,943,950	22,034,125

Effect of dilutive securities:
Convertible accrued salaries	—	—	—	—
Stock options	54,378	39,964	54,378	39,964
Preferred convertible stock	—	283,172	—	283,172
Convertible debentures and unpaid interest	—	59,374	—	59,374
Note payable to stockholders and accrued interest	198,576	2,288,124	198,576	2,047,630
Advances from stockholders	—	—	—	—

Total potentially dilutive securities	252,954	2,670,634	252,954	2,430,140

Denominator for diluted earnings per share – adjusted weighted average shares and assumed conversions	26,417,669	24,813,026	25,196,904	24,464,265

Basic earnings per share	$.01	$.00	$.01	$.01

Diluted earnings per share	$.01	$.00	$.01	$.01

For the six months ended June 30, 2007 and 2006, 254,837 and 1,092,776 shares, respectively, attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the exercise prices of the stock options were greater than or equal to the average price of the common shares, and therefore their inclusion would have been anti-dilutive.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Income Taxes
Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits”. A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of FIN 48.
In accordance with FIN 48, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as “Interest expense, net” in the consolidated statements of operations. Penalties would be recognized as a component of “General and administrative expenses”.
The Company files income tax returns in the United States (federal) and in various state and local jurisdictions. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2002.
The adoption of the provisions of FIN 48 did not have a material impact on the Company’s consolidated financial position and results of operations. As of June 30, 2007, no liability for unrecognized tax benefits was required to be recorded.
The Company recognized a deferred tax asset of approximately $7.7 million as of June 30, 2007, primarily relating to net operating loss carryforwards of approximately $19.4 million, available to offset future taxable income through 2025.
The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. At present, the Company does not have a sufficient history of income to conclude that it is more likely than not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established to fully reserve for the deferred tax asset.
A valuation allowance will be maintained until sufficient evidence exists to support the reversal of any portion or all of the valuation allowance net of appropriate reserves. Should the Company continue to be profitable in future periods with supportable trends, the valuation allowance will be reviewed accordingly.
Recently Issued Accounting Standards
The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”).
In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard 155 “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which eliminates the exemption from applying SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.
In March 2006, the FASB issued Statement of Financial Accounting Standard 156 “Accounting for Servicing of Financial Assets” (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
     In September 2006, the FASB issued SFAS No. 157, “Accounting for Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, and establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS 157 is effective for financial statements issued by the Company for fiscal years beginning after November 15, 2007. The Company does not expect the new standard to have a material impact on its consolidated financial position, results of operations or cash flows.
     In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”. FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, and FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to include scope exceptions for registration payment arrangements.
     FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. The adoption of this pronouncement did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The FASB has indicated it believes that SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” SFAS 159 is effective for the Company as of the beginning of fiscal year 2009. The Company has not yet determined the impact SFAS 159 may have on its consolidated financial position, results of operations, or cash flows.
NOTE 3. Liquidity and Capital Resources
     The Company had net income of $197,245 for the six months ended June 30, 2007 and has a working capital deficiency of $1,527,059 at June 30, 2007. The Company also used $266,626 of cash in its operating activities during the six months ended June 30, 2007.
     During the six months ended June 30, 2007, the Company received approximately $1.4 million of proceeds under a working capital credit facility obtained in March 2007 and $175,000 of additional loans from its stockholders in January 2007. The Company used the proceeds it received in these financing transactions to repay certain indebtedness, purchase property and equipment and fund its operating activities. Subsequent to June 30, 2007, the maturity dates of approximately $270,000 of obligations due to certain related parties were extended to December 31, 2007 (Notes 7 and 8).
     As described in Note 12, the Company entered into an Agreement and Plan of Merger providing for the sale of substantially all of its common stock to Stericycle, Inc. The closing of this transaction is subject the approval of the both companies’ stockholders and certain other customary closing conditions. The Company expects this transaction, (which was unanimously approved and recommended by the boards of directors of both the Company and Stericycle, Inc.) to close during the quarter ended December 31, 2007.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The Company has historically financed its operations by obtaining loans from its stockholders and other external sources. Although the Company believes that the Agreement and Plan of Merger with Stericylce, Inc. is likely to be completed during the quarter ended December 31, 2007, there can be no assurance that the stockholders of both companies will in fact approve this transaction or that other conditions that must be satisfied in order to close this transaction will actually be met. In the event that this transaction is not completed, the Company will be required to obtain additional capital and/or continue its positive earnings trend in order to fund its operations on a stand alone basis. There can be no assurance that Company will be successful in its efforts to raise additional capital and/or continue its positive earnings trend, if necessary, to fund its operations on a stand alone basis. These circumstances could have a material adverse effect on the Company’s ability to sustain its operations in future periods.
NOTE 4. Acquisitions
SteriLogic Waste Systems, Inc. (“SteriLogic”)
On August 16, 2006, the Company acquired SteriLogic Waste Systems, Inc., a Pennsylvania corporation (“SteriLogic”) located in Syracuse, New York. SteriLogic is a regulated medical waste management company that provides collection, transportation and disposal of regulated medical waste services in addition to providing a reusable sharps container program to its customers who are primarily located in the states of New York and Pennsylvania. SteriLogic also designs, manufactures and markets reusable sharps containers to medical waste service providers who provide a reusable sharps container program to their medical waste customers.
On January 15, 2007, the former owners of SteriLogic and the Company agreed by mutual consent to amend the original Merger Agreement whereby the former owners of SteriLogic agreed to reduce the number of Merger Shares issued by the Company from 1,000,000 to 700,000 shares and to terminate the conversion feature of the $250,000 promissory note issued by the Company as part of the purchase price. As a result of these amendments, the Company recorded a reduction in the purchase price in accordance with the original Merger Agreement of $264,000 reflecting the return of the 300,000 shares issued by the Company. The corresponding reduction reduced the value assigned to SteriLogic’s customer list by $264,000.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Pro Forma Results
The following table presents the unaudited pro-forma combined results of operations of the Company and SteriLogic for the three and six month period ended June 30, 2006 as if they had been combined from the beginning of 2006.

	Pro forma	Pro forma
	Combined for	Combined for
	the Three Months ended	the Six Months ended
	June 30, 2006	June 30, 2006
Net Sales	$3,343,683	$6,823,415

Net income (loss)	$(37,986)	$115,832

Basic net income (loss) per common share	$(0.00)	$0.00

Diluted net income (loss) per common share	$(0.00)	$0.00

Weighted average common shares outstanding — basic	22,842,392	22,734,125

Weighted average common shares outstanding — diluted	25,513,026	25,164,265

The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisitions had been completed as of the beginning of the 2006 year, nor are they necessarily indicative of future consolidated results.
NOTE 5. Goodwill and Intangibles
As of June 30, 2007, goodwill amounted to $3,403,025. This amount is a result of seven acquisitions in which goodwill was recorded in six of those acquisitions as part of the purchase price. With regard to the AmeriTech Environmental, Inc. (“ATE”) acquisition, closed on November 7, 2003, goodwill was recorded in the amount of $969,387. With regard to the B. Bray Medical Waste Service (“Bray”) acquisition, closed on January 1, 2004, goodwill was recorded in the amount of $3,600. The Company’s third acquisition, Med-Con Waste Solutions, Inc. (“Med-Con”), was closed on September 30, 2004 and goodwill was recorded in the amount of $522,186. The Company’s fourth acquisition, On Call Medical Waste, Ltd. (“On Call”), was closed on August 29, 2005 and goodwill was recorded in the amount of $653,922. The Company’s sixth acquisition, Positive Impact Waste Solutions, Ltd. (“PIWS”) was closed on November 30, 2005 and goodwill was originally recorded in the amount of $447,926. The goodwill assigned to the PIWS acquisition was subsequently increased by $50,000 to $497,926 during the quarter ended September 30, 2006 due to additional acquisition costs. The Company’s seventh acquisition, SteriLogic was closed on August 16, 2006 and $756,004 was assigned to goodwill based upon an independent appraisal of the intangible assets acquired. All of the goodwill associated with these acquisitions is deductible for income tax purposes.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
As of June 30, 2007, intangible assets amounted to $4,541,922, net of accumulated amortization of $1,219,839, and consisted principally of customer lists recorded in the acquisitions mentioned above. All values assigned to customer lists were derived from independent appraisals and are being amortized over useful lives of 5 years.
The amortization of customer lists for the 5 years ending June 30, 2011 is as follows:

Year Ended December 31,	Amount
2007	$190,612
2008	354,708
2009	243,579
2010	138,577
2011	25,867

$953,343

As of June 30, 2007, impairment tests were not performed on the Company’s goodwill and customer lists since no triggering events had occurred that would indicate the possible impairment of the assets.
NOTE 6. Accrued Liabilities
     Accrued liabilities consist of the following:

	June 30,	December 31,
	2007	2006
	(Unaudited)
Salaries and payroll taxes	$252,788	$347,545
Accrued director fees	116,000	269,891
Interest	56,150	27,408
Insurance	—	169,363
Other accrued liabilities	196,535	467,236

	$621,473	$1,281,443

NOTE 7. Notes Payable — Stockholders
On July 1, 2007, the Company renewed and extended promissory notes to its directors for payment of their 2006 board compensation. Promissory notes issued to the Company’s Chairman of the Board and its President/Chief Executive Officer for payment of compensation were also renewed and extended. The total amount of the promissory notes renewed and extended is $292,005 and the notes accrue interest at 12% with final payment of all principal and accrued interest due on December 31, 2007. All accrued interest related to these promissory notes were paid through July 31, 2007.
On January 2, 2007, the Company issued a promissory note to Tate Investments, LLC, which loaned $175,000 to the Company for equipment expansion purposes. The promissory note bears interest at 12% and is payable in 36 equal monthly installments of principal and interest in the amount of $5,813 each, with the balance of the principal and any accrued and unpaid interest due upon maturity of the note on December 28, 2009.
On July 31, 2007, the Company renewed and extended a $175,000 promissory note to On Call Medical Waste Services, Ltd (“On Call”). The note accrues interest at 12% and is payable in monthly installments of interest only with the principal and any accrued and unpaid interest due upon maturity of the note on December 31, 2007. Simultaneously, the Company agreed to enter into an agreement with Medical Waste of North Texas, LLC (“MWNT” an entity owned by the former owner of On Call) for the Company to treat and dispose of regulated medical waste that is brought to its Garland Facility by MWNT, effective September 1, 2007. The initial term of this agreement is for 24 months, and the agreement automatically renews for additional one-year extensions unless either party notifies the other party in writing at least 30 days but not more than 90 days prior to any such renewal date of its desire not to renew the agreement.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 8. Working Capital Loan
On March 27, 2007, EMSI entered into a $1,500,000 secured, one-year loan and security agreement (the “Loan Agreement”) with Park Cities Bank, Dallas, Texas (the “Bank”), and Mr. Matthew H. Fleeger, the Company’s President and CEO, and Mr. Winship B. Moody, Sr., the Company’s Chairman of the Board (collectively, the “Guarantors”). The terms of the Loan Agreement provide EMSI with a $1,500,000 revolving line of credit, subject to certain downward adjustments from time to time based upon the value of the collateral securing the line of credit. The performance by EMSI of its obligations under the Loan Agreement is secured by all of EMSI’s personal property, including without limitation its accounts receivable, and a first-lien mortgage deed of trust on EMSI’s facility located in Garland, Texas, and is unconditionally guaranteed by the Guarantors. The proceeds of the borrowings under the Loan Agreement may only be used for general corporate purposes, including without limitation providing working capital to EMSI for the purposes of financing its operations, production and marketing and sales efforts, costs related to the expansion of EMSI’s business operations, and the acquisition of the assets of businesses engaged in businesses the same as, similar to, or complementary to EMSI’s business operations. Borrowings under the Loan Agreement bear interest at the lesser of (1) a fluctuating rate of interest equal to 1.0% in excess of the prime rate as designated in the Money Rates Section of the Wall Street Journal from time to time or (2) the maximum rate permissible by applicable law. Accrued and unpaid interest under the Loan Agreement is payable on the first day of each month commencing on April 1, 2007. In addition, EMSI paid an origination fee to the Bank in the amount of $15,000. The Loan Agreement contains, among other provisions, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this size, type and purpose. Negative covenants include certain restrictions or limitations on, among other provisions, the incurrence of indebtedness; liens; investments, loans and advances; restricted payments, including dividends; consolidations and mergers; sales of assets (subject to customary exceptions for sales of inventory in the ordinary course and sales of equipment in connection with the replacement thereof in the ordinary course); and changes of ownership or control of EMSI. Affirmative covenants include covenants regarding, among other provisions, financial reporting. The Loan Agreement will mature and expire on April 1, 2008, at which time all outstanding amounts under the Loan Agreement will be due and payable. The outstanding amounts under the Loan Agreement may be prepaid by EMSI at any time without penalty, and any principal amounts borrowed and repaid thereunder may be reborrowed by EMSI prior to the maturity date so long as the aggregate principal amount outstanding at any time does not exceed the $1,500,000 maximum loan commitment (as subject to downward adjustment based on the value of the collateral as described above). Under certain conditions the loan commitment under the Loan Agreement may be terminated by the Bank and amounts outstanding under the Loan Agreement may be accelerated. Bankruptcy and insolvency events with respect to EMSI or either of the Guarantors will result in an automatic termination of lending commitments and acceleration of the indebtedness under the Loan Agreement. Subject to notice and cure periods in certain cases, other events of default under the Loan Agreement will result in termination of lending commitments and acceleration of indebtedness under the Loan Agreement at the option of the Bank. Such other events of default include failure to pay any principal and/or interest when due, failure to comply with covenants, breach of representations or warranties in any respect, non-payment or acceleration of other material debt of EMSI or the Guarantors, the death of either Guarantor or the termination of either of their guaranties, certain judgments against EMSI or a Guarantor, a material adverse change in the business or financial condition of EMSI or either Guarantor, or if the Bank in good faith deems itself insecure. At June 30, 2007, the Company owed $1,109,252 and had $390,748 of additional advances available under the Loan Agreement.
NOTE 9. Stockholders’ Equity
On March 31, 2007, 96,667 shares of the Company’s Series A Preferred Stock were converted into 96,667 shares of the Company’s Common Stock in accordance with the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”). The terms of the Certificate of Designation required the holders of the Series A Preferred Stock to convert their shares into the Company’s Common Stock on a share for share basis on the second anniversary from the date of issuance of the Series A Preferred Stock. All dividends declared with regard to the issuance of the Preferred Stock have been paid. As of June 30, 2007, there were no shares of Series A Preferred Stock outstanding.
During the six months ended June 30, 2007, the Company issued 180,846 shares of its common stock in exchange for shares surrendered by certain stockholders of a predecessor entity under recapitalization completed in 2001.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Tate Investments, LLC (“Investor”)
On March 1, 2007, the Company provided written notice to the Investor, that the Company intended to prepay in full on April 2, 2007 all outstanding principal and interest owed by the Company to the Investor pursuant to (1) that certain 10% Senior Convertible Note issued by the Company to the Investor on July 15, 2005 in the principal amount of $1,000,000 (the “2005 Note”), and (2) that certain Convertible Secured Promissory Note issued by the Company to the Investor on March 15, 2006 in the principal amount of $500,000 (the “2006 Note,” and together with the 2005 Note, the “Notes”). The Company was going to use proceeds from the Loan Agreement to prepay the Notes. In lieu of prepayment, the Investor elected to convert the 2005 and 2006 Notes into the Company’s Common Stock in accordance with the terms of the Investment Agreement entered into by the Company and the Investor. On March 30, 2007, the Company issued 2,406,417 shares of Common Stock to the Investor in exchange for the cancellation of the Notes. As a result of the conversion, the Company recognized approximately $104,000 in interest expense during the quarter ended March 31, 2007 from deferred financing fees related to the Investor notes that were converted.
Stock Grants and Options
At the annual meeting of stockholders of the Company on December 18, 2002, the stockholders approved the adoption of the MedSolutions, Inc. 2002 Stock Plan. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. Options granted under the plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Board of Directors at the time of grant. On August 17, 2006, the Board of Directors approved an increase in the number of shares available for future grants and awards under the 2002 Stock Plan to 3,000,000 shares from 850,000 shares. The shareholders of the Company approved the amendment to the 2002 Stock Plan at their Annual Shareholder’s Meeting on October 19, 2006.
A summary of activity involving options on the Company’s common stock follows:

		Weighted Average	Aggregate
	Number of Options	Exercise Price	Intrinsic Value
Balance outstanding at December 31, 2006	1,328,796	$0.80	$139,615

Granted	—	—
Exercised	—	—
Cancelled/Expired	—	—

Balance outstanding at June 30, 2007	1,328,796	$0.80	$42,958

Number of options exercisable at June 30, 2007	1,328,796	$0.80	$42,958

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Stock options outstanding at June 30, 2007 for each of the following classes of options, by exercise price, are summarized as follows:

		WEIGHTED-AVERAGE
	NUMBER OF	REMAINING	NUMBER OF OPTIONS
EXERCISE PRICE	OPTIONS	CONTRACTUAL LIFE	CURRENTLY EXERCISABLE

$1.00	80,164	6.50 years	80,164
$1.00	95,500	7.50 years	95,500
$1.00	79,173	8.00 years	79,173
$0.75	289,736	8.02 years	289,736
$0.75	305,427	8.50 years	305,427
$0.75	478,796	9.30 years	478,796
NOTE 10. COMMITMENTS
Houston Expansion
On August 9, 2006, the Company, through its subsidiary EMSI, secured additional financing from Park Cities Bank to expand its Houston facility. The facility is currently being used as a transfer facility for the South Texas operations. The Company purchased the property in August 2005 using the proceeds of a loan in the amount of $325,000 from Park Cities Bank, which has a first lien on the property. The expansion will allow EMSI to treat medical waste at the facility once the permitting process is completed from the state of Texas. The total costs of expansion will be approximately $275,000 with $197,187 of those funds coming from bank financing and the remainder from working capital. The promissory note is payable in 60 equal monthly installments of $822 in principal plus interest accruing at the Prime Rate as published in the Wall Street Journal from time to time plus 1%, with the balance of the principal and all accrued and unpaid interest due upon maturity of the loan on July 19, 2011. The note is secured by a second lien on the Houston facility and is personally guaranteed by both the Company’s President/Chief Executive Officer and its Chairman of the Board. As of June 30, 2007, the Company has drawn $55,634 against the promissory note and the funds were used for the commencement phase of expansion. The amount outstanding at June 30, 2007 is $47,418 with $141,553 of additional advances available under the Loan Agreement. The net carrying value of our Houston facility is approximately $370,000.
Commitments
The Company agreed to enter into an agreement with Medical Waste of North Texas, LLC (“MWNT” an entity owned by the former owner of On Call) for the Company to treat and dispose of regulated medical waste that is brought to its Garland Facility by MWNT, effective September 1, 2007. The initial term of this agreement is for 24 months, and the agreement automatically renews for additional one-year extensions unless either party notifies the other party in writing at least 30 days but not more than 90 days prior to any such renewal date of its desire not to renew the agreement.
NOTE 11. Related Party Transactions
For the six months ended June 30, 2007 and 2006, the Company paid interest expense to related parties in the amount of $86,022 and $86,831 respectively.

MEDSOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 12. Subsequent Events
On July 6, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stericycle, Inc., a Delaware corporation (“Stericycle”), and TMW Acquisition Corporation, a Texas corporation and a wholly-owned subsidiary of Stericycle (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation. At the effective time of the merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive $0.50 in cash and a promissory note issued by Stericycle (a “Note”) in the principal amount of $1.50. The Notes will be payable in six installments of interest only due on each of the first six anniversaries of the date on which the merger closes and one final installment of principal and interest due on the seventh anniversary of such closing date, and will bear interest, at the election of each holder of shares of the Company’s common stock, at the annual rate of either 3.5% (if such shareholder elects to have such Note supported by a master letter of credit) or 4.5% (if such shareholder does not elect such support). The principal amount of the Notes, and payments under the Notes, are subject to post closing adjustments based on the extent to which (i) closing date adjusted net current assets or liabilities, as defined, are above or below certain pre-defined thresholds, and (ii) certain post-closing annualized revenues, as defined, are less than 3.375 times a pre-defined base of at least $16,000,000. The purchase price may also be adjusted in the event that litigation expenses exceed $250,000 and/or liability payments made by Stericycle exceed amounts of insurance coverage in connection with the litigation described in Note 1. Immediately prior to the effective time of the merger, each outstanding option to purchase Company common stock, whether or not previously vested, will be cancelled, and will thereafter represent only the right to receive from the surviving corporation an amount equal to the product of (i) the number of shares of Company common stock issuable upon the exercise of the option multiplied by (ii) the excess, if any, of the merger consideration over the exercise price per share payable under the option, subject to any required withholding taxes. The amount payable shall consist of 25% cash and 75% in the form of a Note, which Note shall bear interest at the annual rate of 3.5% or 4.5% (as described above) at the election of the optionholder. At the closing of the merger, $125,000 of the aggregate cash consideration will be placed into an escrow account for use by the Company’s shareholder representative for the costs and expenses of fulfilling its duties under the merger agreement.
The merger is expected to close in the fourth quarter of 2007, subject to, among other things, approval of the Company’s shareholders and other customary closing conditions. The merger has been unanimously approved by the respective Boards of Directors of the Company and Stericycle.
In connection with the execution of the Merger Agreement, certain shareholders of the Company entered into a voting agreement with Stericycle and the Merger Sub (the “Voting Agreement”), pursuant to which, among other things, such shareholders agreed to vote their shares in favor of the merger.
The Merger Agreement also provides for the Company to pay to Stericycle a $2.5 million termination fee in the event that the merger is not consummated because (i) the Company enters into a definitive agreement providing for the implementation of a superior proposal or certain other types of investment transactions, (ii) the Company's Board of Directors withdraws or materially modifies its approval of the merger to the detriment of Stericycle, or (iii) the approval of MedSolutions' shareholders is not obtained as a result of a violation of the Voting Agreement.
On August 3, 2007, EnviroClean Management Services, Inc. (“EMSI”) was served with a lawsuit filed in the district court of Galveston County, Texas by Debora Reilly Taylor, individually and as personal representative of the estate of Brian L. Taylor and Jacqueline N. Taylor. The lawsuit seeks unspecified damages for personal injuries in an accident involving one of EMSI’s trucks. There can be no assurance that the outcome of this matter will not have a material adverse affect on the Company’s financial condition.
The Company issued 212,641 shares of common stock upon the exercise of stock options on July 6, 2007. The Company issued 81,089 shares of common stock upon the conversion of a convertible note on July 6, 2007.
     On May 14, 2007, a Texas jury found EnviroClean Management Services, Inc., a Texas corporation and a subsidiary of the Company (“EMSI”), liable in connection for approximately $10.4 million in actual damages and $10 million in punitive damages in connection with a 2004 traffic accident involving one of EMSI’s trucks. On June 15, 2007, a judgment was entered in the amount of $15,005,245. On September 27, 2007, counsel for the parties to the lawsuit and EMSI’s insurance providers entered into a preliminary but binding agreement with respect to the material terms of the settlement of the lawsuit pursuant to Rule 11 of the Texas Rules of Civil Procedure. The material terms of the settlement provide for a cash payment by EMSI’s insurance providers to the plaintiff, and also requires EMSI to deliver an interest-free promissory note in the principal amount of $250,000 (the “settlement note”) to the plaintiff. The settlement note is only payable in the event that the merger closes, and will be due on the date that the principal amount of the promissory notes issuable by Stericycle to MedSolutions’ shareholders becomes payable (i.e., on the seventh anniversary of the effective time of the merger). Any funds as of such date remaining from the $125,000 to be placed in the shareholder representative escrow account will be remitted by the shareholder representative to the surviving corporation, which will apply such funds towards the amount due under the settlement note. The principal amount of the promissory notes will be reduced on a pro rata basis in an aggregate amount equal to the difference between $250,000 (the principal amount of the settlement note) and the amount remitted to the surviving corporation from the shareholder representative escrow account. The preliminary but binding agreement under Rule 11 of the Texas Rules of Civil Procedure contains the essential terms of the settlement that will be supplemented by a more thorough agreement containing appropriate releases and documentation of other terms consistent with such essential terms.
     The Company has been advised of a potential new claim with respect to another traffic accident allegedly involving one of its vehicles for which it has limited information as of this time. A lawsuit has not yet been filed against the Company or any of its subsidiaries. The Company’s management believes that any potential damages that could arise from a possible lawsuit of this nature are likely to be insignificant and within the policy limits of the Company’ insurance coverage; however, until the Company has more specific information, there can be no assurance that any damages arising from this claim (if asserted) will not be material to the Company.

LEGAL MATTERS
     The validity of the promissory notes to be issued in the merger will be passed on for Stericycle by Johnson and Colmar, outside general counsel to Stericycle. As of July 6, 2007, lawyers at Johnson and Colmar beneficially owned or had voting or investment power over 7,176 shares of Stericycle’s common stock.
EXPERTS
     The consolidated financial statements of Stericycle appearing in Stericycle’s annual report on Form 10-K for the year ended December 31, 2006 including schedule appearing therein, and Stericycle’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements of MedSolutions at December 31, 2006, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2006, appearing in this proxy statement/prospectus and registration statement have been audited by Marcum & Kleigman LLP, independent registered public accounting firm, as set forth in their reports thereon, appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
SHAREHOLDER PROPOSALS
     To the extent the merger is not consummated, MedSolutions must have received by April 25, 2007 any proposal of a shareholder intended to be presented at MedSolutions’ 2007 annual meeting and to be included in MedSolutions’ proxy materials related to the 2007 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 in connection with the 2007 annual meeting, or non-Rule 14a-8 proposals, must be received by MedSolutions by August 28, 2007. MedSolutions’ proxy related to the 2007 annual meeting will give discretionary authority to the proxy holders to vote with respect to all non-Rule 14a-8 proposals received by MedSolutions on or before August 28, 2007. Notices of shareholder proposals should be delivered personally or mailed to the Secretary of MedSolutions at its principal offices.

WHERE YOU CAN FIND MORE INFORMATION
     Stericycle and MedSolutions file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy materials that Stericycle and MedSolutions have filed with the Securities and Exchange Commission at the following Securities and Exchange Commission public reference room:
100 F Street, N.E., Washington, D.C. 20549
     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.
     The Stericycle common stock is traded on the Nasdaq National Market under the symbol “SRCL”, and its Securities and Exchange Commission filings can also be read at the following address:
Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006
     Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission’s internet website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the Securities and Exchange Commission. In addition, Stericycle’s Securities and Exchange Commission filings are also available to the public on Stericycle’s website, http://www.stericycle.com. Information contained on Stericycle’s website is not incorporated by reference into this prospectus, and you should not consider information contained on those web sites as part of this prospectus.
     Stericycle incorporates by reference into this proxy statement/prospectus the documents listed below and any future filings that Stericycle makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any filings after the date of this proxy statement/prospectus, until the special meeting. The information incorporated by reference is an important part of this proxy statement/prospectus. Any statement in a document incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent a statement contained in this proxy statement/prospectus or any other subsequently filed document that is incorporated by reference into this proxy statement/prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
•	Annual report on Form 10-K for the year ended December 31, 2006

•	Quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2007

•	Current reports on Form 8-K filed on May 17, August 28 and September 4, 2007

•	Proxy statement filed April 16, 2007 for 2007 Annual Meeting of Stockholders on May 16, 2007.
     The documents incorporated by reference into this proxy statement/prospectus are available from Stericycle upon request by any MedSolutions shareholder. See “References to Additional Information” on the second page of this proxy statement/prospectus.

ANNEX A
AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger
dated as of July 6, 2007
entered into by
Stericycle, Inc.
TMW Acquisition Corporation,
and
MedSolutions, Inc.

2

Article 1 — Definitions	1

Article 2 — The Merger	1

2.1 Merger	1
2.2 Closing	1
2.3 Closing Events	2
(a) Certificate of Merger	2
(b) Deliveries by Company	2
(c) Deliveries by Parent and MergerSub	2
2.4 Effect of Merger	2
(a) General	2
(b) Articles of Incorporation	2
(c) Bylaws	2
(d) Directors and Officers	3
(e) Conversion of Company Common Stock	3
(f) Treasury Shares	3
(g) Conversion of MergerSub’s Stock	3
2.5 Exchange Fund and Procedures	3
(a) Exchange Fund	3
(b) Exchange Procedures	4
(c) No Further Ownership Rights	4
(d) Termination of Exchange Fund	4
(e) Lost Certificates	5
(f) Stock Transfer Books	5
(g) Dissenters’ Rights	5
(h) Stock Options	5

Article 3 — Representations and Warranties of Company	6

3.1 Organization	6
3.2 Authority	6
3.3 Enforceability	6
3.4 Capital Stock	7
3.5 No Violation	8
3.6 No Consent Required	8
3.7 SEC Reports and Financial Statements	8
3.8 Equipment	9
3.9 Contracts	9
3.10 Real Property	11
3.11 Permits	11
3.12 Intellectual Property	11
3.13 Undisclosed Liabilities	12
3.14 Taxes	12
3.15 No Material Adverse Change	13
3.16 Employee Benefits	13
3.17 Insurance	14
3.18 Compliance	14

A-i

3.19 Legal Proceedings	14
3.20 Absence of Certain Events	15
3.21 Environmental Matters	16
3.22 Employees	16
3.23 Labor Relations	16
3.24 Broker’s Fee	16
3.25 Takeover Statutes	17
3.26 Joint Disclosure Document	17
3.27 Vote Required	17
Article 4 — Representations and Warranties of Parent and MergerSub	17
4.1 Organization	17
4.2 Authority	17
4.3 Enforceability	17
4.4 No Violation	18
4.5 No Consent Required	18
4.6 SEC Reports and Financial Statements	18
4.7 Broker’s Fee	19
4.8 MergerSub Formation	19
4.9 Joint Disclosure Document	19
4.10 Board Approval	19
4.11 Vote Required	19
Article 5 — Events Prior to Closing	19
5.1 General	19
5.2 Conduct of Business by Company	19
5.3 SEC Filings	20
5.4 Shareholders Meeting	20
5.5 Other Filings by Company	21
5.6 Access to Information	21
5.7 Notice of Developments	21
5.8 Acquisition Proposals	21
5.9 Public Announcements	22
5.10 Fees and Expenses	22
5.11 Termination of Employment Agreements	23
5.12 Notice of Redemption and Repayment	23
Article 6 — Conditions to Closing	23
6.1 Parent Closing Conditions	23
6.2 Company Closing Conditions	24
Article 7 — Events Following Closing	24
7.1 Payment of Certain Liabilities	24
7.2 Release of Guarantors	24
7.3 Shareholder Representative	25
7.4 Closing Date Adjustment	25
7.5 Revenue Adjustment	26
7.6 Adjustment to Merger Consideration	27
7.7 Certain Litigation	28

A-ii

7.8 Post-Closing Tax Returns	29
Article 8 — Survival of Representations and Warranties and Indemnification Claims	30
8.1 Survival	30
8.2 Indemnification Claim	30
8.3 Procedures	30
8.4 Reduction in Payments	30
Article 9 — Termination, Amendment and Waiver	31
9.1 Termination by Company or Parent	31
9.2 Termination by Company	31
9.3 Termination by Parent	32
9.4 Effect of Termination	32
9.5 Amendment	33
9.6 Extension and Waiver	33
Article 10 — Miscellaneous	33
10.1 Confidentiality	33
10.2 Notices	33
10.3 Entire Agreement	34
10.4 Assignment	35
10.5 No Third Party Beneficiaries	35
10.6 Severability	35
10.7 Captions	35
10.8 Construction	35
10.9 Counterparts	35
10.10 Governing Law	35
10.11 Binding Effect	35
Annex I — Definitions	1
Exhibits

Form of 4.5% Indenture	A
Form of 3.5% Indenture	B
Liabilities To Be Paid Within 30 Days of Closing	C
Guarantors To Be Indemnified and Released	D
Schedule of Certain Contracts	E

A-iii

Agreement and Plan of Merger
     This Agreement and Plan of Merger is entered into as of July 6, 2007 by Stericycle, Inc., a Delaware corporation (“Parent”), TMW Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Parent (“MergerSub”), and MedSolutions, Inc., a Texas corporation (the “Company”).
Background:
     A. This Agreement contemplates a transaction in which Parent will acquire all of the outstanding capital stock of the Company for cash and promissory notes through a reverse subsidiary merger of MergerSub with and into the Company.
     B. The respective boards of directors of Parent, MergerSub and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, this Agreement and the merger of MergerSub with and into the Company pursuant to this Agreement.
     C. The board of directors of the Company has unanimously resolved to recommend that the shareholders of the Company approve this Agreement and the consummation of the merger of the Company with MergerSub pursuant to this Agreement.
     Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:
Article 1
Definitions
     Certain capitalized terms used in this Agreement are defined in Annex I.
Article 2
The Merger
     2.1 Merger
     Upon the terms and subject to the conditions of this Agreement, and in accordance with the requirements of the TBCA and the Texas BOC, MergerSub shall merge with and into the Company (the “Merger”) at the Effective Time. The separate corporate existence of MergerSub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and succeed to and assume all of the rights and obligations of MergerSub in accordance with the TBCA and the Texas BOC.
     2.2 Closing
     The closing of the Merger (“Closing”) shall take place at the offices of Block & Garden, LLP, 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251 at 10:00 a.m. on the second Business Day (the “Closing Date”) following the satisfaction or, to the extent permitted by Law, waiver of all of the Parent Closing Conditions and all of the Company Closing Conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at Closing), or at such other place, time and date as the Parties may agree in writing.

     2.3 Closing Events
     At Closing, the following events shall take place, all of which shall be considered to take place concurrently:
     (a) Certificate of Merger
     The Company and MergerSub shall execute a certificate of merger consistent with the terms of this Agreement and complying in form and substance with the requirements of the TBCA and the Texas BOC (the “Certificate of Merger”), and shall file the Certificate of Merger in the office of the Secretary of State of the State of Texas.
     (b) Deliveries by Company
     Company shall deliver to Parent and MergerSub an Officer’s Certificate certifying that all of the Company Closing Conditions have been either satisfied or waived.
     (c) Deliveries by Parent and MergerSub
     Parent and MergerSub shall do the following:
     (1) Parent and MergerSub shall deposit the Exchange Fund with the Paying Agent in accordance with Section 2.5; and
     (2) Parent and MergerSub shall deliver to the Company an Officer’s Certificate certifying that all of the Parent Closing Conditions have been either satisfied or waived.
     2.4 Effect of Merger
     (a) General
     The Merger shall become effective at the time (the “Effective Time”) that the Certificate of Merger is duly filed in the office of the Secretary of State of the State of Texas or at such later time as Parent and the Company may agree and as the Company and MergerSub specify in the Certificate of Merger. The Merger shall have the effects described in this Agreement and Section 10.008 of the Texas BOC and Section 5.06 of the TBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or MergerSub in order to carry out and give effect to the Merger.
     (b) Articles of Incorporation
     As of the Effective Time, the Surviving Corporation’s articles of incorporation shall be amended and restated to read as the certificate of formation of MergerSub read immediately prior to the Effective Time (with the exception that the name of the Surviving Corporation shall remain unchanged).
     (c) Bylaws
     As of the Effective Time, the Surviving Corporation’s bylaws shall be amended and restated to read as the bylaws of MergerSub read immediately prior to the Effective Time (with the exception that the name of the Surviving Corporation shall remain unchanged).

     (d) Directors and Officers
     As of the Effective Time, the officers and directors of the Surviving Corporation shall be the officers and directors of MergerSub immediately prior to the Effective Time.
     (e) Conversion of Company Common Stock
     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerSub, the Company or holders of any securities of MergerSub or the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than a Dissenting Share or a share canceled pursuant to Section 2.4(f)) shall be converted into the right to receive a payment (the “Merger Consideration”) consisting of (i) cash in the amount of $0.50 (the “Cash Consideration Per Share”), without interest, and (ii) a note issued by Parent (the “Parent Note”) in the principal amount of $1.50 (the “Note Consideration Per Share”) and, at the election of the holder of such share of Company Common Stock, either bearing interest at the rate of 4.5% and having the terms provided in an indenture substantially in the form of the attached Exhibit A, or bearing interest at the rate of 3.5%, secured by a master letter of credit and having the terms provided in an indenture substantially in the form of the attached Exhibit B, upon surrender of the Company Stock Certificate representing the share pursuant to Section 2.5(b). All shares of Company Common Stock converted into the right to receive Merger Consideration as provided in this Section 2.4(e) (“Company Shares”) shall be canceled automatically and cease to exist. The Merger Consideration is subject to adjustment as provided in Section 7.6.
     (f) Treasury Shares
     At the Effective Time, each share of Company Common Stock held in treasury by the Company or owned by Parent, MergerSub or any direct or indirect wholly-owned subsidiary of the Company or Parent shall be canceled, and no payment of Merger Consideration shall be made in respect of such share.
     (g) Conversion of MergerSub’s Stock
     At and as of the Effective Time, each share of MergerSub’s common stock, par value $.01 per share, shall be converted into one share of common stock of the Surviving Corporation.
     2.5 Exchange Fund and Procedures
     (a) Exchange Fund
     Prior to the Effective Time, Parent shall appoint LaSalle Bank National Association, Chicago, Illinois to act as the paying agent (the “Paying Agent”) for the purpose of exchanging Company Shares for Merger Consideration. At or prior to the Effective Time, Parent shall (a) deposit with Holdback Escrow Agent (as defined in Section 7.3(c) below) cash in the amount of $250,000 and (b) deposit with the Paying Agent, in trust for the benefit of holders of Company Shares and Company Stock Options, a fund (the “Exchange Fund”), consisting of cash and Parent Notes (registered in the name of the Paying Agent or its nominee) sufficient in the aggregate for the Paying Agent to make full payment to the holders of Company Shares and Company Stock Options of the Merger Consideration payable under Section 2.4(e) and the amounts payable pursuant to Section 2.5(h), less the amount to be deposited with the Holdback Escrow Agent pursuant to subclause (a) above. The Paying Agent shall invest the cash included in the Exchange Fund as directed by Parent, and any interest or other income resulting from the investment shall be Parent’s sole and exclusive property and shall be paid to Parent upon its demand. No part of this interest or income shall accrue to the benefit of holders of Company Shares. Parent shall promptly replace any portion of the Exchange Fund that is lost through the Paying Agent’s investments. Parent shall pay for the expenses of the Paying Agent incurred in connection with the Exchange Fund in an aggregate amount up to $80,000; any reasonable expenses of the Paying Agent in excess of $80,000 shall be paid by Parent and reimbursed by deducting the amount of such expenses from the principal amount of the Parent Notes distributed or to be distributed to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b) on a Pro Rata Basis.
     (b) Exchange Procedures
     The Surviving Corporation shall cause the Paying Agent, as soon as reasonably practicable after the Effective Time, to mail to each registered holder of Company Shares immediately prior to the Effective Time (i) a letter of transmittal in customary form containing such other provisions as Parent reasonably may require (a “Letter of Transmittal”) and (ii) instructions for surrendering the stock certificate or certificates representing the holder’s Company Shares (each a “Company Stock Certificate”) in exchange for the Merger Consideration payable in respect of the Company Shares represented by the holder’s certificate or certificates. Upon surrender of a Company Stock Certificate to the Paying Agent for cancellation, together with a Letter of Transmittal duly executed and completed in accordance with its instructions and such other documents as the Paying Agent reasonably may require, the Paying Agent shall pay to the holder of the surrendered certificate the Merger Consideration payable in respect of the Company Shares represented by the certificate, and the Company Stock Certificate so surrendered shall be canceled. If any portion of the Merger Consideration payable in respect of any Company Shares is to be paid to a Person other than the registered holder of those shares, it shall be a condition to the Paying Agent’s making such payment that the Company Stock Certificate representing those shares is surrendered properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment (i) pays any transfer or other Tax required as a result of payment to a Person other than the registered holder or (ii) establishes to the satisfaction of the Paying Agent that any such Tax has been paid or is not payable. At and after the Effective Time and until surrendered as contemplated by this Section 2.5(b), each Company Stock Certificate shall be deemed to represent for all purposes only the right to receive the Merger Consideration payable upon such surrender.
     (c) No Further Ownership Rights
     From and after the Effective Time, holders of Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights in respect of those shares, except as otherwise provided for in this Agreement or by applicable Law. The Merger Consideration issued and paid upon conversion of Company Shares in accordance with the terms of this Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights in respect of those shares.
     (d) Termination of Exchange Fund
     Any portion of the Exchange Fund remaining undistributed six months after the Effective Time shall be delivered to the Surviving Corporation or as the Surviving Corporation directs, and thereafter any holder of Company Shares who did not comply with this Article 2 prior to such delivery shall look, as a general creditor, solely to the Surviving Corporation for the Merger Consideration payable in respect of those shares (subject to abandoned property, escheat and similar Laws).

     (e) Lost Certificates
     Upon delivery to the Paying Agent of a “lost certificate” affidavit and indemnity agreement in customary form to the effect that a Company Stock Certificate has been lost, stolen or destroyed, the Paying Agent shall deliver to the Person claiming ownership of the lost, stolen or destroyed Company Stock Certificate the Merger Consideration payable in respect of the Company Shares represented by the certificate; provided, however, that the Surviving Corporation may also require, in its reasonable discretion, delivery of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation in respect of any lost, stolen or destroyed Company Stock Certificate for 50,000 or more Company Shares.
     (f) Stock Transfer Books
     The Company’s stock transfer books shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of Company Shares on the Company’s stock transfer records.
     (g) Dissenters’ Rights
     Notwithstanding anything in this Agreement to the contrary, a Dissenting Share shall not be converted into the right to receive Merger Consideration, but shall instead represent only the rights of a dissenting owner under section 5.11 et seq. of the TBCA to receive the fair value of the dissenting owner’s ownership interest through appraisal, unless and until the Dissenting Shareholder fails to perfect or effectively withdraws or otherwise forfeits those rights. If a Dissenting Shareholder fails to perfect or effectively withdraws or otherwise forfeits the rights of a dissenting owner under Section 5.11 et seq. of the TBCA, the Dissenting Shareholder’s Dissenting Shares shall be converted into and represent for all purposes only the right to receive the Merger Consideration payable upon surrender of the Company Stock Certificate representing those shares pursuant to Section 2.5(b). The Company shall give Parent (i) prompt notice of any written demand for appraisal of any shares of Company Common Stock, any attempted withdrawal of any demand and any other instrument served on the Company pursuant to the TBCA relating to rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings in respect of demands for appraisal under the TBCA. The Company shall not voluntarily make any payment in respect of, or settle or offer to settle, any demand for appraisal without Parent’s prior written consent.
     (h) Stock Options
     The Company shall take all action necessary so that each outstanding Company Stock Option, whether or not it is then vested or exercisable, shall be canceled immediately prior to the Effective Time, and shall thereafter represent, whether or not previously vested, only the right to receive from the Surviving Corporation, at the Effective Time or as soon as practicable thereafter, in consideration for the option’s cancellation, an amount equal to the product of (i) the number of shares of Company Common Stock issuable upon the exercise of the option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share payable under the option, subject to any required withholding Taxes. The amount payable shall consist of cash and a Parent Note, and the amount of cash and the principal amount of the Parent Note shall be in the same relative proportions as the Cash Consideration Per Share and the principal amount of the Note Consideration Per Share.

     Promptly following the execution of this Agreement, the Company shall mail to each person who is a holder of an outstanding Company Stock Option, whether or not it is then vested or exercisable, a letter in a form acceptable to Parent describing the treatment of and payment for Company Stock Options pursuant to this Section 2.5(h) and providing instructions to use to obtain payment for the holder’s Company Stock Options under this Agreement. The Company shall use its reasonable best efforts to obtain, prior to the Effective Time, a release from each holder of an outstanding Company Stock Option effectively relinquishing all rights in respect of the holder’s outstanding Company Stock Options upon payment in accordance with this Section 2.5(h). The Company shall take all actions necessary to cause all stock option and stock purchase plans, and any other plan, program or arrangement relating to the issuance of equity securities of the Company or any Subsidiary, to be terminated effective as of the Effective Time and to ensure that no Person shall have any rights under any such plan, program or arrangement to acquire equity securities of the Company, any Subsidiary, Parent or the Surviving Corporation after the Effective Time.
Article 3
Representations and Warranties
of Company
     Except as disclosed in (i) a Schedule to this Article or (ii) the Company SEC Reports, the Company represents and warrants to Parent and MergerSub as follows:
     3.1 Organization
     Each Target Company is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts. Except as disclosed on Schedule 3.1, each Target Company is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which qualification is required by Law (except where the failure to be qualified and in good standing would not reasonably be expected to have a Material Adverse Effect).
     3.2 Authority
     The Company has the power and authority to execute and deliver this Agreement and, subject to receipt of Shareholder Approval, to perform its obligations under this Agreement. By all necessary action, the board of directors of the Company has duly and validly authorized the execution and delivery of this Agreement and approved this Agreement and the consummation of the Merger and declared it advisable, and has resolved to recommend that the Shareholders of the Company approve this Agreement and the consummation of the merger of the Company with MergerSub pursuant to this Agreement. The Company’s execution and delivery of this Agreement and, subject to receipt of Shareholder Approval, consummation of the Merger, have been duly authorized by all necessary action required by the Company’s Organizational Documents and the TBCA.
     3.3 Enforceability
     This Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and judicial discretion.

     3.4 Capital Stock
     (a) The Company’s authorized capital stock consists of 100,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock.
     (b) As of the date of this Agreement, the Company has 26,470,646 shares of Company Common Stock issued and outstanding. All of these shares are duly authorized, validly issued, fully paid and nonassessable, and none of them was issued in violation of or subject to any preemptive rights. As of the date of this Agreement, the Company holds 12,000 shares of Company Common Stock in treasury.
     (c) As of the date of this Agreement, the Company does not have any shares of Company Preferred Stock issued and outstanding or hold any shares of Company Preferred Stock in treasury.
     (d) As of the date of this Agreement, there are outstanding Company Stock Options to purchase a total of 964,682 shares of Company Common Stock, as listed in Schedule 3.4(d). Schedule 3.4(d) also provides, for each stock option listed, the name of the holder, the number of underlying shares, the date of grant, the applicable vesting schedule and the exercise price.
     (e) As of the date of this Agreement: (i) except as described in Section 3.4(b) , there are no outstanding shares of capital stock or other outstanding equity securities of the Company; and (ii) except as described in Section 3.4(d) or in Schedule 3.4(e), there are no outstanding Company Convertible Debentures or other debt securities of the Company convertible into or exchangeable for shares of capital stock of the Company or Company Stock Options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which the Company is party or by which it is bound providing for the Company’s issuance of any shares of Company Common Stock or Company Preferred Stock or other equity securities.
     (f) Except for the Voting Agreement, as provided in the Company’s articles of incorporation as amended to the date of this Agreement, and the lockup agreement entered into between the Company and certain of its Shareholders, there are no shareholder agreements, buy-sell agreements, voting trusts or other Contracts to which the Company or any Subsidiary is a party or by which it is bound relating to the voting or disposition of any shares of Company Common Stock or Company Preferred Stock or creating any obligation of the Company to repurchase, redeem or otherwise acquire or retire any shares of Company Common Stock or Company Preferred Stock or any Company Stock Options or warrants.
     (g) Schedule 3.4(g) lists for each Subsidiary its name and jurisdiction of incorporation and the number of authorized shares of each class of its capital stock. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and none of them was issued in violation of any preemptive rights.
     (h) Except as disclosed on Schedule 3.4(h), the Company holds of record and owns beneficially all of the issued and outstanding shares of capital stock of each Subsidiary, free and clear of any Liens (other than restrictions on transfer under the Securities Act and state securities Laws) and there are no other outstanding equity securities or equity equivalents of any Subsidiary.
     (i) There are no securities of any Subsidiary convertible into or exchangeable for shares of capital stock or other equity securities of the Subsidiary or options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which any Subsidiary is party or by which it is bound providing for its issuance of any shares of its capital stock or any other equity securities.
     (j) There are no stockholders agreements, buy-sell agreements, voting trusts or other Contracts to which any Subsidiary is a party or by which it is bound relating to the voting or disposition of any shares of the Subsidiary’s capital stock or creating any obligation of the Subsidiary to repurchase, redeem or otherwise acquire or retire any shares of its capital stock or any stock options or warrants.
     (k) Except for the Subsidiaries or as described in the Company SEC Reports, the Company does not own any shares of capital stock of or other equity interest in any corporation or other Person.
     3.5 No Violation
     Subject only to obtaining Shareholder Approval, the Company’s execution, delivery and performance of this Agreement will not, either directly or indirectly, and with or without Notice or the passage of time or both:
     (a) violate or conflict with its Organizational Documents or those of any Subsidiary;
     (b) except as disclosed on Schedule 3.5(b), result in a breach of or default under any Material Contract to which it or any Subsidiary is a party or by which it is bound;
     (c) result in the imposition or creation of any Lien (other than a Permitted Lien) upon any of its assets or any of the assets of any Subsidiary; or
     (d) violate or conflict with, or give any Governmental Authority the right to challenge the Merger or to obtain any other relief under, any Law or Order to which it or any Subsidiary is subject.
     3.6 No Consent Required
     Except (i) as required by the TBCA, the Texas BOC, the Securities Act, the Exchange Act, or applicable Takeover Statutes or (ii) disclosed on Schedule 3.6, and except for (iii) filing and recording appropriate documents for the Merger as required by the TBCA and the Texas BOC, the Company’s execution, delivery and performance of this Agreement do not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.
     3.7 SEC Reports and Financial Statements
     The Company has filed with the SEC all forms, reports, schedules, exhibits and other documents that it has been required to file (the “Company SEC Reports”), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the related SEC rules and regulations in effect on the date that it was filed with the SEC. None of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference in the Company SEC Reports, contained, as of their respective dates of filing (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of the filing), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any forms, reports or other documents with the SEC.
     The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the relevant published rules and regulations of the SEC and present fairly, in conformity with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and to the lack of footnotes and other presentation items).
     3.8 Equipment
     Schedule 3.8 contains a complete and accurate list of all of the Equipment of each of the Target Companies as of the date of this Agreement having an original purchase price of more than $10,000 per piece of Equipment and purchased since January 1, 2004 (grouping the Equipment listed by Target Company, and identifying each piece of Equipment by vendor, description, model number, serial number and location).
     3.9 Contracts
     (a) Schedule 3.9(a) consists of 12 subschedules which contain complete and accurate lists of the following Contracts of each Target Company as of the date of this Agreement (grouping the Contracts listed on each subschedule by Target Company, and listing each Contract only once if more than one listing otherwise would be required):
     (1) a list of its largest 20 Customer Contracts (by revenues for the 12-month period ending March 31, 2007) identifying each Customer Contract by name of customer, billing address and contract term (Schedule 3.9(a)(1));
     (2) all Equipment Leases involving monthly payments of more than $1,000, identifying each Equipment Lease by (i) vendor, description, model number, serial number and location and (ii) lessor, lessee and term of lease (Schedule 3.9(a)(2));
     (3) all current and former Facility Leases, identifying each Facility Lease by (i) name, location and use of the Facility in question, and (ii) for each current Facility Lease, lessor, lessee, rent payable and term of lease (Schedule 3.9(a)(3)); provided, however, that the Target Companies shall not be required to list any former Facility Lease which expired or was terminated prior to January 1, 2002 or any former Facility Lease for a Facility for which a Target Company has entered into a new Facility Lease on or after January 1, 2002;
     (4) any Contract (or series of related Contracts) for the purchase or sale of raw materials, parts, supplies, products or other personal property, or for the receipt of services, the performance of which will extend over a period of more than 90 days or involve payments in an amount exceeding $10,000 over the life of such Contract (Schedule 3.9(a)(4));
     (5) all Contracts with lenders evidencing or securing any indebtedness for borrowed money (Schedule 3.9(a)(5));
     (6) all Contracts with distributors and sales representatives of such Target Company (Schedule 3.9(a)(6));
     (7) all Contracts guaranteeing the contractual performance of or any payment by another Person (other than another Target Company) (Schedule 3.9(a)(7));
     (8) all Contracts creating a partnership or joint venture with another Person (Schedule 3.9(a)(8));
     (9) all Contracts restricting or purporting to restrict the geographical area or scope of business activities or limiting or purporting to limit the freedom to engage in any line of business or to compete with any Person (Schedule 3.9(a)(9));
     (10) all Contracts granting a right of first refusal or first negotiation with respect to any material asset (Schedule 3.9(a)(10));
     (11) all Contracts (other than Employee Benefit Plans) relating to employee compensation, employment, termination of employment or consulting services, including any Contract that would result in any benefit becoming payable to any Person following consummation of the Merger (Schedule 3.9(a)(11)); and
     (12) any Contract (or series of related Contracts) entered into outside of the Ordinary Course of Business and involving the expenditure or receipt by any party of an amount exceeding $25,000 over the life of such Contract (Schedule 3.9(a)(12)).
     (b) Each Material Contract of a Target Company is a legally valid and binding obligation of the Target Company and, to the Knowledge of the Company, the other Person or each of the other Persons party to the Contract.
     (c) No Target Company is in Default in a material respect under any Material Contract, and to the Company’s Knowledge, no other Person party to a Material Contract is in Default in any material respect under the Contract except as disclosed on Schedule 3.9(c); and no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) would result in a Default in a material respect by a Target Company under a Material Contract or would give any Person party to a Material Contract the right to exercise any remedy under the Contract or to cancel, terminate or modify the Material Contract.
     (d) Except as disclosed on Schedule 3.9(d), no Target Company has given Notice to or received Notice from any other Person relating to an alleged, possible or potential Default under any Material Contract.
     (e) For each current Facility Lease listed in Schedule 3.9(a)(3), the Target Company party to the Facility Lease has a good and valid leasehold interest in the Facility Lease free and clear of all Liens, except for (i) Taxes and general and special assessments not in default and payable without penalty and interest, (ii) easements, covenants and other encumbrances or restrictions that do not materially impair the current use, occupancy, value or marketability of the Target Company’s interest, (iii) any landlord’s or other statutory lien incidental to the Ordinary

     Course of Business and (iv) Permitted Liens.
     3.10 Real Property
     Schedule 3.10 contains a complete and accurate list of all Real Property that each Target Company owns as of the date of this Agreement (identified by Target Company and common name). For each item of Real Property listed in Schedule 3.10, title to the property is free and clear of all Liens, except for (i) Taxes and general and special assessments not in default and payable without penalty and interest, (ii) easements, covenants and other encumbrances or restrictions that do not materially impair the current use, occupancy, value or marketability of the property, (iii) statutory liens incidental to the Ordinary Course of Business and (iv) Permitted Liens.
     3.11 Permits
     (a) Schedule 3.11 contains a complete and accurate list of all material Permits held by each Target Company (grouping the Permits listed by Target Company). In the case of each material Permit held by a Target Company. Except as disclosed on Schedule 3.11:
     (1) the Permit is valid and in full force and effect;
     (2) the Target Company has complied with the terms of the Permit in all material respects;
     (3) to Company’s Knowledge, no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) would constitute or result in the Target Company’s violation of or failure to comply with the Permit or result in the revocation, withdrawal, suspension, cancellation, termination or material modification of the Permit;
     (4) the Target Company has not received any written Notice from any Governmental Authority or other Person that has not been resolved regarding (i) any actual, alleged or potential violation of or failure to comply with the Permit or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination or modification of the Permit; and
     (5) since January 1, 2004 the Target Company has duly filed on a timely basis all applications that were required to be filed for the renewal of the Permit and has duly made on a timely basis all other filings, if any, required to have been made in respect of the Permit.
     (b) Each Target Company holds all material Permits that it requires for the lawful conduct of the Business as it is currently conducted.
     3.12 Intellectual Property
     Except as disclosed on Schedule 3.12, each Target Company owns or has the valid and enforceable right to use all Intellectual Property of any kind necessary for or used in its conduct of the Business as it is currently conducted.

     3.13 Undisclosed Liabilities
     Except as disclosed in Schedule 3.13, no Target Company has any Liabilities (including, for example, any indemnification Liabilities) except for (i) Liabilities disclosed in the financial statements included in the Company’s SEC Reports or (ii) Liabilities incurred in the Ordinary Course of Business since January 1, 2007.
     3.14 Taxes
     (a) Except as disclosed on Schedule 3.14(a), each Target Company has filed all material Tax Returns that it was required to file prior to the date of this Agreement, all of the Tax Returns that it filed were correct and complete in all material respects, and all material amounts of Taxes due in connection with these Tax Returns have been paid.
     (b) No federal or state income Tax Return that any Target Company filed prior to the date of this Agreement is currently under audit or examination by a Governmental Authority, and no Target Company has received Notice from any Governmental Authority that (i) any federal or state income Tax Return that it filed will be audited or examined or that (ii) it is or may be liable for a material amount of additional Taxes in respect of any Tax Return or for the payment of a material amount of Taxes in respect of a Tax Return that it did not file (because, for example, it believed that it was not subject to taxation by the jurisdiction in question).
     (c) Except as disclosed on Schedule 3.14(c), no Target Company had any amount of delinquent Taxes as of April 30, 2007. The Target Companies’ consolidated net operating loss for federal income Tax purposes was $19,384,698 as of December 31, 2006.
     (d) No Target Company has extended the time in which to file any Tax Return or extended or waived the statute of limitations for the assessment of any Tax other than through the obtaining of routine, automatic extensions of time to file.
     (e) No Target Company has filed a consent under §341(f) of the Internal Revenue Code (relating to collapsible corporations) or made any payments, or is or could become obligated under an existing Contract (including a Company Stock Option) to make any payments, that are not deductible under § 280G of the Internal Revenue Code (relating to “golden parachute” payments).
     (f) Schedule 3.14(f) lists all federal and all material other income Tax Returns that each of the Target Companies has filed since January 1, 2004. No Target Company is a party to any agreement providing for the allocation or sharing of Taxes.
     (g) Company has not been at any time during the applicable period specified in § 897(c)(1)(A)(ii) of the Internal Revenue Code, a “United States real property holding corporation” within the meaning of § 897(c) of the Internal Revenue Code.
     (h) No Target Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of § 355(a)(1)(A) of the Internal Revenue Code) in a distribution of stock qualifying for tax-free treatment under § 355 of the Internal Revenue Code in the two years prior to the date of this Agreement.

     3.15 No Material Adverse Change
     Since January 1, 2007, (i) there has not been any change in the Company’s consolidated financial position, results of operations or assets, and (ii) no event has occurred or circumstance exists relating to Company or any Subsidiary that, in either such case, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect.
     3.16 Employee Benefits
     (a) Schedule 3.16(a) contains a complete and accurate list of all Employee Benefit Plans under which each Target Company has any obligation or Liability whether contingent or otherwise (grouping the Employee Benefit Plans by Target Company).
     (b) In the case of each Employee Benefit Plan listed in Schedule 3.16(a):
     (1) the plan has been maintained and operated in material compliance with the applicable requirements of ERISA, the Internal Revenue Code and any other Law;
     (2) all required contributions to or premiums or other payments in respect of the plan have been timely paid;
     (3) to the Company’s Knowledge, there have been no “prohibited transactions” (as defined in § 406 of ERISA and §4975 of the Internal Revenue Code) in respect of the plan which could reasonably result in Liability to a Target Company; and
     (4) no Suit in respect of the administration or operation of the plan or the investment of plan assets is pending or, to Company’s Knowledge, Threatened, and to Company’s Knowledge, there is no basis for any such Suit.
     (c) Except to the extent required by § 4980B of the Internal Revenue Code or any similar state law, no Target Company provides health or other welfare benefits to any retired or former employee or is obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.
     (d) No Target Company maintains or has ever maintained an Employee Benefit Plan that is or was subject to the “minimum funding standards” of § 302 of ERISA or Title IV of ERISA.
     (e) No Target Company contributes to or at any time has been required to contribute to any “multiemployer plan” (as defined in § 3(37) of ERISA).
     (f) Each Employee Benefit Plan listed in Schedule 3.16(a) and any related trust intended to qualify under § 401(a) of the Internal Revenue Code has received a determination from the Internal Revenue Service that it so qualifies.
     (g) Except as contemplated by this Agreement, neither the execution of this Agreement nor the consummation of the Merger will result in an increase in benefits under any Employee Benefit Plan listed in Schedule 3.16(a) or any Contract with any current, former or retired employee of the Company or an acceleration of the time of payment or vesting of any benefits.

     3.17 Insurance
     (a) Schedule 3.17(a) consists of three subschedules:
     (1) all insurance policies in effect on the date of this Agreement under which any Target Company or any director or officer of a Target Company (in his or her capacity as a director or officer) is insured (Schedule 3.17(a)(1));
     (2) all self-insurance arrangements by any Target Company in effect on the date of this Agreement (Schedule 3.17(a)(2)); and
     (3) all obligations of any Target Company to provide insurance coverage to any Person other than an employee (Schedule 3.17(a)(3)).
     (b) Except as disclosed on Schedule 3.17(b), in the case of each pending claim under an insurance policy listed on Schedule 3.17(a), the insured Target Company has not received (i) any refusal of coverage, (ii) any Notice that a defense will be afforded with a reservation of rights or (iii) any Notice of cancellation or any other indication that the policy is no longer in full force or effect or will not be renewed or that the insurance company is unwilling or unable to perform its obligations.
     3.18 Compliance
     (a) Except as disclosed in Schedule 3.18, since January 1, 2004, each Target Company has complied with, and is currently in compliance with, each Law and Order that is or was applicable to it or to the conduct of the Business by such Target Company, except for any such Laws or Orders the violation of which would not have a Material Adverse Effect.
     (b) No Target Company has received any written Notice from any Governmental Authority or other Person that has not been resolved regarding (i) any actual, alleged or potential violation of or failure to comply with any applicable Law or Order or (ii) any actual, alleged or potential obligation to undertake or bear all or any portion of the cost of any remedial action of any kind.
     3.19 Legal Proceedings
     (a) Schedule 3.19(a) consists of two subschedules and lists:
     (1) all Suits pending as of the date of this Agreement in which any Target Company is a party (Schedule 3.19(a)(1)); and
     (2) all other Suits since January 1, 2004 through the date of this Agreement involving monetary claims of more than $50,000 or requests for injunctive relief in which any Target Company was a party (Schedule 3.19(a)(2)).
     (b) Except as disclosed on Schedule 3.19(b), none of the pending Suits listed in Schedule 3.19(a)(1) would reasonably be expected to have a Material Adverse Effect.
     (c) To Company’s Knowledge, there is no Suit Threatened or investigation pending against any Target Company as of the date of this Agreement.

     3.20 Absence of Certain Events
     Except as disclosed in Schedule 3.20, since January 1, 2007 through the date of this Agreement, no Target Company has:
     (a) sold, leased, transferred or disposed of any of its assets (but not including any assets pledged or hypothecated) used, held for use or useful in conduct of the Business except in the Ordinary Course of Business;
     (b) entered into any Contract, other than any Contracts relating to this Merger, relating to the Business except in the Ordinary Course of Business;
     (c) terminated, accelerated or modified any Material Contract relating to the Business to which it is or was a party or by which it is or was bound, or has agreed to do so, or has received Notice that another party has done so or intends to do so, except in the case of Contracts that expired in accordance with their terms or that were terminated in the Ordinary Course of Business;
     (d) imposed or permitted any Lien (other than a Permitted Lien) on any of its assets except in the Ordinary Course of Business;
     (e) delayed or postponed beyond its normal practice payment of its vendor accounts payable and other Liabilities;
     (f) cancelled, compromised, waived or released any claim or right outside of the Ordinary Course of Business;
     (g) experienced any damage, destruction or loss to any material portion of its assets used, held for use or useful in conduct of the Business (whether or not covered by insurance);
     (h) changed the base compensation or other terms of employment of any of its employees except in the Ordinary Course of Business;
     (i) paid a bonus to any employee;
     (j) adopted a new Employee Benefit Plan, terminated any existing plan or increased the benefits under or otherwise modified any existing plan except as contemplated in this Agreement;
     (k) amended its Organizational Documents;
     (l) issued, sold, redeemed or repurchased, or effected any split, combination or reclassification of, any shares of its capital stock or other securities or retired any indebtedness;
     (m) granted any stock options;
     (n) declared or paid any dividends or made any other distributions in respect of its capital stock;
     (o) made, or guaranteed, any loans or advances to another Person, other than a Target Company or advances to employees of bonus or salary that have been repaid or earned in full prior to the date hereof, or made any investment or commitment to invest in any Person other than a Target Company;
     (p) made any capital expenditures in excess of $25,000 in the aggregate;
     (q) made any change in its accounting principles or methods; or
     (r) entered into any Contract to do any of the matters described in the preceding clauses (a)–(q).
     3.21 Environmental Matters
     (a) Except as disclosed on Schedule 3.21(a), each Target Company is, and has been at all times since January 1, 2004, in compliance in all material respects with all applicable Environmental Laws and Occupational Safety and Health Laws, and to the Company’s Knowledge, there are no facts, circumstances or conditions that would reasonably be expected to prevent compliance in the future.
     (b) Except as disclosed on Schedule 3.21(b), no Target Company has received any Notice from any Governmental Authority, any private citizen acting in the public interest, the current or prior owner or operator of any current or former Facility, or any other Person, of (i) any actual or potential violation or failure to comply with any Environmental Laws or (ii) any actual or potential Cleanup Liability or other Environmental Liability.
     3.22 Employees
     Schedule 3.22 contains a complete and accurate list of the following information for the employees of each Target Company as of the date of this Agreement (grouping the employees by Target Company), including employees on leave of absence: name; job title; date of hire; current base compensation; and changes in base compensation since January 1, 2006 (or date of hire, if later). Except as disclosed on Schedule 3.22, to the Company’s Knowledge, no employee of any Target Company is a party to or is otherwise bound by any Contract or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, that presently limits or restricts the scope of his or her duties as an employee of the Surviving Corporation (or of a Subsidiary of the Surviving Corporation).
     3.23 Labor Relations
     No Target Company is or has ever been a party to any collective bargaining agreement or other labor Contract other than individually negotiated employment or similar agreements. No Target Company is experiencing, or has experienced at any time, and, to Company’s Knowledge, there is no reasonable basis to expect any Target Company to experience: (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees; (ii) any Suit relating to the alleged violation of any Law or Order relating to labor relations or employment matters (including any charge or complaint filed by an employee or union with the U.S. National Labor Relations Board or Equal Employment Opportunity Commission or any other comparable Governmental Authority); (iii) any other labor or employment dispute that would reasonably be expected to have a Material Adverse Effect; or (iv) any activity to organize or establish a collective bargaining unit, trade union or employee association.
     3.24 Broker’s Fee
     No Target Company has any Liability or obligation to pay any fees or commissions to any broker,

finder or agent with respect to the transactions contemplated by this Agreement.
     3.25 Takeover Statutes
     No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal Laws applicable to the Company (“Takeover Statutes”) is applicable to the Merger.
     3.26 Joint Disclosure Document
     None of the information supplied by the Company for inclusion or incorporation by reference in the Joint Disclosure Proxy Statement (and each amendment of or supplement to the Joint Disclosure Document, if any) will, on the date it is mailed to the Shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
     3.27 Vote Required
     Assuming the redemption at or prior to Closing of all of the issued and outstanding shares of Company Preferred Stock, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of holders of any class or series of Company’s capital stock necessary to adopt this Agreement and to consummate the Merger.
Article 4
Representations and Warranties of
Parent and MergerSub
     Except as disclosed in the Parent SEC Reports, Parent and MergerSub represent and warrant to Company as follows:
     4.1 Organization
     Each of Parent and MergerSub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Texas, respectively, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts. Parent directly owns all of the issued and outstanding shares of MergerSub’s capital stock.
     4.2 Authority
     Each of Parent and MergerSub has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and MergerSub, including without limitation the issuance of the Parent Notes by Parent, have been duly authorized by all necessary action required by their respective Organizational Documents and applicable Law.
     4.3 Enforceability
     This Agreement constitutes a legally valid and binding obligation of Parent and MergerSub, enforceable against them in accordance with its terms except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and judicial discretion.
     4.4 No Violation
     The execution, delivery and performance of this Agreement by Parent and MergerSub will not, in the case of each of them, either directly or indirectly (and with or without Notice or the passage of time or both):
     (a) violate or conflict with its Organizational Documents;
     (b) result in a breach of or default under any material Contract to which it is a party or by which it is bound;
     (c) result in the imposition or creation of any Lien (other than a Permitted Lien) upon any of its assets; or
     (d) violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Merger or to obtain any other relief under, any Law or Order to which it is subject.
     4.5 No Consent Required
     Except (i) as required by the Securities Act, the Exchange Act, The Nasdaq Stock Market, Inc. or applicable Takeover Statutes, and except for (ii) filing and recording appropriate documents for the Merger as required by the TBCA and the Texas BOC, the execution, delivery and performance of this Agreement by Parent and MergerSub do not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.
     4.6 SEC Reports and Financial Statements
     Parent has filed with the SEC all forms, reports, schedules, exhibits and other documents that it has been required to file (“Parent SEC Reports”), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the related SEC rules and regulations in effect on the date that it was filed with the SEC. None of the Parent SEC Reports, including any financial statements or schedules included or incorporated by reference in the Parent SEC Reports, contained, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of the filing), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
     The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the relevant published rules and regulations of the SEC and present fairly, in conformity with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates indicated and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and to the lack of footnotes and other presentation items).

     4.7 Broker’s Fee
     Neither Parent nor MergerSub has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
     4.8 MergerSub Formation
     MergerSub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, MergerSub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations under this Agreement and related ancillary matters.
     4.9 Joint Disclosure Document
     None of the information supplied or to be supplied by Parent and MergerSub for inclusion or incorporation by reference in the Joint Disclosure Proxy Statement (and each amendment of or supplement to the Joint Disclosure Document, if any) will, on the date it is mailed to the Shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
     4.10 Board Approval
     The board of directors of MergerSub, by unanimous written consent, has unanimously approved this Agreement and declared it advisable and in the best interests of MergerSub’s sole stockholder.
     4.11 Vote Required
     The affirmative vote of Parent, as the sole stockholder of MergerSub, is the only vote of the stockholders of Parent or the stockholders of MergerSub necessary to adopt this Agreement.
Article 5
Events Prior to Closing
     5.1 General
     Pending Closing, each Party shall use its reasonable best efforts to take all actions and to do all things necessary in order to consummate the Merger (including, in the case of Company, satisfaction, but not waiver, of the Company Closing Conditions in its control, and in the case of Parent and MergerSub, satisfaction, but not waiver, of the Parent Closing Conditions in their respective control).
     5.2 Conduct of Business by Company
     Pending Closing:
     (a) the Company shall, and shall cause each Subsidiary to, conduct the Business only in the Ordinary Course of Business and with no less diligence and effort than would be applied in the absence of this Agreement; and
     (b) without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned, the Company shall not, and shall cause each Subsidiary not to,

take any affirmative action that results in the occurrence of an event described in Section 3.20 or fail to take any reasonable action within its control that would avoid the occurrence of an event described in Section 3.20.
     5.3 SEC Filings
     (a) As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement under the Exchange Act containing the information required to be furnished to the Shareholders in connection with the vote of the Shareholders at the Shareholders Meeting.
     (b) As promptly as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration under Securities Act relating to the offering and issuance of the Parent Notes (the “Registration Statement”) and a statement of eligibility and qualification under the Trust Indenture Act on Form T-1.
     (c) In each case, the filing Party shall use its reasonable best efforts to respond to the comments of the SEC and, in the case of the Company, to clear the preliminary proxy statement with the SEC as promptly as practicable and, in the case of Parent, to have the Registration Statement declared effective under the Securities Act as promptly as practicable.
     (c) The Company and Parent shall provide one another with whatever information and assistance with these filings that the other reasonably may request, and shall provide copies to one another of all written comments from the SEC and inform one another of all oral comments.
     (d) Parent shall use its reasonable best efforts to keep the Registration Statement effective for as long as necessary to consummate the Merger, and shall take all actions that may be necessary in connection with the offering and issuance of the Parent Notes.
     5.4 Shareholders Meeting
     Once the preliminary proxy statement has been cleared by the SEC and the Registration Statement has been declared effective, the Company shall call a special meeting of the Shareholders (the “Shareholders Meeting”) to be held as soon as practicable for the purpose of obtaining Shareholder Approval and shall mail the Joint Disclosure Document to the Company’s Shareholders. In this regard:
     (a) the Company’s board of directors shall recommend approval and adoption of this Agreement and the Merger by Company’s Shareholders and, except as permitted by Section 5.8(c), shall not withdraw, amend, or modify its recommendation in a manner adverse to Parent (or announce publicly its intention to do so);
     (b) the Joint Disclosure Document shall contain the recommendation of the Company’s board of directors that the Shareholders vote in favor of adoption of this Agreement and the Merger;
     (c) subject to the fiduciary duties of the board of directors and Section 5.8, the Company shall use its reasonable best efforts to obtain Shareholder Approval;
     (d) the Company shall otherwise comply in all material respects with all legal requirements applicable to the Shareholders Meeting; and

     (e) prior to mailing the Joint Disclosure Statement, the Company shall obtain the opinion of Van Amburgh Valuation Associates, Inc., as financial advisor to the Company, to the effect that the Merger Consideration to be received by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.
     5.5 Other Filings by Company
     As promptly as practicable after the date of this Agreement, the Company shall give each Notice, make each filing and obtain each Permit or other Consent listed on Schedule 3.6, if any. To the extent that the cooperation of Parent and MergerSub is necessary or, in the Company’s reasonable judgment, desirable, Parent and MergerSub shall cooperate with the Company in regard to any Notices, filings, Permits and other Consents listed on Schedule 3.6.
     5.6 Access to Information
     Pending Closing, the Company shall, and shall cause each Subsidiary to (i) give Parent and its representatives (including counsel, financial advisors and accountants) access during normal business hours (but without unreasonable interference with operations) to its Facilities and Books and Records and other documents and (ii) make its officers and employees available to respond to reasonable inquiries regarding the Company, the Subsidiaries and the Business. The Company shall furnish Parent and its representatives with all information and copies of all documents concerning the Company, the Subsidiaries and the Business that Parent and its representatives reasonably request. The Company shall furnish to Parent, at the earliest time that they are available, such monthly and quarterly financial statements and data as are routinely prepared by Company.
     5.7 Notice of Developments
     Pending Closing, each Party shall promptly give Notice to the other Party of: (i) any fact or circumstance of which a Party becomes aware that causes or constitutes an inaccuracy in any of Party’s representations and warranties in Articles 3 or 4 on the date of this Agreement that would reasonably be expected to result in a failure to satisfy any Parent Closing Condition or Company Closing Condition; (ii) any breach of or default of any Party’s other obligations in this Article 5 that would reasonably be expected to result in a failure to satisfy any Parent Closing Condition or Company Closing Condition; or (iii) the occurrence of any event that may make satisfaction of any Parent Closing Condition or Company Closing Condition impossible or unlikely. The delivery of any Notice pursuant to this Section 5.8 shall not, however, cure any inaccuracy, breach or default or limit or otherwise affect the rights, obligations or remedies available to any Party under this Agreement.
     5.8 Acquisition Proposals
     (a) Immediately after the execution and delivery of this Agreement, the Company shall cease and terminate any existing activities, discussions or negotiations with any parties previously conducted in respect of any possible Acquisition Proposal, and shall cause its affiliates and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors and representatives to do the same. The Company shall take all necessary steps promptly to inform the individuals or entities referred to in the next sentence of this Section 5.8(a) of the obligations undertaken in this Section 5.8(a). From the date of this Agreement and prior to the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, the Company shall not, and shall not authorize or cause any Subsidiary or any officer, director or employee of Company or any Subsidiary, or any investment banker, attorney, accountant or other advisor or representative of Company or any Subsidiary, to directly or indirectly: (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal; or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or reasonably would be expected to lead to, any Acquisition Proposal.
     (b) Notwithstanding the limitation in clause (ii) of the third sentence of Section 5.8(a), if the Company receives a bona fide written proposal or offer that the Company’s board of directors determines in good faith is or would reasonably be expected to result in a third party making a Superior Company Proposal, the Company may (i) furnish information with respect to the Company to the Person making such proposal or offer (if the Person first enters into a confidentiality agreement with Company containing restrictions as to confidentiality substantially equivalent to or more protective of the Company than those in the confidentiality agreement between the Company and Parent), and (ii) participate in discussions or negotiations with such person regarding such proposal or offer.
     (c) Except as expressly permitted by this Section 5.8, the Company’s board of directors shall not approve or recommend to Shareholders any Acquisition Proposal. Nothing contained in this Agreement shall prohibit Company from complying with Rule 14e-2 under the Exchange Act with regard to any Acquisition Proposal or making any disclosure to Company’s Shareholders which, in the good faith reasonable judgment of the Company’s board of directors, is required under applicable Law. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company’s board of directors permitted by, and taken in accordance with, this Section 5.8 shall not constitute a breach of this Agreement by the Company.
     (d) In the event that the Company receives a Superior Company Proposal, nothing contained in this Agreement shall prevent the Company’s board of directors or an Authorized Officer of the Company from executing or entering into an agreement relating to such Superior Company Proposal and recommending such Superior Company Proposal to the Shareholders; and in such a case, the Company’s board of directors may withdraw, modify or refrain from making its recommendation (including a declaration of advisability) of the Merger and/or adoption of this Agreement, and, to the extent the board does so, that Company may refrain from calling, providing notice of and holding the Shareholders Meeting to adopt this Agreement and from soliciting proxies or consents to secure the vote or written consent of its stockholders to adopt this Agreement and may terminate this Agreement.
     5.9 Public Announcements
     Each of Parent, Subsidiary and Company shall consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as required by Law or the rules of The Nasdaq National Market, Inc.
     5.10 Fees and Expenses
     If the Merger is consummated, the Surviving Corporation shall pay the Company’s Transaction Expenses, up to (i) $100,000 plus (ii) the aggregate amount of Transaction Expenses included in the Company’s Adjusted Liabilities. If the Merger is not consummated, all Transaction Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the

Party incurring them.
     5.11 Termination of Employment Agreements
     At or prior to Closing, the Company shall terminate all of its existing employment agreements and accrue all severance payments and other termination liabilities to its employees. The Company shall obtain an appropriate release from each employee whose employment agreement is terminated.
     5.12 Notice of Redemption and Repayment
     When the Joint Disclosure Document is mailed to Shareholders, the Company shall also concurrently give notice to all of the holders of the Company Convertible Debentures that the Company will repay all of its indebtedness under the Company Convertible Debentures at Closing.
Article 6
Conditions to Closing
     6.1 Parent Closing Conditions
     The respective obligations of Parent and MergerSub to consummate the Merger and to take the other actions that they are respectively required to take at Closing are subject to the satisfaction of each of the following conditions (the “Parent Closing Conditions”) prior to or at Closing:
     (a) the Company’s representations and warranties in Article 3, as qualified or limited by any exceptions in the Schedules to Article 3, are true and correct in all material respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all material respects only as of that date), except to the extent that such representations and warranties are qualified by the term “in all material respects,” in which case such representations and warranties as so written shall be true and correct in all respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all respects only as of that date);
     (b) the Company has performed, complied with or satisfied in all material respects all of the its obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy at or prior to Closing;
     (c) holders of shares of Company Common Stock representing no more than 7.5% of the outstanding shares of Company Common Stock have exercised (and not withdrawn or otherwise forfeited) the rights of a dissenting owner under Section 5.11 et seq. of the TBCA with respect to their shares of Company Common Stock;
     (d) Shareholder Approval has been obtained;
     (e) Parent has entered into consulting agreements and noncompetition agreements on mutually acceptable terms with each of the officers, directors, employees and Shareholders listed on Schedule 6.1(e);
     (f) no temporary restraining order, preliminary or permanent injunction or other Order issued by a court or Governmental Authority has been issued and is in effect making the Merger illegal or otherwise prohibiting consummation of the Merger; and

     (e) the registration of the Parent Notes under the Securities Act has been declared effective by the SEC.
     Parent and MergerSub may waive any Parent Closing Condition specified in this Section 6.1 by a written waiver delivered to Company at any time prior to or at Closing.
     6.2 Company Closing Conditions
     The obligation of Company to consummate the Merger and to take the other actions that it is required to take at Closing is subject to the satisfaction of each of the following conditions (the “Company Closing Conditions”) prior to or at Closing:
     (a) the representations and warranties of Parent and MergerSub in Article 4 are true and correct in all material respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all material respects only as of that date), except to the extent that such representations and warranties are qualified by the term “in all material respects,” in which case such representations and warranties as so written shall be true and correct in all respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all respects only as of that date);
     (b) Parent and MergerSub have performed, complied with or satisfied in all material respects all of the their respective obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy at or prior to Closing;
     (c) Shareholder Approval has been obtained; and
     (d) no temporary restraining order, preliminary or permanent injunction or other Order issued by a court or Governmental Authority has been issued and is in effect making the Merger illegal or otherwise prohibiting consummation of the Merger.
     The Company may waive any Company Closing Condition specified in this Section 6.2 by a written waiver delivered to Parent and MergerSub at any time prior to or at Closing.
Article 7
Events Following Closing
     7.1 Payment of Certain Liabilities
     Parent shall cause the Surviving Corporation to pay all of the Liabilities listed on the attached Exhibit C no later than 30 days after Closing.
     7.2 Release of Guarantors
     As of Closing, Parent shall indemnify each officer, director and other person listed on the attached Exhibit D against any loss, damage, cost or expense (including reasonable attorneys’ fees) as such loss, damages, costs and expenses are incurred by reason of his guaranty of the Liability or Liabilities specified opposite his name on Exhibit D, and shall obtain his release from each of his guaranties no later than 30 days after Closing.

     7.3 Shareholder Representative
     (a) As of the Effective Time, without further act of any holder of Company Shares, the Shareholder Representative shall be appointed as agent and attorney-in-fact for each holder of Company Shares, to give and receive notices and communications and to take any and all action on behalf of the holders of Company Shares pursuant to this Agreement and in connection with the Parent Notes, including, but not limited to, asserting, prosecuting or settling any claim against the Surviving Corporation or Parent or defending or settling any claim asserted by the Surviving Corporation or Parent. Such Shareholder Representative may be changed by the consent of holders representing a majority of the Company Shares immediately prior to the Effective Time from time to time upon written notice given to the Surviving Corporation and the Shareholder Representative. Any vacancy in the position of Shareholder Representative may be filled by the remaining Shareholder Representative, if any, subject to the right of holders representing a majority of the outstanding Company Shares immediately prior to the Effective Time to replace any Shareholder Representative so appointed. No bond shall be required of the Shareholder Representative. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the holders of Company Shares. The Shareholder Representative shall not be liable to any Shareholder or other Person for any action taken, or declined to be taken, in good faith and in the exercise of reasonable judgment.
     (b) A decision, act, consent or instruction of the Shareholder Representative (acting in its capacity as the Shareholder Representative) shall constitute a decision of all the holders of Company Shares and shall be final, binding and conclusive upon each of such holders, and the Surviving Corporation and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each such holder of Company Shares.
     (c) $250,000 from the aggregate Cash Consideration Per Share shall be placed by Parent at Closing into an escrow account (the “Shareholder Representative Holdback Account”) with Park Cities Bank, Dallas, Texas (the “Holdback Escrow Agent”), which amount shall be made available for use by the Shareholder Representative for the costs and expenses, including, without limitation, the costs of the Holdback Escrow Agent and legal fees, incurred by the Shareholder Representative in fulfilling the duties of such position hereunder, including without limitation those duties set forth in Section 7.7 hereof. Any funds remaining in the Shareholder Representative Holdback Account on the date of the last payment payable under the Parent Notes shall be distributed on a Pro Rata Basis to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b).
     7.4 Closing Date Adjustment
     (a) Following Closing, Parent and the Shareholder Representative shall determine and agree on, following the procedures described in subsections (d), (e), (f) and (g) of this Section 7.4, (i) the Company’s Adjusted Liabilities and (ii) its consolidated total current assets as of the Closing Date determined in accordance with GAAP (“Adjusted Current Assets”).
     (b) If the excess of the Company’s Adjusted Liabilities over its Adjusted Current Assets (the “Liability Excess”) is less than the Threshold, the aggregate Merger Consideration shall be increased by an amount equal to the Threshold less the Liability Excess. If the Liability Excess is more than the Threshold, the aggregate Merger Consideration shall be reduced by an amount equal to the Liability Excess less the Threshold. In either case, this adjustment shall be made in accordance with Section 7.6.

     (c) As used in this Section 7.4, “Threshold” means $4,340,000 (including no more than $90,000 in capital expenditures since June 1, 2007). To the extent that the sum of (i) the Merger Consideration payable under Section 2.4(e) and (ii) the amounts payable pursuant to Section 2.5(h) in respect of Company Stock Options exceeds $54,350,000, the Threshold shall be reduced dollar-for-dollar by the amount of the excess.
     (d) Parent shall prepare a schedule of Adjusted Liabilities and Adjusted Current Assets (the “Post-Closing Schedule”) no later than 75 days after Closing and promptly furnish a copy of such Post-Closing Schedule to the Shareholder Representative.
     (e) If the Shareholder Representative accepts Parent’s Post-Closing Schedule, or if the Shareholder Representative fails to give Notice to Parent of any objection within 30 days after receipt of a copy of such schedule, Parent’s Post-Closing Schedule shall become binding.
     (f) If the Shareholder Representative gives Notice to Parent of an objection to Parent’s Post-Closing Schedule within 30 days after receipt of a copy thereof, Parent and the Shareholder Representative shall attempt in good faith to resolve their differences. In this regard, Parent shall make copies of all relevant Books and Records, workpapers and other information available to the Shareholder Representative and his accounting representatives. If Parent and the Shareholder Representative are able to resolve all of their differences, Parent’s Post-Closing Schedule, as modified to reflect the resolution of the differences between Parent and the Shareholder Representative, shall become binding.
     (g) If Parent and the Shareholder Representative are unable to resolve all of their differences within 30 days after the Shareholder Representative gives Notice to Parent of an objection to Parent’s Post-Closing Schedule, Parent and the Shareholder Representative shall submit any disputed items to a mutually acceptable accounting firm for a determination of the correct amounts; provided, however, that in the event that Parent and the Shareholder Representative are not able to agree upon a mutually acceptable accounting firm within 10 calendar days of the date on which both such parties become aware of such dispute, Parent shall select an accounting firm that is not the regular accounting firm of Parent, the Shareholder Representative shall select an accounting firm that was not the regular accounting firm of the Company, and the two firms so selected shall select a third accounting firm that is not the regular accounting firm of Parent and was not the regular accounting firm of the Company which shall serve as the accounting firm to resolve such dispute for purposes of this Section 7.4. The accounting firm shall have access to all relevant Books and Records, workpapers and other information available. The accounting firm’s determination shall be binding on Parent and the Shareholder Representative, and Parent’s Post-Closing Schedule, as modified to reflect (i) those differences, if any, that Parent and the Shareholder Representative were able to resolve and (ii) the accounting firm’s determination with regard to the remaining disputed items, shall become binding.
     7.5 Revenue Adjustment
     (a) Following Closing, Parent and the Shareholder Representative shall determine and agree on, following the procedures described in subsections (c), (d), (e) and (f) of this Section 7.5, the Company’s Annualized Additional Revenues.
     (b) If Measured Revenues are $16,000,000 or more, there shall not be any adjustment to the aggregate Merger Consideration. If Measured Revenues are less than $16,000,000, the aggregate Merger Consideration shall be reduced by an amount equal to the product of (i) $16,000,000 less the amount of Measured Revenues multiplied by (ii) 3.375. This adjustment shall be made in accordance with Section 7.6.
     (c) Parent shall prepare a schedule of Annualized Additional Revenues (the “Revenues Schedule”) no later than 45 days after the expiration of the Measurement Period and promptly furnish a copy to the Shareholder Representative.
     (d) If the Shareholder Representative accepts Parent’s Revenues Schedule, or if the Shareholder Representative fails to give Notice to Parent of any objection within 30 days after receipt of a copy of such schedule, Parent’s Revenues Schedule shall become binding.
     (e) If the Shareholder Representative gives Notice to Parent of an objection to Parent’s Revenues Schedule within 30 days after receipt of a copy thereof, Parent and the Shareholder Representative shall attempt in good faith to resolve their differences. In this regard, Parent shall make copies of all relevant Books and Records, workpapers and other information available to the Shareholder Representative and his accounting representatives. If Parent and the Shareholder Representative are able to resolve all of their differences, Parent’s Revenues Schedule, as modified to reflect the resolution of the differences between Parent and the Shareholder Representative, shall become binding.
     (f) If Parent and the Shareholder Representative are unable to resolve all of their differences within 30 days after the Shareholder Representative gives Notice to Parent of an objection to Parent’s Revenues Schedule, Parent and the Shareholder Representative shall submit any disputed items to a mutually acceptable accounting firm for a determination of the correct amounts; provided, however, that in the event that Parent and the Shareholder Representative are not able to agree upon a mutually acceptable accounting firm within 10 calendar days of the date on which both such parties become aware of such dispute, Parent shall select an accounting firm that is not the regular accounting firm of Parent, the Shareholder Representative shall select an accounting firm that was not the regular accounting firm of the Company, and the two firms so selected shall select a third accounting firm that is not the regular accounting firm of Parent and was not the regular accounting firm of the Company which shall serve as the accounting firm to resolve such dispute for purposes of this Section 7.5. The accounting firm shall have access to all relevant Books and Records, workpapers and other information available. The accounting firm’s determination shall be binding on Parent and the Shareholder Representative, and Parent’s Revenues Schedule, as modified to reflect (i) those differences, if any, that Parent and the Shareholder Representative were able to resolve and (ii) the accounting firm’s determination with regard to the remaining disputed items, shall become binding.
     7.6 Adjustment to Merger Consideration
     When both the Post-Closing Schedule under Section 7.4 and the Revenues Schedule under Section 7.5 have become binding, the aggregate Merger Consideration shall be adjusted as follows:
     (a) If there is an increase in the aggregate Merger Consideration pursuant to Section 7.4(b) and no adjustment to the aggregate Merger Consideration pursuant to Section 7.5(b), Parent shall within three calendar days of such determination deposit cash equal to the increase in the aggregate Merger Consideration with the Paying Agent for distribution on a Pro Rata Basis to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b).

     (b) If there is an increase in the aggregate Merger Consideration pursuant to Section 7.4(b) and a reduction in the aggregate Merger Consideration pursuant to Section 7.5(b), the two amounts shall be added together to determine the net adjustment to the aggregate Merger Consideration, and
     (1) if the net adjustment is an increase in the aggregate Merger Consideration, Parent shall within three calendar days of such determination deposit cash equal to the increase in the aggregate Merger Consideration with the Paying Agent for distribution on a Pro Rata Basis to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b); and
     (2) if the net adjustment is a reduction in the aggregate Merger Consideration, the principal amount of the Parent Notes distributed or to be distributed to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b) shall be reduced (or deemed to be reduced), retroactive to the Closing Date, on a Pro Rata Basis in an aggregate amount equal to the reduction in the aggregate Merger Consideration.
     (c) If there is a reduction in the aggregate Merger Consideration pursuant to Section 7.4(b) and a reduction in the aggregate Merger Consideration pursuant to Section 7.5(b), the two amounts shall be added together to determine the combined reduction in the aggregate Merger Consideration, and the principal amount of the Parent Notes distributed or to be distributed to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b) shall be reduced (or deemed to be reduced), retroactive to the Closing Date, on a Pro Rata Basis in an aggregate amount equal to the combined reduction in the aggregate Merger Consideration.
     7.7 Certain Litigation
     (a) On May 14, 2007, a Texas jury found EnviroClean Management Services, Inc., a Texas corporation and a subsidiary of the Company (“EMSI”) liable in connection with case number 05-04255-E in the County Court Law No. 5, Dallas County, Texas titled Kathleen Bohne and David Ross, Independent Executor of the Estate of Robert E. Bohne v. MedSolutions, Inc., EnviroClean Management Services, Inc., Turner Bruce Yarborough, Ford Air, Inc. and FAF, Inc (the “Lawsuit”). Following the consummation of the Merger, the Shareholder Representative shall have the sole power and authority on behalf of EMSI pursuant to the terms set forth in this Section 7.7 to (1) appeal any judgment rendered in connection with the Lawsuit on behalf of EMSI, including without limitation any appeals conducted through EMSI’s insurance provider, Zurich American Insurance (“Zurich”); (2) pursue any claims against Zurich for the amount of any judgment in excess of EMSI’s policy limits; and (3) settle any of the matters described in subclauses (1) and (2) above (collectively with the Lawsuit, the “Litigation”). The Shareholder Representative shall also have the sole power and authority to select and retain legal counsel and any other consultants as it deems necessary or proper for the prosecution, defense or settlement of the Litigation, to incur costs and expenses in connection therewith to be paid out of the Shareholder Representative Holdback Account, and to take any and all other actions it deems necessary or proper to resolve or settle the Litigation. The Shareholder Representative shall have the authority on behalf of EMSI to enter into a binding settlement agreement with respect to the Lawsuit, without the prior written consent of Parent, if and only if such settlement provides (x) for payment by EMSI of an aggregate amount after the application of all available insurance coverage not to exceed the then outstanding aggregate principal and interest owing under the

Parent Notes and (y) for the complete release of EMSI and its affiliates, including without limitation the Surviving Corporation and Parent; otherwise, the Shareholder Representative must obtain the prior written consent of Parent, in its absolute discretion, prior to entering into any binding settlement agreement on behalf of EMSI with respect to the Lawsuit. The Shareholder Representative shall provide, upon request therefor, written update memorandums to the Surviving Corporation as to the status of the Litigation and the balance in the Shareholder Representative Holdback Account until such time as the Litigation has been finally resolved, and shall promptly notify the Surviving Corporation upon the final resolution of the Litigation; provided, however, that in no event shall the Shareholder Representative be obligated to provide more than one such memorandum to the Surviving Corporation per calendar month. Parent hereby covenants and agrees that it shall pay for all costs and expenses incurred in connection with the prosecution, defense or settlement of the Litigation in excess of the Shareholder Representative Holdback Amount (“Excess Litigation Expenses”), and the principal amount of the Parent Notes shall be reduced by all such Excess Litigation Expenses that Parent pays. To the extent that EMSI’s liability with respect to the Lawsuit after the Litigation has been finally resolved exceeds the insurance coverage available therefor, the principal amount of the Parent Notes shall be reduced by the amount of EMSI’s payment (or the payment by the Surviving Corporation or Parent on EMSI’s behalf) in excess of EMSI’s insurance coverage (the “Resolved Liability Payment”). Notwithstanding any provision of this Section 7.7 to the contrary, in the event that the Litigation has not been finally resolved (including without limitation by way of settlement) on or before the 90th day immediately preceding the seventh anniversary of the Closing Date, the Surviving Corporation may satisfy the judgment rendered in connection with the Lawsuit (as reduced by any successful appeal) in full, without the prior consent of the Shareholder Representative, and to the extent that EMSI’s liability with respect to the Lawsuit exceeds the insurance coverage available therefor, the principal amount of the Parent Notes shall be reduced by the amount of the EMSI’s payment (or the payment by the Surviving Corporation or Parent on EMSI’s behalf) in excess of EMSI’s insurance coverage (the “Judgment Satisfaction Payment”).
     (b) The amount of any reduction in the principal amount of the Parent Notes pursuant to Section 7.7(a) by reason of (i) Parent’s payment of any Excess Litigation Expenses or (ii) a Resolved Liability Payment or Judgment Satisfaction Payment by EMSI, the Surviving Corporation or Parent shall be effective as of the date of the payment. The amount of the principal reduction shall be increased to that amount payable upon maturity of the Parent Notes which has a present value (as of the date of payment) equal to the amount of the payment, using a discount rate equal to 8.0% less the weighted average interest rate of all Parent Notes outstanding as of the date of payment. The principal reduction shall be made on a pro rata basis in respect of the principal amounts of all such Parent Notes.
     7.8 Post-Closing Tax Returns
     Parent shall prepare or cause to be prepared and file all Tax Returns for the Company and the Subsidiaries that are required to be filed after the Closing Date in respect of a taxable period including or ending on the Closing Date. Parent shall permit the Shareholder Representative, at the Shareholder Representative’s request, to review and comment on each such Tax Return before it is filed.

Article 8
Survival of Representations and Warranties
and Indemnification Claims
     8.1 Survival
     The Parties’ respective representations and warranties in Article 3 and Article 4 shall survive Closing and continue until the first anniversary of the Closing Date, with the exception of the Company’s representations and warranties in Sections 3.14 and 3.21, which shall survive Closing and continue until the date 90 days after the expiration of the underlying Tax or other statute of limitations.
     8.2 Indemnification Claim
     Parent may assert an indemnification claim for any loss, damage, cost or expense (including reasonable attorneys’ fees) that is caused by, arises out of or relates to any breach of any representation and warranty by the Company in Article 3 or in the Officer’s Certificate delivered at Closing pursuant to Section 2.3(c) if the indemnification claim is asserted during the survival of the representation and warranty in question. Parent may not assert an indemnification claim until the aggregate amount for which indemnification is sought exceeds $100,000. If this threshold is reached, Parent may assert an indemnification claim for the portion of the claim in excess of $100,000 and may assert any subsequent indemnification claim without regard to any threshold.
     8.3 Procedures
     (a) Parent may assert an indemnification claim by giving Notice of the indemnification claim to the Shareholder Representative. Parent’s Notice shall provide reasonable detail of the facts giving rise to the indemnification claim and a statement of Parent’s indemnifiable loss or an estimate of the indemnifiable loss that Parent reasonably anticipates that it will suffer. Parent may amend or supplement its indemnification claim at any time (and more than once) by Notice to the Shareholder Representative.
     (b) If the Shareholder Representative does not object to an indemnification claim during the 30-day period following receipt of Parent’s Notice of its indemnification claim (the “Objection Period”), Parent’s indemnification claim shall be considered undisputed, and Parent shall be entitled to recover the full amount of its Indemnifiable Loss (or estimate of its Indemnifiable Loss), subject, in the case of an indemnification claim by Parent, to the limitation set forth in Section 8.4.
     (c) If the Shareholder Representative gives Notice to Parent within the Objection Period that the Shareholder Representative objects to Parent’s indemnification claim, the Shareholder Representative and Parent shall attempt in good faith to resolve their differences during the 30-day period following Parent’s receipt of the Shareholder Representative’s Notice of its objection. If they fail to resolve their disagreement during this 30-day period, either of them may unilaterally submit the disputed indemnification claim for binding arbitration before the American Arbitration Association in Chicago, Illinois or Dallas, Texas in accordance with its rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators may include attorneys’ fees to the prevailing party.
     8.4 Reduction in Payments
     To the extent that any indemnification claim by Parent is undisputed or is resolved in Parent’s favor, either by agreement with the Shareholder Representative or by an award of an arbitrator or panel of arbitrators pursuant to Section 8.3(c), the indemnification claim shall reduce on a Pro Rata Basis the aggregate amounts next becoming due under the Parent Notes. This reduction shall be Parent’s sole means of satisfying its indemnification claim.
Article 9
Termination, Amendment and Waiver
     9.1 Termination by Company or Parent
     This Agreement may be terminated:
     (a) at any time prior to the Effective Time, whether before or after Shareholder Approval, by written consent of the Parties authorized by their respective boards of directors (or by committees of their respective boards of directors delegated with such authority);
     (b) by either the Company or Parent, if the Merger shall not have been consummated by the Outside Date (but the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);
     (c) by either the Company or Parent, if any Governmental Authority has issued an Order, decree or ruling or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and the Order, decree, ruling or other action has become final and nonappealable (but neither the Company nor Parent may terminate this Agreement pursuant to this Section 9.1(c) unless the Party seeking to terminate this Agreement has used its reasonable best efforts to oppose any such governmental order or decision or to have such order or decision vacated or made inapplicable to the Merger contemplated by this Agreement);
     (d) By the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or MergerSub set forth in this Agreement, or by Parent if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company, which breach has not been cured within 15 Business Days following receipt by the breaching party of written notice of such breach; or
     (e) By the Company if one or more of the Company Closing Conditions are not satisfied or capable of being satisfied on or before the Outside Date as a result of Parent’s or MergerSub’s failure to comply with their respective obligations under this Agreement, or by Parent if one or more Parent Closing Conditions are not satisfied or capable of being satisfied on or before the Outside Date as a result of the Company’s failure to comply with its obligations under this Agreement.
     9.2 Termination by Company
     The Company may terminate this Agreement:
     (a) if the Company enters into a definitive agreement providing for the implementation of a Superior Company Proposal; or

     (b) at any time following 10 days’ prior Notice to Parent (during which Parent may exercise any right that it may have to terminate this Agreement under Section 9.3(a)(3)), if Shareholder Approval is not obtained at the Shareholders Meeting by reason of the failure to obtain the required vote at such meeting or any adjournment of the meeting.
     9.3 Termination by Parent
     Parent may terminate this Agreement:
     (a) if:
     (1) the Company’s board of directors withdraws or materially and adversely to Parent modifies its approval of this Agreement and the Merger or its recommendations to the Shareholders (other than as a result of a material breach by Parent or MergerSub of a representation, warranty or covenant under this Agreement, which remains uncured for a period of two Business Days from the receipt of Notice except to the extent that such representation, warranty or covenant is qualified by the term “in all material respects,” in which case only a breach of such representation, warranty or covenant is required) or the failure of any Company Closing Condition) (it being understood, however, that for all purposes of this Agreement, the fact that the Company has supplied any Person with information regarding the Company or has entered into discussions or negotiations with such Person as permitted by this Agreement, or the public disclosure of such facts, shall not be deemed a withdrawal or modification of the approval of this Agreement and the Merger or its recommendations to the Shareholders);
     (2) the Company enters into a definitive agreement to implement an Acquisition Proposal; or
     (3) Shareholder Approval is not obtained by reason of the violation of the Voting Agreement by one or more of the Company’s shareholders who are party to the Voting Agreement; or
     (b) if Shareholder Approval is not obtained at the Shareholder Meeting by reason of the failure to obtain the required vote at the meeting or any adjournment of the meeting.
     9.4 Effect of Termination
     (a) In the event of the termination of this Agreement pursuant to this Article 9, the Merger shall be abandoned and this Agreement (other than this Section 9.4, Section 5.10 and Section 10.1) shall become void and of no effect, without (subject to this Section 9.4) any Liability on the part of any Party (or of any of its directors, officers, employees, agents, legal and financial advisors, or other representatives).
     (b) The Company shall pay a termination fee of $2,500,000 to Parent if:
     (1) Parent terminates this Agreement pursuant to Section 9.3(a); or
     (2) the Company terminates this Agreement pursuant to Section 9.2(a).
     Any termination fee payable under this Paragraph 9.4(b) shall be paid by a wire transfer of immediately available funds within two Business Days after receipt of demand for payment by Parent accompanied by appropriate wire transfer instructions.
     (c) The Parties acknowledge that the agreements contained in Section 9.4(b) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the Parties would not have entered into this Agreement. If a Party fails to pay a termination fee that it is required to pay under Section 9.4(b), and, in order to obtain payment, the Party to whom the fee is owed brings suit which results in a judgment against the defaulting Party, the defaulting Party shall pay the costs and expenses of the Party bringing suit (including attorneys’ fees), together with interest from the date of termination of this Agreement on all of the amounts owed at the prime rate of Bank of America, N.A., in effect from time to time during such period plus 2.0%.
     9.5 Amendment
     This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
     9.6 Extension and Waiver
     At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Party in this Agreement or in any document delivered pursuant this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement.
     The rights and remedies of the Parties are cumulative and not alternative. The failure or any delay by either Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All extensions and waivers shall be in writing signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.
Article 10
Miscellaneous
     10.1 Confidentiality
     Pending Closing and following termination of this Agreement for any reason, the Confidentiality Agreement executed by the Parties on March 8, 2007 shall remain in full force and effect.
     10.2 Notices
     All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, personal delivery or facsimile, as follows:

     (a) if to the Company, to:
MedSolutions, Inc.
12750 Merit Drive
Park Central VII, Suite 770
Dallas, Texas 75251
Attention: Mr. Matthew H. Fleeger
                   President and Chief Executive Officer
Fax: (972) 776-8767
with a required copy to:
Block & Garden, LLP
12750 Merit Drive
Park Central VII, Suite 770
Dallas Texas 75251
Attention: Mr. Steven R. Block
Fax: (214) 866-0991
     (b) if to Parent or MergerSub, to:
Stericycle, Inc.
21861 North Keith Drive
Lake Forest, Illinois 60045
Attention: Mr. Frank ten Brink
                  Executive Vice President
                  and Chief Financial Officer
Fax: (847) 367-9462
with a required copy to:
Johnson and Colmar
300 South Wacker Drive
Suite 1000
Chicago, Illinois 60606
Attention: Mr. Michael Bonn
Fax: (312) 922-9283
     Notices sent by certified or registered mail shall be considered to have been given three Business Days after being deposited in the mail. All Notices sent by overnight courier service, personal delivery or facsimile shall be considered to have been given when actually received by the intended recipient. A Party may change its or their address or facsimile number for purposes of this Agreement by Notice in accordance with this Section 10.2.
     10.3 Entire Agreement
     This Agreement (including the documents and the instruments required to be delivered by the parties hereto in connection with the consummation of the transactions contemplated hereby) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with the Schedules and the Parties’ Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.
     10.4 Assignment
     No Party may assign any of its rights under this Agreement without the prior written consent of the other Party or Parties.
     10.5 No Third Party Beneficiaries
     Except for Section 7.2 (which is intended to be for the benefit of the Persons covered by that provision and may be enforced by them), nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement, and this Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.
     10.6 Severability
     If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.
     10.7 Captions
     The captions of articles and sections of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.
     10.8 Construction
     All references in this Agreement to “Section” or “Sections” refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     10.9 Counterparts
     This Agreement may be executed in one or more counterparts, including by facsimile signature, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.
     10.10 Governing Law
     This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the laws that might be applicable under conflicts of law principles.
     10.11 Binding Effect
     This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective successors and permitted assigns.

          In witness, the Parties have executed this Agreement.

Stericycle, Inc.
By	/s/ Frank J.M. ten Brink
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

TMW Acquisition Corporation
By	/s/ Frank J.M. ten Brink
Frank J.M. ten Brink
Vice President
MedSolutions, Inc.

By	/s/ Matthew H. Fleeger
Mathew H. Fleeger
President and Chief Executive Officer

Annex I
Definitions
     Acquisition Proposal means an inquiry, offer or proposal (other than the transaction contemplated by this Agreement) regarding any of the following matters:
     (a) an investment in the Company representing (on a post-investment basis) more than 25% of the Company’s capital stock or a purchase from the Company of more than 25% of the shares of its capital stock or any debt securities convertible into or exchangeable for more than 25% of the shares of its capital stock;
     (b) a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving all of the Company’s equity interests or all shares of the Company Common Stock;
     (c) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the Company’s assets in a single transaction or a series of related transactions;
     (d) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company’s capital stock or the filing of a registration statement under the Securities Act of 1933 in connection with such a tender offer or exchange offer; or
     (e) any public announcement of a proposal, plan or intention to do, or any agreement to engage in, any of the matters described in the preceding clauses (a), (b), (c) or (d).
     Adjusted Current Assets is defined in Section 7.4(a).
     Adjusted Liabilities means the Company’s consolidated total Liabilities as of the Closing Date determined in accordance with GAAP increased by (i) severance payments and other termination liabilities under employment agreements with the Company’s employees or otherwise and (ii) the Company’s unpaid Transaction Expenses (except, in the case of both (i) and (ii), to the extent already accrued), and reduced by (iii) the first $100,000 of the Company’s unpaid Transaction Expenses.
     Annualized Additional Revenues means the annualized gross revenues of the Company (or Parent or any affiliate of Parent), net of returns, rebates and chargebacks (“Net Revenues”), during the Measurement Period from such of the Customer Contracts listed on Exhibit E that (a) remain in force at the end of the Measurement Period or (b) were terminated by the Company (or Parent or any affiliate of Parent) prior to the expiration of the Measurement Period for any reason other than non-payment by the customer relating thereto. These Net Revenues shall be annualized on a Contract-by-Contract basis as follows: (i) if there are three full months of service, the Net Revenues for the three months shall be annualized by multiplying them by 4; (ii) if there are only two full months of service, the Net Revenues for the two months shall be annualized by multiplying them by 6; (iii) if there is only one full month of service, the Net Revenues for that month shall be annualized by multiplying them by 12; and (iv) if there is less than one full month of service, the average weekly Net Revenues for such month shall be annualized by multiplying them by 52. The Net Revenues so determined shall then be reduced by the amount of Net Revenues from that Customer Contract reflected in the Company’s Base Revenue Run Rate (which amounts are shown on Exhibit E for the Customer Contracts listed thereon as of the date of this Agreement); provided, however, that in no event shall the Net Revenues so determined be reduced to

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less than $0. Exhibit E may be amended by the Company at any time prior to the Effective Time of the Merger to add an additional Customer Contract, and the Net Revenues with respect to any such additional Customer Contract shall be determined in accordance with the method set forth in this definition of “Annualized Additional Revenues.”
     Authorized Officer means a corporate officer of a corporation who is duly authorized to perform the specified action.
     Base Revenue Run Rate means $15,655,352.
     Books and Records means books, records, ledgers, files, documents, correspondence, lists, reports, creative materials, advertising and promotional materials and other printed or written materials.
     Business means Company’s business of collecting, transporting, treating and disposing of medical waste.
     Business Day shall mean any day other than a Saturday, Sunday, or any day on which banks located in Dallas, Texas are authorized to be closed by applicable law.
     Cash Consideration Per Share is defined in Section 2.4(e).
     Certificate of Merger is defined in Section 2.3(b).
     Cleanup Liability means any Liability under any Environmental Law for corrective action, including any investigation, cleanup, removal, containment or other remedial or response action or activity of the type covered by the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
     Closing is defined in Section 2.2.
     Closing Date is defined in Section 2.2.
     Closing Documents means, in respect of a Party, the documents, instruments and agreements that it is required to deliver or enter into at Closing pursuant to the terms of this Agreement.
     Company means MedSolutions, Inc., a Texas corporation.
     Company Closing Conditions is defined in Section 6.2.
     Company Common Stock means the Company’s common stock, par value $.001 per share.
     Company Convertible Debentures means (i) the Company’s 15% Convertible Redeemable Subordinated Debentures, (ii) the Company’s 10% Convertible Redeemable Debentures and (iii) all other debentures, promissory notes and other debt instruments and securities convertible into or exchangeable for shares of Company Common Stock.
     Company Preferred Stock means the Company’s preferred stock, par value $.001 per share, 500,000 shares of which have been designated as Series A 10% Convertible Preferred Stock.

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     Company SEC Reports is defined in Section 3.7.
     Company Shares is defined in Section 2.4(e).
     Company Stock Certificate is defined in Section 2.5(b).
     Company Stock Option means an option to purchase shares of Company Common Stock, whether granted under the Company’s 2002 Stock Plan or otherwise.
     Consent means any approval, consent, ratification, waiver or other authorization (including any Permit).
     Contract means any legally binding contract, agreement, obligation, promise or undertaking (whether written or oral, and whether express or implied).
     Copyrights means all copyrights and copyrightable works, and all related applications, registrations and renewals in the United States Copyright Office.
     Customer Contract means a Contract with a customer relating to the collection, transportation, treatment or disposal of medical waste, including sharps and sharps containers.
     Default means, in respect of a Contract, a breach or violation of or default under the Contract, or the occurrence of an event which with notice or the passage of time (or both) would constitute a breach, violation or default or permit termination, modification or acceleration of the Contract.
     Dissenting Share means a share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time and which is held by a Shareholder who did not vote in favor of or consent in writing to the Merger and who is entitled to exercise the rights of a dissenting owner under Section 5.11 et seq. of the TBCA.
     Dissenting Shareholder means a Shareholder who holds a Dissenting Share.
     Effective Time is defined in Section 2.4(a).
     Employee Benefit Plan means (i) an “employee pension plan” as defined in § 3(2) of ERISA, (ii) an “employee welfare benefit plan” as defined in § 3(1) of ERISA or (iii) any other employee benefit or fringe benefit plan or program, whether established by Law, a written agreement or other instrument, or custom or informal understanding.
     EMSI is defined in Section 3.4(h).
     Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and Resource Conservation and Recovery Act of 1976, and all other applicable Laws relating to or imposing Liability or standards of conduct for the use, handling, generation, manufacturing, distribution, processing, collection, transportation, transfer, storage, treatment, disposal, clean-up, or Release of Hazardous Materials.
     Environmental Liability means any Cleanup Liability or any other Liability under any Environmental Law or Occupational Safety and Health Law, including any Liability arising from a

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Release of Hazardous Materials at, on, in or under any Facility or other Real Property.
     Equipment means machinery, equipment, spare parts, furniture, fixtures and other items of tangible personal property of any type or kind used, held for use or useful in the conduct of the Business (but not including inventories or Leasehold Improvements).
     Equipment Lease means a Contract for the lease of Equipment or for the purchase of Equipment under a conditional sales or title retention agreement.
     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations issued by the Internal Revenue Service and Department of Labor.
     Exchange Act means the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated by the SEC.
     Excess Litigation Expenses is defined in Section 7.7(a).
     Exchange Fund is defined in Section 2.5(a).
     Facility means any office, manufacturing facility, warehouse or other location or site that any Target Company currently leases, operates, occupies or uses, or that it formerly leased, operated, occupied or used, in the conduct of the Business.
     Facility Lease means a lease of or other right to operate, occupy or use a Facility that any Company currently leases, operates, occupies or uses in connection with the conduct of the Business.
     GAAP means United States generally accepted accounting principles.
     Governmental Authority means (i) any federal, state, provincial, local, municipal, foreign or other government and (ii) any governmental or quasi-governmental body of any kind (including any administrative or regulatory agency, department, branch, commission or other entity).
     Hazardous Materials means any waste or other substance of any kind that is listed, defined, designated or classified under any Law or Order as hazardous, radioactive or toxic.
     Holdback Escrow Agent is defined in Section 7.3(c).
     Internal Revenue Code means the U.S. Internal Revenue Code of 1986, as amended.
     Intellectual Property means the Patents, Marks, Copyrights and Proprietary Information.
     Joint Disclosure Document means the disclosure document combining (i) the definitive proxy statement for the Shareholders Meeting and (ii) the final prospectus relating to the registration of the Parent Notes under the Securities Act.
     Judgment Satisfaction Payment is defined in Section 7.7(a).
     Knowledge means the actual awareness of a particular fact or other specified matter. As applied to the Company, the term means the actual awareness of the particular fact or other specified matter by

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Matthew H. Fleeger, J. Steven Evans, or Alan E. Larosee. As applied to Parent or MergerSub, the term means the actual awareness of the particular fact or other specified matter by Frank J.M. ten Brink or any other executive officer of Parent or officer of MergerSub.
     Law means any law, ordinance, code, regulation, rule, or judicial decision of any Governmental Authority.
     Leasehold Improvements means depreciable or amortizable improvements made by (or on behalf of) the tenant under a Facility Lease which belong to the tenant and not to the landlord.
     Letter of Transmittal is defined in Section 2.5(b).
     Liability means any liability or obligation, whether or not known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due.
     Liability Excess is defined in Section 7.4(b).
     Lien means any lien, security interest, claim, community property interest, equitable interest, option, pledge, right of first refusal or other encumbrance.
     Litigation is defined in Section 7.7(a).
     Marks means trade marks, service marks, trade names, assumed names, brand names and logotypes (including translations, adaptations, derivations and combinations) and related applications, registrations and renewals.
     Material Adverse Effect means, when used in respect of the Company or in respect of a representation and warranty by the Company, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of Company and the Subsidiaries taken as a whole or on the ability of Company to consummate the transactions contemplated by this Agreement. The term does not include (i) any change, circumstance, event or effect that relates to or results primarily from the announcement or other disclosure or consummation of the transactions contemplated by this Agreement or (ii) changes in general economic conditions, financial markets or conditions generally affecting the medical waste management industry.
     Material Contract means (i) a Contract disclosed in a Company SEC Report or a Schedule to Article 3 or (ii) of a type described in clause (10) of Item 601 of Regulation S-K under the Securities Act.
     Measurement Period means the period of three calendar months beginning with the month following the month in which Closing occurs.
     Measured Revenues means the sum of the Company’s Base Revenue Run Rate and Annualized Additional Revenues.
     Merger is defined in Section 2.1.
     Merger Consideration is defined in Section 2.4(e).

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     MergerSub means TMW Acquisition Corporation, a Texas corporation and wholly owned subsidiary of Parent.
     Net Revenues is defined within the definition of Annualized Additional Revenues above.
     Note Consideration Per Share is defined in Section 2.4(e).
     Notice means any written notice, demand, charge or complaint from any Person.
     Objection Period is defined in Section 8.3(b).
     Occupational Safety and Health Laws means the Occupational Safety and Health Act of 1970, as amended, and all other applicable Laws and Orders intended to provide safe and healthful working conditions and to reduce occupational safety and health hazards.
     Officer’s Certificate means a certificate signed by an Authorized Officer whose responsibilities extend to the subject matter of the certificate.
     Order means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation or injunction entered or issued by any court, Governmental Authority or arbitrator.
     Ordinary Course of Business means, in respect of a Party, an action taken by it which is consistent with its past practices and is taken in the ordinary course of the normal day-to-day operations.
     Organizational Documents means the certificate or articles of incorporation and by-laws of a corporation, each as amended to date.
     Outside Date means September 30, 2007.
     Parent means Stericycle, Inc., a Delaware corporation.
     Parent Closing Conditions is defined in Section 6.1.
     Parent Note is defined in Section 2.4(e).
     Parent SEC Reports is defined in Section 4.6.
     Party means both Parent and MergerSub (or either one of them, as the context requires) or the Company, and Parties means all of them.
     Patents means patents, patent applications and patent disclosures and related reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations.
     Paying Agent is defined in Section 2.5(a).
     Permit means any approval, consent, license, permit, registration, certificate, waiver, confirmation or other authorization issued, granted or otherwise made available by any Governmental Authority.

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     Permitted Lien means (i) any Lien for Taxes that are not yet due and payable or (ii) any carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s, landlord’s, lessor’s or similar statutory Lien incidental to the Ordinary Course of Business.
     Person means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, organization, estate, trust or other entity or any Governmental Authority.
     Post-Closing Schedule is defined in Section 7.4(c).
     Proprietary Information means trade secrets and proprietary or confidential business information, including: (i) ideas, formulas, discoveries and inventions (whether patentable or unpatentable, and whether or not reduced to practice), (ii) know-how, and (iii) computer source codes, programs, software and documentation.
     Pro Rata Basis, with respect to any item, shall mean a pro rata portion thereof based on a Shareholder’s ownership of Company Common Stock.
     Real Property means land or an interest in land (other than an interest in a Facility Lease).
     Registration Statement is defined in Section 5.3(b).
     Release means a spill, leak, emission, discharge, deposit, dumping or other release into the environment, whether intentional or unintentional.
     Resolved Liability Payment is defined in Section 7.7(a).
     Revenues Schedule is defined in Section 7.5(c).
     Schedule means a schedule to this Agreement.
     SEC means the Securities and Exchange Commission.
     Securities Act means the Securities Act of 1933, as amended, and the related rules and regulations promulgated by the SEC.
     Shareholder means a Person who is the owner of record of one or more shares of Company Common Stock as of Closing.
     Shareholder Approval means the adoption of this Agreement by the affirmative approval of the holders of a majority of the outstanding shares of Company Common Stock as of the record date fixed for such action.
     Shareholder Representative means Matthew H. Fleeger and Winship B. Moody, Sr., collectively.
     Shareholder Representative Holdback Account is defined in Section 7.3(c).
     Shareholders Meeting is defined in Section 5.4.

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     Subsidiary means EMSI, SharpSolutions, Inc., ShredSolutions, Inc., Positive Impact Waste Servicing, Inc., SteriLogic Waste Systems, Inc. and EnviroClean Transport Services, Inc., and Subsidiaries means all of them.
     Suit means any action, suit, proceeding or arbitration (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.
     Superior Company Proposal means any proposal made by a third party to acquire more than 50% of the voting power of the equity securities or more than 50% of the assets of Company, pursuant to a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale of assets or otherwise, that, after consultation with Company’s financial advisor and after considering, among other things, (i) the likelihood and timing of consummation of the proposed transaction and (ii) any amendments to or modifications of this Agreement that Parent has offered or proposed within 5 calendar days after learning of the third party’s proposal, the board of directors of the Company determines in its good faith judgment to be more favorable from a financial point of view to Company Shareholders than the transactions contemplated by this Agreement.
     Surviving Corporation is defined in Section 2.1.
     Takeover Statutes is defined in Section 3.25.
     Target Company means Company or any Subsidiary, and Target Companies means the Company and all Subsidiaries.
     Tax means any federal, state, provincial, local, municipal or foreign tax, charge, fee, levy, or similar assessment or liability, imposed by any Governmental Authority, including without limitation, income, franchise, gross receipts, capital stock, profits, withholding, social security, unemployment, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, estimated or other tax (including any related interest, fines, penalties and additions), and any transferee liability in respect of Taxes and any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax reimbursement agreement, or any similar agreement.
     Tax Return means any return (including any information return), report, statement, form or other document required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.
     TBCA means the Texas Business Corporation Act.
     Texas BOC means the Texas Business Organizations Code.
     Threatened means, in respect of a Suit, that Parent (in respect of a Notice to Parent) or Company (in respect of Notice to a Target Company) has Knowledge that Notice has been given that the Suit will be, or is likely to be, initiated in the foreseeable future.
     Transaction Expenses means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by a Party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement.

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     Voting Agreement means that certain Voting Agreement dated as of the date of this Agreement, entered into by Parent, MergerSub and the shareholders of the Company signatory thereto.

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ANNEX B
FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

First Amendment to
Agreement and Plan of Merger
     This First Amendment to Agreement and Plan of Merger (this “First Amendment”) is entered into as of September 28, 2007 by Stericycle, Inc., a Delaware corporation (“Parent”), TMW Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Parent (“MergerSub”), and MedSolutions, Inc., a Texas corporation (the “Company”).
Background:
     A. Parent, MergerSub and the Company are parties to an Agreement and Plan of Merger dated as of July 6, 2007 (the “Merger Agreement”).
     B. When the parties entered into the Merger Agreement, certain litigation, which was referred to in the Merger Agreement as the “Lawsuit,” was pending.
     C. The Lawsuit has now been settled, and the parties want to amend the Merger Agreement to reflect the settlement of the Lawsuit.
     Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:
     1. Amendment of Section 2.5(a)
     Section 2.5(a) of the Merger Agreement is amended and superseded to read as follows:
     (a) Exchange Fund
     Prior to the Effective Time, Parent shall appoint LaSalle Bank National Association, Chicago, Illinois to act as the paying agent (the “Paying Agent”) for the purpose of exchanging Company Shares for Merger Consideration. At or prior to the Effective Time, Parent shall (a) deposit with Holdback Escrow Agent (as defined in Section 7.3(c) below) cash in the amount of $125,000 and (b) deposit with the Paying Agent, in trust for the benefit of holders of Company Shares and Company Stock Options, a fund (the “Exchange Fund”), consisting of cash and Parent Notes (registered in the name of the Paying Agent or its nominee) sufficient in the aggregate for the Paying Agent to make full payment to the holders of Company Shares and Company Stock Options of the Merger Consideration payable under Section 2.4(e) and the amounts payable pursuant to Section 2.5(h), less the amount to be deposited with the Holdback Escrow Agent pursuant to subclause (a) above. The Paying Agent shall invest the cash included in the Exchange Fund as directed by Parent, and any interest or other income resulting from the investment shall be Parent’s sole and exclusive property and shall be paid to Parent upon its demand. No part of this interest or income shall accrue to the benefit of holders of Company Shares. Parent shall promptly replace any portion of the Exchange Fund that is

2

lost through the Paying Agent’s investments. Parent shall pay for the expenses of the Paying Agent incurred in connection with the Exchange Fund in an aggregate amount up to $80,000; any reasonable expenses of the Paying Agent in excess of $80,000 shall be paid by Parent and reimbursed by deducting the amount of such expenses from the principal amount of the Parent Notes distributed or to be distributed to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b) on a Pro Rata Basis.
     2. Amendment of Section 7.3(c)
     Section 7.3(c) of the Merger Agreement is amended and superseded to read as follows:
     (c) $125,000 from the aggregate Cash Consideration Per Share shall be placed by Parent at Closing into an escrow account (the “Shareholder Representative Holdback Account”) with Park Cities Bank, Dallas, Texas (the “Holdback Escrow Agent”), which amount shall be made available for use by the Shareholder Representative for the costs and expenses, including, without limitation, the costs of the Holdback Escrow Agent and legal fees, incurred by the Shareholder Representative in fulfilling the duties of such position hereunder. Any funds remaining in the Shareholder Representative Holdback Account on the date of the last payment payable under the Parent Notes shall be remitted to the Surviving Corporation and applied by the Surviving Corporation towards the amount due under the Settlement Note.
     3. Amendment of Section 7.7
     Section 7.7 of the Merger Agreement is amended and superseded to read as follows:
     7.7 Certain Litigation
     (a) On May 14, 2007, a Texas jury found EnviroClean Management Services, Inc., a Texas corporation and a subsidiary of the Company (“EMSI”) liable in connection with case number 05-04255-E in the County Court Law No. 5, Dallas County, Texas titled Kathleen Bohne and David Ross, Independent Executor of the Estate of Robert E. Bohne v. MedSolutions, Inc., EnviroClean Management Services, Inc., Turner Bruce Yarborough, Ford Air, Inc. and FAF, Inc (the “Lawsuit”).
     (b) On September 27, 2007, counsel for the parties to the Lawsuit entered into a binding agreement with respect to the settlement of the Lawsuit pursuant to Rule 11 of the Texas Rules of Civil Procedure (the “Settlement”). The Settlement requires EMSI to deliver an interest-free promissory note in the principal amount of $250,000 (the “Settlement Note”) to the plaintiffs, which Settlement Note will be deemed null and void if the Merger is not consummated. The Settlement Note would be payable at the same time that the principal amount of the Parent Notes becomes payable (i.e., on the seventh anniversary of the Effective Time of the Merger).
     (c) The principal amount of the Parent Notes otherwise payable under this Merger Agreement shall be reduced by difference between the principal amount of the Settlement

3

Note and the amount remitted to the Surviving Corporation from the Shareholder Representative Holdback Account pursuant to Section 7.3(c).
     4. Amendment to Annex I
     The following definitions are deleted from Annex I to the Merger Agreement: Excess Litigation Expenses, Judgment Satisfaction Payment and Resolved Liability Payment.
     The following definitions are added to Annex I at the appropriate places in alphabetical order:
Settlement is defined in Section 7.7(b).
Settlement Note is defined in Section 7.7(b).
     The definition of “Outside Date” is amended and superseded to read as follows:
Outside Date means November 30, 2007
5. Ratification
The parties ratify and reaffirm the Merger Agreement as amended by this First Amendment.

*
*
*
*

4

     In witness, the parties have executed this First Amendment.

Stericycle, Inc.
By	/s/ Frank J.M. ten Brink
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

TMW Acquisition Corporation
By	/s/ Frank J.M. ten Brink
Frank J.M. ten Brink
Vice President

MedSolutions, Inc.
By	/s/ Matthew H. Fleeger
Mathew H. Fleeger
President and Chief Executive Officer

5

ANNEX C
OPINION OF VAN AMBURGH VALUATION ASSOCIATES, INC.,
DATED JUNE 30, 2007

P.O. Box 222097	972-723-9500 Phone
Dallas, Texas 75222-2097	972-723-9501 Fax

June 30, 2007
Board of Directors of MedSolutions, Inc.
c/o Mr. J. Steven Evans, CPA
MedSolutions, Inc.
12750 Merit Drive
Park Central VII
Suite 770
Dallas, Texas 75251
Dear Mr. Evans:
Pursuant to your request, we have completed our valuation consulting services to provide an independent fairness opinion in regard to the fair market value of the equity to be acquired by Stericycle, Inc. (“Stericycle”) from MedSolutions, Inc. (“MedSolutions” or the “Company”) by means of a proposed reverse subsidiary merger transaction (the “Transaction”) to be closed by the end of August 2007. The date of the valuation and fairness opinion will be as of June 30, 2007 (the “Valuation Date”).
We understand that the results of our analysis will be used in evaluating the fairness of the acquisition price paid by Stericycle to the MedSolutions shareholders. The analysis should not be (1) used for any other purposes than those stated above, or (2) be distributed to third parties (except for the Company’s financial and legal advisors); without the express written consent of Van Amburgh Valuation Associates, Inc. (“VAVA Inc.”).
We define fair market value as the price at which property would exchange between a willing buyer and a willing seller, neither being under compulsion to buy or sell, and each being aware of all relevant facts.
The proposed valuation and fairness opinion were produced in compliance with the valuation standards contained in the Uniform Standards of Professional Appraisal Practice (“USPAP”). In order to ensure compliance with requirements imposed by the Internal Revenue Service (“IRS”), we inform you that any U.S. Federal tax advice contained in the proposed valuation assignment is not intended or written to be used, and cannot be used, for the purpose of: (1) avoiding penalties under the Internal Revenue Code of 1986, as amended or (2) promoting, marketing, or recommending to another party any transaction or tax related matter.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company provided to or

Mr. J. Steven Evans, CPA
June 30, 2007

discussed with us, we have assumed, at the direction of the Management of the Company and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the Management of the Company as to the future financial performances of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company. We have also assumed that the Transaction will be consummated in accordance with the terms of the Agreement.
Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company. Our opinion solely addresses the fairness from a financial point of view of the consideration to the holders of Common Stock of the Company. Our opinion does not address the relative merits of the Transaction as compared to other transactions or business strategies that might be available to the Company, nor does it address the Company’s underlying business decision to proceed with the Transaction. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update or revise the opinion.
We have not acted as financial advisor to the Company in connection with the Transaction and while we will receive a fee for our services, no portion of the fee is contingent upon the consummation of the Transaction.
The elements we examined during our study are outlined in Internal Revenue Service Revenue Ruling 59-60. This was a landmark ruling by the IRS, which recommends that the following factors be examined in conducting a closely held stock valuation:
☐	The nature of the business and the history of the enterprise from its inception;

☐	The economic outlook in general and the condition and outlook of the specific industry in particular;

☐	The book value of the stock and the financial condition of the business;

☐	The earning capacity of the company;

☐	The dividend-paying capacity of the company;

☐	Whether or not the enterprise has goodwill or other intangible value;

☐	Prior sales of the stock and the size of the block of stock to be valued; and

☐	The market price of stocks of corporations engaged in the same or a similar line of business having their stocks actively traded on an exchange or over-the-counter market.
Our conclusions relied on both historical facts and projections of future events. We relied on certain forecasted data, or the assumptions underlying the forecasted data, as supplied by management and other sources deemed reliable. It should be noted that there typically will be differences between forecasted and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. Our analyses, opinions, and conclusions were also developed in conformance with the requirements of the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers and the Uniform Standards of Professional Appraisal Practice as issued by The Appraisal Foundation.

Mr. J. Steven Evans, CPA
June 30, 2007

In order to perform a proper valuation and fairness opinion, it was necessary to review the operations of the business. First, a brief analysis of the background and qualifications of present management was performed. Then, the Company’s business was reviewed. This review was followed by an analysis of operations during the most recent five years which included the Company’s revenue sources, profitability levels, and financial structure and position. Finally an evaluation of operating factors, the organization and structure of the Company, and various agreements and transactions was made. The Company’s audited and unaudited financial statements (as reported) for the years ended December 31, 2003 through 2006 and the three month periods ended March 31, 2007 and March 31, 2006 were reviewed and analyzed. The analysis is presented as Exhibit 1 of this letter report.
No financial data was provided by management of the Company for periods subsequent to March 31, 2007. Thus, this fairness opinion is based upon the assumption that there were no significant events impacting the Company’s historical profitability between March 31, 2007 and the Valuation Date.
As part of the analysis, we identified certain items of income and expense that are reasonably deemed to be non-recurring, extraordinary, or non-operational. These items were eliminated in the estimation of a set of adjusted, or “normalized” financial statements. The adjusted financial statement analysis, in the same format as the reported analysis, is presented as Exhibit 2 of this letter report.
MedSolutions, Inc. is a Texas corporation that was organized on November 11, 1993. The Company is a diversified holding company that provides complete and effective waste management outsource solutions marketed and serviced through four wholly-owned subsidiaries and one substantially owned subsidiary. Through EnviroClean Management Services, Inc. (“EMSI”), from which the Company historically derived virtually all of its revenue, MedSolutions is primarily engaged in regulated medical waste (“RMW”) management services, which include collecting, transporting, treating and disposing of regulated medical waste from a variety of healthcare customers. Through SharpsSolutions, Inc. (“SharpsSolutions”), the Company offers a reusable sharps container service program to healthcare facilities that are expected to virtually eliminate the current method of utilizing disposable sharps containers. Through ShredSolutions, Inc., the Company markets a fully integrated, comprehensive service for the collection, transportation and destruction of Protected Healthcare Information (PHI) and other confidential documents, primarily those generated by healthcare providers and regulated under the Health Insurance Portability and Accountability Act (“HIPAA”). Through Positive Impact Waste Servicing, Inc. doing business as EnviroClean On-Site, MedSolutions provides a patented mobile treatment process that uses Cold-Ster®, a proprietary dry chemical product approved by the U.S. Environmental Protection Agency (“EPA”) for the treatment of RMW. Through the acquisition of SteriLogic Waste Systems, Inc., located in Syracuse, New York (“SteriLogic”), MedSolutions operates a regulated medical waste management company that provides collection, transportation and disposal of regulated medical waste services in addition to providing a reusable sharps container program to its customers who are primarily located in the States of New York and Pennsylvania. SteriLogic also designs, manufactures and markets reusable sharps containers to medical waste service providers who provide a reusable sharps container program to their medical waste customers. Certain industry data and forecasts for the subject industry are presented as Exhibit 3 of this letter report.

Mr. J. Steven Evans, CPA
June 30, 2007

The next step was to develop a working understanding of the present and anticipated future postures of the general economy and the Company’s specific industry. Then a summation of yields and returns available to a willing buyer from various debt and equity issues was presented in order to provide a benchmark from which to judge the merits of investing in the Company rather than investing in these alternative issues.
After the basic operations of the Company were documented and the economic framework for both the general economy and the Company’s industry were evaluated, three separate approaches were considered in order to determine a reasonable range of fair market value for the Company. The range of fair market value estimates were then compared to the actual consideration paid in the proposed reverse subsidiary merger transaction to determine if the proposed transaction is fair to the target shareholders.
The Transaction
The subject transaction involved the acquisition by means of a reverse subsidiary merger, of the total outstanding common stock of MedSolutions by Stericycle. A total of 27,174,135 MedSolutions shares were acquired at an equity purchase price of $2.00 per share ($54,348,270 total consideration). The $2.00 per common share transaction price is payable as follows: $0.50 per common share in cash ($13,587,067.50 total) and $1.50 per common share in seven-year purchase notes issued pro rata to the MedSolutions shareholders ($40,761,202.50 principal). The transaction is required to be approved by the MedSolutions Board of Directors. Management of the Company has represented that the present value of the cash consideration and notes receivable was $44,684,891, assuming a 4.50% interest rate on the notes receivable and assuming a 9.25% annual discount rate on the notes receivable. The cash portion of the purchase price was not discounted in the $44,684,891 calculation.
Valuation and Fairness Opinion
The first valuation analysis was based upon the Discounted Debt-Free Net Cash Flow (Income) Approach to Value. This approach involved a projection of future revenues and expenses based upon present operations and expectations. The calculated earnings stream was discounted back to present value at discount rates ranging from 14% to 16%, a weighted average cost of capital (discount rate) range believed to balance the potential risks with the potential rewards as viewed by an objective investor. Values in a range from $37,100,000 (16% discount rate) to $45,400,000 (14% discount rate) were determined using this approach. The assumptions and calculations associated with the Discounted Debt-Free Net Cash Flow (Income) Approach to Value are presented as Exhibit 4 of this letter report.
The second analysis considered was based upon the Guideline Company (Market) Approach to Value. Values determined from recent minority public guideline company trades, private sale transactions, possible transaction indicators, planned trades, and/or trades of equivalent assets were considered under this approach. Fair market value estimates in a range from $38,600,000 to $41,700,000 were determined using this approach. The assumptions and calculations associated with the Guideline Company (Market) Approach to Value are presented as Exhibit 5 of this letter report.
The third analysis was based upon the Adjusted Book Value (Cost) Approach to Value. This analysis required adjusting each asset and each actual and potential liability to present fair market value in order to establish the present estimated cost of duplicating the assets and

Mr. J. Steven Evans, CPA
June 30, 2007

liabilities of the business. The value indicated by the Adjusted Book Value (Cost) Approach often understates the fair market value of the subject company because it does not consider goodwill and other elements of intangible value. Due to the earnings potential of the Company and the presence of significant intangible asset value, the Adjusted Book Value (Cost) Approach to Value was calculated more for informational purposes than for value indication purposes. The book value of the Company’s shareholders’ equity was $4,606,561, as of March 31, 2007.
After these three approaches to value were considered, the applicability and practical application of each were examined and other relevant facts were weighted. Based upon VAVA Inc. personnel’s experience in valuing public and privately-held companies, the most representative value of 100% of the Company’s common stock, as of the Valuation Date, was in a range from $37,100,000 to $45,400,000. The average of the midpoints of the income approach and market approach fair market value indications was $40,700,000. The level of value of the Company was deemed to represent enterprise control.
Based upon the facts, assumptions and limiting conditions and procedures described in this letter report and the supporting Exhibits, it is our opinion that the total consideration to be paid by Stericycle, Inc. for the outstanding MedSolutions, Inc. common stock (27,174,135 common shares outstanding) by means of a proposed reverse subsidiary merger transaction to be closed by the end of August 2007, was fair, from a financial point of view, to the shareholders of the Company.
This opinion may not be reproduced, disseminated, quoted or referred to in any manner, without the prior written consent of VAVA, Inc.
This fairness opinion and all estimates of value are subject to the attached Fundamental Assumptions and Limiting Conditions and Appraiser’s Certification. The field notes from which this fairness opinion and valuation were prepared are retained in our files and are available for inspection upon request. If you have any questions concerning this analysis, we would be pleased to discuss them with you at your convenience.
Respectfully submitted,
VAN AMBURGH VALUATION ASSOCIATES, INC.

By:	/s/ Michael B. Van Amburgh
Michael B. Van Amburgh, ASA

ANNEX D
APPRAISAL AND DISSENTERS’ RIGHTS
UNDER THE TEXAS BUSINESS CORPORATION ACT
ARTICLE 5.12 OF THE TEXAS BUSINESS CORPORATIONS ACT
5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions
     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:
     (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder’s right to dissent will be exercised if the action is effective and giving the shareholder’s address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder’s right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder’s shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.
          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder’s right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder’s right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within 20 days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder’s shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the 20 day period shall be bound by the action.
     (2) Within 20 days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within 90 days after the date on which the action was effected, upon receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.
     (3) If, within 60 days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within 90 days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.
     B. If, within the period of 60 days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within 60 days after the expiration of the 60 day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder’s shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.
     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.
     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment

D-2

for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.
     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.
     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.
     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

D-3

ANNEX E
FORM OF 4.5% NOTE INDENTURE

Indenture
Stericycle, Inc.
and
LaSalle Bank National Association,
as Trustee
Dated as of July 12, 2007
4.5% Promissory Notes Due 2014

Section 6.05 Control by Shareholder Representative	11
Section 6.06 Limitation on Suits	12
Section 6.07 Rights of Holders To Receive Payment	12
Section 6.08 Priorities	12
Section 6.09 Undertaking for Costs	12
Section 6.10 Proof of Claim	13
Section 6.11 Actions of a Holder	13

Article 7 — Trustee	13

Section 7.01 Duties of Trustee	13
Section 7.02 Rights of Trustee	14
Section 7.03 Individual Rights of Trustee; Disqualification	14
Section 7.04 Trustee’s Disclaimer	14
Section 7.05 Notice of Defaults	14
Section 7.06 Reports by Trustee to Holders	15
Section 7.07 Compensation and Indemnity	15
Section 7.08 Replacement of Trustee	15
Section 7.09 Successor Trustee by Merger, etc.	16
Section 7.10 Eligibility	16
Section 7.11 Preferential Collection of Claims Against Company	16

Article 8 — Amendments	16

Section 8.01 Without Consent of Holders	16
Section 8.02 With Consent of Shareholder Representative or Holders	17
Section 8.03 Compliance with Trust Indenture Act and Section 9.03	17
Section 8.04 Revocation and Effect of Consents and Waivers	17
Section 8.05 Notice of Amendment; Notation on or Exchange of Notes	18
Section 8.06 Trustee Protected	18

Article 9 — Miscellaneous	18

Section 9.01 Notices	18
Section 9.02 Communication by Holders with Other Holders	18
Section 9.03 Certificate and Opinion as to Conditions Precedent	18
Section 9.04 Statements Required in Certificate or Opinion	19
Section 9.05 Rules by Trustee and Agents	19
Section 9.06 Legal Holidays	19
Section 9.07 No Recourse Against Others	19
Section 9.08 Duplicate Originals	19
Section 9.09 Variable Provisions	19
Section 9.10 Governing Law	21

Exhibit A (Form of Note)	1

E-ii

Cross Reference Table

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	N/A
	(b)	7.08; 7.10
	(c)	N/A
311	(a)	7.11
	(b)	7.11
	(c)	N/A
312	(a)	2.05
	(b)	9.02
	(c)	9.02
313	(a)	7.06
	(b)(1)	N/A
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)(1)	4.02
	(a)(2)	4.02; 9.01
	(a)(3)	4.02
	(a)(4)	4.03
	(b)	N/A
	(c)	2.02; 7.02(b); 8.01(3); 9.03; 9.04

	(d)	N/A
	(e)	9.04
	(f)	4.03
315	(a)(1)	7.01(b)(1)
	(a)(2)	7.01(b)(2)
	(b)	7.05; 9.01
	(c)	7.01(a)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	6.05; 7.01(c)(3)
	(e)	6.09
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A
	(b)	6.07
	(c)	8.04
317	(a)(1)	6.03
	(a)(2)	6.10
	(b)	2.04
318	(a)	1.04
N/A means not applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

E-iii

Indenture
     This Indenture dated as of July 12, 2007 between Stericycle, Inc., a Delaware corporation (“Company”), and LaSalle Bank National Association (the “Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.5% Promissory Notes due 2014 (the “Notes”). The initial holders of the Notes are shareholders and option holders of MedSolutions, Inc. who elect to receive the Notes pursuant to the terms of the Merger Agreement (as defined in Section 1.01):
Article 1
Definitions and Rules of Construction;
Applicability of the Trust Indenture Act
Section 1.01 Definitions
     3.5% Notes means the Company’s 3.5% Promissory Notes (Letter of Credit Supported) due 2014 issued under the Other Indenture.
     Affiliate means any Person controlling or controlled by or under common control with the referenced Person. “Control” for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.
     Agent means any Registrar or Paying Agent.
     Board means the Board of Directors of the Person or any officer or committee thereof authorized to act for such Board.
     Business Day means a day that is not a Legal Holiday.
     Company means the party named as such above until a successor which duly assumes the obligations upon the Notes and under the Indenture replaces it and thereafter means the successor.
     Default means any event which is, or after notice or passage of time would be, an Event of Default.
     Effective Time means “Effective Time” as defined in the Merger Agreement.
     Exchange Act means the Securities Exchange Act of 1934, as amended.
     Expense Payment Principal Reduction means a reduction in the aggregate principal of the Notes and the 3.5% Notes pursuant to Section 2.5(a) of the Merger Agreement.
     Holder or Noteholder means a Person in whose name a Note is registered.
     Indenture means this Indenture as amended from time to time, including the terms of the Notes and any amendments thereto.
     Indemnification Claim Payment Reduction means a reduction in the aggregate amounts next becoming due under the Notes and the 3.5% Notes pursuant to Section 8.4 of the Merger Agreement.

     Litigation Payment Principal Reduction means a reduction in the aggregate principal of the Notes and the 3.5% Notes pursuant to Section 7.7(b) of the Merger Agreement.
     Maturity Date means the seventh anniversary of the Effective Time of the Merger.
     Merger means “Merger” as defined in the Merger Agreement.
     Merger Agreement means the Merger Agreement dated July 6, 2007 entered into by the Company, TMW Acquisition Corporation, a Texas corporation, and MedSolutions, Inc., a Texas corporation.
     Merger Consideration Principal Reduction means a reduction in the aggregate principal of the Notes and the 3.5% Notes pursuant to Section 7.6(b)(2) or Section 7.6(c) of the Merger Agreement.
     Notes means the Notes described above issued under this Indenture.
     Officers’ Certificate means a certificate signed by two Officers, one of whom must be the President and Chief Executive Officer, the Chief Financial Officer, or an Executive Vice President or other Vice President of the Company. See Sections 9.03 and 9.04.
     Opinion of Counsel means a written opinion from legal counsel who is acceptable to the Trustee. See Sections 9.03 and 9.04.
     Other Indenture means the Indenture dated as of ___, 2007 between the Company and LaSalle Bank National Association, as Trustee for the 3.5% Notes.
     Person means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
     Proceeding means a liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but shall not include any transaction permitted by and made in compliance with Article 5.
     SEC means the U.S. Securities and Exchange Commission.
     Shareholder Representative means the Person or Persons from time to time serving as the “Shareholder Representative” pursuant to Section 7.3 of the Merger Agreement. The persons initially serving as the Shareholder Representative are Matthew H. Fleeger and Winship B. Moody, Sr.
     TIA means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.
     Trust Officer means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.
     Trustee means the party named as such above until a successor replaces it and thereafter means the successor.

     Section 1.02 Other Definitions

Term	Defined in Section
Bankruptcy Law	6.01
Custodian	6.01
Event of Default	6.01
Legal Holiday	9.06
Notice	9.01
Officer	9.09
Paying Agent	2.03
Prepayment Date	3.01
Proceeding	1.01
Registrar	2.03
     Section 1.03 Rules of Construction
     Unless the context otherwise requires:
     (1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) provisions apply to successive events and transactions;
     (6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (7) “including” means including without limitation.
     Section 1.04 Trust Indenture Act
     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.
Article 2
The Notes
     Section 2.01 Form and Dating
     The Notes and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication.
     Section 2.02 Execution and Authentication
     Two Officers shall sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note is still valid.
     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee shall authenticate Notes for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers’ Certificate of the Company. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.
     Section 2.03 Agents
     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and where Notes may be presented for payment (“Paying Agent”). Whenever the Company must issue or deliver Notes pursuant to this Indenture, the Trustee shall authenticate the Notes at the Company’s request. The Registrar shall keep a register of the Notes and of their transfer and exchange.
     The Company may appoint more than one Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar or Paying Agent, the Trustee shall act as such.
     Section 2.04 Paying Agent To Hold Money in Trust
     On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of the principal of or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

     Section 2.05 Noteholder Lists
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least 10 Business Days before each interest payment date and again no more than six months later, and at such other times as the Trustee may request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
     Section 2.06 Transfer and Exchange
     The Notes shall be issued in registered form and shall be transferable only upon surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer or to exchange the Note for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met and to the extent that the Note has not been prepaid. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 9.05.
     All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     Section 2.07 Replacement Notes
     If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Note has been acquired by a protected purchaser(as “protected purchaser” is defined in Article 8 of the Illinois Uniform Commercial Code), the Company shall issue a replacement Note. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Note is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company.
     Section 2.08 Outstanding Notes
     Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Registrar, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.
     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.
     Section 2.09 Treasury Notes Disregarded for Certain Purposes
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
     Section 2.10 Temporary Notes
     Until definitive Notes are ready for delivery, the Company may use temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall deliver definitive Notes in exchange for temporary Notes.
     Section 2.11 Cancellation
     The Company at any time may deliver Notes to the Trustee for cancellation. The Paying Agent, if not the Trustee, shall forward to the Trustee any Notes surrendered to it for payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes according to its standard procedures or as the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
     Section 2.12 Principal Reduction
     The principal of the Notes is subject to reduction, retroactive to the date of issuance of the Notes, by reason of a Merger Consideration Principal Reduction.
     The principal of the Notes is also subject to reduction, effective as of the date of payment, by reason of an Expense Payment Principal Reduction or a Litigation Payment Principal Reduction.
     In the event of a Merger Consideration Principal Reduction, Expense Payment Principal Reduction or Litigation Payment Principal Reduction, the aggregate principal of all outstanding Notes and all outstanding 3.5% Notes shall be reduced on a pro rata basis.
     The Company shall promptly give notice to the Trustee of any Merger Consideration Principal Reduction, Expense Payment Principal Reduction or Litigation Payment Principal Reduction (and concurrently send a copy of its notice to the Shareholder Representative).
     Section 2.13 Payment Reduction
     Payments under the Notes are subject to reduction, in respect of the payments otherwise next becoming due under the Notes, by reason of an Indemnification Claim Payment Reduction. This reduction is in the nature of a dollar-for-dollar offset.
     In the event of an Indemnification Claim Payment Reduction, payments otherwise next becoming due under all outstanding Notes and all outstanding 3.5% Notes shall be reduced on a pro rata basis.
     The Company shall promptly give notice to the Trustee of any Indemnification Claim Payment Reduction (and concurrently send a copy of its notice to the Shareholder Representative).

Article 3
Payments
     Section 3.01 Notice to Trustee
     If Notes are to be prepaid pursuant to paragraph 7 of the Notes, the Company shall notify the Trustee of the prepayment date (the “Prepayment Date”) and the principal amount of Notes to be prepaid. The Company may not prepay any portion of the principal of the Notes unless it also concurrently prepays an equivalent fractional portion of the principal of the 3.5% Notes.
     The Company shall give the notice provided for in this Section at least 50 days before the Prepayment Date unless a shorter period is satisfactory to the Trustee. The record date relating to such prepayment shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days prior to the Prepayment Date.
     Section 3.02 Pro Rata Prepayment
     If Notes are to be prepaid in part, the prepayment shall be made in respect of all outstanding Notes on a pro rata basis determined by their respective principal amounts.
     Section 3.03 Notice of Payment
     At least 30 days but not more than 60 days before any Prepayment Date, and at least 30 days but not more than 60 days before the Maturity Date, the Company shall mail a notice of payment to each Holder whose Notes are to be paid.
     The notice shall state that it is a notice of payment and shall state:
     (1) the payment date;
     (2) in the case of a prepayment, the principal amount (or percentage of the principal amount) of the Holder’s Note to be prepaid;
     (3) the name and address of the Paying Agent;
     (4) that Notes must be surrendered to the Paying Agent to collect the amount to be paid; and
     (5) that, unless the Company defaults in making such payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes, or in the case of a prepayment, interest on the prepaid principal amount of the Notes, shall cease to accrue on and after the Maturity Date or the Prepayment Date, as the case may be.
     At the Company’s request, the Trustee shall give the notice of payment in the Company’s name and at its expense.
     Section 3.04 Effect of Notice of Payment
     In the case of a prepayment, once notice of payment is mailed, Notes become due and payable on the Prepayment Date for the prepayment amount. Upon surrender to the Paying Agent, Notes shall be paid as stated in the notice, plus accrued interest to the Prepayment Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
     Section 3.05 Deposit of Payment Amount
     On or before the Prepayment Date or the Maturity Date, as the case may be, the Company shall deposit with the Paying Agent money sufficient to pay the principal amount to be prepaid, in the case of a prepayment, or the entire principal amount, in the case of a payment at maturity, together with accrued interest through the Prepayment Date or the Maturity Date, as the case may be, on all Notes to be paid on that date other than Notes or portions of Notes called for payment which have been delivered by the Company to the Registrar for cancellation.
     Unless the Company shall default in the payment of Notes (and accrued interest) called for payment, interest on Notes, or in the case of a prepayment, interest on the prepaid principal amount of Notes, shall cease to accrue on after the Maturity Date or the Prepayment Date, as the case may be.
     Section 3.06 Notes Prepaid in Part
     Upon surrender of a Note that is prepaid in part, the Company shall deliver to the Holder (at the Company’s expense) a new Note equal in principal amount to the portion of the Note surrendered that was not prepaid.
     Section 3.07 Repayment to Company
     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of principal or interest that remains unclaimed for one year after the right to such money has matured. After payment to the Company, Noteholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.
Article 4
Covenants
     Section 4.01 Payment of Notes
     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.
     The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue interest at the same rate to the extent lawful.
     Section 4.02 SEC Reports
     The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the

Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.03 Compliance Certificate
     The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).
     Section 4.04 Notice of Certain Events
     The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (ii) any Default or Event of Default, and (iii) any cure or waiver of any Default or Event of Default.
Article 5
Successors
     Section 5.01 When Company May Merge, etc.
     The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:
     (1) either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia;
     (2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture; and
     (3) immediately before and immediately after the transaction no Default exists.
     The Company shall deliver to the Trustee prior to the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 5.02 Successor Corporation Substituted
     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company herein and in the Notes. Thereafter the obligations of the Company under the Notes and Indenture shall terminate except for, in the case of a transfer, the obligation to pay the principal of and interest on the Notes.

Article 6
Defaults and Remedies
     Section 6.01 Events of Default
     An “Event of Default” occurs if:
     (1) the Company fails to pay interest on any Note when the same becomes due and payable and such failure continues for a period of 10 days;
     (2) the Company fails to pay the principal of any Note when the same becomes due and payable at maturity;
     (3) the Company fails to comply with any of its other agreements in the Notes or this Indenture and such failure continues for the period and after the notice specified below;
     (4) the Company pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors;
     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company in an involuntary case,
     (B) appoints a Custodian of the Company or for all or substantially all of its property, or
     (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or
     (6) an Event of Default has occurred under the 3.5% Notes or the Other Indenture (as “Event of Default” is defined in the Other Indenture).
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     The term “Bankruptcy Law” means title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Shareholder Representative notifies the Company and the Trustee, of the Default and the Company does not cure the Default, or it is not waived, within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a “Notice of Default.”
     Section 6.02 Acceleration
     If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Shareholder Representative by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. The Trustee shall declare the principal of and accrued and interest on all the Notes to be due and payable if the principal of and accrued interest on all the 3.5% Notes have been declared to be due and payable. Upon any such declaration the principal and interest shall be due and payable immediately.
     The Shareholder Representative by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.
     Section 6.03 Other Remedies
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder or the Shareholder Representative in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04 Waiver of Past Defaults
     The Shareholder Representative by notice to the Trustee may waive an existing Default and its consequences except:
     (1) a Default in the payment of the principal of or interest on any Note; or
     (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.
     Section 6.05 Control by Shareholder Representative
     The Shareholder Representative may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that it reasonably believes conflicts with law or this Indenture, that it reasonably believes may be unduly prejudicial to the rights of Noteholders, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.

     Section 6.06 Limitation on Suits
     A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:
     (1) the Holder gives to the Trustee notice of a continuing Event of Default;
     (2) the Holders of a majority in principal amount of the Notes make a request to the Trustee to pursue the remedy; and
     (3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within 30 days after receipt of the request.
     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
     Section 6.07 Rights of Holders To Receive Payment
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
     Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.
     Section 6.08 Priorities
     After an Event of Default any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid in the following order:
     First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;
     Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     Third: to the Company.
     The Trustee may fix a record date and payment date for any payment to Noteholders.
     Section 6.09 Undertaking for Costs
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

     Section 6.10 Proof of Claim
     In the event of any Proceeding, the Trustee may file a claim for the unpaid balance of the Notes in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any Proceeding.
     Section 6.11 Actions of a Holder
     For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a “Holder” or “Noteholder” shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Note together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).
Article 7
Trustee
     Section 7.01 Duties of Trustee
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.
     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:
     (1) This paragraph does not limit the effect of paragraph (b) of this Section.
     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 7.02 Rights of Trustee
     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or an Opinion of Counsel. The Trustee may also consult with counsel on any matter relating to the Indenture or the Notes and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.
     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (e) Except in connection with compliance with TIA Section 310 or 311, the Trustee shall only be charged with knowledge of Trust Officers.
     Section 7.03 Individual Rights of Trustee; Disqualification
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.
     Section 7.04 Trustee’s Disclaimer
     The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.
     Section 7.05 Notice of Defaults
     If a continuing Default is known to the Trustee, the Trustee shall mail to the Shareholder Representative and Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice from Noteholders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders. The Trustee shall mail to Noteholders any notice it receives from Noteholder(s) under Section 6.06, and of any notice the Trustee provides pursuant to Section 6.06(3)(i).

     Section 7.06 Reports by Trustee to Holders
     If required pursuant to TIA Section 313(a), within 60 days after the reporting date stated in Section 9.09, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).
     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC.
     Section 7.07 Compensation and Indemnity
     The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agent capacity in which it acts. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.
     The Company shall indemnify and hold harmless the Trustee against any loss, liability or expense incurred by it including in any Agent capacity in which it acts. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not unreasonably be withheld.
     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence, willful misconduct or bad faith.
     To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.
     Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     Section 7.08 Replacement of Trustee
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     The Trustee may resign by so notifying the Company. The Company and the Shareholder Representative may remove the Trustee by so notifying the Trustee. The Company by itself may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged a bankrupt or an insolvent;
     (3) a receiver or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or, subject to Section 6.09, any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace such successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.
     Section 7.10 Eligibility
     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in Section 9.09.
     Section 7.11 Preferential Collection of Claims Against Company
     Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.
Article 8
Amendments
     Section 8.01 Without Consent of Holders
     The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to comply with Section 5.01; or

     (3) to make any change that does not adversely affect the rights of any Noteholder.
     Section 8.02 With Consent of Shareholder Representative or Holders
     The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Shareholder Representative. However, without the consent of each Noteholder affected, an amendment under this Section may not:
     (1) reduce the interest on (other than pursuant to an Indemnification Claim Payment Reduction) or change the time for payment of interest on any Note;
     (2) reduce the principal of (other than pursuant to a Merger Consideration Principal Reduction, Expense Payment Principal Reduction, Litigation Payment Principal Reduction or Indemnification Claim Payment Reduction) or change the fixed maturity of any Note;
     (3) change the Maturity Date;
     (4) make any Note payable in money other than that stated in the Note; or
     (5) make any change in Section 6.04, 6.07 or 8.02 (second sentence).
     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     Section 8.03 Compliance with Trust Indenture Act and Section 9.03
     Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect, so long as the Indenture and Notes are subject to the TIA. The Trustee is entitled to, and the Company shall provide, an Opinion of Counsel and Officers’ Certificate that the Trustee’s execution of any amendment or supplemental indenture is permitted under this Article 9.
     Section 8.04 Revocation and Effect of Consents and Waivers
     A consent to an amendment of this Indenture requiring the consent of each Noteholder affected or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment of this Indenture requiring the consent of each Noteholder becomes effective, it shall bind every Noteholder, and after a waiver by a Holder of a Note becomes effective, it shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the waiving Holder’s Note, even if notation of the waiver is not made on the Note.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     Section 8.05 Notice of Amendment; Notation on or Exchange of Notes
     After any amendment under this Article becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.
     The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company may issue in exchange for affected Notes new Notes that reflect the amendment or waiver.
     Section 8.06 Trustee Protected
     The Trustee need not sign any supplemental indenture that adversely affects its rights.
Article 9
Miscellaneous
     Section 9.01 Notices
     Any notice by one party to the other shall be in writing and sent to the other’s address stated in Section 9.09. The notice is duly given if it is delivered in Person or sent by a national courier service which provides next Business Day delivery or by first-class mail.
     A party by notice to the other party may designate additional or different addresses for subsequent notices.
     Any notice sent to a Noteholder shall be mailed by first-class letter mailed to its address shown on the register kept by the Registrar. Failure to mail a notice to a Noteholder or any defect in a notice mailed to a Noteholder shall not affect the sufficiency of the notice mailed to other Noteholders.
     If a notice is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice to Noteholders, it shall deliver or mail a copy to the Trustee, the Shareholder Representative and each Agent at the same time.
     A “notice” includes any communication required by this Indenture.
     Section 9.02 Communication by Holders with Other Holders
     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA Section 312(c).
     Section 9.03 Certificate and Opinion as to Conditions Precedent
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 9.04 Statements Required in Certificate or Opinion
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, the Person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     Section 9.05 Rules by Trustee and Agents
     The Trustee may make reasonable rules for action by or a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 9.06 Legal Holidays
     A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     Section 9.07 No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
     Section 9.08 Duplicate Originals
     The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.
     Section 9.09 Variable Provisions
     “Officer” means the Chief Executive Officer, President, any Executive Vice President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     The Company initially appoints the Trustee as Registrar and Paying Agent. The address of the Registrar and Paying Agent shall be the same as the address of the Trustee set forth below in this Section 9.09.
     The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2007.
     The reporting date for Section 7.06 is December 31 of each year. The first reporting date is December 31, 2007.
     The Trustee shall always have a combined capital and surplus of at least $1 billion as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA Section 310(a)(2).
     In determining whether the Trustee has a conflicting interest as defined in TIA Section 310(b)(1), the following is excluded: the Other Indenture.
     The Notes are on a par with, and are neither senior nor subordinate in right of payment to, the 3.5% Notes.
     The Company’s address is:

Stericycle, Inc.
28161 North Keith Drive
Lake Forest, Illinois 60045
Facsimile No.:	(847) 367-9462
Attention:	Frank J.M. ten Brink
Executive Vice President
and Chief Financial Officer
     The Trustee’s address is:

LaSalle Bank National Association
135 South LaSalle Street
Suite 1560
Chicago, Illinois 60603
Facsimile No.:	(312) 904-2236
Telephone No.	(312) 904-5527
Attention:	Frank A. Pierson
Global Securities & Trust Services — Stericycle, Inc. 4.5% Promissory Notes due 2014
     The Shareholder Representative’s address is:

Mr. Matthew H. Fleeger
Mr. Winship B. Moody, Sr.
12750 Merit Drive
Park Central VII, Suite 770
Dallas, Texas 75251
Facsimile No.:	(972) 776-8767

     Section 9.10 Governing Law
     The laws of the State of Illinois shall govern this Indenture and the Notes.

Dated: July 12, 2007	Stericycle, Inc.

	By	/s/ FRANK J.M. TEN BRINK

		Name:	Frank J.M. ten Brink
		Title:	Executive Vice President and Chief Financial Officer

Attest:

	By	/s/ CRAIG P. COLMAR

		Name:	Craig P. Colmar

		Title:	Assistant Secretary

Dated: July 12, 2007	LaSalle Bank National Association, as Trustee

	By	/s/ ERIK R. BENSON

		Name:	Erik R. Benson

		Title:	First Vice President

Attest:

/s/ FRANK A. PIERSON

		Name:	Frank A. Pierson

		Title:	Trust Officer

Exhibit A
(face of note)

No. ___	$ ___
Stericycle, Inc.
4.5% Promissory Note Due 2014

Interest Payment Dates:	_______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014
Record Dates:	_______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014
     Stericycle, Inc. promises to pay to                                          , or registered assigns, the sum of                                          Dollars ($______) on ___, 2014.
     See the reverse side and the Indenture referenced for additional provisions of this Note.
     Dated: ___, 2007.

Stericycle, Inc.

By

Name:
Title:

By

Name:
Title:

Authenticated:

LaSalle Bank National Association, as Trustee

By

Name:
Title:

E-A-1

(back of note)
Stericycle, Inc.
4.5% Promissory Note Due 2014
     1. Interest
     Stericycle, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest annually on ___ of each year. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Effective Time of the Merger (as “Effective Time” and “Merger” are defined in the Indenture, as defined below). Interest shall be calculated on the basis of a 365-day year.
     2. Method of Payment
     The Company will pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the record date for the interest payment, except as otherwise provided herein or in the Indenture, even though Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by wire transfer or check payable in such money. It may mail an interest check to a record date holder’s registered address.
     3. Agents
     Initially, LaSalle Bank National Association (the “Trustee”), 135 South LaSalle Street, Suite 1560, Chicago, Illinois 60603 will act as Registrar and Paying Agent. The Company may change any such Agent without notice. The Company or an Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.
     4. Indenture
     The Company issued the Notes under an Indenture dated as of July 12, 2007 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company.
     5. Reduction in Principal and Reduction in Payments
     The principal of the Notes is subject to a reduction in principal, in one case retroactive to the date of issuance, as provided in Section 2.12 of the Indenture.
     Payments under the Notes are subject to reduction, in respect of the payments otherwise next becoming due, as provided in Section 2.13 of the Indenture.
     6. Payment at Maturity
     The Company shall pay the entire unpaid principal of the Notes, together with all accrued

E-A-2

interest, on ___, 2014 (the “Maturity Date”).
     7. Prepayment
     Except as limited in the Indenture, the Company may prepay all or any portion of the unpaid principal of the Notes without penalty at any time prior to the Maturity Date (the “Prepayment Date”) provided that the Company also concurrently pays all accrued interest on the principal prepaid.
     8. Notice of Payment
     Notice of payment will be mailed at least 30 days but not more than 60 days before the Prepayment Date or the Maturity Date, as the case may be, to each holder of Notes to be paid on such date at his or her registered address.
     9. Transfer
     The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law.
     10. Persons Deemed Owners
     Subject to Section 6.11 of the Indenture, the registered holder of a Note may be treated as its owner for all purposes.
     11. Amendments and Waivers
     Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended, and any Default may be waived, with the consent of the Shareholder Representative. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders or to make any change that does not adversely affect the rights of any Noteholder.
     12. Successors
     When successors assume all the obligations of the Company under the Notes and the Indenture, the Company will be released from those obligations, except as provided in the Indenture.
     13. Defaults and Remedies
     Subject to the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Shareholder Representative may declare all the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the Shareholder Representative may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.
     14. Trustee Dealings with Company
     LaSalle Bank National Association, the Trustee under the Indenture, in its individual or any other

E-A-3

capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee, subject to the Indenture and the Act.
     15. No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
     16. Authentication
     This Note shall not be valid until authenticated by a manual signature of the Trustee.
     17. Abbreviations
     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

E-A-4

ANNEX F
FORM OF 3.5% NOTE (LETTER OF CREDIT SUPPORTED) INDENTURE

Indenture
Stericycle, Inc.
and
LaSalle Bank National Association,
as Trustee
Dated as of July 12, 2007
3.5% Promissory Notes (Letter of Credit Supported) Due 2014

Section 6.05 Control by Shareholder Representative	12
Section 6.06 Limitation on Suits	12
Section 6.07 Rights of Holders To Receive Payment	12
Section 6.08 Priorities	13
Section 6.09 Undertaking for Costs	13
Section 6.10 Proof of Claim	13
Section 6.11 Actions of a Holder	13

Article 7 — Trustee	14

Section 7.01 Duties of Trustee	14
Section 7.02 Rights of Trustee	14
Section 7.03 Individual Rights of Trustee; Disqualification	15
Section 7.04 Trustee’s Disclaimer	15
Section 7.05 Notice of Defaults	15
Section 7.06 Reports by Trustee to Holders	15
Section 7.07 Compensation and Indemnity	15
Section 7.08 Replacement of Trustee	16
Section 7.09 Successor Trustee by Merger, etc.	17
Section 7.10 Eligibility	17
Section 7.11 Preferential Collection of Claims Against Company	17

Article 8 — Amendments	17

Section 8.01 Without Consent of Holders	17
Section 8.02 With Consent of Shareholder Representative or Holders	17
Section 8.03 Compliance with Trust Indenture Act and Section 12.03	18
Section 8.04 Revocation and Effect of Consents and Waivers	18
Section 8.05 Notice of Amendment; Notation on or Exchange of Notes	18
Section 8.06 Trustee Protected	19

Article 9 — Miscellaneous	19

Section 9.01 Notices	19
Section 9.02 Communication by Holders with Other Holders	19
Section 9.03 Certificate and Opinion as to Conditions Precedent	19
Section 9.04 Statements Required in Certificate or Opinion	19
Section 9.05 Rules by Trustee and Agents	20
Section 9.06 Legal Holidays	20
Section 9.07 No Recourse Against Others	20
Section 9.08 Duplicate Originals	20
Section 9.09 Variable Provisions	20
Section 9.10 Governing Law	21

Exhibit A	1

F-ii

Cross Reference Table

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	N/A
	(b)	7.08; 7.10
	(c)	N/A
311	(a)	7.11
	(b)	7.11
	(c)	N/A
312	(a)	2.05
	(b)	9.02
	(c)	9.02
313	(a)	7.06
	(b)(1)	N/A
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)(1)	4.02
	(a)(2)	4.02; 9.01
	(a)(3)	4.02
	(a)(4)	4.03
	(b)	N/A
	(c)	2.02; 7.02(b); 8.01(3); 9.03; 9.04

	(d)	N/A
	(e)	9.04
	(f)	4.03
315	(a)(1)	7.01(b)(1)
	(a)(2)	7.01(b)(2)
	(b)	7.05; 9.01
	(c)	7.01(a)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	6.05; 7.01(c)(3)
	(e)	6.09
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A
	(b)	6.07
	(c)	8.04
317	(a)(1)	6.03
	(a)(2)	6.10
	(b)	2.04
318	(a)	1.04
N/A means not applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

F-iii

Indenture
     This Indenture dated as of July 12, 2007 between Stericycle, Inc., a Delaware corporation (“Company”), and LaSalle Bank National Association (the “Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.5% Promissory Notes (Letter of Credit Supported) due 2014 (the “Notes”). The initial holders of the Notes are shareholders and option holders of MedSolutions, Inc. who elect to receive the Notes pursuant to the terms of the Merger Agreement (as defined in Section 1.01):
Article 1
Definitions and Rules of Construction;
Applicability of the Trust Indenture Act
     Section 1.01 Definitions
     4.5% Notes means the Company’s 4.5% Promissory Notes due 2014 issued under the Other Indenture.
     Affiliate means any Person controlling or controlled by or under common control with the referenced Person. “Control” for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.
     Agent means any Registrar or Paying Agent.
     Board means the Board of Directors of the Person or any officer or committee thereof authorized to act for such Board.
     Business Day means a day that is not a Legal Holiday.
     Company means the party named as such above until a successor which duly assumes the obligations upon the Notes and under the Indenture replaces it and thereafter means the successor.
     Default means any event which is, or after notice or passage of time would be, an Event of Default.
     Effective Time means “Effective Time” as defined in the Merger Agreement.
     Exchange Act means the Securities Exchange Act of 1934, as amended.
     Expense Payment Principal Reduction means a reduction in the aggregate principal of the Notes and the 4.5% Notes pursuant to Section 2.5(a) of the Merger Agreement.
     Holder or Noteholder means a Person in whose name a Note is registered.
     Indenture means this Indenture as amended from time to time, including the terms of the Notes and any amendments thereto.
     Indemnification Claim Payment Reduction means a reduction in the aggregate amounts next becoming due under the Notes and the 4.5% Notes pursuant to Section 8.4 of the Merger Agreement.

     Letter of Credit means an irrevocables letter of credit issued to the Trustee as beneficiary to support payment of the Notes. The Letter of Credit shall be in an amount equal to the sum of (i) the aggregate principal amount of the Notes that it supports plus (ii) 375 days’ accrued interest on that aggregate principal amount. The initial Letter of Credit shall be issued by Comerica Bank, or any other lender party to the Company’s Credit Agreement, in form reasonably acceptable to the Trustee and shall be delivered by the Company no later than three Business Days after the Trustee gives the Company notice of the required size of the Letter of Credit (which will depend on the principal amount of the Notes to be issued under this Indenture). The Trustee shall not authenticate any Notes unless and until it has received the Letter of Credit.
     Litigation Payment Principal Reduction means a reduction in the aggregate principal of the Notes and the 4.5% Notes pursuant to Section 7.7(b) of the Merger Agreement.
     Maturity Date means the seventh anniversary of the Effective Time of the Merger.
     Merger means “Merger” as defined in the Merger Agreement.
     Merger Agreement means the Merger Agreement dated July 6, 2007 entered into by the Company, TMW Acquisition Corporation, a Texas corporation, and MedSolutions, Inc., a Texas corporation.
     Merger Consideration Principal Reduction means a reduction in the aggregate principal of the Notes and the 4.5% Notes pursuant to Section 7.6(b)(2) or Section 7.6(c) of the Merger Agreement.
     Notes means the Notes described above issued under this Indenture.
     Officers’ Certificate means a certificate signed by two Officers, one of whom must be the President and Chief Executive Officer, the Chief Financial Officer, or an Executive Vice President or other Vice President of the Company. See Sections 9.03 and 9.04.
     Opinion of Counsel means a written opinion from legal counsel who is acceptable to the Trustee. See Sections 9.03 and 9.04.
     Other Indenture means the Indenture dated as of ___, 2007 between the Company and LaSalle Bank National Association, as Trustee for the 4.5% Notes.
     Person means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
     Proceeding means a liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but shall not include any transaction permitted by and made in compliance with Article 5.
     SEC means the U.S. Securities and Exchange Commission.
     Shareholder Representative means the Person or Persons from time to time serving as the “Shareholder Representative” pursuant to Section 7.3 of the Merger Agreement. The persons initially serving as the Shareholder Representative are Matthew H. Fleeger and Winship B. Moody, Sr.
     TIA means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.
     Trust Officer means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.
     Trustee means the party named as such above until a successor replaces it and thereafter means the successor.

     Section 1.02 Other Definitions

Term	Defined in Section
Bankruptcy Law	6.01
Credit Agreement	4.05
Custodian	6.01
Event of Default	6.01
Legal Holiday	9.06
Notice	9.01
Officer	9.09
Paying Agent	2.03
Prepayment Date	3.01
Proceeding	1.01
Registrar	2.03
     Section 1.03 Rules of Construction
     Unless the context otherwise requires:
     (1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) provisions apply to successive events and transactions;
     (6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (7) “including” means including without limitation.
     Section 1.04 Trust Indenture Act
     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

Article 2
The Notes
     Section 2.01 Form and Dating
     The Notes and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication.
     Section 2.02 Execution and Authentication
     Two Officers shall sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note is still valid.
     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee shall authenticate Notes for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers’ Certificate of the Company. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.
     Section 2.03 Agents
     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and where Notes may be presented for payment (“Paying Agent”). Whenever the Company must issue or deliver Notes pursuant to this Indenture, the Trustee shall authenticate the Notes at the Company’s request. The Registrar shall keep a register of the Notes and of their transfer and exchange.
     The Company may appoint more than one Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar or Paying Agent, the Trustee shall act as such.
     Section 2.04 Paying Agent To Hold Money in Trust
     On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of the principal of or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a

Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.
     Section 2.05 Noteholder Lists
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least 10 Business Days before each interest payment date and again no more than six months later, and at such other times as the Trustee may request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
     Section 2.06 Transfer and Exchange
     The Notes shall be issued in registered form and shall be transferable only upon surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer or to exchange the Note for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met and to the extent that the Note has not been prepaid. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 9.05.
     All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     Section 2.07 Replacement Notes
     If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Note has been acquired by a protected purchaser (as “protected purchaser” is defined in Article 8 of the Illinois Uniform Commercial Code), the Company shall issue a replacement Note. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Note is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company.
     Section 2.08 Outstanding Notes
     Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Registrar, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.
     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     Section 2.09 Treasury Notes Disregarded for Certain Purposes
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
     Section 2.10 Temporary Notes
     Until definitive Notes are ready for delivery, the Company may use temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall deliver definitive Notes in exchange for temporary Notes.
     Section 2.11 Cancellation
     The Company at any time may deliver Notes to the Trustee for cancellation. The Paying Agent, if not the Trustee, shall forward to the Trustee any Notes surrendered to it for payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes according to its standard procedures or as the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
     Section 2.12 Principal Reduction
     The principal of the Notes is subject to reduction, retroactive to the date of issuance of the Notes, by reason of a Merger Consideration Principal Reduction.
     The principal of the Notes is also subject to reduction, effective as of the date of payment, by reason of an Expense Payment Principal Reduction or a Litigation Payment Principal Reduction.
     In the event of a Merger Consideration Principal Reduction, Expense Payment Principal Reduction or Litigation Payment Principal Reduction, the aggregate principal of all outstanding Notes and all outstanding 4.5% Notes shall be reduced on a pro rata basis.
     The Company shall promptly give notice to the Trustee of any Merger Consideration Principal Reduction, Expense Payment Principal Reduction or Litigation Payment Principal Reduction (and concurrently send a copy of its notice to the Shareholder Representative).
     Section 2.13 Payment Reduction
     Payments under the Notes are subject to reduction, in respect of the payments otherwise next becoming due under the Notes, by reason of an Indemnification Claim Payment Reduction. This reduction is in the nature of a dollar-for-dollar offset.
     In the event of an Indemnification Claim Payment Reduction, payments otherwise next becoming due under all outstanding Notes and all outstanding 4.5% Notes shall be reduced on a pro rata basis.

     The Company shall promptly give notice to the Trustee of any Indemnification Claim Payment Reduction (and concurrently send a copy of its notice to the Shareholder Representative).
Article 3
Payments
     Section 3.01 Notice to Trustee
     If Notes are to be prepaid pursuant to paragraph 7 of the Notes, the Company shall notify the Trustee of the prepayment date (the “Prepayment Date”) and the principal amount of Notes to be prepaid. The Company may not prepay any portion of the principal of the Notes unless it also concurrently prepays an equivalent fractional portion of the principal of the 3.5% Notes.
     The Company shall give the notice provided for in this Section at least 50 days before the Prepayment Date unless a shorter period is satisfactory to the Trustee. The record date relating to such prepayment shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days prior to the Prepayment Date.
     Section 3.02 Pro Rata Prepayment
     If Notes are to be prepaid in part, the prepayment shall be made in respect of all outstanding Notes on a pro rata basis determined by their respective principal amounts.
     Section 3.03 Notice of Payment
     At least 30 days but not more than 60 days before any Prepayment Date, and at least 30 days but not more than 60 days before the Maturity Date, the Company shall mail a notice of payment to each Holder whose Notes are to be paid.
     The notice shall state that it is a notice of payment and shall state:
     (1) the payment date;
     (2) in the case of a prepayment, the principal amount (or percentage of the principal amount) of the Holder’s Note to be prepaid;
     (3) the name and address of the Paying Agent;
     (4) that Notes must be surrendered to the Paying Agent to collect the amount to be paid; and
     (5) that, unless the Company defaults in making such payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes, or in the case of a prepayment, interest on the prepaid principal amount of the Notes, shall cease to accrue on and after the Maturity Date or the Prepayment Date, as the case may be.
     At the Company’s request, the Trustee shall give the notice of payment in the Company’s name and at its expense.

     Section 3.04 Effect of Notice of Payment
     In the case of a prepayment, once notice of payment is mailed, Notes become due and payable on the Prepayment Date for the prepayment amount. Upon surrender to the Paying Agent, Notes shall be paid as stated in the notice, plus accrued interest to the Prepayment Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
     Section 3.05 Deposit of Payment Amount
     On or before the Prepayment Date or the Maturity Date, as the case may be, the Company shall deposit with the Paying Agent money sufficient to pay the principal amount to be prepaid, in the case of a prepayment, or the entire principal amount, in the case of a payment at maturity, together with accrued interest through the Prepayment Date or the Maturity Date, as the case may be, on all Notes to be paid on that date other than Notes or portions of Notes called for payment which have been delivered by the Company to the Registrar for cancellation.
     Unless the Company shall default in the payment of Notes (and accrued interest) called for payment, interest on Notes, or in the case of a prepayment, interest on the prepaid principal amount of Notes, shall cease to accrue on after the Maturity Date or the Prepayment Date, as the case may be.
     Section 3.06 Notes Prepaid in Part
     Upon surrender of a Note that is prepaid in part, the Company shall deliver to the Holder (at the Company’s expense) a new Note equal in principal amount to the portion of the Note surrendered that was not prepaid.
     Section 3.07 Repayment to Company
     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of principal or interest that remains unclaimed for one year after the right to such money has matured. After payment to the Company, Noteholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.
Article 4
Covenants
     Section 4.01 Payment of Notes
     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.
     The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue interest at the same rate to the extent lawful.
     Section 4.02 SEC Reports
     The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.03 Compliance Certificate
     The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).
     Section 4.04 Notice of Certain Events
     The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (ii) any Default or Event of Default, and (iii) any cure or waiver of any Default or Event of Default.
     Section 4.05 Letter of Credit
     If the issuer of the current Letter of Credit gives the Trustee, the Company and the Shareholder Representative at least 30 days’ prior notice of the issuer’s intent not to renew the Letter of Credit upon its expiry, the Company shall deliver a new Letter of Credit to the Trustee no later than 15 days prior to the expiry of the current Letter of Credit.
     The Company may at any time substitute for the current Letter of Credit a new Letter of Credit, and concurrently with the Company’s delivery of the new Letter of Credit to the Trustee, the Trustee shall deliver the replaced Letter of Credit to the Company.
     Any new Letter of Credit shall be issued by Bank of America, N.A., any other lender party to the Company’s Credit Agreement, or any other bank or financial institution approved by the Shareholder Representative (whose approval shall not be unreasonably withheld), and shall conform in substance to the current Letter of Credit that it replaces.
     The Company’s “Credit Agreement” means the Credit Agreement dated as of July 31, 2006, among the the Company, the Company’s subsidiaries and the lenders from time to time party to the agreement, and Bank of America, N.A., as administrative agent, as such agreement may have been and may be amended, restated, supplemented or otherwise modified.
Article 5
Successors
     Section 5.01 When Company May Merge, etc.
     The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:
     (1) either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia;
     (2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture; and
     (3) immediately before and immediately after the transaction no Default exists.
     The Company shall deliver to the Trustee prior to the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 5.02 Successor Corporation Substituted
     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company herein and in the Notes. Thereafter the obligations of the Company under the Notes and Indenture shall terminate except for, in the case of a transfer, the obligation to pay the principal of and interest on the Notes.
Article 6
Defaults and Remedies
     Section 6.01 Events of Default
     An “Event of Default” occurs if:
     (1) the Company fails to pay interest on any Note when the same becomes due and payable and such failure continues for a period of 10 days;
     (2) the Company fails to pay the principal of any Note when the same becomes due and payable at maturity;
     (3) the Company fails to comply with any of its other agreements in the Notes or this Indenture (other than its agreement in Section 4.05 to deliver a new Letter of Credit in the circumstances described) and such failure continues for the period and after the notice specified below;
     (4) the Company pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

     (D) makes a general assignment for the benefit of its creditors;
     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company in an involuntary case,
     (B) appoints a Custodian of the Company or for all or substantially all of its property, or
     (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days;
     (6) an Event of Default has occurred under the 4.5% Notes or the Other Indenture (as “Event of Default” is defined in the Other Indenture); or
     (7) the Company fails to comply with its agreement in Section 4.05 to deliver a new Letter of Credit in the circumstances described.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     The term “Bankruptcy Law” means title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Shareholder Representative notifies the Company and the Trustee, of the Default and the Company does not cure the Default, or it is not waived, within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a “Notice of Default.”
     Section 6.02 Acceleration
     If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Shareholder Representative by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. The Trustee shall declare the principal of and accrued and interest on all the Notes to be due and payable if the principal of and accrued interest on all the 4.5% Notes have been declared to be due and payable. Upon any such declaration the principal and interest shall be due and payable immediately.
     The Shareholder Representative by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     Section 6.03 Other Remedies
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes, including drawing on the Letter of Credit, or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder or the Shareholder Representative in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04 Waiver of Past Defaults
     The Shareholder Representative by notice to the Trustee may waive an existing Default and its consequences except:
     (1) a Default in the payment of the principal of or interest on any Note; or
     (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.
     Section 6.05 Control by Shareholder Representative
     The Shareholder Representative may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee (including drawing on the Letter of Credit). However, the Trustee may refuse to follow any direction that it reasonably believes conflicts with law or this Indenture, is that it reasonably believes may be unduly prejudicial to the rights of Noteholders, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.
     Section 6.06 Limitation on Suits
     A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:
     (1) the Holder gives to the Trustee notice of a continuing Event of Default;
     (2) the Holders of a majority in principal amount of the Notes make a request to the Trustee to pursue the remedy; and
     (3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within 30 days after receipt of the request.
     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
     Section 6.07 Rights of Holders To Receive Payment
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
     Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.
     Section 6.08 Priorities
     After an Event of Default any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid in the following order:
     First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;
     Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     Third: to the Company.
     The Trustee may fix a record date and payment date for any payment to Noteholders.
     Section 6.09 Undertaking for Costs
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.
     Section 6.10 Proof of Claim
     In the event of any Proceeding, the Trustee may file a claim for the unpaid balance of the Notes in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any Proceeding.
     Section 6.11 Actions of a Holder
     For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a “Holder” or “Noteholder” shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Note together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

Article 7
Trustee
     Section 7.01 Duties of Trustee
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.
     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:
     (1) This paragraph does not limit the effect of paragraph (b) of this Section.
     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 7.02 Rights of Trustee
     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an

Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or an Opinion of Counsel. The Trustee may also consult with counsel on any matter relating to the Indenture or the Notes and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.
     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (e) Except in connection with compliance with TIA Section 310 or 311, the Trustee shall only be charged with knowledge of Trust Officers.
     Section 7.03 Individual Rights of Trustee; Disqualification
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.
     Section 7.04 Trustee’s Disclaimer
     The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.
     Section 7.05 Notice of Defaults
     If a continuing Default is known to the Trustee, the Trustee shall mail to the Shareholder Representative and Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice from Noteholders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders. The Trustee shall mail to Noteholders any notice it receives from Noteholder(s) under Section 6.06, and of any notice the Trustee provides pursuant to Section 6.06(3)(i).
     Section 7.06 Reports by Trustee to Holders
     If required pursuant to TIA Section 313(a), within 60 days after the reporting date stated in Section 9.09, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).
     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC.
     Section 7.07 Compensation and Indemnity
     The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agent capacity in which it acts. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

     The Company shall indemnify and hold harmless the Trustee against any loss, liability or expense incurred by it including in any Agent capacity in which it acts. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not unreasonably be withheld.
     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence, willful misconduct or bad faith.
     To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.
     Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     Section 7.08 Replacement of Trustee
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     The Trustee may resign by so notifying the Company. The Company and the Shareholder Representative may remove the Trustee by so notifying the Trustee. The Company by itself may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged a bankrupt or an insolvent;
     (3) a receiver or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or, subject to Section 6.09, any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace such successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.
     Section 7.10 Eligibility
     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in Section 9.09.
     Section 7.11 Preferential Collection of Claims Against Company
     Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.
Article 8
Amendments
     Section 8.01 Without Consent of Holders
     The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to comply with Section 5.01; or
     (3) to make any change that does not adversely affect the rights of any Noteholder.
     Section 8.02 With Consent of Shareholder Representative or Holders
     The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Shareholder Representative. However, without the consent of each Noteholder affected, an amendment under this Section may not:
     (1) reduce the interest on (other than pursuant to an Indemnification Claim Payment Reduction) or change the time for payment of interest on any Note;
     (2) reduce the principal of (other than pursuant to a Merger Consideration Principal Reduction, Expense Payment Principal Reduction, Litigation Payment Principal Reduction or Indemnification Claim Payment Reduction) or change the fixed maturity of any Note;

     (3) change the Maturity Date;
     (4) make any Note payable in money other than that stated in the Note; or
     (5) make any change in Section 6.04, 6.07 or 8.02 (second sentence).
     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     Section 8.03 Compliance with Trust Indenture Act and Section 9.03
     Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect, so long as the Indenture and Notes are subject to the TIA. The Trustee is entitled to, and the Company shall provide, an Opinion of Counsel and Officers’ Certificate that the Trustee’s execution of any amendment or supplemental indenture is permitted under this Article 9.
     Section 8.04 Revocation and Effect of Consents and Waivers
     A consent to an amendment of this Indenture requiring the consent of each Noteholder affected or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment of this Indenture requiring the consent of each Noteholder becomes effective, it shall bind every Noteholder, and after a waiver by a Holder of a Note becomes effective, it shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the waiving Holder’s Note, even if notation of the waiver is not made on the Note.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     Section 8.05 Notice of Amendment; Notation on or Exchange of Notes
     After any amendment under this Article becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.
     The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company may issue in exchange for affected Notes new Notes that reflect the amendment or waiver.

     Section 8.06 Trustee Protected
     The Trustee need not sign any supplemental indenture that adversely affects its rights.
Article 9
Miscellaneous
     Section 9.01 Notices
     Any notice by one party to the other shall be in writing and sent to the other’s address stated in Section 9.09. The notice is duly given if it is delivered in Person or sent by a national courier service which provides next Business Day delivery or by first-class mail.
     A party by notice to the other party may designate additional or different addresses for subsequent notices.
     Any notice sent to a Noteholder shall be mailed by first-class letter mailed to its address shown on the register kept by the Registrar. Failure to mail a notice to a Noteholder or any defect in a notice mailed to a Noteholder shall not affect the sufficiency of the notice mailed to other Noteholders.
     If a notice is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice to Noteholders, it shall deliver or mail a copy to the Trustee, the Shareholder Representative and each Agent at the same time.
     A “notice” includes any communication required by this Indenture.
     Section 9.02 Communication by Holders with Other Holders
     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA Section 312(c).
     Section 9.03 Certificate and Opinion as to Conditions Precedent
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 9.04 Statements Required in Certificate or Opinion
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, the Person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     Section 9.05 Rules by Trustee and Agents
     The Trustee may make reasonable rules for action by or a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 9.06 Legal Holidays
     A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     Section 9.07 No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
     Section 9.08 Duplicate Originals
     The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.
     Section 9.09 Variable Provisions
     “Officer” means the Chief Executive Officer, President, any Executive Vice President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.
     The Company initially appoints the Trustee as Registrar and Paying Agent. The address of the Registrar and Paying Agent shall be the same as the address of the Trustee set forth below in this Section 9.09.
     The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2007 .
     The reporting date for Section 7.06 is December 31 of each year. The first reporting date is December 31, 2007.
     The Trustee shall always have a combined capital and surplus of at least $1 billion as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA Section 310(a)(2).
     In determining whether the Trustee has a conflicting interest as defined in TIA Section 310(b)(1), the following is excluded: the Other Indenture.
     The Notes are on a par with, and are neither senior nor subordinate in right of payment to, the 4.5% Notes.
     The Company’s address is:

Stericycle, Inc.
28161 North Keith Drive
Lake Forest, Illinois 60045
Facsimile No.:	(847) 367-9462
Attention:	Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer
     The Trustee’s address is:

LaSalle Bank National Association
135 South LaSalle Street
Suite 1560
Chicago, Illinois 60603
Facsimile No.:	(312) 904-2236
Telephone No.	(312) 904-5527
Attention:	Frank A. Pierson Global Securities & Trust Services — Stericycle, Inc. 3.3% Promissory Notes due 2014
     The Shareholder Representative’s address is:

Mr. Matthew H. Fleeger
Mr. Winship B. Moody, Sr.
12750 Merit Drive
Park Central VII, Suite 770
Dallas, Texas 75251
Facsimile No.:	(972) 776-8767
     Section 9.10 Governing Law
     The laws of the State of Illinois shall govern this Indenture and the Notes.

Dated: July 12, 2007	Stericycle, Inc.

	By	/s/ FRANK J.M. TEN BRINK

		Name:	Frank J.M. ten Brink
		Title:	Executive Vice President and Chief Financial Officer

Attest:

	By	/s/ CRAIG P. COLMAR

		Name:	Craig P. Colmar

		Title:	Assistant Secretary

Dated: July 12, 2007	LaSalle Bank National Association, as Trustee

	By	/s/ ERIK R. BENSON

		Name:	Erik R. Benson

		Title:	First Vice President

Attest:

/s/ FRANK A. PIERSON

		Name:	Frank A. Pierson

		Title:	Trust Officer

Exhibit A
(face of note)

No. ___	$ ___
Stericycle, Inc.
3.5% Promissory Note (Letter of Credit Supported) Due 2014

Interest Payment Dates:	_______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014
Record Dates:	_______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014
     Stericycle, Inc. promises to pay to                                          , or registered assigns, the sum of                                          Dollars ($___.___) on ___, 2014.
     See the reverse side and the Indenture referenced for additional provisions of this Note.
     Dated: ___, 2007.

Stericycle, Inc.

By

Name:
Title:

By

Name:
Title:

Authenticated:

LaSalle Bank National Association, as Trustee

By

Name:
Title:

F-A-1

(back of note)
Stericycle, Inc.
3.5% Promissory Note (Letter of Credit Supported) Due 2014
     1. Interest
     Stericycle, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest annually on ___ of each year. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Effective Time of the Merger (as “Effective Time” and “Merger” are defined in the Indenture, as defined below). Interest shall be calculated on the basis of a 365-day year.
     2. Method of Payment
     The Company will pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the record date for the interest payment, except as otherwise provided herein or in the Indenture, even though Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by wire transfer or check payable in such money. It may mail an interest check to a record date holder’s registered address.
     3. Agents
     Initially, LaSalle Bank National Association (the “Trustee”), 135 South LaSalle Street, Suite 1560, Chicago, Illinois 60603 will act as Registrar and Paying Agent. The Company may change any such Agent without notice. The Company or an Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.
     4. Indenture
     The Company issued the Notes under an Indenture dated as of July 12, 2007 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company.
     5. Reduction in Principal and Reduction in Payments
     The principal of the Notes is subject to a reduction in principal, in one case retroactive to the date of issuance, as provided in Section 2.12 of the Indenture.
     Payments under the Notes are subject to reduction, in respect of the payments otherwise next becoming due, as provided in Section 2.13 of the Indenture.
     6. Payment at Maturity
     The Company shall pay the entire unpaid principal of the Notes, together with all accrued

F-A-2

interest, on ___, 2014 (the “Maturity Date”).
     7. Prepayment
     Except as limited in the Indenture, the Company may prepay all or any portion of the unpaid principal of the Notes without penalty at any time prior to the Maturity Date (the “Prepayment Date”) provided that the Company also concurrently pays all accrued interest on the principal prepaid.
     8. Notice of Payment
     Notice of payment will be mailed at least 30 days but not more than 60 days before the Prepayment Date or the Maturity Date, as the case may be, to each holder of Notes to be paid on such date at his or her registered address.
     9. Transfer
     The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law.
     10. Persons Deemed Owners
     Subject to Section 6.11 of the Indenture, the registered holder of a Note may be treated as its owner for all purposes.
     11. Amendments and Waivers
     Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended, and any Default may be waived, with the consent of the Shareholder Representative. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders or to make any change that does not adversely affect the rights of any Noteholder.
     12. Successors
     When successors assume all the obligations of the Company under the Notes and the Indenture, the Company will be released from those obligations, except as provided in the Indenture.
     13. Defaults and Remedies
     Subject to the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Shareholder Representative may declare all the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the Shareholder Representative may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.
     14. Trustee Dealings with Company
     LaSalle Bank National Association, the Trustee under the Indenture, in its individual or any other

F-A-3

capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee, subject to the Indenture and the Act.
     15. No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
     16. Authentication
     This Note shall not be valid until authenticated by a manual signature of the Trustee.
     17. Abbreviations
     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

F-A-4

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
          Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in non-derivative suits for expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the corporation’s best interests. In the case of criminal actions and proceedings, the person also must not have had reasonable cause to believe that his or her conduct was unlawful. Indemnification of expenses is also authorized in stockholder derivative actions if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the corporation’s best interests and if he or she has not been found liable to the corporation. Even in this latter instance, the court may determine that, in view of all the circumstances, the person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.
          Article 5 of our amended and restated bylaws requires us to indemnify our directors, officers, employees and agents to the maximum extent permitted by Delaware law. Article 5 also requires us to advance the litigation expenses of a director or officer upon receipt of his or her written undertaking to repay all amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. We have entered into individual indemnification agreements with each of our directors and officers confirming and supplementing these rights to indemnification.
          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duty of care. The provision may not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, declaring an illegal dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit. Article 10 of our amended and restated certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 102(b)(7).
          If a director of ours were to breach his or her fiduciary duty of care, neither we nor our stockholders could recover monetary damages from the director, and the only course of action available to our stockholders would be equitable remedies, such as an action to enjoin or rescind the transaction or event involving the breach of the fiduciary duty of care. To the extent that claims against directors are thereby limited to equitable remedies, this provision of our amended and restated certificate of incorporation may reduce the likelihood of derivative litigation against our directors for breach of their fiduciary duty of care. In addition, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the action in question by the board of directors, this remedy would be ineffective if the stockholder does not become aware of the transaction or event until after its has been completed. In this situation, the stockholder would not have an effective remedy against the directors.
          By reason of directors’ and officers’ liability insurance that we maintain, our directors and officers are insured against actual liabilities, including liabilities under the federal securities laws, for acts or omissions related to the conduct of their duties.
Item 21. Exhibits and Financial Statement Schedules
(a) Exhibits

2.1	Agreement and Plan of Merger dated July 6, 2007 entered into by Stericycle, Inc., TMW Acquisition Corporation and MedSolutions, Inc. (included as Annex A in the proxy statement/prospectus included in this registration statement)

2.2	First Amendment to Agreement and Plan of Merger dated as of September 28, 2007 entered into by Stericycle, Inc., TMW Acquisition Corporation and MedSolutions, Inc. (included as Annex B in the proxy statement/prospectus included in this registration statement)

2.3*	Voting Agreement dated July 6, 2007 entered into by Stericycle, Inc., TMW Acquisition Corporation and certain shareholders of MedSolutions, Inc.

2.4	Proxy card for special meeting of MedSolutions shareholders to be held on October 31, 2007

2.5*	Letter of transmittal to MedSolutions shareholders

3.1	Amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to our 1996 Form S-1)

3.2	First certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed November 29, 1999)

3.3	Second certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to our annual report on Form 10-K for 2002)

3.4*	Third certificate of amendment to amended and restated certificate of incorporation

3.5	Amended and restated bylaws (incorporated by reference to Exhibit 3.4 to our annual report on Form 10-K for 2006)

4.1	Form of certificate for shares of our common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to our 1996 Form S-1)

4.2	Indenture dated July 12, 2007 between Stericycle, Inc. and LaSalle Bank National Association as trustee in respect of our 4.5% Promissory Notes due 2014 (included as Annex E in the proxy statement/prospectus included in this registration statement)

4.3	Form of our 4.5% Promissory Notes due 2014 (included in Exhibit 4.2)

4.4	Indenture dated July 12, 2007 between Stericycle, Inc. and LaSalle Bank National Association as trustee in respect of our 3.5% Promissory Notes (Letter of Credit Supported) due 2014 (included as Annex F in the proxy statement/prospectus included in this registration statement)

4.5	Form of our 3.5% Promissory Notes (Letter of Credit Supported) due 2014 (included in Exhibit 4.4)

5.1	Opinion of Johnson and Colmar

10.1	Credit Agreement dated as of August 24, 2007 entered into by Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swing line lender, a lender and a letter of credit issuer, other lenders party to the Credit Agreement, JPMorgan Chase Bank, N.A., as syndication agent, and Citibank, N.A., Fortis Capital Corp. and The Royal Bank of Scotland plc, as co-documentation agents (incorporated by reference to our current report on Form 8-K filed August 28, 2007)

10.2	Directors Stock Option Plan (Amended and Restated) (“Directors Plan”) (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 filed August 2, 2001 (Registration No. 333-66542))

10.3	First amendment to Directors Plan (incorporated by reference to Exhibit 10.9 to our annual report on Form 10-K for 2001)

10.4	Form of stock option agreement for option grant under Directors Plan (incorporated by reference to Exhibit 10.1 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004)

10.5	1997 Stock Option Plan (“1997 Plan”) (incorporated by reference to Exhibit 10.3 to our annual report on Form 10-K for 1997)

10.6	First amendment to 1997 Plan (incorporated by reference to Exhibit 10.9 to our 1999 Form S-3)

10.7	Second amendment to 1997 Plan (incorporated by reference to Exhibit 10.12 to our annual report on Form 10-K for 2001)

10.8	Third amendment to 1997 Plan (incorporated by reference to Exhibit 10.16 to our annual report on Form 10-K for 2003)

10.9	2000 Nonstatutory Stock Option Plan (“2000 Plan”) (incorporated by reference to Exhibit 10.13 to our annual report on Form 10-K for 2001)

10.10	First amendment to 2000 Plan (incorporated by reference to Exhibit 10.14 to our annual report on Form 10-K for 2001)

10.11	Second amendment to 2000 Plan (incorporated by reference to Exhibit 10.15 to our annual report on Form 10-K for 2001)

10.12	Third amendment to 2000 Plan (incorporated by reference to Exhibit 4.2 to our registration statement on Form S-8 filed December 20, 2002 (Registration No. 333-102097))

10.13	2005 Incentive Stock Plan (“2005 Plan”) (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 filed August 9, 2005 (Registration No. 333-127353)

10.14	Form of stock option agreement for option grant under 1997 Plan, 2000 Plan and 2005 Plan (incorporated by reference to Exhibit 10.5 to our annual report on Form 10-K for 2005)

10.15	Form of stock option agreement for bonus conversion option grant under 1997 Plan, 2000 Plan and 2005 Plan (incorporated by reference to Exhibit 10.5 to our annual report on Form 10-K for 2005)

10.16	Employee Stock Purchase Plan (“ESPP”) (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 filed August 2, 2001 (Registration No. 333-66544)

10.17	First amendment to ESPP (incorporated by reference to Exhibit 10.21 to our annual report on Form 10-K for 2002)

12*	Ratio of Earnings to Fixed Charges

21	Subsidiaries (incorporated by reference to Exhibit 21 to our annual report on Form 10-K for 2006)

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Marcum & Kliegman, LLP

23.3	Consent of Van Amburgh Valuation Associates, Inc.

23.4	Consent of Johnson and Colmar (included in Exhibit 5.1)

24.1*	Power of Attorney

25.1*	Statement of Eligibility on Form T-1 of LaSalle Bank National Association as trustee under indenture in respect of our 4.5% Promissory Notes due 2014.

25.2*	Statement of Eligibility on Form T-1 of LaSalle Bank National Association as trustee under indenture in respect of our 3.5% Promissory Notes (Letter of Credit Supported) due 2014.

*	Previously filed.
          References to our “1996 Form S-1” are to our registration statement on Form S-1 as declared effective on August 22, 1996 (Registration No. 333-05665), and references to our “1999 Form S-3” are to our registration statement on Form S-3 as declared effective on February 4, 1999 (Registration No. 333-60591).
Item 22. Undertakings
The registrant undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that undertakings (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those undertakings is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;
      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on October 9, 2007.

Stericycle, Inc.
By:	/s/ Mark C. Miller
Mark C. Miller
President and Chief Executive Officer

Power of Attorney
          Each person whose signature appears below who is then an officer or director of the registrant authorizes Mark C. Miller, Richard T. Kogler and Frank J.M. ten Brink, or any one of them, with full power of substitution and resubstitution, to sign in his name and to file any amendments (including post-effective amendments) to this registration statement and all related documents necessary or advisable to enable the registrant to comply with the Securities Act of 1933 in connection with the registration of the securities that are the subject of this registration statement, which amendments may make such changes in this registration statement (as it may be so amended) as Mark C. Miller, Richard T. Kogler and Frank J.M. ten Brink, or any one of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jack W. Schuler	Chairman of the Board of Directors	October 9, 2007

* Mark C. Miller	President, Chief Executive Officer and a Director (Principal Executive Officer)	October 9, 2007

/s/ Frank J.M. ten Brink Frank J.M. ten Brink	Chief Financial Officer (Principal Finance and Accounting Officer)	October 9, 2007

* Rod F. Dammeyer	Director	October 9, 2007

* William K. Hall	Director	October 9, 2007

* Jonathan T. Lord, M.D.	Director	October 9, 2007

* John Patience	Director	October 9, 2007

* Thomas R. Reusché	Director	October 9, 2007

* Peter Vardy	Director	October 9, 2007

By	/s/ Frank J.M. ten Brink Frank J.M. ten Brink Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.

2.1
Agreement and Plan of Merger dated July 6, 2007 entered into by Stericycle, Inc., TMW Acquisition Corporation and MedSolutions, Inc. (included as Annex A in the proxy statement/prospectus included in this registration statement)

2.2
First Amendment to Agreement and Plan of Merger dated as of September 28, 2007 entered into by Stericycle, Inc., TMW Acquisition Corporation and MedSolutions, Inc. (included as Annex B to the proxy statement/prospectus included in this registration statement)

2.3*	Voting Agreement dated July 6, 2007 entered into by Stericycle, Inc., TMW Acquisition Corporation and certain shareholders of MedSolutions, Inc.

2.4	Proxy card for special meeting of Medsolutions shareholders to be held on October 31, 2007

2.5*	Letter of transmittal to MedSolutions shareholders

3.1	Amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to our 1996 Form S-1)

3.2	First certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed November 29, 1999)

3.3	Second certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to our annual report on Form 10-K for 2002)

3.4*	Third certificate of amendment to amended and restated certificate of incorporation

3.5	Amended and restated bylaws (incorporated by reference to Exhibit 3.4 to our annual report on Form 10-K for 2006)

4.1	Form of certificate for shares of our common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to our 1996 Form S-1)

4.2
Indenture dated July 12, 2007 between Stericycle, Inc. and LaSalle Bank National Association as trustee in respect of our 4.5% Promissory Notes due 2014 (included as Annex E in the proxy statement/prospectus included in this registration statement)

4.3	Form of our 4.5% Promissory Notes due 2014 (included in Exhibit 4.2)

4.4
Indenture dated July 12, 2007 between Stericycle, Inc. and LaSalle Bank National Association as trustee in respect of our 3.5% Promissory Notes (Letter of Credit Supported) due 2014 (included as Annex F in the proxy statement/prospectus included in this registration statement)

4.5	Form of our 3.5% Promissory Notes (Letter of Credit Supported) due 2014 (included in Exhibit 4.4)

5.1	Opinion of Johnson and Colmar

10.1
Credit Agreement dated as of July 31, 2006 entered into by Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swing line lender, a lender and letter of credit issuer, other lenders party to the Credit Agreement, JPMorgan Chase Bank, N.A., as syndication agent, and Citibank, N.A., Fortis Capital Corp. and The Royal Bank of Scotland plc, as co-documentation agents, with Banc of America Securities LLC, as sole lead arranger and sole book manager (incorporated by reference to our current report on Form 8-K filed August 4, 2006)

10.2
Directors Stock Option Plan (Amended and Restated) (“Directors Plan”) (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 filed August 2, 2001 (Registration No. 333-66542))

10.3	First amendment to Directors Plan (incorporated by reference to Exhibit 10.9 to our annual report on Form 10-K for 2001)

10.4	Form of stock option agreement for option grant under Directors Plan (incorporated by reference to Exhibit 10.1 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004)

10.5	1997 Stock Option Plan (“1997 Plan”) (incorporated by reference to Exhibit 10.3 to our annual report on Form 10-K for 1997)

10.6	First amendment to 1997 Plan (incorporated by reference to Exhibit 10.9 to our 1999 Form S-3)

10.7	Second amendment to 1997 Plan (incorporated by reference to Exhibit 10.12 to our annual report on Form 10-K for 2001)

10.8	Third amendment to 1997 Plan (incorporated by reference to Exhibit 10.16 to our annual report on

Exhibit
No.
Form 10-K for 2003)

10.9	2000 Nonstatutory Stock Option Plan (“2000 Plan”) (incorporated by reference to Exhibit 10.13 to our annual report on Form 10-K for 2001)

10.10	First amendment to 2000 Plan (incorporated by reference to Exhibit 10.14 to our annual report on Form 10-K for 2001)

10.11	Second amendment to 2000 Plan (incorporated by reference to Exhibit 10.15 to our annual report on Form 10-K for 2001)

10.12	Third amendment to 2000 Plan (incorporated by reference to Exhibit 4.2 to our registration statement on Form S-8 filed December 20, 2002 (Registration No. 333-102097))

10.13	2005 Incentive Stock Plan (“2005 Plan”) (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 filed August 9, 2005 (Registration No. 333-127353)

10.14	Form of stock option agreement for option grant under 1997 Plan, 2000 Plan and 2005 Plan (incorporated by reference to Exhibit 10.5 to our annual report on Form 10-K for 2005)

10.15	Form of stock option agreement for bonus conversion option grant under 1997 Plan, 2000 Plan and 2005 Plan (incorporated by reference to Exhibit 10.5 to our annual report on Form 10-K for 2005)

10.16	Employee Stock Purchase Plan (“ESPP”) (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 filed August 2, 2001 (Registration No. 333-66544)

10.17	First amendment to ESPP (incorporated by reference to Exhibit 10.21 to our annual report on Form 10-K for 2002)

12*	Ratio of Earnings to Fixed Charges

21	Subsidiaries (incorporated by reference to Exhibit 21 to our annual report on Form 10-K for 2006)

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Marcum & Kliegman, LLP

23.3	Consent of Van Amburgh Valuation Associates, Inc.

23.4	Consent of Johnson and Colmar (included in Exhibit 5.1)

24.1*	Power of Attorney

25.1*	Statement of Eligibility on Form T-1 of LaSalle Bank National Association as trustee under indenture in respect of our 4.5% Promissory Notes due 2014.

25.2*	Statement of Eligibility on Form T-1 of LaSalle Bank National Association as trustee under indenture in respect of our 3.5% Promissory Notes (Letter of Credit Supported) due 2014.

*	Previously filed.